As filed with the Securities and Exchange Commission on October 25, 2016.

Registration No. 333-213526

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	6711	55-0672148
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

300 North Main Street

Moorefield, West Virginia 26836

(304) 530-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

H. Charles Maddy, III

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

(304) 530-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Peter G. Weinstock, Esq. Hunton & Williams LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 (214) 468-3395	Sandra M. Murphy, Esq. Bowles Rice LLP 600 Quarrier Street P.O. Box 1386 Charleston, West Virginia 25325 (304) 347-1131

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 25, 2016

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On June 1, 2016, Summit Financial Group, Inc., or Summit, and First Century Bankshares, Inc., or First Century, announced a strategic business combination in which First Century will merge with and into FCB Merger Sub LLC, a wholly-owned subsidiary of Summit’s wholly-owned subsidiary, Summit Community Bank, Inc., or Summit Community Bank. The combined company, which will retain the Summit name, will have approximately $1.95 billion in assets and operate 27 branches across the states of West Virginia and Virginia. First Century is sending you this prospectus and proxy statement to invite you to attend a special meeting of First Century shareholders to allow you to vote on the plan of merger. The special meeting will be held on Tuesday, December 6, 2016, at 10:00 a.m., local time, at the First Century Bank Seminar Center, located at 525 Federal Street, Bluefield, West Virginia 24701.

If the merger is completed, holders of First Century common stock may elect to receive (i) 1.2433 shares of Summit common stock, par value $2.50 per share, in exchange for each share of First Century common stock, par value $1.25 per share, held immediately prior to the merger, which is referred to as the stock consideration, (ii) cash in the amount of $22.50 per share of First Century common stock held immediately prior to the merger, which is referred to as the cash consideration or (iii) a combination of cash and shares of Summit common stock in accordance with the election procedures set forth in the Agreement and Plan of Merger, dated as of June 1, 2016, between Summit and First Century, which we refer to as the merger agreement. However, the aggregate number of First Century shares that will be converted for cash consideration will be equal to, as closely as possible, but in no event will exceed 666,092 shares, and the aggregate cash consideration will be equal to, as closely as possible, but in no event will exceed $14,987,073, or approximately 35% of the merger consideration. The aggregate number of First Century shares that will be converted for stock consideration will be equal to, as closely as possible, but in no event will exceed 1,237,028, or approximately 65% of the merger consideration. The merger agreement provides for pro rata adjustments to and reallocation of the stock and cash elections made by First Century shareholders in order to achieve the 35% cash and 65% stock consideration mix.

The merger consideration is subject to adjustment if First Century’s total shareholders’ equity decreases, as specified under “The Merger Agreement — Shareholders’ Equity” beginning on page 65, and First Century has the right to terminate the merger agreement if Summit’s stock price falls below a certain floor, as specified under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 78.

The number of shares of Summit common stock that First Century shareholders making a stock election will receive in the merger for each share of First Century common stock is fixed. The implied value of the stock consideration that First century shareholders will receive in the merger will change depending on changes in the market price of Summit common stock and will not be known at the time you vote on the merger.

The market value of the stock consideration will fluctuate with the market price of Summit common stock, however the cash consideration will remain a fixed amount regardless of any change in the market value of the stock consideration. The following table presents the closing prices of Summit common stock on June 1, 2016, the last trading day before public announcement of the merger, and on October 24, 2016, the last practicable trading day before the distribution of this prospectus and proxy statement. The table also presents the implied value of the stock consideration proposed for each share of First Century common stock converted into the stock consideration on those dates, as determined by multiplying the closing price of Summit common stock on those dates by the exchange ratio of 1.2433 provided for in the merger agreement. This table also presents the value of the cash consideration proposed for each share of First Century common stock converted into the cash consideration, which will remain a fixed amount regardless of any change in the market value of the stock consideration.

	Summit Common Stock (NASDAQ: SMMF)	Implied Value of One Share of First Century Common Stock	Value of the Cash Consideration for One Share of First Century Common Stock
At June 1, 2016	$17.30	$21.51	$22.50
At October 24, 2016	$20.35	$25.30	$22.50

The common stock of Summit is listed on the NASDAQ Capital Market. Summit and First Century urge you to obtain current market quotations for Summit (trading symbol “SMMF”).

The merger and the bank merger are intended to be treated as a single integrated transaction qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of First Century common stock are not expected to recognize any gain or loss for United States federal income tax purposes on the exchange of shares of First Century common stock for shares of Summit common stock in the merger, except to the extent of the total cash consideration and cash in lieu of any fractional shares of Summit common stock.

At the special meeting of First Century shareholders to be held on December 6, 2016, holders of First Century common stock will be asked to vote to (1) approve the merger agreement, which is the plan of merger, and (2) approve the adjournment of the special meeting, if necessary or appropriate, in order to further solicit proxies in favor of approval of the merger agreement. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting at which a quorum is present.

The First Century board of directors unanimously recommends that holders of First Century common stock vote “FOR” approval of the merger agreement and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, in order to further solicit proxies in favor of the merger agreement.

This prospectus and proxy statement describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 15 for a discussion of the risks relating to the proposed merger and owning Summit common stock after the merger. You also can obtain information about Summit from documents that it has filed with the Securities and Exchange Commission.

Sincerely,

Frank W. Wilkinson

President and Chief Executive Officer

First Century Bankshares, Inc.

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the Summit common stock to be issued in the merger or passed upon the adequacy or accuracy of this prospectus and proxy statement. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings and deposit accounts of any bank or non-bank subsidiary of Summit or of First Century and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus and proxy statement is [●], 2016 and it is first being mailed or otherwise delivered to First Century shareholders on or about [●], 2016.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus and proxy statement incorporates by reference important business and financial information about Summit from documents filed with or furnished to the Securities and Exchange Commission, which is referred to as the SEC, that are not included in or delivered with this prospectus and proxy statement.

You can obtain documents incorporated by reference in this prospectus and proxy statement with respect to Summit free of charge through the SEC’s website (http://www.sec.gov) or by requesting them in writing or by telephone by contacting Summit or First Century, as the case may be, at the following addresses:

Summit Financial Group, Inc. 300 North Main Street Moorefield, West Virginia 26836 Attention: Robert S. Tissue Telephone: (304) 530-1000	First Century Bankshares, Inc. 500 Federal Street Bluefield, West Virginia Attention: J. Ronald Hypes Telephone: (304) 325-8181

You will not be charged for any of these documents that you request. First Century shareholders requesting documents should do so by November 22, 2016, in order to receive them before their special meeting.

In addition, if you have questions about the merger or the First Century special meeting, need additional copies of this prospectus and proxy statement or need to obtain proxy cards or other information related to the proxy solicitation, you may contact J. Ronald Hypes, First Century, at the following address and telephone number:

First Century Bankshares, Inc.

500 Federal Street

Bluefield, West Virginia 24701

Telephone: (304) 325-8181

ABOUT THIS PROSPECTUS AND PROXY STATEMENT

This prospectus and proxy statement, which forms part of a registration statement on Form S-4 filed with the SEC by Summit, constitutes a prospectus of Summit under Section 5 of the Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the shares of Summit common stock to be issued to the First Century shareholders pursuant to the merger. This prospectus and proxy statement also constitutes a proxy statement for First Century. It also constitutes a notice of meeting with respect to the special meeting of First Century shareholders.

First Century does not have a class of securities registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly does not file documents or reports with the SEC.

You should rely only on the information contained or incorporated by reference into this prospectus and proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus and proxy statement. This prospectus and proxy statement is dated [●], 2016, and you should assume that the information in this prospectus and proxy statement is accurate only as of such date. You should assume that the information incorporated by reference into this prospectus and proxy statement is accurate as of the date of such document. Neither the mailing of this prospectus and proxy statement to First Century shareholders nor the issuance by Summit of shares of Summit common stock in connection with the merger will create any implication to the contrary.

Information on the websites of Summit or First Century, or any subsidiary of Summit or First Century, is not part of this prospectus and proxy statement. You should not rely on that information in deciding how to vote.

This prospectus and proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this prospectus and proxy statement regarding First Century has been provided by First Century and information contained in this prospectus and proxy statement regarding Summit has been provided by Summit.

See “Where You Can Find More Information” on page 112.

Page
QUESTIONS AND ANSWERS	1
SUMMARY	7
RISK FACTORS	15
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST CENTURY	21
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SUMMIT	22
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	23
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	27
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	33
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	30
UNAUDITED PRO FORMA PER SHARE DATA	31
THE FIRST CENTURY SPECIAL MEETING	35
Matters to be Considered	35
Other Business	35
Proxies	35
Solicitation of Proxies	36
Record Date	36
Quorum and Voting Rights	36
Voting Agreement Executed by Directors of First Century and First Century Bank and an Officer of First Century Bank	36
Attending the Special Meeting	36
PROPOSALS TO BE CONSIDERED AT THE FIRST CENTURY SPECIAL MEETING	37
PROPOSAL NO. 1 APPROVAL OF THE MERGER AGREEMENT	37
Required Vote	37
Recommendation of the First Century Board of Directors	37
PROPOSAL NO. 2 APPROVAL OF GRANTING THE BOARD OF DIRECTORS AUTHORITY TO ADJOURN THE FIRST CENTURY SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF PROXIES	38
Required Vote	38
Recommendation of the First Century Board of Directors	38
THE MERGER	39
Background and Negotiations of the Merger	39
First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors	42
Summit’s Reasons for the Merger	45
Opinion of First Century’s Financial Advisor	46
Certain First Century Unaudited Prospective Financial Information	56
Certain Summit Unaudited Prospective Financial Information	58
Summit Board of Directors Following Completion of the Merger	59
Public Trading Markets	59
Dissenters’ or Appraisal Rights	59
Interests of Certain First Century Directors and Executive Officers in the Merger	61
Accounting Treatment of the Merger	63
THE MERGER AGREEMENT	64
Terms of the Merger	64
Merger Consideration	64
Shareholders’ Equity	65
Election Procedures; Surrender of First Century Stock Certificates	65
Conditions to Completion of the Merger	67
Representations and Warranties	69
Waiver and Amendment	70
Indemnification; Directors’ and Officers’ Insurance	71
Acquisition Proposals	71
Closing Date; Effective Time	72

i

APPENDICES

APPENDIX A	Agreement and Plan of Merger, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and First Century Bankshares, Inc.
APPENDIX B	Opinion of Sandler O’Neill & Partners, L.P.
APPENDIX C	Sections 31D-13-1301 through 31D-13-1331 of the West Virginia Business Corporation Act

ii

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the First Century special meeting and the merger. Summit and First Century urge you to read carefully the remainder of this prospectus and proxy statement because the information in this section may not provide all the information that might be important to you with respect to the merger or the First Century special meeting or in determining how to vote, including the risk factors beginning on page 15. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this prospectus and proxy statement. Unless the context requires otherwise, references in this prospectus and proxy statement to Summit refer to Summit Financial Group, Inc., a West Virginia corporation, and/or its consolidated subsidiaries, references in this prospectus and proxy statement to First Century refer to First Century Bankshares, Inc., a West Virginia corporation, and/or its consolidated subsidiaries, and references in this prospectus and proxy statement to “we,” “our” and “us” refer to Summit and First Century collectively.

Q: What are holders of First Century common stock being asked to vote on?

A: Holders of First Century common stock are being asked to vote to approve the Agreement and Plan of Merger, dated as of June 1, 2016, between Summit and First Century, as it may be amended from time to time, referred to as the merger agreement or the First Century merger proposal, and to approve the adjournment of the special meeting, on one or more occasions, if necessary or appropriate, to solicit additional proxies in favor of the First Century merger proposal, referred to as the First Century adjournment proposal.

Q: How does the First Century board of directors recommend I vote at the First Century special meeting?

A: The First Century board of directors unanimously recommends that you vote “FOR” the First Century merger proposal and “FOR” the First Century adjournment proposal.

Q: When and where is the special meeting of First Century shareholders?

A: The special meeting of First Century shareholders will be held on Tuesday, December 6, 2016, at 10:00 a.m., local time, at the First Century Bank Seminar Center, located at 525 Federal Street, Bluefield, West Virginia 24701.

Q: What do holders of First Century common stock need to do now?

A: After you have carefully read this prospectus and proxy statement and have decided how you wish to vote your shares, please vote your shares as soon as possible. If you are a shareholder of record, to vote by proxy card, indicate on your proxy card how you want your shares to be voted with respect to each of the matters indicated. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you beneficially hold your shares through a bank, broker, nominee or other holder of record, you should follow the voting instructions you receive from that holder of record to vote your shares.

Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the First Century special meeting. If you would like to attend the First Century special meeting to vote your shares in person, see “The First Century Special Meeting – Attending the Special Meeting” beginning on page 36.

Q: What votes are required to pass each proposal at the First Century special meeting?

A: The approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting at which a quorum is present. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal. The approval of the First Century adjournment proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

Q: What constitutes a quorum for the First Century special meeting?

A: The presence at the First Century special meeting, in person or by proxy, of the holders of a majority of the First Century common stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. If a quorum is not present, the First Century special meeting will be postponed until the holders of the number of shares of First Century common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of First Century common stock will be counted for purposes of determining whether a quorum is present at the First Century special meeting. If additional votes must be solicited to approve the merger agreement and the First Century adjournment proposal is approved, it is expected that the First Century special meeting will be adjourned to solicit additional proxies.

Q: Who may solicit proxies on First Century’s behalf?

A: In addition to solicitation of proxies by First Century by mail, proxies may also be solicited by First Century’s directors and employees personally and by telephone, facsimile or other means. For more information on solicitation of proxies in connection with the special meeting of First Century shareholders, see “The First Century Special Meeting-Solicitation of Proxies” beginning on page 36.

Q: Why is my vote as a holder of First Century common stock important?

A: If you do not vote by proxy card or vote in person at the First Century special meeting, it will be more difficult for First Century to obtain the necessary quorum to hold its special meeting. In addition, approval of the First Century merger proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting at which a quorum is present. The First Century board of directors recommends that you vote to approve the merger agreement. Further, due to the importance of the vote to approve the merger agreement, First Century is also seeking authority from shareholders through the First Century adjournment proposal to adjourn the special meeting to a later date, if necessary or appropriate, in order to further solicit proxies in favor of approval of the First Century merger proposal.

Q: If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A: No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares will not be voted, which will have the effect described below.

Q: What if I abstain from voting or fail to vote or instruct my broker or other holder of record how to vote?

A: If you are a record holder of First Century common stock and you submit a proxy card in which you abstain from voting, the abstention will be counted toward a quorum at the First Century special meeting, but it will have the same effect as a vote against the First Century merger proposal and against the First Century adjournment proposal.

If you are a record holder of First Century common stock and you fail to vote, it will have the same effect as a vote against the First Century merger proposal and against the First Century adjournment proposal.

If your bank, broker, nominee or other holder of record holds your shares of First Century common stock in “street name,” for each proposal your bank, broker, nominee or other holder of record generally will vote such shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, nominee or other holder of record with this prospectus and proxy statement. Your shares held in “street name” generally will not be voted on any proposal with respect to which you do not provide voting instructions (referred to as broker non-votes). Broker non-votes will have the same effect as a vote against the First Century merger proposal, but will have no effect on any other proposal at the First Century special meeting.

Q: Can I attend the First Century special meeting and vote my shares in person?

A: Yes. All holders of First Century common stock, including shareholders of record and shareholders who beneficially own their shares through banks, brokers, nominees or any other holder of record, at the close of business on October 14, 2016, which is the record date for the special meeting, are invited to attend the First Century special meeting. Holders of record of First Century common stock as of the record date can vote in person at the First Century special meeting. If you wish to vote in person at the special meeting and if you are a shareholder of record, you should bring the enclosed proxy card and proof of identity. If you hold your shares in street name, through your broker or beneficially own your shares through another holder of record, you will need to bring with you proof of identity and a letter from your bank, broker, nominee or other holder of record confirming your beneficial ownership of common stock as of the record date (a “written proxy” from your holder of record). At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting distributed at the meeting.

Even if you plan to attend the special meeting, you are encouraged to vote your shares as soon as possible by submitting a properly executed proxy card in the enclosed prepaid envelope.

Q: Will First Century be required to submit the First Century merger proposal to its shareholders even if the First Century board of directors has withdrawn or modified its recommendation?

A: Yes. Unless the merger agreement is terminated before the First Century special meeting, First Century is required to submit the First Century merger proposal to its shareholders even if the First Century board of directors has withdrawn or modified its recommendation, consistent with the terms of the merger agreement.

Q: If I am a holder of First Century common stock, can I change or revoke my vote?

A: Yes. If you are a shareholder of record of common stock on the record date, you may change your vote and revoke your proxy by:

•	before the meeting, submitting a properly executed proxy card with a later date;

•	voting in person at the First Century special meeting; or

•	delivering written notice that you wish to revoke your proxy to J. Ronald Hypes, at (304) 325-8181, at or before the First Century special meeting.

If you hold shares in street name, you must follow your broker’s instructions to change your vote. Any record holder of First Century common stock, or street name holder with a written proxy from the record holder, entitled to vote in person at the First Century special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a First Century shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q: If I am a First Century shareholder, do I have appraisal or dissenters’ rights?

A: Yes. Under West Virginia law, holders of First Century common stock will be entitled to exercise appraisal or dissenters’ rights in connection with the First Century merger proposal. To exercise appraisal rights, First Century shareholders must strictly follow the procedures prescribed by the laws of West Virginia. These procedures are summarized under the section entitled “The Merger—Dissenters’ or Appraisal Rights” beginning on page 59, and Sections 31D-13-1301 through 31D-13-1331 of the West Virginia Business Corporation Act, which are attached to this prospectus and proxy statement as Appendix C.

Q: If I am a holder of First Century common stock with shares represented by stock certificates, should I send in my First Century stock certificates now?

A: No. You should not send in your First Century stock certificates at this time. After completion of the merger, Summit will send you instructions for exchanging First Century stock certificates for the merger consideration. The shares of Summit common stock that First Century shareholders will receive in the merger will be issued in book-entry form. Please do not send in your stock certificates with your proxy card.

Q: Who can I contact if I cannot locate my First Century stock certificate(s)?

A: If you are unable to locate your original First Century stock certificate(s), you should contact Computershare Shareholder Services at (800) 368-5948.

Q: What will I receive for my First Century common stock?

A: In exchange for each of your shares of First Century common stock, you may elect to receive (i) 1.2433 shares of Summit common stock for each share of First Century common stock held immediately prior to the merger, which is referred to as the stock consideration, (ii) cash in the amount of $22.50 per share of First Century common stock, which is referred to as the cash consideration, or (iii) a combination of cash and shares of Summit common stock in accordance with the election procedures set forth in the merger agreement. The stock consideration and the cash consideration are referred to collectively as the merger consideration. However, the aggregate number of First Century shares that will be converted for cash consideration will be equal to, as closely as possible, but in no event will exceed 666,092 shares, and the aggregate cash consideration will be equal to, as closely as possible, but in no event will exceed $14,987,073 or approximately 35% of the merger consideration. The aggregate number of First Century shares that will be converted for stock consideration will be equal to, as closely as possible, but in no event will exceed 1,237,028, or approximately 65% of the merger consideration.

No guarantee can be made that you will receive the amount of the cash consideration or the stock consideration you elect. As a result of the proration procedures provided for in the merger agreement, as described in this prospectus and proxy statement, you may receive the stock consideration or the cash consideration in amounts that are different from the amounts you elect to receive.

Q: Is the merger consideration subject to adjustment?

A: Yes. The merger consideration could be subject to downward adjustment if, at the earlier of December 31, 2016 or the effective time, First Century’s total adjusted shareholders’ equity is less than $39,664,000. In such an event, there will be a dollar-for-dollar downward adjustment to the aggregate merger consideration equal to the amount of the deficit, allocated proportionately to the cash consideration and stock consideration. If, immediately prior to the effective time, First Century’s total adjusted shareholders’ equity is more than $42,118,000, then First Century will issue a special distribution in the amount of such excess to its shareholders, subject to certain limitations due to the structure of the merger and the bank merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. These potential adjustments are described more fully in this prospectus and proxy statement. See “The Merger Agreement - Shareholders’ Equity” for further explanation.

In addition, there may be an adjustment to the fixed number of shares of Summit common stock that will be issued to First Century shareholders based upon changes in the market price of Summit common stock and the NASDAQ Bank Index (IBIX) prior to the closing. However, any changes to the fixed number of shares of Summit common stock will not increase the per share value that First Century shareholders will receive in the merger from the value calculated using the pre-announcement market price of Summit common stock. Furthermore, the First Century board of directors may terminate the merger agreement if the average closing price of Summit common stock falls more than 15% on an actual basis and 15% on a relative basis to the NASDAQ Bank Index (IBIX) prior to the effective time, in which case the merger will not occur, unless Summit agrees to increase the number of shares of Summit common stock to be issued to holders of First Century common stock.

Q: How do I elect common stock, cash or both?

A: You may indicate a preference to receive Summit common stock, cash or a combination of both in the merger by completing the stock/cash election form and letter of transmittal, referred to herein as the election form, that you will receive under separate cover. You should carefully review the instructions that will be included with the election form. The deadline to make an election is 5:00 p.m. Eastern Time on the 15th day following the mailing date of the election form.

Q: How does the consideration proration work?

A: Under the merger agreement, the number of shares of First Century common stock to be converted into cash will equal, as closely as possible, but will in no event exceed 35% of the total merger consideration. The remaining shares of First Century common stock outstanding will be converted into a right to receive shares of Summit common stock that will equal, as closely as possible, but will in no event exceed 65% of the merger consideration. In the event that First Century shareholders elect to receive, in the aggregate, a particular form of consideration in an amount that exceeds the allocation established in the merger agreement, all shareholders who elected to receive such form of consideration will have their election prorated as contemplated in the merger agreement to the extent necessary to cause the aggregate mix of consideration to be equal to, as closely as possible, the allocation set forth in the merger agreement. Accordingly, First Century shareholders may receive a consideration mix that is different from the consideration that they elect to receive. See “The Merger Agreement — Election Procedures; Surrender of First Century Stock Certificates” beginning on page 65 for further explanation.

Q: Is the value of the per share consideration that I receive for my shares of First Century common stock expected to be the same regardless of which election I make?

A: No. The value of the cash consideration will not change and is fixed at $22.50 per share. However, the value of the stock consideration will vary based on the market price of Summit common stock. There will be no adjustment to the fixed number of shares of Summit common stock that will be issued to First Century shareholders who receive the stock consideration based upon changes in the market price of Summit common stock or First Century common stock prior to the effective time of the merger. As result, the value of the merger consideration received by holders of First Century common stock who receive the cash consideration may differ from the value of the merger consideration received by holders of First Century common stock who receive the stock consideration.

The market price of Summit common stock at the time the merger is completed may vary from the price of Summit common stock on the date the merger agreement was executed, on the date of this prospectus and proxy statement, on the date of the First Century special meeting and at the effective time of the merger as a result of various factors that are beyond the control of Summit and First Century, including but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the adoption and approval of the merger agreement by First Century shareholders, consummation of the merger is subject to satisfaction of certain conditions that may not occur until after the First Century special meeting. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 67 for further explanation. Therefore, at the time of the First Century special meeting you will not know the precise value of the stock consideration, if any, that you will receive at the effective time of the merger. You should obtain current market quotations for shares of Summit common stock.

Q: What happens if I do not make an election or my election form is not received before the election deadline?

A: Any shares of First Century common stock with respect to which the exchange agent does not receive a properly completed election form by the election deadline, including stock certificate(s) and other transmittal materials, will be treated as no election shares. No election shares will be converted into the right to receive Summit common stock and/or cash according to the allocation procedures specified in the merger agreement. See “The Merger Agreement – Merger Consideration” beginning on page 64.

Q: How will I receive the merger consideration to which I am entitled?

A: After receiving the proper documentation from you and determining the proper allocations of shares of Summit common stock and cash to be paid or issued to First Century shareholders, the exchange agent will forward to you the Summit common stock and/or cash to which you are entitled. See “The Merger Agreement — Election Procedures; Surrender of First Century Stock Certificates” beginning on page 65. First Century shareholders will not receive any fractional shares of Summit common stock in the merger. Instead, they will receive an amount in cash equal to the fractional share interest multiplied by $22.50, the per share cash consideration.

Q: When do you expect to complete the merger?

A: Summit and First Century currently expect to complete the merger during the first quarter of 2017. However, they cannot assure you when or if the merger will occur. Summit and First Century must, among other things, obtain the approval of First Century shareholders at its special meeting and satisfy the other conditions described below in “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 67.

Q: What happens if the merger is not completed?

A: If the merger is not completed, holders of First Century common stock will not receive any consideration for their shares in connection with the merger. Instead, First Century will remain an independent private company. In addition, in certain circumstances, a termination fee may be required to be paid by First Century. See “The Merger Agreement—Effect of Termination; Termination Fee” beginning on page 80 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q: Who will be soliciting proxies?

A: In addition to soliciting proxies by mail, the directors and certain employees of First Century may be soliciting proxies for the First Century special meeting. See “The First Century Special Meeting—Solicitation of Proxies” beginning on page 36 for more information.

Q: What are the U.S. federal income tax consequences of the merger to First Century shareholders?

A: The merger is intended to qualify, and the obligation of Summit and First Century to consummate the merger is conditioned upon, the receipt of an opinion from their respective legal counsel to the effect that the merger will qualify, as a “reorganization” within the meaning of Section 368(a) of the Code and that First Century and Summit will each be treated as a party to each reorganization within the meaning of Section 368(b) of the Code. Neither Summit nor First Century currently intends to waive this opinion condition to its obligation to consummate the merger. If either Summit or First Century waives this opinion condition after this prospectus and proxy statement is declared effective by the SEC, and if the tax consequences of the merger to First Century shareholders have materially changed, Summit and First Century will recirculate appropriate soliciting materials to resolicit the votes of First Century shareholders. Assuming that the merger and the bank merger so qualifies as a “reorganization,” which First Century and Summit anticipate, in general, for U.S. federal income tax purposes:

•	Holders of First Century common stock who receive solely the cash consideration in the merger will generally recognize gain or loss;

•	Holders of First Century common stock who receive solely the stock consideration in the merger generally will not recognize any gain or loss as a result of the exchange (other than for cash received in lieu of any fractional share of Summit common stock); and

•	Holders of First Century common stock who receive a combination of the cash consideration and the stock consideration in the merger will not generally recognize any loss but will generally recognize gain, if any, equal to the lesser of (1) the excess, if any, of the sum of the cash received and the fair market value of the Summit common stock received pursuant to the merger over that holder’s adjusted tax basis in his, her or its shares of First Century common stock surrendered, and (2) the amount of cash consideration received by that holder pursuant to the merger.

For further information, see “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81.

The U.S. federal income tax consequences described above may not apply to all holders of First Century common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q: Whom should I call with questions?

A: First Century shareholders should contact J. Ronald Hypes at First Century by telephone at (304) 325-8181.

SUMMARY

This summary highlights selected information from this prospectus and proxy statement. It does not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and proxy statement and the other documents to which this prospectus and proxy statement refers to fully understand the merger and the other matters to be considered at the special meeting. See “Where You Can Find More Information” on page 112 to obtain the information incorporated by reference into this prospectus and proxy statement without charge. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Companies (page 85)

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

(304) 530-1000

Summit is a West Virginia corporation registered as a financial holding company pursuant to the Bank Holding Company Act of 1956, as amended, or the BHCA. Summit was incorporated and organized on March 5, 1987. Summit’s banking subsidiary offers a full range of commercial and retail banking services and products. Summit provides these services through its community bank subsidiary, Summit Community Bank, with 18 full service offices located throughout West Virginia, Northern Virginia and the Shenandoah Valley. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

As of June 30, 2016, Summit had total assets of $1.57 billion, total deposits of $1.10 billion, and shareholders’ equity of $150.7 million.

First Century Bankshares, Inc.

500 Federal Street

Bluefield, West Virginia 24701

(304) 325-8181

First Century is a West Virginia corporation registered as a bank holding company pursuant to the BHCA. First Century (formerly Pocahontas Bankshares Corporation) was incorporated and organized in 1983. Through First Century Bank, Inc., or First Century Bank, a West Virginia banking corporation, First Century offers a full line of business-related loan, deposit and cash management products through experienced professionals. First Century operates 12 full service offices and a loan production office located throughout southern West Virginia and southwestern Virginia.

As of June 30, 2016, First Century had total assets of $409.9 million, total deposits of $351.6 million, and total stockholders’ equity of $46.1 million.

The Merger (page 39)

We have attached the merger agreement to this prospectus and proxy statement as Appendix A. We encourage you to read the merger agreement. It is the legal document that governs the merger. All descriptions in this summary and elsewhere in this prospectus and proxy statement of the terms and conditions of the merger are qualified by reference to the merger agreement.

In the merger, Summit will acquire First Century by means of the merger of First Century into FCB Merger Sub LLC, a West Virginia limited liability company and wholly-owned subsidiary of Summit’s wholly-owned banking subsidiary, Summit Community Bank, or merger sub, with merger sub as the surviving entity in the merger. Immediately following the merger, merger sub will be liquidated so that Summit Community Bank will own all of the outstanding shares of First Century’s wholly owned banking subsidiary, First Century Bank. Immediately following the liquidation of merger sub, First Century Bank will be merged with and into Summit Community Bank, or the bank merger, with Summit Community Bank surviving as the surviving bank in the bank merger.

Each share of First Century common stock outstanding will be converted in the merger into the merger consideration as further described below. We expect to complete the merger in the first quarter of 2017, although there can be no assurance in this regard.

Merger Consideration (page 64)

Upon completion of the merger, each First Century shareholder will receive (i) 1.2433 shares of Summit common stock in exchange for each share of First Century common stock held immediately prior to the merger, which is referred to herein as the stock consideration, (ii) cash in the amount of $22.50 per share of First Century common stock, which is referred to herein as the cash consideration, or (iii) a combination of cash and shares of Summit common stock in accordance with the election procedures set forth in the merger agreement. However, the aggregate number of First Century shares that will be converted for cash consideration will be equal to, as closely as possible, but in no event will exceed 666,092 shares, and the aggregate cash consideration will be equal to, as closely as possible, but in no event will exceed $14,987,073 or approximately 35% of the merger consideration. The aggregate number of First Century shares that will be converted for stock consideration will be equal to, as closely as possible, but in no event will exceed 1,237,028, or approximately 65% of the merger consideration. Accordingly, elections by First Century shareholders to receive a particular form of consideration, whether cash or shares of Summit common stock, will be prorated as necessary to cause the aggregate mix of consideration received by First Century shareholders in the merger to comply with the foregoing allocation. Any shares of First Century common stock for which no valid election has been made will be converted into the right to receive shares of Summit common stock and/or cash in accordance with the allocation procedures specified by the merger agreement.

Summit will not issue any fractional shares. A First Century shareholder entitled to a fractional share of Summit common stock will instead receive an amount in cash equal to the fractional share interest to which such shareholder would otherwise be entitled multiplied by $22.50, the per share cash consideration.

In addition, the merger consideration could be subject to downward adjustment if, at the earlier of December 31, 2016 or the effective time, First Century’s total adjusted shareholders’ equity is less than $39,664,000. In such an event, there will be a dollar-for-dollar downward adjustment to the aggregate merger consideration equal to the amount of the deficit, allocated proportionately to the cash consideration and stock consideration. If, immediately prior to the effective time, First Century’s total adjusted shareholders’ equity is more than $42,118,000, then First Century will issue a special distribution in the amount of such excess to its shareholders, subject to certain limitations due to the structure of the merger and the bank merger as a reorganization under Section 368(a) of the Code.

The exchange ratio may be adjusted if the outstanding shares of Summit Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization.

Upon completion of the merger, we expect that Summit shareholders will own approximately 87.59% of the combined company and former First Century shareholders will own approximately 12.41% of the combined company.

The market price of Summit common stock will fluctuate prior to the merger. Summit and First Century urge you to obtain current market quotations for Summit (trading symbol “SMMF”).

Cash and Stock Elections (page 65)

An election form will be mailed separately to First Century shareholders and First Century shareholders should carefully review and follow the instructions that will be included with the election form. The deadline to make an election and return the election form along with the First Century stock certificates will be 5:00 p.m. Eastern Time on the 15th day following the mailing date of the election form. In the event that First Century shareholders elect to receive, in the aggregate, a particular form of consideration in an amount that exceeds the allocation established in the merger agreement, all shareholders who elected to receive such form of consideration will have their elections prorated as necessary to cause the aggregate mix of consideration to equal, as closely as possible, the allocation set forth in the merger agreement. Accordingly, First Century shareholders may receive a consideration mix that is different from the consideration that they elect to receive.

First Century’s Reasons for the Merger (page 42)

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the First Century board of directors evaluated the merger and the merger agreement with executive management, Sandler O’Neill & Partners, L.P., or Sandler O’Neill, its financial advisor, and Bowles Rice, LLP, or Bowles Rice, its legal counsel. The First Century board of directors carefully considered the terms of the merger agreement and the value of the merger consideration to be received by First Century shareholders and ultimately determined that it was in the best interests of First Century and its shareholders for First Century to enter into the merger agreement with Summit. For more detail concerning the factors considered by the First Century board of directors in reaching its decision to approve the merger and the merger agreement, which is the plan of merger, see the section entitled “The Merger – First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors.”

First Century’s Recommendation (page 37)

The First Century board of directors believes that the merger is fair to and in the best interests of the First Century shareholders. First Century’s board of directors unanimously recommends that First Century shareholders vote “FOR” the First Century merger proposal. For the factors considered by the First Century board of directors in reaching its decision to approve the merger and the merger agreement, which is the plan of merger, see the section entitled “The Merger – First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors.”

Opinion of First Century’s Financial Advisor (page 46 and Appendix B)

In connection with the merger, First Century’s financial advisor, Sandler O’Neill, delivered a written opinion, dated June 1, 2016, to the First Century board of directors as to the fairness of the merger consideration, from a financial point of view and as of the date of the opinion, to the holders of First Century common stock. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sandler O’Neill in preparing the opinion, is attached as Appendix B to this prospectus and proxy statement. The opinion was for the information of, and was directed to, the First Century board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of First Century to engage in the merger or enter into the merger agreement or constitute a recommendation to the First Century board in connection with the merger, and it does not constitute a recommendation to any holder of First Century common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

Dissenters’ or Appraisal Rights (page 59)

Under Section 31D-13-1302 of the West Virginia Business Corporation Act, or the WVBCA, First Century shareholders will have appraisal rights in connection with the merger. To exercise appraisal rights, First Century shareholders must strictly follow the procedures prescribed by the laws of West Virginia. These procedures are summarized under the section entitled “The Merger—Dissenters’ or Appraisal Rights” beginning on page 59, and Sections 31D-13-1301 through 31D-13-1331 of the WVBCA, which are attached to this prospectus and proxy statement as Appendix C.

Accounting Treatment (page 63)

Summit will account for the merger using acquisition accounting in accordance with U.S. generally accepted accounting principles.

The Merger Is Intended to Be Tax-Free to Holders of First Century Common Stock as to the Shares of Summit Common Stock They Receive (page 81)

The merger and the bank merger are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and, as a condition to the respective obligations of Summit and First Century to complete the merger, each of Summit and First Century shall receive an opinion from its legal counsel to that effect. Accordingly, the merger generally will be tax-free to a holder of First Century common stock for U.S. federal income tax purposes who receives solely the stock consideration for all of his, her or its shares, except for any gain or loss that may result from the receipt of cash instead of fractional shares of Summit common stock that such holder of First Century common stock would otherwise be entitled to receive. If the holder of First Century common stock receives solely the cash consideration for all of his, her or its shares, the holder of First Century common stock generally will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis in his, her or its shares of First Century common stock as set forth below. If the holder of First Century common stock receives a combination of cash consideration and stock consideration in the merger, the holder will not generally recognize any loss but will generally recognize gain, if any, equal to the lesser of (1) the excess, if any, of the sum of the cash received and the fair market value of the Summit common stock received pursuant to the merger over that holder’s adjusted tax basis in his, her or its shares of First Century common stock surrendered, and (2) the amount of cash consideration received by that holder pursuant to the merger. For further information, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81.

The First Century Special Meeting (page 35)

The First Century special meeting will be held on Tuesday, December 6, 2016, at 10:00 a.m., local time, at the First Century Bank Seminar Center, located at 525 Federal Street, Bluefield, West Virginia 24701. At the special meeting, First Century shareholders will be asked:

•	To approve the First Century merger proposal; and

•	To approve the First Century adjournment proposal.

Record Date; Vote Required (page 37)

First Century shareholders can vote at the special meeting if they owned shares of First Century common stock at the close of business on October 14, 2016, which is the record date for the special meeting. On the record date, First Century had approximately 1,903,120 shares of common stock outstanding and entitled to vote at the First Century special meeting. Each First Century shareholder can cast one vote for each share of First Century common stock owned on that date.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of First Century common stock entitled to vote at the First Century special meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares of First Century common stock with respect to routine matters, they do not have discretionary power to vote your shares of First Century common stock on non-routine matters. All proposals for consideration at the First Century special meeting are non-routine and therefore your broker will not be able to vote your shares of First Century common stock with respect to these proposals unless the broker received appropriate instructions from you.

The approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting at which a quorum is present. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

The approval of the First Century adjournment proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

As of the record date, First Century directors and executive officers, and their affiliates, held approximately 29.81% of the outstanding shares of First Century common stock entitled to vote at the special meeting. First Century directors have entered into support agreements, a form of which is included as an exhibit to Appendix A attached to this prospectus and proxy statement, that obligate each director to vote shares of First Century common stock over which each such director has sole voting and dispositive power for approval of the merger agreement.

Conditions to Completion of the Merger (page 67)

The obligations of Summit and First Century to complete the merger depend on a number of conditions being satisfied or waived. These conditions include:

•	First Century shareholders’ approval of the merger agreement;

•	Approval of the merger by the necessary federal and state regulatory authorities;

•	The effectiveness of the registration statement filed on Form S-4 of which this prospectus and proxy statement is a part and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission, or SEC;

•	Authorization for the listing on the NASDAQ Capital Market, or NASDAQ, of the shares of Summit common stock to be issued in the merger;

•	Absence of any law or court order prohibiting the merger;

•	Receipt of opinions from counsel to First Century and Summit that the merger will be treated as a “reorganization” under Section 368(a) of the Code;

•	The accuracy of the other party’s representations and warranties subject to the material adverse effect standard in the merger agreement;

•	The performance in all material respects of all obligations of the other party contained in the merger agreement;

•	The parties use of commercially reasonable efforts to execute the key employment contracts referenced in the merger agreement;

•	Payment by First Century of all change in control fees associated with the previous employment contracts;

•	Less than 10.0% of the outstanding shares of First Century common stock exercising dissenters’ rights;

•	As of the effective date, the allowance for loan and lease losses for First Century Bank’s general loan portfolio shall not be less than $2,254,000;

•	Receipt of a voting agreement executed by each of the individuals set forth on the disclosure schedules; and

•	Receipt of a director support agreement executed by each of the directors of First Century.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 73)

On August 3, 2016, the Board of Governors of the Federal Reserve System, or the Federal Reserve, issued a letter granting Summit’s request for a waiver of the Section 3 application with the Federal Reserve. On September 12, 2016, Summit Community Bank received an order from the West Virginia Division of Financial Institutions, or the WV DFI, approving the application of Summit Community Bank to merge with First Century Bank. On September 30, 2016, the Federal Deposit Insurance Corporation, or the FDIC, issued an approval letter enclosing its order and basis for corporation approval with respect to Summit Community Bank’s application for consent to merge with First Century Bank. Summit and First Century are not aware of any other governmental approvals or actions required for consummation of the merger other than as described above.

In accordance with the FDIC’s September 30, 2016 approval order, the merger may not be consummated before the fifteenth calendar day following the date of the order. During this period, the United States Department of Justice may file objections to the merger under the federal antitrust laws. As of the date of this prospectus and proxy statement, the fifteen-day waiting period has expired and we have received no indication that the United States Department of Justice will challenge the merger. See “The Merger Agreement – Regulatory Approvals” on page 73 for further explanation.

Termination of the Merger Agreement (page 78)

First Century and Summit may mutually agree to terminate the merger agreement at any time.

Either First Century or Summit may terminate the merger agreement if the merger is not completed by March 31, 2017, unless the failure of the merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate.

Summit may terminate the merger agreement if any of the following occurs:

•	The approval of any governmental entity required for consummation of the merger is denied by a final non-appealable action of such governmental entity, any such regulatory approval contains a burdensome condition on Summit, or the First Century shareholders do not approve the merger agreement;

•	First Century materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days of written notice of the breach;

•	First Century is not able to confirm, as of the effective time of the merger, (i) the continued accuracy of its representations and warranties in the merger agreement as of the effective time of the merger or (ii) the performance in all material respects of all of its obligations in the merger agreement;

•	First Century experiences a material adverse effect since the date of the merger agreement; or

•	First Century’s board of directors fails to recommend approval of the merger agreement, withdraws its recommendation or modifies its recommendation in a manner adverse to Summit; First Century enters into an acquisition agreement in the limited contexts set forth in the merger agreement; or First Century breaches its obligations to call the First Century shareholder meeting or its obligations not to solicit alternative acquisition proposals under the terms of the merger agreement.

First Century may terminate the merger agreement if any of the following occurs:

•	The approval of any governmental entity required for consummation of the merger is denied by a final non-appealable action of such governmental entity or the First Century shareholders do not approve the merger agreement;

•	Summit materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days of written notice;

•	Summit is not able to confirm, as of the effective time of the merger, (i) the continued accuracy of its representations and warranties in the merger agreement as of the effective time of the merger or (ii) the performance in all material respects of all of its obligations in the merger agreement;

•	Summit experienced a material adverse effect since the date of the merger agreement; or

•	The average closing price of Summit common stock declines by more than 15% from $17.30 and underperforms an index of banking companies by more than 15% over a designated measurement period, unless Summit agrees to increase the number of shares of Summit common stock to be issued to holders of First Century common stock.

Additionally, First Century may terminate the merger agreement in order to enter into an agreement with respect to an unsolicited acquisition proposal that if consummated would result in a transaction more favorable to First Century shareholders from a financial point of view, provided that Summit does not make a counteroffer that is at least as favorable to the other proposal (as determined by the First Century board of directors) and First Century pays the termination fee described below.

Termination Fee (page 79)

In the event that the merger agreement is terminated (i) by First Century because it has received an unsolicited acquisition proposal that is more favorable to First Century shareholders from a financial point of view than the merger with Summit and Summit does not make a counteroffer that the First Century board of directors determines is at least as favorable to the unsolicited acquisition proposal or (ii) by Summit because the First Century board of directors fails to recommend, withdraws, modifies or changes its recommendation of the merger in a manner adverse in any respect to the interests of Summit and within 12 months after the date of termination of the merger agreement, First Century enters into an agreement with respect to another acquisition proposal or consummates another acquisition proposal, then First Century must pay Summit a termination fee of $1,300,000.

If the agreement is terminated by First Century because (i) the merger did not take place before March 31, 2017, (ii) Summit materially breached the agreement following notice and an opportunity for cure or (iii) Summit experienced a material adverse effect, Summit shall pay First Century within one business day the total amount of third party costs expended by First Century in its efforts to terminate the First Century Bankshares, Inc. and Affiliates Employees’ Pension Plan, which is referred to as the Defined Benefit Plan.

Waiver and Amendment (page 70)

Summit and First Century may jointly amend the merger agreement and each may waive its right to require the other party to adhere to the terms and conditions of the merger agreement. However, Summit and First Century may not do so after First Century shareholders approve the merger agreement if the amendment or waiver would violate the West Virginia Business Corporation Act, require further approval from First Century’s shareholders or such amendment changes the form or amount of merger consideration in a manner that is adverse in any respect to First Century’s shareholders.

Interests of Directors and Executive Officers in the Merger that Differ from Your Interests (page 61)

Some of the directors and executive officers of First Century have interests in the merger that differ from, or are in addition to, their interests as shareholders of First Century. These interests exist because of, among other things, employment agreements that the executive officers entered into with First Century, rights that these executive officers and directors have under First Century’s benefit plans, arrangements to continue as employees and/or directors of Summit or its subsidiaries, including Summit Community Bank, following the merger, and rights to indemnification and directors and officers insurance following the merger. These employment and severance agreements provide certain executive officers with severance benefits if their employment is terminated in connection with the merger. First Century and Summit expect that each executive will waive his severance benefits in connection with entering into an employment agreement with Summit Community Bank, the execution of which is a condition to the consummation of the merger, and which provides, among other things, for the payment of certain retention bonus amounts contingent on continued employment with Summit Community Bank during the first year after the merger. The aggregate compensation that certain First Century directors and named executive officers may receive as a result of the merger is described in greater detail under “The Merger — Interests of Certain First Century Directors and Executive Officers in the Merger” beginning on page 61.

                In addition, one individual from First Century, a person who is an active member of the First Century board of directors as of June 1, 2016 through the effective time, with personal connections to the local civic and business community, who meets the qualifications under Summit’s and Summit Community Bank’s charter documents and their respective board policies and applicable law, will join the board of directors of Summit and the board of directors of Summit Community Bank.

The members of the First Century board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Material Differences in the Rights of Summit Shareholders and First Century Shareholders (page 106)

The rights of Summit shareholders are governed by West Virginia law and by Summit’s articles of incorporation and bylaws. The rights of First Century shareholders are governed by West Virginia law and by First Century’s articles of incorporation and bylaws. Upon completion of the merger, the rights of the Summit shareholders, including former shareholders of First Century, will be governed by West Virginia law and the articles of incorporation and bylaws of Summit.

This prospectus and proxy statement contains descriptions of the material differences in shareholder rights under each of the Summit and First Century governing documents.

Risk Factors (page 15)

Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this document, including the risk factors set forth in the section entitled “Risk Factors” or described in Summit’s Annual Report on Form 10-K for the year ended on December 31, 2015 and other reports filed with the SEC, which are incorporated by reference into this document. Please see “Where You Can Find More Information” beginning on page 112.

Market Prices of Securities (page 30)

Summit common stock is listed on the NASDAQ under the symbol “SMMF.” First Century common stock is listed on the OTC Pink Open Market (OTCPink) under the symbol “FCBS.”

The market value of the stock consideration will fluctuate with the market price of Summit common stock, however the cash consideration will remain a fixed amount regardless of any change in the market value of the stock consideration. The following table presents the closing prices of Summit common stock on June 1, 2016, the last trading day before public announcement of the merger, and on October 24, 2016, the last practicable trading day before the distribution of this prospectus and proxy statement. The table also presents the implied value of the stock consideration proposed for each share of First Century common stock converted into the stock consideration on those dates, as determined by multiplying the closing price of Summit common stock on those dates by the exchange ratio of 1.2433 provided for in the merger agreement. This table also presents the value of the cash consideration proposed for each share of First Century common stock converted into the cash consideration, which will remain a fixed amount regardless of any change in the market value of the stock consideration. We urge you to obtain current market quotations for shares of Summit common stock.

	Summit Common Stock (NASDAQ: SMMF)	Implied Value of One Share of First Century Common Stock	Value of the Cash Consideration for One Share of First Century Common Stock
At June 1, 2016	$17.30	$21.51	$22.50
At October 24, 2016	$20.35	$25.30	$22.50

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this prospectus and proxy statement, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 33 and the matters described under the caption “Risk Factors” in the Annual Report on Form 10-K filed by Summit for the year ended December 31, 2015, First Century shareholders should consider the matters described below in determining whether to approve the merger agreement.

Because the exchange ratio is fixed, fluctuations in the trading price of Summit common stock will change the value of the shares of Summit common stock you receive in the merger.

The exchange ratio is set at 1.2433 shares of Summit common stock for each share of First Century common stock. As a result, the market value of the Summit common stock that First Century shareholders receive in the merger will depend on the market price of Summit common stock at the time the shares are issued. Because the exchange ratio is fixed, the value of the shares of Summit common stock that will be issued to First Century shareholders in the merger will depend on the market price of Summit common stock at the time the shares are issued. After the merger, the market value of Summit common stock may decrease and be lower than the market value of Summit common stock that was used in calculating the exchange ratio in the merger. Except as described in this prospectus and proxy statement, there will be no adjustment to the fixed number of shares of Summit common stock that will be issued to First Century shareholders based upon changes in the market price of Summit common stock or First Century common stock prior to the closing.

There may be an adjustment to the fixed number of shares of Summit common stock that will be issued to First Century shareholders based upon changes in the market price of Summit common stock and the NASDAQ Bank Index (IBIX) prior to the closing. However, any changes to the fixed number of shares of Summit common stock will not increase the per share value that First Century shareholders will receive in the merger from the value calculated using the pre-announcement market price of Summit common stock. Furthermore, the First Century board of directors may terminate the merger agreement if the average closing price of Summit common stock falls more than 15% on an actual basis and 15% on a relative basis to the NASDAQ Bank Index (IBIX) prior to the closing, in which case the merger will not occur, unless Summit agrees to increase the number of shares of Summit common stock to be issued to holders of First Century common stock.

The market price of Summit common stock at the time the merger is completed may vary from the price of Summit common stock on the date the merger agreement was executed, on the date of this prospectus and proxy statement and on the date of the First Century special meeting as a result of various factors that are beyond the control of Summit and First Century, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by First Century shareholders, completion of the merger is subject to satisfaction of certain conditions that may not occur until after the First Century special meeting. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 67 for further explanation. Therefore, at the time of the First Century special meeting First Century shareholders will not know the precise value of the stock consideration they will receive at the effective time of the merger. First Century shareholders should obtain current market quotations for shares of Summit common stock.

The elections made by holders of First Century common stock with respect to the types of merger consideration they would like to receive are subject to proration, and there can be no assurance that a shareholder will receive the type of merger consideration that he, she or it elects.

Each holder of First Century common stock will be able to elect the type of merger consideration that he, she or it would like to receive for each of his, her or its shares of First Century common stock, including electing to receive the cash consideration for a portion of his, her or its shares of First Century common stock and receive the stock consideration for the remainder of his, her or its shares of First Century common stock. A share of First Century common stock for which an election to receive the cash consideration is made we refer to as a cash election share, and a share of First Century common stock for which an election to receive the stock consideration is made we refer to as a stock election share. Shares of First Century common stock for which no election is made will be deemed to be no-election shares. All such elections are subject to adjustment on a pro rata basis.

The merger agreement provides that the aggregate number of First Century shares that will be converted for cash consideration will be equal to, as closely as possible, 666,092 shares, and the aggregate cash consideration will be equal to, as closely as possible, $14,987,073, or approximately 35% of the merger consideration. The aggregate number of First Century shares that will be converted for stock consideration will be equal to, as closely as possible, but in no event will exceed

1,237,028, or approximately 65% of the merger consideration. As a result, all elections may be subject to proration depending on the elections made by other holders of First Century common stock if the cash consideration (or the stock consideration) is undersubscribed or oversubscribed. Proration will be applied so that ultimately approximately 35% of the shares of First Century common stock are treated as cash election shares and approximately 65% of the shares of First Century common stock are treated as stock election shares.

For example, if the aggregate of the cash consideration payable to holders of cash election shares is in excess of the maximum cash consideration, all of the no-election shares will be treated as stock election shares and a number of cash election shares will be converted into stock election shares until the maximum cash consideration is no longer oversubscribed. If the aggregate of the cash consideration payable to holders of cash election shares is less than the maximum cash consideration, a number of no-election shares will be treated as cash election shares until the maximum cash consideration is no longer undersubscribed and, if necessary or appropriate, a number of stock election shares will be converted into cash election shares until the maximum cash consideration is no longer undersubscribed.

Accordingly, depending on the elections made by other First Century shareholders, if a holder of First Century common stock elects to receive all cash consideration pursuant to the merger, such holder may receive a portion of the merger consideration due to such holder in the form of stock consideration. If a holder of First Century common stock elects to receive all stock consideration pursuant to the merger, such holder may receive a portion of the merger consideration due to such holder in the form of cash consideration. Holders of First Century common stock who make an election to receive the stock consideration for some of their shares and the cash consideration for the remainder of their shares may receive different amounts or proportions of the stock consideration and the cash consideration than they elected.

The market price of Summit common stock after the merger may be affected by factors different from those affecting the shares of First Century or Summit currently.

Upon completion of the merger, holders of First Century common stock will become holders of Summit common stock. Summit’s business differs from that of First Century, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Summit and First Century. For a discussion of the businesses of Summit and First Century and of certain factors to consider in connection with those businesses, see the documents incorporated by reference or described elsewhere in this prospectus and proxy statement.

The integration of the operations of Summit and First Century may be more difficult, costly or time-consuming than anticipated.

The success of the merger will depend, in part, on Summit’s ability to realize the anticipated benefits and cost savings from successfully combining the businesses of Summit and First Century and to combine the businesses of Summit and First Century in a manner that permits growth opportunities and cost savings to be realized without materially disrupting the existing customer relationships of First Century or decreasing revenues due to loss of customers. If Summit is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.

It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect Summit’s ability to successfully conduct its business in the markets in which First Century now operates, which could have an adverse effect on Summit’s financial results and the value of its common stock. If Summit experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause First Century to lose customers or cause customers to remove their accounts from First Century and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of First Century and Summit during this transition period and for an undetermined period after consummation of the merger.

The success of the merger will also depend on Summit’s ability to:

•	Retain and attract qualified personnel to Summit;

•	Maintain existing relationships with depositors of First Century to minimize withdrawals of deposits prior to and subsequent to the merger;

•	Maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of First Century;

•	Control the incremental non-interest expense from Summit to maintain overall operating efficiencies; and

•	Compete effectively in the communities served by Summit and First Century and in nearby communities.

Summit may not be able to manage effectively its growth resulting from the merger.

Summit may fail to realize the cost savings estimated for the merger.

Although Summit estimates that it will realize cost savings of approximately $2.7 million annually (excluding one-time costs and expenses associated with the merger with First Century) from the merger when fully phased in, it is possible that the estimates of the potential cost savings could turn out to be incorrect. For example, the combined purchasing power may not be as strong as expected, and therefore the cost savings could be reduced. In addition, future business developments may require Summit to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced. The cost savings estimates also depend on Summit’s ability to combine the businesses of Summit and First Century in a manner that permits those costs savings to be realized. If the estimates turn out to be incorrect or Summit is not able to combine the two companies successfully, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.

Results after the merger may materially differ from the pro forma per share information presented in this prospectus and proxy statement.

Results after the merger of First Century with and into Summit may be materially different from those shown in the pro forma per share information that only show a combination of historical results from Summit and First Century. Merger, integration, restructuring and transaction costs related to the acquisition and combination of the companies are estimated to be in the range of approximately $2-$3 million and could be higher or lower depending on how difficult it will be to integrate Summit and First Century. Furthermore, these charges may decrease capital of the combined company that could be used for profitable, income earning investments in the future.

The unaudited prospective financial information of First Century and Summit included in this prospectus and proxy statement involves risks, uncertainties and assumptions, many of which are beyond the control of First Century and Summit. As a result, it may not prove to be accurate and is not necessarily indicative of current values or future performance.

The unaudited prospective financial information of each of First Century and Summit contained in the sections entitled “The Merger—Certain First Century Unaudited Prospective Financial Information” and “The Merger—Certain Summit Unaudited Prospective Financial Information” of this prospectus and proxy statement involves risks, uncertainties and assumptions and is not a guarantee of future performance. The future financial results of each of First Century and Summit may materially differ from those expressed in the unaudited prospective financial information due to factors that are beyond such company’s ability to control or predict. No assurances can be made regarding future events or that the assumptions made in preparing the unaudited prospective financial information will accurately reflect future conditions. The internal financial projections were based on numerous variables and assumptions that are inherently subjective, and depend on a number of factors, including but not limited to, risks and uncertainties relating to the businesses of First Century and Summit (including the ability of each to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions, and other factors described or incorporated by reference in this section or the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are uncertain and many of which are beyond the control of First Century and Summit, and, if the merger is completed, will be beyond the control of the combined company. Each company cannot provide any assurance that its future financial results, or if the merger is completed, those of the combined company, will not materially vary from the unaudited prospective financial information. The unaudited prospective financial information covers multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

The merger with First Century may distract management of Summit from its other responsibilities.

The acquisition of First Century could cause the management of Summit to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of Summit. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of Summit.

If the merger is not completed, Summit and First Century will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of Summit and First Century has incurred and will continue to incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this prospectus and proxy statement and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, Summit and First Century would have to recognize these expenses without realizing the expected benefits of the merger.

First Century shareholders will have less influence as shareholders of Summit than as shareholders of First Century.

First Century shareholders currently have the right to vote in the election of the board of directors of First Century and on other matters affecting First Century. Following the merger, the shareholders of First Century as a group will own approximately 12.41% of the combined organization. When the merger occurs, each First Century shareholder that receives shares of Summit common stock will become a shareholder of Summit with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of First Century. Because of this, First Century shareholders will have less influence on the management and policies of Summit than they now have on the management and policies of First Century.

Some of the directors and executive officers of First Century may have interests in the merger that differ from the interests of non-director or non-management shareholders.

The interests of some of the directors and executive officers of First Century may be different from those of holders of First Century common stock, and directors and executive officers of First Century may be participants in arrangements that are different from, or in addition to, those of holders of First Century common stock. These interests are described in more detail in the section entitled “The Merger— Interests of Certain First Century Directors and Executive Officers in the Merger” beginning on page 61.

The fairness opinion delivered to the First Century board of directors by First Century’s financial advisor will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

The opinion of Sandler O’Neill, First Century’s financial advisor, to the First Century board of directors, was delivered on, and was dated, June 1, 2016. Changes in the operations and prospects of First Century or Summit, general market and economic conditions and other factors that may be beyond the control of First Century and Summit may alter the value of First Century or Summit or the prices of shares of First Century common stock or Summit common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. The opinion is included as Appendix B to this prospectus and proxy statement. For a description of the opinion, please refer to “The Merger – Opinion of First Century’s Financial Advisor” on page 46. For a description of the other factors considered by First Century’s board of directors in determining to approve the merger, please refer to “The Merger –First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors” on page 42.

The merger agreement limits First Century’s ability to pursue an alternative acquisition proposal and requires First Century to pay a termination fee of $1,300,000 under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits First Century from soliciting, initiating, or encouraging certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See “The Merger Agreement— Acquisition Proposals” on page 71. The merger agreement also provides for the payment by First Century of a termination fee in the amount of $1,300,000 in the event that the other party terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of First Century from considering or proposing such an acquisition. See “Merger Agreement— Termination Fee” on page 79.

The merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the merger will not occur or will be delayed and each of Summit and First Century may lose some or all of the intended benefits of the merger. The following conditions, in addition to other closing conditions, must be satisfied or waived, if permissible, before Summit and First Century are obligated to complete the merger:

•	The merger agreement and merger must be duly approved by the requisite vote of the shareholders of First Century;

•	All required regulatory approvals must be obtained;

•	The absence of any law or order by a court or regulatory authority that prohibits, restricts or makes illegal the merger;

•	The registration statement shall become effective under the Securities Act and no stop order shall have been issued or threatened by the SEC; and

•	To the extent required, the shares of Summit common stock to be issued in the merger must be approved for listing on NASDAQ.

Some of the conditions to the merger may be waived by Summit or First Century without resoliciting shareholder approval of the merger agreement.

Some of the conditions set forth in the merger agreement may be waived by Summit or First Century, subject to the agreement of the other party in specific cases. See “The Merger Agreement—Conditions to of the Merger.” If any conditions are waived, First Century will evaluate whether an amendment of this prospectus and proxy statement and resolicitation of proxies is warranted. In the event that the board of directors of First Century determines that resolicitation of shareholders is not warranted, Summit and First Century will have the discretion to complete the transaction without seeking further First Century shareholder approval.

Termination of the merger agreement could negatively impact First Century.

If the merger agreement is terminated, there may be various consequences. For example, First Century’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. If the merger agreement is terminated and the First Century board of directors seeks another merger or business combination, First Century shareholders cannot be certain that First Century will be able to find a party willing to pay the equivalent or greater consideration than that which Summit has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by First Century’s board of directors, First Century may be required to pay Summit a termination fee of $1,300,000, which could have an adverse effect on First Century’s financial condition.

Failure to complete the merger could negatively affect the market price of First Century common stock.

If the merger is not completed for any reason, First Century will be subject to a number of material risks, including the following:

•	The market price of its common stock may decline to the extent that the current market prices of its shares reflect a market assumption that the merger will be completed;

•	Costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid even if the merger is not completed;

•	The diversion of management’s attention from the day-to-day business operations and the potential disruption to First Century’s employees and business relationships during the period before the completion of the merger may make it difficult to regain financial and market positions if the merger does not occur; and

•	If First Century’s board of directors seeks another merger or business combination, First Century shareholders cannot be certain that First Century will be able to find a party willing to pay an equivalent or greater consideration than that which Summit has agreed to pay in the merger.

The shares of Summit common stock to be received by First Century shareholders as a result of the merger will have different rights from the shares of First Century common stock.

Upon completion of the merger, First Century shareholders who receive Summit common stock will become Summit shareholders and their rights as shareholders will be governed by the Summit’s articles of incorporation and the Summit’s bylaws. The rights associated with First Century common stock are different from the rights associated with Summit common stock. Please see “Comparative Rights of Shareholders” beginning on page 106 for a discussion of the different rights associated with Summit common stock.

First Century will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Century. These uncertainties may impair First Century’s ability to attract, retain and motivate strategic personnel until the merger is consummated, and could cause customers and others that deal with First Century to seek to change existing business relationships with First Century. Experienced employees in the financial services industry are in high demand, and competition for their talents can be intense. Employees of First Century may experience uncertainty about their future role with the surviving corporation until, or even after, strategies with regard to the combined company are announced or executed. If strategic First Century employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the surviving corporation, First Century’s business following the merger could be harmed. In addition, the merger agreement restricts First Century from making certain acquisitions and taking other specified actions until the merger occurs without the consent of Summit. These restrictions may prevent First Century from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement – Conduct of Business Pending the Merger” on page 73.

If the merger and the bank merger do not constitute a reorganization under Section 368(a) of the Code, then each First Century shareholder may be responsible for payment of U.S. income taxes related to the merger.

The United States Internal Revenue Service, or the IRS, may determine that the merger and the bank merger do not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, each First Century shareholder would recognize a gain or loss equal to the difference between the (i) the sum of the fair market value of Summit common stock and the amount of cash consideration, if any, received by the First Century shareholder in the merger and (ii) the First Century shareholder’s adjusted tax basis in the shares of First Century common stock exchanged therefor.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST CENTURY

The following table summarizes selected historical consolidated financial data of First Century for the periods and as of the dates indicated. Historical financial data as of and for the six months ended June 30, 2016 and June 30, 2015 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of First Century. You should not assume the results of operations for past periods and for the six months ended June 30, 2016 and June 30, 2015 indicate results for any future period.

First Century - Historical Financial Information

	As of and for the Six
	Months Ended June 30,
	(unaudited)		As of/For the Year Ended December 31,
Dollars in thousands, except per share amounts	2016	2015	2015	2014	2013	2012	2011
Summary of Operations
Interest income	$6,684	$6,750	$13,924	$13,762	$13,652	$14,338	$15,903
Interest expense	545	559	1,123	1,096	1,139	1,583	2,418

Net interest income	6,139	6,191	12,801	12,666	12,513	12,755	13,485
Provision for loan losses	102	(302)	283	(313)	75	885	3,241

Net interest income after provision for loan losses	6,037	6,493	12,518	12,979	12,438	11,870	10,244
Noninterest income	2,603	2,482	5,276	5,398	5,616	5,994	6,793
Noninterest expense	6,857	7,502	14,428	13,738	13,541	13,874	13,943

Income before income taxes	1,783	1,473	3,366	4,639	4,513	3,990	3,094
Income tax expense	603	454	1,040	1,464	1,412	1,066	878

Net income	$1,180	$1,019	$2,326	$3,175	$3,101	$2,924	$2,216

Per Common Share:
Earnings per share
Basic earnings	$0.62	$0.54	$1.22	$1.67	$1.63	$1.54	$1.16
Diluted earnings	0.62	0.54	1.22	1.67	1.63	1.54	1.16
Cash dividends	$0.45	$0.43	$0.83	$0.79	$0.73	$0.65	$0.45

Period-End Balances:
Assets	$409,917	$406,230	$406,139	$401,242	$412,451	$410,812	$417,820
Loans, net	240,002	232,878	230,682	236,346	234,313	230,271	243,462
Deposits	351,555	351,486	350,260	344,102	357,718	350,882	352,649
Short-term borrowings	8,973	7,065	7,394	9,670	10,088	13,292	20,097
Long-term borrowings	—	78	30	125	194	289	—
Shareholders’ equity	46,112	45,041	45,291	44,666	42,720	41,900	40,724

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SUMMIT

The following table summarizes selected historical consolidated financial data of Summit for the periods and as of the dates indicated. This information has been derived from Summit’s consolidated financial statements filed with the SEC. Historical financial data as of and for the six months ended June 30, 2016 and June 30, 2015 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of Summit. You should not assume the results of operations for past periods and for the six months ended June 30, 2016 and June 30, 2015 indicate results for any future period.

You should read this information in conjunction with Summit’s consolidated financial statements and related notes thereto included in Summit’s Annual Report on Form 10-K as of and for the year ended December 31, 2015, and in Summit’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2016, which are incorporated by reference into this prospectus and proxy statement. See “Where You Can Find More Information” beginning on page 112 of this prospectus and proxy statement.

Summit - Historical Financial Information

	As of and for the Six
	Months Ended June 30,
	(unaudited)		As of/For the Year Ended December 31,
Dollars in thousands, except per share amounts	2016	2015	2015	2014	2013	2012	2011
Summary of Operations
Interest income	$30,448	$29,402	$58,883	$57,626	$57,280	$63,884	$71,047
Interest expense	6,935	6,424	12,867	15,241	18,477	24,064	31,203

Net interest income	23,513	22,978	46,016	42,385	38,803	39,820	39,844
Provision for loan losses	500	750	1,250	2,250	4,500	8,500	10,000

Net interest income after provision for loan losses	23,013	22,228	44,766	40,135	34,303	31,320	29,844
Noninterest income	5,852	5,999	11,861	11,223	11,209	12,879	11,906
Noninterest expense	16,991	16,266	33,632	35,324	34,756	37,267	36,641

Income before income taxes	11,874	11,961	22,995	16,034	10,756	6,932	5,109
Income tax expense	3,569	3,667	6,893	4,678	2,688	1,219	1,035

Net income	8,305	8,294	16,102	11,356	8,068	5,713	4,074
Dividends on preferred shares	—	—	—	771	775	777	371

Net income applicable to common shares	$8,305	$8,294	$16,102	$10,585	$7,293	$4,936	$3,703

Per Common Share:
Earnings per share
Basic earnings	$0.78	$0.85	$1.56	$1.40	$0.98	$0.66	$0.50
Diluted earnings	0.78	0.78	1.50	1.17	0.84	0.60	0.49
Cash dividends	$0.20	$0.16	$0.32	$—	$—	$—	$—

Period-End Balances:
Assets	$1,565,181	$1,479,969	$1,492,429	$1,443,568	$1,386,227	$1,387,104	$1,450,121
Loans	1,166,723	1,064,472	1,079,331	1,019,842	937,070	937,168	965,516
Deposits	1,096,545	1,053,310	1,066,709	1,061,314	1,003,812	1,027,125	1,016,500
Short-term borrowings	205,553	174,599	171,394	123,633	62,769	3,958	15,956
Long-term borrowings	74,625	76,536	75,581	77,490	163,516	203,268	270,254
Shareholders’ equity	150,669	140,072	143,744	131,644	111,072	108,555	102,566

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Summit and its subsidiaries and First Century and its subsidiary, as an acquisition by Summit of First Century using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of First Century will be recorded by Summit at their respective fair values as of the effective date of the merger, and the excess of the merger consideration over the fair value of First Century’s net assets will be allocated to goodwill.

The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the transaction had occurred on June 30, 2016. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2016 and for the year ended December 31, 2015, give effect to the merger as if the transaction had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial information included herein is presented for informational purposes only and does not necessarily reflect the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in this unaudited pro forma condensed combined financial information are preliminary and are subject to revision and may vary from the actual purchase price allocation that will be recorded at the effective date of the merger. Revision to the adjustments may include, but not be limited to, changes in (i) First Century’s balance sheet through the effective date of the merger, (ii) the aggregate value of the merger consideration paid if the price of Summit’s common stock varies from the assumed price, (iii) total merger related expenses if completion and/or implementation cost vary from currently estimated amounts, and (iv) the underlying value of assets and liabilities if market conditions differ from current assumptions. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues or asset dispositions, among other factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with and is qualified in its entirety by the accompanying notes, reference to the historical consolidated financial statements and related notes thereto of Summit and its subsidiaries, which are incorporated in this document by reference, and the historical consolidated financial statements and related notes thereto of First Century and its subsidiary, which are included elsewhere in this prospectus and proxy statement. See “Where You Can Find More Information” on page 112, and “Selected Historical Financial Data of First Century” on page 21.

SUMMIT AND FIRST CENTURY

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

June 30, 2016

(dollars in thousands)

	Actual		Pro Forma
	Summit	First
	Financial	Century
	Group,	Bankshares,
	Inc.	Inc.	Adjustments		Combined
ASSETS
Cash and due from banks	$4,161	$12,599	$(2,500	)(B)	$14,260
Interest bearing deposits with other banks	8,897	29,131	(14,987	)(A)	23,041
Securities available for sale	261,633	69,285	—		330,918
Securities held to maturity	—	35,195	1,226	(C)	36,421
Other investments	12,233	582	—		12,815
Loans held for sale, net	245	—	—		245
Loans, net	1,166,723	240,002	(7,750	)(D)	1,402,527
			3,552	(E)
Property held for sale	23,425	4,471	(1,500	)(F)	26,396
Premises and equipment, net	21,405	10,937	—		32,342
Accrued interest receivable	5,352	1,168	—		6,520
Identifiable intangibles	1,400	—	2,500	(H)	3,900
Goodwill	5,998	5,183	457	(G)	6,455
			(5,183	)(G)
Other assets	53,709	1,364	2,599	(I)	56,725
			(947	)(E)

Total assets	$1,565,181	$409,917	$(22,533)		$1,952,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,096,545	$351,555	$—		$1,448,100
Short-term borrowings	205,553	8,973	—		214,526
Long-term borrowings	74,625	—	—		74,625
Subordinated debentures owed to unconsolidated subsidiary trusts	19,589	—	—		19,589
Other liabilities	18,200	3,277	(1,933	)(G)	19,544

Total liabilities	1,414,512	363,805	(1,933)		1,776,384

Shareholders’ Equity
Common stock and related surplus	44,195	977	26,607	(A)	70,802
			(977	)(J)
Retained earnings	106,594	48,227	(49,322	)(K)	105,499
Accumulated other comprehensive (loss)	(120)	(3,092)	3,092	(L)	(120)

Total shareholders’ equity	150,669	46,112	(20,600)		176,181

Total liabilities and shareholders’ equity	$1,565,181	$409,917	$(22,533)		$1,952,565

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

SUMMIT AND FIRST CENTURY

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Six Months Ended June 30, 2016

(dollars in thousands, except per share amounts)

	Actual		Pro Forma
		First
	Summit	Century
	Financial	Bankshares,
	Group, Inc.	Inc.	Adjustments		Combined
Interest income	$30,448	$6,684	$775	(M)	$37,907

Interest expense	6,935	545	—		7,480

Net interest income	23,513	6,139	775		30,427
Provision for loan losses	500	102	—		602

Net interest income after provision for loan losses	23,013	6,037	775		29,825

Noninterest income
Service fees	2,038	723	—		2,761
Insurance commissions	2,014	1	—		2,015
Income from fiduciary activities	—	921	—		921
Other	1,800	958	—		2,758

Total noninterest income	5,852	2,603	—		8,455

Noninterest expense
Salaries and employee benefits	9,446	3,035	—		12,481
Net occupancy expense	1,051	1,300	—		2,351
Equipment expense	1,342	575	—		1,917
Merger expense	265	214	—		479
Other	4,887	1,733	125	(N)	6,745

Total noninterest expense	16,991	6,857	125		23,973

Income before income taxes	11,874	1,783	650		14,307
Income tax expense	3,569	603	240	(O)	4,412

Net income	$8,305	$1,180	$410		$9,895

Basic earnings per share	$0.78	$0.62			$0.81

Diluted earnings per share	$0.78	$0.62			$0.81

Dividends per share	$0.20	$0.45			$0.20

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

SUMMIT AND FIRST CENTURY

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Year Ended December 31, 2015

(dollars in thousands, except per share amounts)

	Actual		Pro Forma
	Summit Financial Group, Inc.	First Century Bankshares, Inc.	Adjustments		Combined
Interest income	$58,883	$13,924	$1,550	(M)	$74,357

Interest expense	12,867	1,123	—		13,990

Net interest income	46,016	12,801	1,550		60,367
Provision for loan losses	1,250	283	—		1,533

Net interest income after provision for loan losses	44,766	12,518	1,550		58,834

Noninterest income
Service fees	4,285	1,472	—		5,757
Insurance commissions	4,042	2	—		4,044
Income from fiduciary activities	—	1,897	—		1,897
Other	3,534	1,905	—		5,439

Total noninterest income	11,861	5,276	—		17,137

Noninterest expense
Salaries and employee benefits	17,638	6,432	—		24,070
Net occupancy expense	1,964	2,710	—		4,674
Equipment expense	2,294	1,194	—		3,488
Other	11,736	4,092	250	(N)	16,078

Total noninterest expense	33,632	14,428	250		48,310

Income before income taxes	22,995	3,366	1,300		27,661
Income tax expense	6,893	1,040	480	(O)	8,413

Net income	$16,102	$2,326	$820		$19,248

Basic earnings per share	$1.56	$1.22			$1.63

Diluted earnings per share	$1.50	$1.22			$1.57

Dividends per share	$0.32	$0.83			$0.32

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information presents the combined financial statements of Summit and its subsidiaries and First Century and its subsidiary after giving effect to the merger assuming the merger had occurred as of June 30, 2016 for purposes of balance sheet presentation and January 1, 2015 for purposes of the presentation of the statements of income for the six months ended June 30, 2016 and for the year ended December 31, 2015.

The unaudited pro forma condensed combined consolidated balance sheet includes the effect of preliminary estimated adjustments to record First Century’s assets acquired and liabilities assumed at their respective fair values based on management’s best estimate using information available at this time. The final determination of estimated fair values of First Century’s assets and liabilities cannot be made until the completion of the merger and will be based on the actual assets and liabilities that exist as of the date of the completion of the merger. Consequently, fair value adjustments and amounts preliminarily allocated to assets, including identifiable intangible assets, goodwill and liabilities could change significantly from amounts preliminarily allocated in the unaudited pro forma condensed combined consolidated financial statements presented herein. In addition, the value of the final purchase price of the merger will be based on the closing price of Summit’s common stock on the date preceding the date of the merger. For purposes of the unaudited pro forma condensed combined consolidated financial information, the fair value of Summit’s common stock is $17.30 per share, which was its closing price per share on June 1, 2016. The actual value of Summit’s common stock at the completion of the merger could differ.

Summit and First Century anticipate that nonrecurring charges, such as systems conversion costs, legal, investment banking and accounting fees, fees paid to regulatory agencies, severance costs, change-in-control payments, and other merger-related costs will be incurred. Summit also anticipates that as a result of the integration following the completion of the merger, there will be certain cost savings resulting from the integration of the operations of the companies. The unaudited pro forma condensed combined consolidated statements of income do not include the effects of the costs associated with any nonrecurring charges or integration activities resulting from the merger, as they are nonrecurring in nature and not factually supportable at this time. In addition, the unaudited pro forma condensed combined consolidated financial information does not include any expected cost savings to be realized as a result of the merger. However, these charges and savings will affect the statement of income of the combined company following the completion of the merger and in the periods in which they are recorded and/or realized. The unaudited pro forma condensed combined consolidated balance sheet does include a pro forma adjustment to reduce cash, other liabilities and shareholders’ equity to reflect the payment of certain anticipated merger and integration costs, including amounts paid for systems conversion costs, legal, investment banking, severance costs, change-in-control payments, and other merger-related costs.

Note 2. Pro Forma Adjustments

The merger will be accounted for under the acquisition method of accounting, whereby the acquired assets and assumed liabilities of First Century will be recorded by Summit at their estimated fair values as of the date of the completion of the merger. The following summarizes the estimated fair value adjustments reflected in the unaudited condensed combined balance sheet as if the merger had been completed on June 30, 2016 and the estimated effect of these adjustments for the unaudited condensed combined statements of income for the six months ended June 30, 2016 and for the year ended December 31, 2015 as if the merger had been completed on January 1, 2015. The estimated fair value and other acquisition accounting adjustments are preliminary; actual amounts could differ significantly.

Balance Sheet Adjustments

(A)	Effect of stock and cash consideration paid by Summit to First Century’s shareholders in conjunction with the merger and record cash paid for its estimated direct transaction costs. Under the terms of the First Century transaction, Summit will pay total consideration of $22.50 per share for each of the 1,903,120 outstanding common shares of First Century. Each outstanding share of First Century common stock will be canceled and converted into the right to receive (i) 1.2433 shares of Summit common stock, (ii) cash in the amount of $22.50 per share of First Century common stock, or (iii) a combination of cash and shares of Summit common stock in accordance with the election procedures set forth in the merger agreement. This consideration will be paid approximately 65% in the form of Summit common stock and 35% in cash.

(i)	Stock consideration: Issuance of 1,537,997 shares of Summit common stock to First Century shareholders assuming Summit’s stock price of $17.30 at June 1, 2016.

(ii)	Cash consideration of $14,987,000 paid to First Century shareholders.

(B)	Adjustment to reflect the payment of estimated costs related to the completion of the merger, including systems conversion costs, legal, investment banking and accounting fees, fees paid to regulatory agencies, severance costs, and other merger-related expenses.

(C)	Adjustment to reflect First Century’s held to maturity securities at fair value.

(D)	Adjustment to reflect First Century’s loan portfolio at estimated fair value, including adjustments for credit and interest rates.

(E)	Adjustment to eliminate First Century’s existing allowance for loan losses ($3,552,000), net of existing deferred taxes ($947,000).

(F)	Adjustment to reflect First Century’s other foreclosed properties at fair value.

(G)	Adjustment reflects the elimination of First Century’s existing goodwill ($5,183,000) and related existing deferred taxes ($1,933,000), and the addition of the estimated goodwill resulting from the allocation of the total purchase price in excess of the estimated fair value of identifiable net assets acquired ($457,000). (See Note 3, “Pro Forma Allocation of Purchase Price” below for additional information.)

(H)	Adjustment reflects the addition of the estimated core deposit intangible asset.

(I)	Adjustment reflects two components related to the net deferred tax assets of the pro forma combined company. One component is $2,044,000 net deferred tax asset resulting from the estimated fair value adjustments. (See Note 3, “Pro Forma Allocation of Purchase Price” below for additional information.) The second component reflects $555,000 net deferred tax asset resulting from the deduction of Summit’s merger-related costs. It is assumed that $1,500,000 of the $1,650,000 of Summit’s estimated merger-related costs would be deductible for tax purposes.

(J)	Adjustment to eliminate 1,903,120 shares and related surplus of First Century common stock outstanding at June 30, 2016.

(K)	Adjustment reflects two components. One component is to eliminate First Century’s retained earnings ($48,227,000). The second component reflects $1,500,000 in Summit’s estimated merger-related costs, net of taxes of $555,000.

(L)	Adjustment to eliminate First Century’s accumulated other comprehensive income, net of tax, as of June 30, 2016.

Income Statement Adjustments

(M)	Adjustment reflects accretion of the estimated credit and interest rate fair value adjustments associated with First Century’s loan portfolio. These adjustments were calculated on a straight-line basis using an accretion period of 5 years.

(N)	Adjustment represents the amortization of the core deposit intangible asset resulting from the merger over a period of 10 years.

(O)	Adjustment represents income taxes associated with the pre-tax pro forma adjustments assuming a 37% annual effective tax rate for all periods.

Note 3. Pro Forma Allocation of Purchase Price

The following table presents the pro forma allocation of the purchase price paid for the net assets of First Century and the estimated goodwill resulting from the allocation of the purchase price. Purchase consideration is based on Summit’s June 1, 2016 common stock closing price. Final consideration could differ significantly. Fair value adjustments are preliminary. Final fair value adjustments could also differ significantly.

(in thousands, unaudited)
Purchase price:
Issuance of common stock	$26,607
Cash consideration	14,987

Total purchase consideration		$41,594
First Century’s net assets at estimated fair value:
First Century’s equity at June 30, 2016	46,112
Less estimated merger transaction costs of First Century prior to close	(850)

First Century’s equity at June 30, 2016, as adjusted	45,262
Estimated fair value adjustments:
Eliminate existing allowance for loan losses, net of deferred taxes of $947	2,605
Securities held to maturity	1,226
Loans	(7,750)
OREO	(1,500)
Core deposit intangible	2,500
Net deferred tax asset on acquisition accounting adjustments	2,044
Eliminate existing goodwill, net of deferred taxes of $1,933	(3,250)

Estimated fair value of identifiable net assets acquired		41,137

Purchase price in excess of fair value of net identifiable assets acquired		457

Goodwill		$457

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Summit common stock is traded on NASDAQ under the symbol “SMMF.” First Century common stock is traded on the OTC Pink Open Market (OTCPink) under the symbol “FCBS.” The closing sale price reported for Summit common stock on June 1, 2016, the last trading date preceding the public announcement of the merger agreement, was $17.30 and the closing price reported for First Century on such date was $19.39. On October 24, 2016, the last practicable trading date before the distribution of this prospectus and proxy statement, the closing sales price per share of Summit common stock was $20.35 and the closing price reported for First Century on such date was $23.50.

The following table sets forth for the periods indicated the high and low prices per share of Summit common stock as reported on NASDAQ and the high and low prices per share of First Century common stock as quoted on the OTC Pink Open Market (OTCPink), along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	Summit			First Century
	Sales Price			Sales Price
Time Period	Dividends	High	Low	Dividend	High	Low
2016
Fourth Quarter (through October 24, 2016)	$—	$20.46	$18.05	$0.20	$23.50	$22.55
Third Quarter	$0.10	$20.47	$16.45	$0.20	$23.90	$21.40
Second Quarter	$0.10	$20.77	$14.91	$0.20	$21.75	$18.70
First Quarter	$0.10	$16.14	$11.13	$0.25	$21.00	$19.00

2015
Fourth Quarter	$0.08	$12.00	$11.03	$0.20	$27.98	$18.05
Third Quarter	$0.08	$12.79	$11.27	$0.20	$20.00	$18.00
Second Quarter	$0.08	$13.09	$11.15	$0.19	$21.20	$18.00
First Quarter	$0.08	$12.87	$10.80	$0.24	$20.00	$16.30

2014
Fourth Quarter	$—	$12.70	$9.61	$0.19	$19.00	$17.55
Third Quarter	$—	$10.98	$9.17	$0.19	$19.00	$17.75
Second Quarter	$—	$11.23	$9.75	$0.18	$19.00	$17.90
First Quarter	$—	$11.00	$8.89	$0.23	$18.40	$15.35

As of October 24, 2016, the last date prior to distribution of this prospectus and proxy statement for which it was practicable to obtain this information, there were approximately 1,143 registered holders of Summit common stock and approximately 345 registered holders of First Century common stock.

The following table sets forth historical per share market values for Summit common stock (i) on June 1, 2016, the last trading day prior to public announcement of the merger agreement, and (ii) on October 24, 2016, the most recent practicable date before the printing and mailing of this prospectus and proxy statement. The table also shows the equivalent pro forma market value of First Century common stock on those dates. First Century common stock is traded on the OTC Pink Open Market (OTCPink) under the symbol “FCBS.”

The equivalent pro forma market value of First Century common stock is obtained by multiplying the historical market price of Summit common stock by the applicable exchange ratio. For purposes of determining the equivalent pro forma market value and the applicable exchange ratio, we have assumed that the average closing price of a share of Summit common stock is equal to the historical market price on June 1, 2016 and October 24, 2016. Accordingly, the pro forma market value (i) on June 1, 2016 is determined by multiplying $17.30 by the exchange ratio and (ii) on October 19, 2016 is determined by multiplying $20.35 by the exchange ratio.

The historical market prices represent the last sale prices on or before the dates indicated. The average closing price of Summit common stock used to determine the exchange ratio and the market price may be higher or lower than the closing prices of Summit common stock on the dates shown in the table and, therefore, the market value of the Summit common stock that you receive may be higher or lower than the equivalent pro forma market value shown in the table.

Historical Market Price

	Summit Financial Group, Inc.	First Century Equivalent Pro Forma Market Value
June 1, 2016	$17.30	$21.51
October 24, 2016	$20.35	$25.30

The market price of Summit common stock will fluctuate between the date of this prospectus and proxy statement and the effective time of the merger. First Century shareholders should obtain current stock price quotations for Summit common stock. No assurance can be given concerning the market price of Summit common stock before or after the effective time of the merger. Any change in the market price of Summit common stock prior to the effective time of the merger will affect the market value of the merger consideration that First Century’s shareholders will receive upon the effective time of the merger. Once the merger is completed, there will be no further private or public market for First Century common stock.

UNAUDITED PRO FORMA PER SHARE DATA

Presented below for Summit and First Century is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of June 30, 2016 and for the six months ended June 30, 2016 and for the year ended December 31, 2015. The information presented below should be read together with the historical consolidated financial statements of Summit and First Century, including the related notes, and the unaudited pro forma financial information, in each case included elsewhere in this prospectus and proxy statement.

The unaudited pro forma and pro forma per equivalent share information gives effect to the merger as if the merger had been effective in the case of the book value data as of June 30, 2016 and as if the merger had been effective as of January 1, 2015 in the case of the earnings and dividends per share data. The unaudited pro forma data combines the historical results of First Century into Summit’s consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2015 or June 30, 2016.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Summit and First Century management believe are reasonable. The unaudited pro forma per share data, while helpful in illustrating the financial characteristics of the combined companies under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, or asset dispositions, among other factors. As a result, unaudited pro forma per share data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results, and should not be relied on as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger.

	For the Six Months Ended June 30, 2016
				First
		First	Summit	Century
	Summit	Century	Pro Forma	Pro Forma
	Historical	Historical	Combined	Equivalent (1)
Basic earnings per share	$0.78	$0.62	$0.81	$1.01
Diluted earnings per share	$0.78	$0.62	$0.81	$1.01
Dividends per share (2)	$0.20	$0.45	$0.20	$0.25
Book value per share at 6/30/2016 (3)	$14.09	$24.23	$14.41	$17.92

	For the Year Ended December 31, 2015
				First
		First	Summit	Century
	Summit	Century	Pro Forma	Pro Forma
	Historical	Historical	Combined	Equivalent (1)
Basic earnings per share	$1.56	$1.22	$1.63	$2.03
Diluted earnings per share	$1.50	$1.22	$1.57	$1.95
Dividends per share (2)	$0.32	$0.83	$0.32	$0.40
Book value per share at 12/31/2015 (3)	$13.48	$23.80	$13.95	$17.34

(1)	First Century Pro Forma Equivalent was computed by multiplying the Summit Pro Forma Combined amounts by the exchange ratio of 1.2433.
(2)	Summit Pro Forma Combined dividends were based on Summit’s historical amounts.
(3)	Summit’s Pro Forma Combined book value was computed using Summit’s book value for the dates shown adjusted for the estimated impact to common shareholders’ equity, which was determined using the June 1, 2016 closing share prices, as applicable, of Summit common stock and the estimated number of shares to be issued in connection with the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and proxy statement contains or incorporates by reference a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial conditions, results of operations, earnings outlook and prospects of Summit, First Century and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions which identify these forward-looking statements and appear in a number of places in this prospectus and proxy statement (and the documents to which you are referred in this prospectus and proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this prospectus and proxy statement relates, the timing and amount of growth and cost savings realized, following the merger, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition, potential effects of not approving proposals discussed in this prospectus and proxy statement or not completing the merger, and all other statements regarding the intent, plans, beliefs or expectations of Summit, First Century, or those of their respective directors or officers.

The forward-looking statements involve certain risks and uncertainties. The ability of either Summit or First Century to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth on page 15 under “Risk Factors,” as well as, among others, the following:

•	Those discussed and identified in public filings with the SEC made by Summit;

•	Fluctuations in the market price of Summit common stock and the related effect on the market value of the merger consideration that First Century common shareholders will receive upon completion of the merger;

•	Changes in goals and targets and statements of the assumptions underlying or relating to any such statements;

•	Business uncertainties and contractual restrictions while the merger is pending;

•	The possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals and conditions to closing are not received or satisfied on a timely basis or at all;

•	The terms of the proposed merger may need to be modified to satisfy such approvals or conditions;

•	The anticipated benefits from the proposed merger such as it being accretive to earnings and expanding Summit’s geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate;

•	The ability to promptly and effectively integrate the businesses of Summit and First Century;

•	Reputational risks and the reaction of the companies’ customers to the merger;

•	Diversion of management time on merger related issues;

•	Changes in asset quality and credit risk;

•	The inability to sustain revenue and earnings;

•	Changes in interest rates and capital markets;

•	Inflation;

•	Customer acceptance of Summit products and services;

•	Customer borrowing, repayment, investment and deposit practices;

•	Customer disintermediation;

•	The introduction, withdrawal, success and timing of business initiatives;

•	Competitive conditions;

•	The impact, extent and timing of technological changes;

•	Changes in fiscal and monetary policies, including changes in tax laws, and their effects on markets and customers; and

•	Changes in regulations and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Act and the Volcker Rule, and the new regulatory capital rules under Basel III.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus and proxy statement or the date of any document incorporated by reference in this prospectus and proxy statement.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this prospectus and proxy statement and attributable to Summit or First Century or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus and proxy statement. Except to the extent required by applicable law or regulation, Summit and First Century undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus and proxy statement or to reflect the occurrence of unanticipated events.

THE FIRST CENTURY SPECIAL MEETING

This section contains information about the special meeting of First Century shareholders that has been called to consider and approve the merger agreement.

Together with this prospectus and proxy statement, First Century is also sending you a notice of the special meeting and a proxy card that is solicited by the First Century board of directors. The special meeting will be held on Tuesday, December 6, 2016, at 10:00 a.m., local time, at the First Century Bank Seminar Center, located at 525 Federal Street, Bluefield, West Virginia 24701.

Matters to Be Considered

At the First Century special meeting, you will be asked to consider and vote upon the following matters:

(1)	a proposal to approve the merger agreement, which is the plan of merger, as may be amended from time to time, or the First Century merger proposal;

(2)	a proposal to approve adjournment of the special meeting, on one or more occasions, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement, or the First Century adjournment proposal.

Other Business

We do not expect that any matter other than the First Century merger proposal and the First Century adjournment proposal will be brought before the First Century special meeting. If, however, any other matter shall be properly brought before the First Century special meeting, the shares represented by a valid proxy will be voted by the named proxies, to the extent entitled, in accordance with their best judgment.

Proxies

Each copy of this prospectus and proxy statement mailed to record holders of First Century common stock is accompanied by a proxy card with instructions for voting. The First Century board of directors requests that you submit your proxy promptly, whether or not you plan to attend the meeting. If you hold your shares of First Century common stock under your own name (also known as “record ownership”), you can vote your shares in one of the following manners:

•	By proxy via mail by signing and returning the enclosed proxy card in the postage-paid envelope; or

•	By attending the meeting and voting your shares in person.

Any vote by proxy card may be revoked by you at any time before the meeting by giving written notice of such revocation to the corporate secretary or executing another proxy as of a date subsequent to the prior proxy card. If you are a shareholder of record or have a legal proxy from a shareholder of record, you may also revoke your proxy by voting in person at the special meeting.

If you hold your shares in “street name” through a bank, broker, nominee or other holder of record, you will receive a voting instruction form directly from them. Follow the instructions on the form they provide to have your shares voted by proxy. If you wish to attend the meeting and vote in person, you must obtain a written proxy, executed in your favor, from the bank, broker, nominee or other holder of record to do so.

All shares represented by valid proxies that First Century receives through this solicitation and that are not revoked will be voted in accordance with your instructions on the proxy card, or with respect to shares beneficially held in “street name,” in accordance with the voting instructions received from the appropriate bank, broker, nominee or other holder of record. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” each of the proposals described above.

First Century shareholders with shares represented by stock certificates should not send First Century stock certificates with their proxy cards. Prior to the effective time, holders of First Century common stock with shares represented by stock certificates or held in book-entry form will be mailed an election form with instructions on how to exchange their First Century stock certificates or book-entry shares for the merger consideration.

Solicitation of Proxies

First Century will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, proxies may also be solicited by First Century’s directors and employees personally and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost. First Century may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of First Century common stock held of record by them and to obtain authorization for the execution of proxies. First Century expects to reimburse these institutional holders for their reasonable expenses in connection with these activities.

Record Date

The close of business on October 14, 2016 has been fixed as the record date for determining the First Century shareholders entitled to receive notice of and to vote at the special meeting. At that time, 1,903,120 shares of First Century common stock were outstanding and entitled to vote at the special meeting, held by approximately 345 holders of record.

Quorum and Voting Rights

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of First Century common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. If a quorum exists, the approval of the First Century merger proposal and the First Century adjournment proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting.

As of the record date, directors and executive officers of First Century had the right to vote 567,304 shares of First Century common stock, or approximately 29.81% of the outstanding First Century common stock entitled to be voted at the special meeting. Each of these individuals has agreed to vote their shares of First Century common stock in favor of the proposals to be presented at the special meeting in accordance with a voting agreement executed by each such individual.

If you are a holder of First Century common stock and you submit a proxy in which you abstain from voting, the abstention will be counted toward a quorum at the First Century special meeting, but it will have the same effect as a vote against approval of the First Century merger proposal. An abstention will have the same effect as a vote against the First Century adjournment proposal.

Brokers, banks, nominees and other holders of record holding shares of First Century common stock in “street name” may only vote your shares of First Century common stock on the First Century merger proposal and the First Century adjournment proposal if you provide instructions on how to vote. If you do not provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, nominee or other holder of record, your shares will not be voted on any proposal with respect to which you did not provide instructions. Broker non-votes will have the same effect as a vote against approval of the First Century merger proposal, and will have no effect on the First Century adjournment proposal.

Voting Agreement Executed by Directors of First Century and First Century Bank and an Officer of First Century Bank

Concurrently with execution of the merger agreement, each of the directors of First Century and First Century Bank, in their capacities as shareholders of First Century, and First Century Bank’s Chief Financial Officer entered into a voting agreement, a form of which is included as an exhibit to Appendix A attached to this prospectus and proxy statement, with Summit, under which such individuals agreed to vote their shares of First Century common stock in favor of the merger agreement and the merger at the First Century special meeting.

Attending the Special Meeting

All holders of First Century common stock, including holders of record and shareholders who beneficially hold their stock through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record on the record date can vote in person at the special meeting. If you beneficially hold your shares in “street name,” you must obtain a written proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must either hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

PROPOSALS TO BE CONSIDERED AT THE FIRST CENTURY SPECIAL MEETING

PROPOSAL NO. 1

APPROVAL OF THE MERGER AGREEMENT

First Century is asking its shareholders to approve the merger agreement. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement” beginning on page 64. As discussed in detail in the sections entitled “The Merger— First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors” beginning on page 42, after careful consideration, the First Century board of directors determined that the terms of the merger agreement and the transactions contemplated thereby are in the best interests of First Century and the board unanimously approved the merger agreement. Accordingly, First Century’s board of directors unanimously recommends that First Century shareholders vote “FOR” the First Century merger proposal.

Required Vote

Approval of the First Century merger proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting at which a quorum is present. You are entitled to one vote for each share of First Century common stock you held as of the record date.

Because the affirmative vote of the holders of a majority of the outstanding voting stock entitled to be cast on the matter, assuming a quorum is present at the special meeting, is needed in order to proceed with the merger, an abstention will have the effect of a vote against approval of the merger agreement. The First Century board of directors urges First Century shareholders to promptly vote by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope, or, if you hold your stock in “street name” through a bank, broker, nominee or other holder of record, by following the voting instructions of your bank, broker, nominee or other holder of record. If you hold stock in your name as a shareholder of record, you may complete, sign, date and mail your proxy card in the enclosed postage paid return envelope or vote in person at the First Century special meeting. If you hold your stock in “street name” through a bank, broker, nominee or other holder of record, you must direct your bank or broker to vote in accordance with the instruction form forwarded to you by your bank or broker. This voting instruction form provides instructions on voting by mail.

Recommendation of the First Century Board of Directors

The First Century board of directors recommends that you vote “FOR” approval of the First Century merger proposal. See “The Merger— First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors” on page 42 for a more detailed discussion of the First Century board of directors’ recommendation.

PROPOSAL NO. 2

APPROVAL GRANTING THE BOARD OF DIRECTORS AUTHORITY TO ADJOURN THE FIRST CENTURY SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF PROXIES

If at the First Century special meeting the number of shares of common stock present in person or represented by proxy and voting in favor of the First Century merger proposal is insufficient to approve such proposal, management may move to adjourn the special meeting on one or more occasions in order to enable the board of directors to continue to solicit additional proxies in favor of such proposal; however, the special meeting may not be adjourned, postponed or continued to a date later than March 29, 2017. In that event, you will be asked to vote only upon the First Century adjournment proposal and will not be asked to vote on the First Century merger proposal at the special meeting.

In this proposal, First Century is asking the First Century shareholders to authorize the holder of any proxy solicited by its board of directors to grant to the First Century board of directors the authority to adjourn the special meeting and any later adjournments. If the First Century shareholders approve this proposal, First Century could adjourn the special meeting, and any adjourned session of the special meeting on one or more occasions, to use the additional time to solicit proxies in favor of the First Century merger proposal, including the solicitation of proxies from the shareholders that have previously voted against such proposal. Among other effects, approval of this proposal could mean that, even if proxies representing a sufficient number of votes against the approval of the First Century merger proposal have been received, First Century could adjourn the special meeting without a further shareholder vote on such proposal and seek to convince the holders of those shares to change their votes to vote in favor of such proposal.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the First Century special meeting of the place, date and time to which the meeting is adjourned.

Required Vote

Approval of the First Century adjournment proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the First Century special meeting. An abstention will have the same effect as a vote against the First Century adjournment proposal.

Recommendation of the First Century Board of Directors

The First Century board of directors believes that if the number of shares of its common shares present in person or represented by proxy at the First Century special meeting and voting in favor of the approval of the merger agreement is insufficient to approve such proposal, it is in the best interests of the First Century shareholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve such proposal. The First Century board of directors unanimously recommends that shareholders vote “FOR” the approval of the First Century adjournment proposal.

THE MERGER

The following summary describes certain aspects of the merger, including all the terms of the merger agreement that the respective managements of First Century and Summit believe are material. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this prospectus and proxy statement as Appendix A and is incorporated by reference in this prospectus and proxy statement. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Background and Negotiation of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, First Century’s board of directors and executive management have regularly reviewed and assessed their respective business strategies and objectives, including strategic opportunities and challenges, and have considered various strategic options potentially available to First Century. The goals of these discussions were exploring avenues to maintain above average growth, increase profitability and enhance long-term value for First Century shareholders.

In the fall of 2014, as part of its strategic planning process, the First Century board of directors unanimously decided to create a Strategic Alternatives Subcommittee of its Executive Committee, or the subcommittee, to analyze the various strategic alternatives then available to First Century. Board members Richard Chambers, Frank Wilkinson and Mike Shott were appointed to the subcommittee with First Century Bank’s Chief Financial Officer, Ronnie Hypes, assisting as necessary.

The subcommittee’s first objective was to identify and hire an investment banking firm to assist with the analysis. The subcommittee met with First Century’s legal counsel, Bowles Rice LLP, or Bowles Rice, to gain a better understanding of its role and the board’s role in the process of evaluating First Century’s strategic alternatives. The primary focus of the subcommittee and any investment banking firm engaged by the board of directors was to analyze the impact on shareholder value for each of the alternatives to be considered by the board of directors.

The subcommittee sent requests for proposals to four investment banking firms, requesting that respondents include feedback with respect to their ability to assist First Century in evaluating the following alternatives: (i) remaining independent and growing organically; (ii) acquiring other banking institutions or pursuing a merger-of-equals transaction; and (iii) pursuing a sale or merger of First Century into another banking institution.

Following the subcommittee’s review of the proposals submitted by the investment banking firms and interviews with representatives of the various candidates, the subcommittee recommended to the executive committee and the full board of directors that First Century engage Sandler O’Neill & Partners, L.P., or Sandler O’Neill, in the spring of 2015.

First Century’s strategic plan was due to expire in December 2015 and the First Century board of directors unanimously determined that any process to update that plan should be considered in connection with Sandler O’Neill’s work.

On April 14, 2015, the board of directors authorized First Century to engage Sandler O’Neill to assist in evaluating its strategic alternatives.

Sandler O’Neill reported to the subcommittee throughout mid-2015 and to the board of directors at its meeting on July 21, 2015. Sandler O’Neill’s analysis indicated that First Century was an outlier among its peers with respect to its lower loan-to-deposit ratio. Banks with a loan-to-deposit ratio below 70% were having difficulty maintaining their interest margins. The current low interest rate environment that has persisted for the past decade was also negatively affecting First Century’s performance.

Sander O’Neill modelled a scenario for a stand-alone case where First Century would remain independent and attempt to grow organically. Sandler O’Neill also provided an overview for strategic growth through acquisitions. Anticipated challenges in implementing this strategy arose out of First Century’s presence in a region with low and no-growth markets, which impacted potential acquisition targets along with First Century, and related to the current trading value of First Century’s common stock compared to its tangible book value, which would make First Century stock difficult to use as currency in an acquisition.

Sandler O’Neill reviewed 12 potential acquisition targets with the board of directors and presented branch maps with layover duplications for cost savings. However, combinations of First Century with any of the potential targets resulted in the combined company having a loan-to-deposit ratio lower than desired by the board of directors.

With respect to a potential merger-of-equals alternative, Sandler O’Neill presented a list of merger partners. That list was further narrowed down to two banks operating in similar markets to First Century. Sandler O’Neill shared pro forma financial performance of the combined entities and members of the board of directors discussed the cultural issues that could arise out of merging the companies’ cultures. The board of directors determined that the cultural issues with each of the two potential partners would likely be insurmountable in negotiating and closing a deal.

Sandler O’Neill then reviewed the third alternative, a possible sale of First Century, discussing precedent transactions, prices paid in precedent transactions and comparing target companies’ values to First Century’s potential value. Sample sets of reviewed transactions included transactions focused in the southeastern United States and nationwide. Sandler O’Neill also discussed valuation ranges for banks with loan-to-deposit ratios of less than 70% and in those scenarios, the multiples of purchase price to tangible book value and book value were lower.

Following the presentation, the board of directors authorized Sandler O’Neill to reach out to a list of 18 potential partners to determine if those parties were interested in beginning discussions to acquire First Century. Bowles Rice worked with Sandler O’Neill to prepare a form non-disclosure agreement for each interested party to sign. Sandler O’Neill provided each party that signed a non-disclosure agreement with access to a data room to review current information concerning First Century.

Seven interested parties signed non-disclosure agreements and reviewed the materials prepared by Sandler O’Neill. Following their review of the dataroom, two interested parties, Company A and Summit, submitted non-binding indications of interest to Sandler O’Neill.

On October 21, 2015, following the unanimous approval of the board of directors, First Century engaged Sandler O’Neill to assist it in the sales discussions and to render a fairness opinion in any transaction that arose out of such discussions.

After reviewing the non-binding indications of interest from Company A and from Summit in October 2015, and following consultation with Sandler O’Neill and Bowles Rice, the board of directors unanimously voted to execute the non-binding indication of interest submitted by Company A, which contained an exclusivity clause. First Century executed a non-binding indication of interest with Company A on October 27, 2015. First Century executed an updated non-binding indication of interest, which included greater detail with respect to the proposed merger consideration, with Company A on November 24, 2015. After conducting its due diligence, in mid-December 2015, Company A notified Sandler O’Neill that it had elected not to proceed with an acquisition of First Century.

The First Century board of directors reconvened in January 2016 with representatives from Sandler O’Neill and Bowles Rice to discuss First Century’s options. Following a robust discussion, the board of directors unanimously agreed to direct Mr. Wilkinson to approach H. Charles Maddy, III, President & CEO of Summit, to determine whether Summit was interested in pursuing a transaction with First Century along the lines of its indication of interest from the fall of 2015.

In early February 2016, Mr. Wilkinson and Mr. Maddy discussed Summit’s interest in pursuing a transaction consistent with its earlier proposal.

Following Summit’s submission of an updated, but substantially similar, indication of interest on February 9, 2016, the board of directors unanimously voted to enter into the indication of interest with Summit on February 10, 2016, agreeing to be bound by a customary exclusivity provision.

On February 10, 2016, Mr. Wilkinson executed the indication of interest with Summit on behalf of First Century and Summit began its next round of due diligence on First Century.

During the next several weeks, Summit’s team pursued its due diligence investigation and requested additional documentation that was supplied by First Century.

The First Century board of directors charged the subcommittee with reviewing and negotiating the definitive merger documents in consultation with First Century’s senior management and legal counsel.

On March 29, 2016, at the request of Summit, Mr. Wilkinson executed a letter extending the exclusivity period until May 31, 2016 to permit the parties to continue their discussions.

On May 5, 2016, representatives of Sandler O’Neill visited Moorefield, WV for meetings with certain members of Summit’s management team and for the purposes of pursuing a due diligence review of Summit.

On May 8, 2016, Hunton & Williams LLP, or Hunton & Williams, counsel to Summit, provided an initial draft of the merger agreement to Bowles Rice. Bowles Rice reviewed the draft merger agreement with both First Century management and representatives of Sandler O’Neill and, following feedback from the subcommittee, on May 16, 2016, provided comments on the draft merger agreement to Hunton & Williams.

On May 16, 2016, Hunton & Williams provided an initial draft of a support agreement and voting agreement to Bowles Rice. The voting agreement provided, among other things, for each director of First Century and First Century Bank to vote his or her shares of First Century common stock in favor of the merger at any meeting of the First Century shareholders held to consider and vote on the merger. The support agreement obligated each director of First Century and First Century Bank to refrain from soliciting First Century customers or competing against the combined company after the consummation of the proposed transaction for a defined period of time.

Throughout this process, the subcommittee worked actively with management and representatives of Sandler O’Neill and Bowles Rice to review and analyze the various revised drafts of the definitive merger agreement. The subcommittee and Mr. Hypes participated in teleconferences with representatives of Sandler O’Neill and Bowles Rice on May 16, 2016 and May 25, 2016, respectively.

On May 23, 2016, a meeting of the board of directors of First Century and the board of directors of First Century Bank was held to discuss and review the terms of the voting agreement and the support agreement that the members of each board would be required to sign in connection with the execution of the merger agreement. Bowles Rice provided comments on the form support agreement and voting agreement to Hunton & Williams on May 23, 2016.

From May 16 through May 31, 2016, First Century, Summit and their respective financial and legal advisors continued to negotiate the terms of the definitive merger agreement and related documents. In addition, First Century and Summit and their respective financial and legal advisors continued to discuss various matters related to the proposed combination of Summit and First Century.

Also on May 26, 2016, following a final discussion between Sandler O’Neill and Summit regarding the financial terms of the proposed transaction, including the determination of the exchange rate for converting shares of First Century common stock into shares of Summit common stock, the subcommittee and Mr. Hypes participated in a teleconference with representatives of Sandler O’Neill and Bowles Rice to review the final terms of the proposed merger and the most recent version of the merger agreement. Following these discussions, the subcommittee voted unanimously to recommend the merger and the merger agreement to the board of directors.

On May 26, 2016, the Summit board of directors approved the merger.

On June 1, 2016, the First Century board of directors held a special meeting to review the proposed terms of the merger agreement, including the merger consideration and the various related agreements contemplated by the merger agreement, and the transactions contemplated by the merger agreement, including the merger. The First Century board of directors received presentations regarding the proposed merger from Sandler O’Neill and Bowles Rice. Sandler O’Neill also briefed the board of directors on the results of its due diligence review conducted on Summit. Representatives of Bowles Rice updated the board of directors on the negotiations with Summit regarding the merger agreement and further advised the First Century board of directors on its legal duties. Representatives of Sandler O’Neill and Bowles Rice responded to questions from the directors. At this meeting, Sandler O’Neill reviewed the financial aspects of the proposed merger and rendered its opinion to the board of directors to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill, as set forth in such opinion, the merger consideration was fair, from a financial point of view, to the holders of First Century common stock. See “Opinion of First Century’s Financial Advisor” on page 46, for more information.

After careful and deliberate consideration of the presentations by First Century’s financial advisor and legal counsel as well as consideration of the factors described under “—First Century’s Reasons for the Merger; Recommendation of the First Century’s Board of Directors” on page 42 and the interests of First Century shareholders, customers, employees and the communities served by First Century, the First Century board of directors unanimously (i) approved the merger agreement and the related documents, with Mr. Wilkinson abstaining to the extent that his potential employment arrangement with Summit Community Bank following the merger gave rise to a conflicting interest transaction under West Virginia law, (ii) approved the submission of the merger agreement to First Century’s shareholders and (iii) recommended that First Century’s shareholders approve the merger.

Following the special meeting of the First Century board of directors on June 1, 2016, the merger agreement and related documents were executed and the parties issued a press release announcing the proposed merger on the evening of June 1, 2016.

First Century’s Reasons for the Merger; Recommendation of the First Century Board of Directors

The First Century board of directors believes that the merger is in the best interest of First Century and its shareholders. Accordingly, the First Century board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that First Century shareholders vote “FOR” approval of the merger agreement.

In reaching its decision to approve the merger and the merger agreement and to recommend the approval of the merger agreement to First Century shareholders, the First Century board of directors evaluated the merger and the merger agreement in consultation with executive management, Sandler O’Neill, its financial advisor, and Bowles Rice, its legal counsel. The First Century board of directors carefully considered the terms of the merger agreement and the value of the merger consideration to be received by First Century shareholders and ultimately determined that it was in the best interest of First Century and its shareholders for First Century to enter into the merger agreement with Summit. The First Century board of directors believes that partnering with Summit will maximize the long-term value of its shareholders’ investment in First Century, and that the merger will provide the combined company with additional resources necessary to compete more effectively in southern West Virginia and southwestern Virginia. In addition, the First Century board of directors believes that the customers and communities served by First Century will benefit from the combined company’s enhanced abilities to meet their banking needs.

In reaching its unanimous decision to approve the merger and the merger agreement and to recommend that First Century shareholders vote “FOR” approval of the merger agreement, the First Century board of directors considered many factors, including, without limitation, the following:

•	The extensive review undertaken by the Strategic Alternatives Subcommittee of the Executive Committee and the First Century board of directors, with the assistance of First Century’s financial and legal advisors, with respect to the strategic alternatives available to First Century;

•	The consideration being offered to First Century shareholders in relation to the book value per share, tangible book value per share, earnings per share and projected earnings per share of First Century;

•	The results that could be expected to be obtained by First Century if it continued to operate independently and the potential future value of First Century common stock compared to the value of the merger consideration offered by Summit;

•	The implied value of the merger consideration offered by Summit and the uncertainty whether or when the First Century common stock would attain a value equal to implied value of the merger consideration;

•	The impact on First Century’s continuing operations and marketability as a potential acquisition target of the Defined Benefit Plan and the costs of terminating such plan;

•	The limited prospects for First Century to grow its franchise through acquisitions given First Century’s relatively small size, corporate structure and lack of liquidity in First Century common stock;

•	Its understanding of the current and prospective environment in which First Century operates, including national, regional and local economic conditions, the interest rate environment, the competitive and regulatory environments for financial institutions generally, the increased regulatory burdens on financial institutions, the uncertainties of the regulatory environment in the future and the likely effect of these factors on First Century both with and without the merger;

•	The expected future receipt by First Century shareholders of dividends after completion of the merger as Summit shareholders, based on Summit’s current and forecasted dividend yield;

•	The feasibility and prospects of First Century continuing to operate independently, including First Century’s ability to compete with much larger regionally-based banks, the potential need to eventually raise additional capital that could be dilutive to existing First Century shareholders and the potential future trading value of First Century common stock compared to the implied value of the merger consideration offered by Summit;

•	The anticipated future earnings growth of First Century compared to the potential future earnings growth of Summit and the combined entity;

•	The common stock consideration offered by Summit, including the opportunity for First Century shareholders to receive shares of Summit common stock on a tax-free basis for their shares of First Century common stock;

•	The market capitalization and trading liquidity of Summit common stock in the event First Century shareholders desired to sell the shares of Summit common stock to be received by them upon completion of the merger;

•	The solicitation process undertaken by First Century with Sandler O’Neill’s assistance;

•	The addition of one of First Century’s directors to the Summit board of directors;

•	The complementary geographic locations of the First Century and Summit branch networks;

•	Summit’s significantly greater asset size and capital level compared to First Century;

•	The absence of any trading market for First Century common stock;

•	The cash/stock election provisions in the merger agreement providing First Century shareholders with an ability to choose the form of consideration that they wish to receive, subject to the overall approximately 65% stock/35% cash allotment;

•	The fact that 65% of the merger consideration would be in the form of Summit common stock based upon a fixed exchange ratio, which will permit First Century shareholders who receive Summit common stock in the merger with the ability to participate in the future performance of the combined company or, for those First Century shareholders who receive cash, to participate in a liquidity event;

•	The financial presentation, dated June 1, 2016, of Sandler O’Neill to the First Century board of directors and the opinion, dated June 1, 2016, of Sandler O’Neill to the First Century board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of First Century common stock of the merger consideration as more fully described below under “Opinion of First Century’s Financial Advisor”;

•	The analyses presented by Bowles Rice, First Century’s legal counsel, as to the structure of the merger, including the condition that the merger must qualify as a transaction that will permit First Century shareholders to receive Summit shares in exchange for their First Century shares on a tax-free basis for federal income tax purposes, the merger agreement, duties of the First Century board of directors under applicable law, and the process that First Century (including its board of directors) employed in considering all potential strategic transactions including the merger with Summit;

•	The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining First Century with Summit;

•	The additional products offered by Summit to its customers, the ability of the combined company to provide comprehensive financial services to its customers, and the potential for operating synergies and cross-marketing of products and services across the combined company;

•	The potential value of an expansion of the Summit branch network adding First Century branch locations to Summit’s existing branch network in Virginia and West Virginia;

•	The earnings prospects of the combined company after completion of the merger;

•	The shared community banking philosophies of First Century and Summit, and each entity’s commitment to community service and support of community-based non-profit organizations and causes;

•	The report of Sandler O’Neill to the First Century board of directors concerning the operations, financial condition and prospects of Summit and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and capital ratios;

•	The likelihood of successful integration and operation of the combined company;

•	The likelihood of obtaining the regulatory approvals needed to complete the transaction;

•	The potential cost-saving opportunities resulting from the merger; and

•	The effects of the merger on First Century employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to First Century employees.

The First Century board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	The challenges of integrating First Century’s businesses, operations and employees with those of Summit;

•	The need to obtain approval by shareholders of First Century, as well as regulatory approvals in order to complete the transaction;

•	The risks associated with the operations of the combined company, including the ability to achieve the anticipated cost savings;

•	The risk associated with the requirement that First Century maintain a mutually agreed value of shareholders’ equity through the earlier of the effective time of the merger or December 31, 2016;

•	The fact that First Century directors and executive officers have interests in the merger that are different from, or in addition to, those of other First Century shareholders, as more fully discussed under “—Interests of Certain First Century Directors and Executive Officers in the Merger” on page 61; and

•	The risks associated with entry into the merger agreement and conduct of First Century’s business before the merger is completed, and the impact that provisions of the merger agreement relating to reimbursement of expenses and payment of a termination fee by First Century may have on First Century receiving superior acquisition offers.

The First Century board of directors also considered the structural protections included in the merger agreement, such as the ability of First Century to terminate the merger agreement if, without limitation:

•	Summit breaches the representation that, since December 31, 2015, no event has occurred or circumstance arisen that is reasonably likely to have a material adverse effect with respect to Summit, which breach cannot be or has not been cured within 30 days after written notice of the breach to Summit;

•	The average closing price of Summit common stock declines by more than 15% from $17.30, and Summit common stock underperforms the NASDAQ Bank Index (IBIX) by more than 15%, all as calculated pursuant to the merger agreement, unless Summit agrees to increase the number of shares of Summit common stock to be issued to holders of First Century common stock;

•	Summit materially breaches any of its covenants or agreements under the merger agreement, which material breach cannot be or has not been cured within 30 days after written notice of the breach to Summit; or

•	Any required approval of any government authority is denied by final nonappealable action of such government authority, or the shareholders of Summit or First Century do not approve the merger at the First Century special meeting.

The First Century board of directors also noted that it could terminate the merger agreement in order to concurrently enter into an agreement with respect to an unsolicited acquisition proposal that was received and considered by First Century in compliance with the nonsolicitation provisions of the merger agreement and that would, if consummated, result in a transaction that is more favorable to First Century shareholders than the merger. This termination right is conditioned on First Century providing notice of the unsolicited acquisition proposal to Summit, Summit not making a revised offer to First Century that is at least as favorable as the unsolicited acquisition proposal and First Century paying a $1,300,000 break-up fee to Summit. The amount of this potential fee was negotiated at arm’s-length and was deemed by the First Century board of directors to be reasonable based upon the break-up fees paid in comparable transactions and the fact that multiple institutions had already been given an opportunity to bid prior to the merger agreement being approved. As of the date of this prospectus and proxy statement, no unsolicited acquisition proposals have been received. See “The Merger Agreement—Acquisition Proposals” on page 71 for more information.

The First Century board also discussed its right to require Summit to pay the total amount paid by First Century to any persons in connection with the termination of the Defined Benefit Plan, but excluding any insurance cost and the costs of annuities incurred by First Century with respect to the termination of the Defined Benefit Plan if (i) First Century terminates the merger agreement as a result of the failure to consummate the merger by March 31, 2017, (ii) First Century terminates the merger agreement as a result of Summit’s material breach of the representations and warranties in the merger agreement following notice and an opportunity for cure or (iii) First Century terminates the merger agreement because Summit experienced a material adverse effect.

The foregoing discussion of the information and factors considered by the First Century board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In view of the wide variety and complexity of factors considered in connection with its evaluation of the merger, the First Century board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The First Century board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The First Century board of directors based its recommendation on the totality of the information presented.

The First Century board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, which is the plan of merger. In considering the recommendation of the First Century board of directors with respect to the proposal to approve the merger agreement and plan of merger, First Century shareholders should be aware that First Century’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other First Century shareholders. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement and plan of merger be adopted by the shareholders of First Century. See “The Merger—Interests of Certain First Century Directors and Executive Officers in the Merger” on page 61.

This summary of the reasoning of First Century’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 33.

Summit’s Reasons for the Merger

In reaching its decision to adopt and approve the merger agreement, the merger, the issuance of Summit common stock in connection with the merger and the other transactions contemplated by the merger agreement, the Summit board of directors consulted with Summit management, as well as its legal advisors, and considered a number of factors, including the following material factors:

•	Summit’s, First Century’s and the combined entity’s business, operations, financial condition, risk profile, asset quality, earnings and prospects. In reviewing these factors, the Summit board of directors considered its view that First Century’s business and operations complement those of Summit and that the merger would result in a combined company with a well-balanced loan portfolio and an attractive funding base;

•	The fact that the core deposits made up the vast majority of First Century’s deposit mix;

•	The fact that the merger will result in a combined entity with assets of approximately $1.95 billion and the regulatory and compliance consequences related to being an entity of that size in the financial services industry;

•	The potential of enhancing a regional banking franchise with additional scale and access to a broader base of middle market and small business prospects;

•	First Century’s familiarity with the southern West Virginia and southwestern Virginia markets;

•	Management’s understanding of the current and prospective environment in which Summit and First Century operate, including national and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on Summit both with and without the proposed transaction;

•	Management’s expectation regarding cost synergies, earnings accretion, tangible book value dilution and internal rate of return;

•	Management’s due diligence examination of First Century;

•	Sensitivity of the proposed transaction’s economic returns to a variety of factors, including changes to the amount of cost synergies, First Century’s pro forma earnings, First Century’s rates of growth and estimated mark-to-market of the associated loan portfolio;

•	The market for alternative merger or acquisition transactions in the banking industry and the likelihood and timing of other material strategic transactions;

•	The complementary nature of the cultures and product mix of the two companies, which management believes should facilitate integration and implementation of the transaction;

•	Management’s expectation that the strong capital position maintained by each separate company prior to the completion of the merger will contribute to a strong capital position for the combined entity upon completion of the merger;

•	The financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside legal advisors;

•	The potential risks associated with and management’s recent experience in achieving anticipated cost synergies and savings and successfully integrating First Century’s business, operations and workforce with those of Summit;

•	The nature and amount of payments to be received by First Century management in connection with the merger and the merger-related costs and restructuring charges that will be incurred in connection with the merger;

•	The commitment by certain First Century Bank executives to continue employment with Summit Community Bank after the bank merger;

•	The potential risk of diverting management attention and resources from the operation of Summit’s business and towards the completion of the merger; and

•	The regulatory and other approvals required in connection with the merger.

The foregoing discussion of the information and factors considered by the Summit board of directors is not intended to be exhaustive, but includes the material factors considered by the Summit board of directors. In reaching its decision to approve the merger agreement, the merger, the issuance of Summit common stock to First Century shareholders in connection with the merger, and the other transactions contemplated by the merger agreement, the Summit board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Summit board of directors considered all these factors as a whole, including discussions with, and questioning of, Summit management and Summit’s legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Opinion of First Century’s Financial Advisor

By letter dated October 21, 2015, the First Century board of directors engaged Sandler O’Neill to act as its financial advisor in connection with First Century’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The First Century board of directors selected Sandler O’Neill to act as its financial advisor in connection with a possible merger of First Century based on Sandler O’Neill’s qualifications, expertise, reputation and experience in mergers and acquisitions involving community banks and its knowledge with respect to First Century.

Sandler O’Neill acted as financial advisor to the First Century board of directors in connection with the proposed merger with Summit and participated in certain of the negotiations leading to the execution of the merger agreement. At the June 1, 2016 meeting of the First Century board of directors, Sandler O’Neill delivered to the First Century board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date, the merger consideration was fair to the holders of First Century common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached hereto as Appendix B to this prospectus and proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of Sandler O’Neill’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. First Century’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to First Century’s board of directors in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of First Century common stock. Sandler O’Neill’s opinion does not constitute a recommendation to any holder of First Century common stock as to how such holder of First Century common stock should vote with respect to the merger or any other matter. It does not address the underlying business decision of First Century to engage in the merger or any other aspect of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for First Century, or the effect of any other transaction in which First Century might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any First Century or Summit officer, director, or employee, or class of such persons, if any, relative to the merger consideration to be received by any other shareholders. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with rendering its opinion, Sandler O’Neill reviewed and considered, among other things:

•	A draft of the merger agreement, dated June 1, 2016;

•	certain publicly available financial statements and other historical financial information of First Century that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of Summit that Sandler O’Neill deemed relevant;

•	internal financial projections for First Century for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of First Century;

•	internal financial projections for Summit for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Summit;

•	the pro forma financial impact of the merger on Summit based on certain assumptions relating to estimated transaction expenses, purchase accounting adjustments, the core deposit intangible asset and cost savings, as provided by the senior management of Summit;

•	the publicly reported historical price and trading activity for First Century common stock and Summit common stock, including a comparison of certain stock market information for First Century common stock and Summit common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•	a comparison of certain financial information for First Century and Summit with similar institutions for which information is publicly available;

•	the financial terms of certain other recent business combinations in the commercial banking industry (on a regional and nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of First Century the business, financial condition, results of operations and prospects of First Century and held similar discussions with the senior management of Summit regarding the business, financial condition, results of operations and prospects of Summit, including a discussion of the assumptions on which such performance is based.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by First Century and Summit or their respective representatives or that was otherwise reviewed by Sandler O’Neill and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its fairness opinion without any independent verification or investigation. Sandler O’Neill further relied on the assurances of the respective managements of First Century and Summit that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading as of the date such information was provided. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Century or Summit or any of their respective affiliates or subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of First Century or Summit or any of their respective affiliates or subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of First Century, Summit or the combined entity after the merger and Sandler O’Neill did not review any individual credit files relating to First Century or Summit. Sandler O’Neill assumed, with First Century’s consent, that the respective allowances for loan losses for both First Century and Summit were adequate to cover such losses and that they would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for First Century for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of First Century, as well as internal financial projections for Summit for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Summit. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to estimated transaction expenses, purchase accounting adjustments, the core deposit intangible asset and cost savings, as provided by the senior management of Summit. With respect to those projections, estimates and judgments, the respective managements of First Century and Summit confirmed to Sandler O’Neill that those respective projections, estimates and judgments reflected the best currently available projections, estimates and judgments of those respective managements of the future financial performance of First Century and Summit, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expressed no opinion as to such projections, estimates or judgments or the assumptions on which they were based. Sandler O’Neill assumed that there were no material changes in the respective assets, financial condition, results of operations, business or prospects of First Century or Summit since the date of the most recent financial data made available to Sandler O’Neill. Sandler O’Neill also assumed in all respects material to its analysis that First Century and Summit would remain as going concerns for all periods relevant to Sandler O’Neill’s analyses.

Sandler O’Neill also assumed, with First Century’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on First Century, Summit or the merger or any related transaction, and (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with First Century’s consent, Sandler O’Neill relied upon the advice that First Century received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

Sandler O’Neill’s analyses and the views expressed therein were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its fairness opinion. Events occurring after the date thereof could materially affect Sandler O’Neill’s views. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its fairness opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading values of First Century common stock or Summit common stock at any time or what the value of Summit’s common stock would be once it is actually received by the holders of First Century common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s fairness opinion or the presentation made by Sandler O’Neill to the First Century board of directors. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to First Century or Summit and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of First Century or Summit and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of First Century, Summit and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its fairness opinion and provided such analyses to First Century’s board of directors at the meeting held on June 1, 2016. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. The analyses and fairness opinion of Sandler O’Neill were among a number of factors taken into consideration by First Century’s board of directors in making its determination to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger) and the analyses described below should not be viewed as determinative of the decision of First Century’s board of directors or management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, upon the effective time of the merger, each share of First Century common stock issued and outstanding as of the effective time will be converted into the right to receive, at the election of the holder thereof, either: (i) 1.2433 shares of Summit common stock, or the stock consideration, (ii) $22.50 in cash, or the cash consideration or, (iii) a combination of the cash consideration and the stock consideration, subject to the limitations set forth in the merger agreement, which provide generally that shareholder elections may be adjusted as necessary to result in an overall ratio of 35% of First Century’s common stock being converted into the right to receive cash consideration and 65% of First Century’s common stock being converted into the right to receive stock consideration. The stock consideration and cash consideration are contingent upon First Century meeting a minimum adjusted equity requirement of $40.891 million as of the closing of the merger subject to a 3.0% +/(-) collar. In accordance with the merger agreement, First Century’s adjusted equity is calculated in accordance with GAAP, adjusted to exclude certain after-tax net unrealized gains or losses on available-for-sale securities, and including in the calculation, all transaction related charges, all IT contract termination and related charges and expenses related to the termination of First Century’s Defined Benefit Plan. Should First Century’s adjusted equity fall below the collar floor of $39.664 million, the purchase price will be reduced dollar-for-dollar, allocated between the cash consideration and the stock consideration proportionately in accordance with the limitations set forth in the agreement. Should First Century’s adjusted equity exceed the collar ceiling of $42.118 million, equity in excess of the ceiling shall be distributed to First Century shareholders in the form of a special cash distribution prior to transaction close. Using Summit’s trailing three-day average price as of May 25, 2016, or $18.10 per share, and based upon 1,903,120 shares of First Century common stock outstanding and no options or warrants outstanding, Sandler O’Neill calculated an aggregate implied transaction value of approximately $42.8 million, or an implied price per share of $22.50. Based upon financial information for First Century as of or for the twelve month period ending March 31, 2016, Sandler O’Neill calculated the following implied transaction metrics:

Transaction Multiples (GAAP Basis)

Transaction Value / Book Value per Share	93.3%
Transaction Value / Tangible Book Value	105.2%
Price / LTM Earnings per Share	16.7	x
Price / Estimated 2016 Earnings per Share(1)	13.6	x
Tangible Book Premium / Core Deposits(2)	1.1%
Market Premium as of May 26, 2016	16.0%

(1)	Based on management projections as of June 1, 2016
(2)	Core deposits are defined as total deposits less time deposits greater than $100,000.

Stock Trading History. Sandler O’Neill reviewed the history of the publicly reported trading prices of First Century’s common stock and Summit’s common stock for the one year and three years periods ended May 26, 2016, respectively. Sandler O’Neill then compared the relationship between the movements in the price of First Century’s and Summit’s common stock, respectively, to movements in their respective peer groups (as described on pages 50 and 51) as well as certain stock indices.

First Century’s One Year Stock Performance

	Beginning Index Value May 26, 2015	Ending Index Value May 26, 2016
First Century	100%	97.0%
First Century Peer Group	100%	110.8%
NASDAQ Bank Index	100%	104.7%
S&P 500 Index	100%	99.3%

First Century’s Three Year Stock Performance

	Beginning Index Value May 26, 2013	Ending Index Value May 26, 2016
First Century	100%	128.9%
First Century Peer Group	100%	147.1%
NASDAQ Bank Index	100%	133.2%
S&P 500 Index	100%	126.7%

Summit’s One Year Stock Performance

	Beginning Index Value May 26, 2015	Ending Index Value May 26, 2016
Summit	100%	152.0%
Summit Peer Group	100%	112.4%
NASDAQ Bank Index	100%	104.7%
S&P 500 Index	100%	99.3%

Summit’s Three Year Stock Performance

	Beginning Index Value May 26, 2013	Ending Index Value May 26, 2016
Summit	100%	224.0%
Summit Peer Group	100%	138.2%
NASDAQ Bank Index	100%	133.2%
S&P 500 Index	100%	126.7%

Comparable Company Analyses. Sandler O’Neill used publicly available information to compare selected financial information for First Century with a group of financial institutions selected by Sandler O’Neill. The First Century peer group consisted of publicly traded banks headquartered in West Virginia, Kentucky and Western Virginia with total assets of $300 million to $500 million, or the First Century peer group. The First Century peer group consisted of the following companies:

HomeTown Bankshares Corporation	Potomac Bancshares, Inc.
Boyle Bancorp, Inc.	First WV Bancorp, Inc.
Citizens First Corporation	HFB Financial Corporation
Highlands Bankshares, Inc.	Bank of Botetourt
Pinnacle Bankshares Corporation	Grayson Bankshares, Inc.

The analysis compared publicly available financial information for First Century with the corresponding data for the First Century peer group as of or for the twelve months ended March 31, 2016 (unless otherwise noted), with pricing data as of May 26, 2016. The table below sets forth the data for First Century and the high, low, mean and median data for the First Century peer group.

Comparable Group Analysis
First Century	FCBS Peer Group
Bankshares, Inc.	High Result	Low Result	Mean Result	Median Result
Total Assets (in millions)	$410	$493	$332	$389	$368
Gross Loans/Deposits	65.5%	95.5%	33.8%	84.3%	91.4%
Tangible Common Equity/Tangible Assets	9.7%	12.2%	6.7%	9.6%	9.4%
Tier I Leverage Ratio	11.0%	12.8%	8.9%	10.3%	9.9%
Total Risk Based Capital Ratio	19.7%	23.2%	12.2%	15.4%	13.5%
LTM Return on Average Assets	0.6%	1.1%	0.3%	0.7%	0.8%
LTM Return on Average Equity	5.6%	9.6%	3.4%	7.2%	7.7%
LTM Net Interest Margin	3.4%	4.4%	2.8%	3.7%	3.7%
LTM Efficiency Ratio	76.5%	87.7%	68.7%	75.4%	73.9%
Loan Loss Reserve/Gross Loans	1.5%	1.8%	0.9%	1.2%	1.2%
Nonperforming Assets/Total Assets (1)	2.9%	3.2%	0.7%	2.0%	2.1%
Price/Tangible Book Value	93.6%	101.2%	74.3%	88.0%	88.1%
Price/LTM Earnings Per Share	14.4	x	22.8	x	9.6	x	13.3	x	12.0	x
Market Capitalization (in millions)	$37	$56	$23	$33	$31

(1)	Nonperforming assets defined as the total of nonaccrual loans, restructured loans and OREO.

Sandler O’Neill used publicly available information to perform a similar analysis for Summit and a group of financial institutions, as selected by Sandler O’Neill. The Summit peer group consisted of major exchange traded banks headquartered in the Southeast with total assets of $1.0 billion to $3.0 billion, or the Summit peer group. The Summit peer group consisted of the following companies:

Capital City Bank Group, Inc.	Middleburg Financial Corporation
HomeTrust Bancshares, Inc.	Eastern Virginia Bankshares, Inc.
Atlantic Capital Bancshares, Inc.	Live Oak Bancshares, Inc.
First Community Bancshares, Inc.	First Bancshares, Inc.
Stonegate Bank	Southern First Bancshares, Inc.
Franklin Financial Network, Inc.	Access National Corporation
Hampton Roads Bankshares, Inc.	National Bankshares, Inc.
Bear State Financial, Inc.	Colony Bankcorp, Inc.
WashingtonFirst Bankshares, Inc.	Community Bankers Trust Corporation
National Commerce Corporation	Southern National Bancorp of Virginia, Inc.
American National Bankshares Inc.	Peoples Bancorp of North Carolina, Inc.
Premier Financial Bancorp, Inc.	SmartFinancial, Inc.
Carolina Financial Corporation	Citizens Holding Company
C&F Financial Corporation

The analysis compared publicly available financial information for Summit with the corresponding data for the Summit peer group as of or for the twelve months ended March 31, 2016 (unless otherwise noted), with pricing data as of May 26, 2016. The table below sets forth the data for Summit and the high, low, mean and median data for the Summit peer group.

Comparable Group Analysis
Summit Financial	SMMF Peer Group
Group, Inc.	High Result	Low Result	Mean Result	Median Result
Total Assets (in millions)	$1,509	$2,792	$1,002	$1,638	$1,405
Gross Loans/Deposits	101.2%	103.6%	30.9%	82.2%	86.0%
Tangible Common Equity/Tangible Assets	9.2%	16.1%	6.1%	9.6%	9.3%
Tier I Leverage Ratio	10.7%	17.1%	7.7%	10.5%	10.0%
Total Risk Based Capital Ratio	14.5%	26.4%	11.4%	15.1%	14.9%
LTM Return on Average Assets	1.1%	1.7%	NM	0.8%	0.9%
LTM Return on Average Equity	11.2%	15.0%	NM	7.3%	8.3%
LTM Net Interest Margin	3.5%	6.4%	3.1%	3.8%	3.7%
LTM Efficiency Ratio	54.0%	90.5%	47.6%	67.2%	68.3%
Loan Loss Reserve/Gross Loans	1.0%	3.8%	0.6%	1.2%	1.2%
Nonperforming Assets/Total Assets (1)	2.7%	3.5%	0.0%	1.3%	1.2%
Price/Tangible Book Value	140.3%	266.1%	98.4%	144.0%	133.3%
Price/LTM Earnings Per Share	12.0	x	45.0	x	10.0	x	18.8	x	15.3	x
Market Capitalization (in millions)	$191	$544	$82	$229	$223

(1)	Nonperforming assets defined as the total of nonaccrual loans, restructured loans and OREO.

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed two groups of recent merger and acquisition transactions. The first group included merger transactions announced from January 1, 2015 through June 1, 2016 involving United States-based banks with target total assets between $100 million and $500 million, in which the target’s NPAs/assets were less than 5.0% and in which the target’s Loans/Deposits were less than 70.0%, or the nationwide transaction group.

The nationwide transaction group was composed of the following transactions:

Acquirer / Target

First Interstate BancSystem, Inc.	/	Flathead Bank of Bigfork, Montana
Fentura Financial, Inc.	/	Community Bancorp, Inc.
Summit Financial Group, Inc.	/	Highland County Bankshares, Inc.
County Bank Corp	/	Capac Bancorp, Inc.
State Bank Corp.	/	Country Bank
Robertson Holding Company, L.P.	/	National Bank of Tennessee
County Bancshares, Inc.	/	First Live Oak Bancshares, Inc.
Bay Bancorp, Inc.	/	Hopkins Bancorp, Inc.
BNH Financial	/	Community Guaranty Corporation
County Bancorp, Inc.	/	Fox River Valley Bancorp, Inc.
CVB Financial Corp.	/	County Commerce Bank
First Midwest Bancorp, Inc.	/	Peoples Bancorp, Inc.
Citizens Financial Services, Inc.	/	First National Bank of Fredericksburg
First Capital, Inc.	/	Peoples Bancorp Inc. of Bullitt County
First Commonwealth Financial Corporation	/	First Community Bank
Heritage Commerce Corp	/	Focus Business Bank
Heartland Financial USA, Inc.	/	Community Bancorporation of New Mexico, Inc.
Wintrust Financial Corporation	/	North Bank
Wintrust Financial Corporation	/	Community Financial Shares, Inc.
National Bank Holdings Corporation	/	Pine River Bank Corp.
Ameris Bancorp	/	Merchants & Southern Banks of Florida, Inc.

The second group included merger transactions announced from January 1, 2012 through June 1, 2016 with target total assets less than $500 million, in which the target was headquartered in West Virginia, Kentucky or Western Virginia and in which the target’s NPAs/assets were less than 5.0%, or the regional transaction group.

The regional transaction group was composed of the following transactions:

Acquirer / Target

First Citizens BancShares, Inc.	/	Cordia Bancorp Inc.
Blue Ridge Bankshares, Inc.	/	River Bancorp, Inc.
First Sentry Bancshares, Inc.	/	Rock Branch Community Bank, Inc.
Summit Financial Group, Inc.	/	Highland County Bankshares, Inc.
Citizens National Corporation	/	Alliance Banking Company
First Capital, Inc.	/	Peoples Bancorp Inc. of Bullitt County
Kentucky Bancshares, Inc.	/	Madison Financial Corporation
Hambac, Inc.	/	Kentucky Home Bancshares, Inc.
First Southern Bancorp, Inc.	/	First United, Inc.
Hartland Financial, Inc.	/	Citizens Bank
American National Bankshares Inc.	/	MainStreet BankShares, Inc.
Citizens National Corporation	/	Peoples Security Bancorp, Inc.
Premier Financial Bancorp, Inc.	/	Bank of Gassaway
First Trust Financial Corporation	/	Ballard Kevil Bancorp, Inc.
S.Y. Bancorp, Inc.	/	Bancorp, Inc.
Peoples of Fleming County Bancorp, Inc.	/	Salt Lick Deposit Bank
Financial Services Holding Corporation	/	Harrison Bancorporation
Peoples Bancorp Inc.	/	Sistersville Bancorp, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to book value, transaction price to tangible book value, transaction price to last twelve months earnings and core deposit premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the high, low, mean and median metrics for both the nationwide transaction group and the regional transaction group.

Comparable Nationwide Transaction Multiples
	Summit Financial
	Group, Inc. / First		Nationwide Transaction Group
	Century Bankshares, Inc.		High Result		Low Result		Mean Result		Median Result
Transaction Value / Book Value	93.3%		172.9%		68.4%		127.1%		130.5%
Transaction Value / Tangible Book Value	105.2%		172.9%		68.4%		131.3%		137.2%
Transaction Value / LTM Earnings	16.7	x	48.3	x	7.9	x	25.4	x	22.6	x
Core Deposit Premium(1)	1.1%		9.5%		(2.2)%		3.8%		4.6%

Comparable Regional Transaction Multiples
	Summit Financial
	Group, Inc. / First		Regional Transaction Group
	Century Bankshares, Inc.		High Result		Low Result		Mean Result		Median Result
Transaction Value / Book Value	93.3%		137.7%		75.0%		108.9%		107.5%
Transaction Value / Tangible Book Value	105.2%		137.7%		75.0%		110.1%		109.4%
Transaction Value / LTM Earnings	16.7	x	58.8	x	8.8	x	28.2	x	27.6	x
Core Deposit Premium(1)	1.1%		6.0%		(4.0)%		1.8%		1.8%

(1)	Core deposits defined as total deposits less time deposits greater than $100,000

Net Present Value Analysis. Sandler O’Neill performed an analysis that estimated the net present value per share of First Century’s common stock assuming First Century performed in accordance with internal financial projections for First Century for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of First

Century. To approximate the terminal value of First Century common stock at December 31, 2020, Sandler O’Neill applied price to earnings multiples ranging from 10.0x to 15.0x and multiples of tangible book value ranging from 75% to 100%. The terminal values were then discounted to present values using discount rates ranging from 10.0% to 16.0% when applied to 2020 earnings multiples and 10.0% to 16.0% when applied to multiples of December 31, 2020 tangible book value, which were selected to reflect different assumptions regarding potential desired rates of return of holders or prospective buyers of First Century common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of First Century common stock of $13.66 to $24.03 when applying multiples of earnings and $12.60 to $19.93 when applying multiples of tangible book value.

		Earnings Multiples
Discount	(Value shown is a per share valuation)
Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
10%	$17.18	$18.55	$19.92	$21.29	$22.66	$24.03
11%	$16.52	$17.83	$19.14	$20.45	$21.77	$23.08
12%	$15.89	$17.14	$18.40	$19.66	$20.92	$22.18
13%	$15.29	$16.49	$17.70	$18.91	$20.11	$21.32
14%	$14.72	$15.87	$17.03	$18.19	$19.34	$20.50
15%	$14.18	$15.28	$16.39	$17.50	$18.61	$19.72
16%	$13.66	$14.72	$15.79	$16.85	$17.92	$18.98

		Tangible Book Value Multiples
Discount	(Value shown is a per share valuation)
Rate	75%	80%	85%	90%	95%	100%
10%	$15.81	$16.64	$17.46	$18.28	$19.11	$19.93
11%	$15.21	$16.00	$16.79	$17.57	$18.36	$19.15
12%	$14.64	$15.39	$16.15	$16.90	$17.66	$18.41
13%	$14.09	$14.81	$15.54	$16.26	$16.98	$17.71
14%	$13.57	$14.26	$14.96	$15.65	$16.35	$17.04
15%	$13.07	$13.74	$14.40	$15.07	$15.74	$16.40
16%	$12.60	$13.24	$13.88	$14.52	$15.16	$15.80

Sandler O’Neill also considered and discussed with First Century’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming First Century’s net income varied from 25.0% above projections to 25.0% below projections. This analysis resulted in the following range of per share values for First Century common stock, applying the price to 2020 earnings multiples range of 10.0x to 15.0x referred to above and using a discount rate of 13.99%.

Earnings Projection	Earnings Multiples
Change from	(Value shown is a per share valuation)
Base Case	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
(25.0)%	$11.83	$12.70	$13.57	$14.43	$15.30	$16.17
(20.0)%	$12.41	$13.34	$14.26	$15.19	$16.11	$17.04
(15.0)%	$12.99	$13.97	$14.95	$15.94	$16.92	$17.91
(10.0)%	$13.57	$14.61	$15.65	$16.69	$17.73	$18.77
(5.0)%	$14.14	$15.24	$16.34	$17.44	$18.54	$19.64
0.0%	$14.72	$15.88	$17.04	$18.19	$19.35	$20.51
5.0%	$15.30	$16.52	$17.73	$18.95	$20.16	$21.38
10.0%	$15.88	$17.15	$18.43	$19.70	$20.97	$22.24
15.0%	$16.46	$17.79	$19.12	$20.45	$21.78	$23.11
20.0%	$17.04	$18.43	$19.81	$21.20	$22.59	$23.98
25.0%	$17.62	$19.06	$20.51	$21.96	$23.40	$24.85

        Sandler O’Neill also performed an analysis that estimated the net present value per share of Summit’s common stock assuming Summit performed in accordance with internal financial projections for Summit for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Summit. To approximate the terminal value of Summit common stock at December 31, 2020, Sandler O’Neill applied price to earnings multiples ranging from 10.5x to 18.0x and multiples of tangible book value ranging from 110% to 185%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 15.0% when applied to 2020 earnings multiples and 9.0% to 15.0% when applied to multiples of December 31, 2020 tangible book value, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Summit’s common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Summit common stock of $12.46 to $25.98 when applying earnings multiples and $12.24 to $25.04 when applying multiples of tangible book value.

	Earnings Multiples
Discount	(Value shown is a per share valuation)
Rate	10.5x	12.0x	13.5x	15.0x	16.5x	18.0x
9%	$15.87	$17.90	$19.92	$21.94	$23.96	$25.98
10%	$15.23	$17.17	$19.10	$21.04	$22.97	$24.91
11%	$14.62	$16.47	$18.33	$20.18	$22.04	$23.89
12%	$14.04	$15.81	$17.59	$19.37	$21.14	$22.92
13%	$13.48	$15.19	$16.89	$18.59	$20.30	$22.00
14%	$12.96	$14.59	$16.22	$17.86	$19.49	$21.13
15%	$12.46	$14.02	$15.59	$17.16	$18.73	$20.29

	Tangible Book Value Multiples
Discount	(Value shown is a per share valuation)
Rate	110%	125%	140%	155%	170%	185%
9%	$15.59	$17.48	$19.37	$21.26	$23.15	$25.04
10%	$14.96	$16.77	$18.58	$20.39	$22.20	$24.01
11%	$14.36	$16.09	$17.83	$19.56	$21.29	$23.02
12%	$13.79	$15.45	$17.11	$18.77	$20.43	$22.09
13%	$13.25	$14.84	$16.43	$18.02	$19.61	$21.21
14%	$12.73	$14.26	$15.78	$17.31	$18.84	$20.36
15%	$12.24	$13.70	$15.17	$16.63	$18.10	$19.56

Sandler O’Neill also considered and discussed with the First Century board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Summit’s net income varied from 25.0% above projections to 25.0% below projections. This analysis resulted in the following range of per share values for Summit common stock, using the same price to 2020 earnings multiples range of 10.5x to 18.0x referred to above and a discount rate of 13.99%.

Earnings Projection	Earnings Multiples
Change from	(Value shown is a per share valuation)
Base Case	10.5x	12.0x	13.5x	15.0x	16.5x	18.0x
(25.0)%	$10.10	$11.33	$12.55	$13.78	$15.00	$16.23
(20.0)%	$10.67	$11.98	$13.29	$14.60	$15.90	$17.21
(15.0)%	$11.25	$12.63	$14.02	$15.41	$16.80	$18.19
(10.0)%	$11.82	$13.29	$14.76	$16.23	$17.70	$19.17
(5.0)%	$12.39	$13.94	$15.49	$17.05	$18.60	$20.15
0.0%	$12.96	$14.60	$16.23	$17.86	$19.50	$21.13
5.0%	$13.53	$15.25	$16.97	$18.68	$20.40	$22.11
10.0%	$14.11	$15.90	$17.70	$19.50	$21.30	$23.10
15.0%	$14.68	$16.56	$18.44	$20.32	$22.20	$24.08
20.0%	$15.25	$17.21	$19.17	$21.13	$23.10	$25.06
25.0%	$15.82	$17.86	$19.91	$21.95	$23.99	$26.04

In connection with its analyses, Sandler O’Neill considered and discussed with the First Century board of directors how the net present value analyses would be affected by changes in the underlying assumptions. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes in the fourth calendar quarter of 2016, and (ii) 65% of outstanding First Century common shares are converted into the right to receive 1.2433 shares of Summit common stock and 35% of outstanding First Century common shares receive cash consideration at a price per share of $22.50. Sandler O’Neill also incorporated the following assumptions, as provided by Summit’s senior management: (a) financial projections for First Century for the years ending December 31, 2016 through December 31, 2020, based on projections provided by the senior management of Summit; (b) purchase accounting adjustments; (c) estimated cost savings; (d) transaction expenses; and (e) a core deposit intangible asset. The analysis indicated that the merger (excluding transaction expenses) could be accretive to Summit’s estimated earnings per share in 2017 and could be dilutive to Summit’s estimated tangible book value per share at the effective time of the merger.

In connection with its pro forma analyses, Sandler O’Neill considered and discussed with the First Century board of directors how the analyses would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill is acting as financial advisor to the board of directors of First Century in connection with the merger. First Century has agreed to pay Sandler O’Neill a transaction fee in connection with the merger in an amount equal to approximately $0.5 million, which fee is contingent upon the closing of the merger. Sandler O’Neill previously received a retainer fee of $70,000, in accordance with the terms of a prior engagement letter dated April 14, 2015, which retainer fee will be credited in full towards the transaction fee becoming due to Sandler O’Neill upon the closing of the merger. Sandler O’Neill also received a fee in an amount equal to $125,000 upon rendering its fairness opinion to the First Century board of directors. First Century has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees and agents against certain liabilities arising out of its engagement.

Sandler O’Neill has not provided any other investment banking services to First Century in the two years preceding the date of Sandler O’Neill’s opinion, nor did Sandler O’Neill provide any investment banking services to Summit in the two years preceding the date of its opinion. In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to First Century and Summit and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of First Century, Summit or their respective affiliates for its own account and for the accounts of its customers.

Certain First Century Unaudited Prospective Financial Information

First Century does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, First Century is including in this prospectus and proxy statement (i) certain unaudited internal financial forecasts that were made available to Sandler O’Neill, as First Century’s financial advisor, for purposes of the net present value analysis performed by Sandler O’Neill in connection with its opinion to the First Century board of directors, or the First Century unaudited internal financial forecasts, and (ii) certain unaudited internal financial forecasts that were provided to Sandler O’Neill by Summit for purposes of the pro forma merger analysis performed by Sandler O’Neill in connection with its opinion to the First Century board of directors, or the adjusted First Century unaudited internal financial forecasts, and together with the First Century unaudited internal financial forecasts, the unaudited internal financial forecasts. The inclusion of these financial forecasts should not be regarded as an indication that any of First Century, Summit or Sandler O’Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or that it should be construed as financial guidance, and it should not be relied on as such.

The First Century unaudited internal financial forecasts included below were prepared solely for the internal use of First Century and are subjective in many respects. The adjusted First Century unaudited internal financial forecasts included below were prepared solely for the use of Sandler O’Neill for purposes of its pro forma merger analysis and are subjective in many respects. The unaudited internal financial forecasts reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to First Century’s business, all of which are difficult to predict and many of which are beyond First Century’s control. The unaudited internal financial forecasts reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. First Century can give no assurance that the unaudited internal financial forecasts and the underlying estimates and assumptions will be realized. In addition, since the unaudited internal financial forecasts cover multiple years, such forecasts by their nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited internal financial forecasts to be inaccurate include, but are not limited to, risks and uncertainties relating to First Century’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 15 and page 33, respectively, of this prospectus and proxy statement.

The unaudited internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited internal financial forecasts require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in First Century’s historical GAAP financial statements. Neither First Century’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited internal financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited internal financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. First Century can give no assurance that, had the unaudited internal financial forecasts been prepared either as of the date of the merger agreement or as of the date of this prospectus and proxy statement, similar estimates and assumptions would be used. First Century does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited internal financial forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited internal financial forecasts do not take into account the possible financial and other effects on either First Century or Summit, as applicable, of the merger and do not attempt to predict or suggest future results of the combined company. The unaudited internal financial forecasts do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on either First Century or Summit, as applicable, of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited internal financial forecasts do not take into account the effect on either Summit or First Century, as applicable, of any possible failure of the merger to occur. None of First Century, Summit or Sandler O’Neill or their affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of First Century, shareholder of Summit or other person regarding First Century’s ultimate performance compared to the information contained in the unaudited internal financial forecasts or that the projected results will be achieved.

The inclusion of the unaudited internal financial forecasts herein should not be deemed an admission or representation by Summit or First Century that such forecasts are viewed as material information of First Century, particularly in light of the inherent risks and uncertainties associated with such forecasts. The unaudited internal financial forecasts included below are not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but are being provided solely because they were made available to Summit and First Century’s financial advisor, Sandler O’Neill, in connection with the merger.

In light of the foregoing, and considering that the First Century special meeting will be held several months after unaudited internal financial forecasts were prepared, as well as the uncertainties inherent in any forecasted information, First Century shareholders are cautioned not to place unwarranted reliance on such information.

The following unaudited internal financial forecasts were prepared by First Century’s management and were reviewed and used by Sandler O’Neill for purposes of the net present value analysis performed in connection with its opinion to the First Century board of directors:

	Projections for Years Ending:
	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020
Total Assets ($mm)	$414	$422	$432	$440	$448
Total Shareholders’ Equity ($mm)	47	48	50	52	54
Net Income ($m)	3,168	3,365	3,636	3,910	4,102
Diluted Earnings Per Share	$1.66	$1.77	$1.91	$2.05	$2.16

The following unaudited internal financial forecasts, based on unaudited internal financial forecasts, were provided to Sandler O’Neill by Summit, and were reviewed and used by Sandler O’Neill for purposes of the pro forma merger analysis performed in connection with its opinion to the First Century board of directors:

	Projections for Years Ending:
	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020
Total Assets ($mm)	$412	$418	$424	$430	$436
Total Shareholders’ Equity ($mm)	45	46	47	48	48
Net Income ($m)	2,434	2,167	2,171	2,175	2,178
Diluted Earnings Per Share	$1.28	$1.14	$1.14	$1.14	$1.14

Certain Summit Unaudited Prospective Financial Information

Summit does not as a matter of course make public forecasts or make public its internal projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods. However, solely in connection with the merger, Summit is including in this prospectus and proxy statement certain unaudited internal financial forecasts that were made available to First Century and also to Sandler O’Neill, as First Century’s financial advisor, for purposes of the net present value analysis of Summit and the pro forma merger analysis performed by Sandler O’Neill in connection with its opinion to the First Century board of directors. These financial forecasts are included to provide First Century shareholders access to certain non-public information provided to First Century board of directors and Sandler O’Neill for purposes of considering and evaluating the merger. The inclusion of these financial forecasts should not be regarded as an indication that any of Summit, First Century or Sandler O’Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or that it should be construed as financial guidance, and it should not be relied on as such by the First Century shareholders or any other person.

The financial forecasts included below were prepared solely for the internal use of Summit and are subjective in many respects. The unaudited internal financial forecasts reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Summit’s business, all of which are difficult to predict and many of which are beyond Summit’s control. The unaudited internal financial forecasts reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the projections constitute forward-looking information. Summit can give no assurance that the unaudited internal financial forecasts and the underlying estimates and assumptions will be realized. In addition, since the unaudited internal financial forecasts cover multiple years, such forecasts by their nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited internal financial forecasts to be inaccurate include, but are not limited to, risks and uncertainties relating to Summit’s business, industry performance, general business and economic conditions, customer requirements, competition, litigation, and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 15 and page 33, respectively, of this prospectus and proxy statement.

The unaudited internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited internal financial forecasts require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in Summit’s historical GAAP financial statements. Neither Summit’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited internal financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

                Furthermore, the unaudited internal financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. Summit can give no assurance that, had the unaudited internal financial forecasts been prepared either as of the date of the merger agreement or as of the date of this prospectus and proxy statement, similar estimates and assumptions would be used. Summit does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited internal financial forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited internal financial forecasts do not take into account all possible financial and other effects on either Summit or First Century, as applicable, of the merger and do not attempt to predict or suggest future results of the combined company. The unaudited internal financial forecasts do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on either Summit or First Century, as applicable, of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited internal financial forecasts do not take into account the effect on either Summit or First Century, as applicable, of any possible failure of the merger to occur. None of First Century, Summit or Sandler O’Neill or their affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of First Century, shareholder of Summit or other person regarding Summit’s ultimate performance compared to the information contained in the unaudited internal financial forecasts or that the projected results will be achieved.

The inclusion of the unaudited internal financial forecasts herein should not be deemed an admission or representation by Summit or First Century that such forecasts are viewed as material information of Summit, particularly in light of the inherent risks and uncertainties associated with such forecasts. The unaudited internal financial forecasts included below are not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but are being provided because they were made available to First Century and Sandler O’Neill in connection with the merger.

In light of the foregoing, and considering that the First Century special meeting will be held several months after unaudited internal financial forecasts were prepared, as well as the uncertainties inherent in any forecasted information, First Century shareholders are cautioned not to place unwarranted reliance on such information, and Summit urges all First Century shareholders to review Summit’s most recent SEC filings for a description of Summit’s reported financial results. See “Where You Can Find More Information” on page 112 of this prospectus and proxy statement.

The following unaudited internal financial forecasts were prepared by Summit’s management and were reviewed and used by Sandler O’Neill in connection with the proposed merger for purposes of the net present value analysis of Summit and the pro forma merger analysis performed by Sandler O’Neill in connection with its opinion to the First Century board of directors:

	Projections for Years Ending:
	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020
Total Assets ($mm)	$1,681	$1,744	$1,809	$1,877	$1,948
Total Shareholders’ Equity ($mm)	156	171	186	202	218
Net Income ($m)	17,452	19,422	20,323	21,097	22,237
Diluted Earnings Per Share	$1.60	$1.78	$1.86	$1.93	$2.03

Summit Board of Directors Following Completion of the Merger

Upon completion of the merger, the number of directors constituting the Summit board of directors and the Summit Community Bank board of directors will be increased by one, to 16 members, and a person who is an active member of the First Century board of directors as of June 1, 2016 through the effective time, with personal connections to the local civic and business community, who meets the qualifications under Summit’s and Summit Community Bank’s charter documents and their respective board policies and applicable law will be appointed as a director to complete each of the larger boards.

Public Trading Markets

Summit common stock trades on NASDAQ under the symbol “SMMF.” First Century common stock is traded on the OTC Pink Open Market (OTCPink) under the symbol “FCBS.” Before the effective time of the merger, Summit has agreed to use its reasonable best efforts to cause the shares of Summit common stock to be issued in the merger to be approved for listing on NASDAQ. The listing of the shares of Summit common stock is also a condition to the consummation of the merger.

Dissenters’ or Appraisal Rights

If the merger is consummated, holders of record of First Century common stock who follow the procedures specified by Sections 31D-13-1301 through 31D-13-1331 of the West Virginia Business Corporation Act will be entitled to determination and payment in cash of the “fair value” of their stock (as determined immediately before the effective time of the merger), plus accrued interest from the effective time of the merger until the date of payment. First Century shareholders who elect to follow these procedures are referred to as dissenting shareholders.

A vote in favor of the merger agreement by a holder of First Century common stock will result in a waiver of the shareholder’s right to demand payment for his or her shares.

The following summary of the provisions of Sections 31D-13-1301 through 31D-13-1331 of the West Virginia Business Corporation Act is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix C to this prospectus and proxy statement, and is qualified in its entirety by reference thereto.

A holder of First Century common stock electing to exercise appraisal rights must deliver to First Century a written notice of dissent stating that he or she intends to demand payment for his or her shares if the merger is consummated. This notice must be sent before the vote is taken. The dissenting shareholder must not vote, or cause or permit to be voted, any of his or her shares in favor of the proposed transaction or, if action is taken by written consent of the shareholders, must not sign a consent in favor of or otherwise approve the proposed transaction. If the dissenting shareholder fails to comply with these requirements, he or she will not be entitled to appraisal rights. The “fair value” of the shares as defined above is determined using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal and without discounting for lack of marketability or minority status. It should be noted that investment banker opinions as to the fairness from a financial point of view of the consideration payable in a transaction such as the proposed merger are not opinions as to, and do not address, “fair value” under the West Virginia Business Corporation Act.

Within 10 days after the effective time of the merger, Summit, as surviving corporation of the merger, will give written notice of the effective time of the merger by certified mail to each shareholder who filed a written notice of dissent. The notice will provide (i) where demand for payment must be sent and where and when share certificates, if any, must be deposited, (ii) supply a form for demanding payment in compliance with Section 31D-13-1322 of the West Virginia Business Corporation Act, (iii) set a date by which Summit must receive the demand for payment, which may not be less than 40 nor more than 60 days after the date the notice is sent, (iv) state Summit’s estimated fair value of the shares; (v) state that the shareholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by Summit by such specified date, (vi) state that, if requested in writing, Summit will provide to the requesting shareholder within 10 days after the date set forth in subsection (iii) above, the number of shareholders that return a form demanding payment by the specified date and the total number of shares owned by such shareholders, (vii) state the date by which the notice to withdraw must be received, which date must be within 20 days after the date set forth in subsection (iii) above, and (viii) be accompanied by a copy of Sections 31D-13-1301 through 31D-13-1331 of the West Virginia Business Corporation Act, inclusive.

Within the time period set forth in the notice, the dissenting shareholder must (i) sign and return the form sent by Summit demanding payment of the fair value of his or her shares, (ii) certify that the shareholder acquired beneficial ownership of the shares before the date required as set forth in the notice, and (iii) deposit his or her share certificates, if any, in accordance with the terms of the notice. Once the shareholder deposits his or her share certificates, or, in the case of uncertificated shares makes demand for payment, that shareholder loses all rights as a shareholder, unless he or she withdraws from the appraisal process by the date described in subsection (vii) of the immediately preceding paragraph.

Within 30 days after the receipt of the dissenting shareholder’s demand for payment, Summit, as the surviving corporation, will pay each dissenting shareholder who complied with the required procedures the amount it estimates to be the fair value of the dissenting shareholder’s shares, plus accrued interest. Summit will include along with the payment to each dissenting shareholder (i) a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders’ equity for that year, or, where such financial statements or not reasonably available, then such reasonably equivalent financial information, and the latest available interim financial statements, if any, and a report by the public accountant or statement by the president or other person responsible for First Century’s accounting records that complies with Section 31D-13-1324(b) of the West Virginia Business Corporation Act, (ii) a statement of Summit’s estimate of the fair value of the shares which shall be equal to or exceed the estimate of the fair value provided in the notice, and (iii) a statement of the dissenting shareholder’s right to demand further payment under 31D-13-1326 of the West Virginia Business Corporation Act and that if any such shareholder does not do so within the period specified, such shareholder shall be deemed to have accepted such payment in full satisfaction of Summit’s obligations under the West Virginia Business Corporation Act.

Following receipt of payment, a dissenting shareholder, within 30 days, may send Summit notice containing such shareholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to Summit’s payment of fair value to such shareholder. This right is waived if the dissenting shareholder does not make written demand within 30 days of Summit’s payment for the shareholder’s shares. If a demand for payment remains unsettled, Summit will petition the court to determine fair value and accrued interest. If Summit fails to commence an action within 60 days following the receipt of a dissenting shareholder’s demand, Summit will pay each dissenting shareholder whose demand remains unsettled the amount demanded by each dissenting shareholder, plus interest.

All dissenting shareholders whose demands remain unsettled, whether residents of West Virginia or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting shareholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess all court costs, including reasonable fees of appraisers appointed by the court, against such shareholder. Otherwise the court costs will be assessed against Summit. In addition, reasonable fees and expenses of counsel and experts will be determined by the court and may be assessed against Summit if the court finds that it did not substantially comply with the requirements of the West Virginia appraisal rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under West Virginia law.

If you are a holder of shares and you wish to seek appraisal rights, you are urged to review the applicable West Virginia statutes attached to this prospectus and proxy statement as Appendix C.

Interests of Certain First Century Directors and Executive Officers in the Merger

In considering the recommendations of the First Century board of directors that First Century shareholders vote in favor of the First Century merger proposal, First Century shareholders should be aware that First Century directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of First Century. The First Century board of directors was aware of these interests and took them into account in its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Service as a Director of Summit Financial Group and Summit Community Bank

Under the merger agreement, a person who is an active member of the First Century board of directors as of June 1, 2016 through the effective time, with personal connections to the local civic and business community, who meets the qualifications under Summit’s and Summit Community Bank’s charter documents and their respective board policies and applicable law, will join the board of directors of Summit and Summit Community Bank at the effective time of the merger. As a director of Summit and Summit Community Bank, such individual will be eligible to receive the same cash compensation paid to other members of the Summit and Summit Community Bank board of directors. Summit and Summit Community Bank are required by the merger agreement to re-nominate the former First Century director at future Summit shareholder meetings; provided that the director continues to meet the standards for directors of Summit and Summit Community Bank.

Employment Agreements for First Century Executive Officers

First Century previously had entered into Executive Benefit Agreements with Frank W. Wilkinson (President and Chief Operating Officer) and J. Ronald Hypes (Senior Vice President and Chief Financial Officer). The agreements provide generally that, if within 12 months after a change in control of First Century (or, in some circumstances, within six months prior to a change in control), the executive’s employment is terminated involuntarily other than for cause by First Century or its successor, or its affiliates, or by the executive as a result of certain adverse actions taken without executive’s consent, then the executive would be entitled to receive: (i) in a single lump sum, his monthly base salary, as defined in the Executive Benefit Agreement, multiplied by the number of months between the date of separation from service and the date that is 30 months after the date of consummation of the change in control, all provided that the executive receives a lump sum payment that is not less than 50% of his annual salary, also as defined in the Executive Benefit Agreement; and (ii) a pro rata portion of his reasonable share of First Century’s cash incentive award for the year in which such separation from service occurs. In addition, the Executive Benefit Agreements provide for a “gross up” payment in the amount of one hundred percent of the excise tax, if any, imposed under Section 4999 of the Code (or any similar tax that may be imposed) on any payment to the executive under the Executive Benefit Agreements or under any other benefit plan or program of First Century or its affiliates, plus the amount of any federal, state and local income taxes and excise tax, if any, imposed on the gross up payment. The executives would also be entitled to reimbursement of reasonable legal fees and expenses in the event they prevail in a dispute respecting a claim to enforce any right or benefit under the Executive Benefit Agreements. The executives were not entitled to severance benefits in any circumstance other than a change in control of First Century as described above. If these executives terminated employment immediately upon the consummation of the merger under circumstances that entitled them to receive their severance benefits, which for the purposes of illustration such termination date is assumed to be January 2, 2017, Mr. Wilkinson would receive cash severance benefits equal to 30 months of his then current base salary valued at $548,250 in a lump sum, plus a pro rata portion of his incentive bonus for 2016 valued at $0 (plus a gross up payment for any excise tax under Section 4999 of the Code, or similar tax, imposed on such payments). Mr. Hypes would receive cash severance benefits valued at $420,270 for the full 30 months, in a lump sum, if such termination were at Mr. Hypes’ current base salary, plus a pro rata portion of his incentive bonus for 2016, valued at $0 (plus a gross up payment for any excise tax under Section 4999 of the Code, or similar tax, imposed on such payments).

Employment with Summit Community Bank Following the Merger

It is anticipated that Messrs. Wilkinson and Hypes will enter into employment agreements with Summit Community Bank, effective upon the effective time, with an initial two-year term, and one-year renewal terms thereafter unless notice is given not to renew by either party within 30 days prior to the applicable renewal date. Mr. Wilkinson is expected to be Regional President of Summit Community Bank and Mr. Hypes is expected to be the Executive Vice President of Trust and Wealth Management of Summit Community Bank. Mr. Wilkinson’s base salary will be at least $200,000 annually, and Mr. Hypes’ will be at least $180,000 per year.

In addition, for each complete six-month period in which Messrs. Wilkinson and Hypes remain employed with Summit Community Bank during the first year after the merger, each executive will receive, within five business days after the conclusion of the applicable six-month period, a retention bonus, in the case of Mr. Wilkinson, of $137,500 (or $275,000 total, for two six-month periods) and in the case of Mr. Hypes, $105,000 (or $210,000 total, for two six-month periods). Each retention bonus is forfeited if the respective six-month period of employment is not completed; provided, however, that in the event of the executive’s death, disability, termination without cause or good reason resignation due to certain adverse actions of Summit or its affiliates during such period(s) of employment, the full retention bonus amounts, less any portion thereof already received, shall be payable to the executive or his estate. The retention bonuses are paid in consideration of executive’s waiver of any claim for payment that may have arisen in connection the transactions contemplated by the merger.

Both executives will participate in the employee benefit plans, programs and arrangements of Summit Community Bank in the same manner as similarly situated Summit Community Bank employees.

If either of Mr. Wilkinson’s or Mr. Hypes’ employment involuntarily terminates without cause after the date that is one year after the merger, the executive will receive a cash payment equal to six months of executive’s average annual base salary (as defined in the employment agreement) based on the two full year periods immediately preceding such termination (whether such employment was with Summit Community Bank or First Century Bank) plus the executive’s reasonable share of bonuses through the last day of the term then in effect, without reduction due to the executive not being employed for the full period, all provided that if the severance under the following sentence applies, no such severance shall be due and payable under this sentence. In the event of a change of control of Summit or certain affiliates, then in the event that Mr. Wilkinson or Mr. Hypes resigns for good reason, as defined in the employment agreement, executive is entitled to receive a lump sum cash payment equal to the executive’s monthly salary (as defined in the employment agreement) multiplied by the number of months between the date of termination and the two-year anniversary of such change of control, provided that the executive shall receive a lump sum that is not less than 100% of his annual base salary (as defined in the employment agreement) plus the executive’s reasonable share of bonuses through the last day of the term then in effect, without reduction due to executive not being employed for the full period, and continued medical insurance benefits for the number of months between the date of termination and the date that is 24 months after the date of such change of control, but in no event will the executive receive such continued benefits if he receives comparable benefits from any other source, all provided further that if such change of control and good reason resignation take place during the one-year period after the merger, these payments shall be in addition to any retention bonus that may also be due.

Both executives’ agreements will include customary non-compete, non-solicit and confidentiality covenants.

First Century Retirement Benefits

In connection with the merger, it is anticipated that all participants in the First Century 401(k) Plan and the First Century and Affiliates Employees’ Pension Plan, including Mr. Wilkinson and Mr. Hypes and all First Century executives, will be fully vested in their accounts.

Quantification of Payments and Benefits to First Century’s Named Executive Officers

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of First Century that is based on, or otherwise relates to, the merger (which we refer to as First Century merger-related compensation). As described under the caption “Interests of Certain First Century Directors and Executive Officers in the Merger” above, Messrs. Wilkinson and Hypes will enter into new employment agreements with Summit Community Bank that will become effective upon the effective time (referred to as the SCB Wilkinson Agreement and the SCB Hypes Agreement, respectively). The First Century merger-related compensation described below is based on each named executive officer’s existing employment arrangements with First Century and does not include amounts payable under the SCB Wilkinson Agreement and the SCB Hypes Agreement following the completion of the merger (including (i) post-closing salary, annual incentive compensation, retention awards and other compensation and benefits to be provided under the SCB Wilkinson Agreement and the SCB Hypes Agreement, and (ii) severance payable to Messrs. Wilkinson and Hypes upon a qualifying termination after the effective time pursuant to the SCB Wilkinson Agreement and the SCB Hypes Agreement, respectively). For additional details regarding the terms of the payments and benefits that Messrs. Wilkinson and Hypes will be entitled to receive under the SCB Wilkinson Agreement and the SCB Hypes Agreement, respectively, as well as terms of the payments and benefits described below, see the discussion under “Interests of Certain First Century Directors and Executive Officers in the Merger” above.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the merger. For purposes of calculating such amounts, the following assumptions were used:

•	the effective time is January 2, 2017, which is the assumed date of the completion of the merger solely for purposes of the disclosure in this section; and

•	each named executive officer of First Century is terminated for “Good Reason” or by a “Wrongful Termination” (as each is defined in the applicable Executive Benefit Agreement), in either case within 12 months of the effective time of the merger.

Named Executive Officer	Cash ($)(1)	Equity ($)	Tax Reimbursements ($)	Total ($)
Frank W. Wilkinson	$548,250	—	—	$548,250
J. Ronald Hypes	$420,270	—	—	$420,270

(1)	Consists of (a) with respect to the Mr. Wilkinson, a lump sum severance payment in an amount equal to 30 months of his then current base salary valued at $548,250 plus a pro rata portion of his incentive bonus for 2016 valued at $0; and (b) with respect to Mr. Hypes, a lump sum severance payment in an amount equal to 30 months of his then current base salary valued at $420,270 plus a pro rata portion of his incentive bonus for 2016 valued at $0. Such amounts are payable only if the executive officers terminated employment immediately upon consummation of the merger under certain circumstances that entitled them to receive their severance benefits. The estimated amounts of the pro rata portion of incentive bonus payments for 2016 are estimated based on the current target incentive bonus of the executive officer.

The payments described above are disclosed only to comply with Item 402(t) of the SEC’s Regulation S-K and will not by paid as a result of the merger. The payments above will be waived by each of Mr. Wilkinson and Mr. Hypes in exchange for the retention bonuses described above. See “Interests of Certain First Century Directors and Executive Officers in the Merger — Employment Agreements for First Century Executive Officers” and “Interests of Certain First Century Directors and Executive Officers in the Merger — Employment with Summit Community Bank Following the Merger” described above.

Accounting Treatment of the Merger

The merger will be accounted for using acquisition accounting in accordance with U.S. generally accepted accounting principles, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Century as of the effective time of the merger will be recorded at their respective fair values and added to those of Summit. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of Summit issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of First Century.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is included as Appendix A to this prospectus and proxy statement and is incorporated herein by reference. This summary may not contain all of the information about the merger agreement that may be important to you. You should read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of the Summit board of directors and the First Century board of directors has approved the merger agreement, which provides for the merger of First Century with and into merger sub, a limited liability company and wholly-owned subsidiary of Summit Community Bank, with merger sub as the surviving entity in the merger. Immediately following the merger, merger sub will be liquidated so that Summit Community Bank will own all of the outstanding shares of First Century’s wholly owned banking subsidiary First Century Bank. Immediately following the liquidation of merger sub, First Century Bank will be merged with and into Summit Community Bank, or the bank merger, with Summit Community Bank surviving as the surviving bank in the bank merger.

The Summit Community Bank articles of incorporation and the Summit Community Bank bylaws as in effect immediately prior to the completion of the merger will be the articles of incorporation and bylaws of the surviving corporation.

Merger Consideration

Under the terms of the merger agreement, each share of First Century common stock outstanding immediately prior to the effective time of the merger (excluding dissenting shares) will be converted into the right to receive:

•	1.2433 shares of Summit common stock (unless adjusted in the manner described below); or

•	$22.50 in cash.

However, the aggregate number of First Century shares that will be converted for cash consideration will be equal to, as close as possible 666,092 shares, or approximately 65% of the merger consideration, and the aggregate per share cash consideration will be equal to, as close as possible, $14,987,073, or approximately 35% of the merger consideration. Accordingly, elections by First Century shareholders to receive a particular form of consideration, whether cash or shares of Summit common stock, will be prorated as necessary to cause the total amount of cash payable and shares issued by Summit in the merger to equal, as closely as possible, the total of cash and stock consideration discussed above.

Based upon the closing sale price of the Summit common stock on the Nasdaq Global Select Market of $20.35 on October 24, 2016, the most current date available prior to the printing of this prospectus and proxy statement, each common share of First Century will be entitled to be exchanged for total stock consideration equal to $24.70 per share.

No fractional shares of Summit common stock will be issued in connection with the merger. Instead, Summit will make to each First Century shareholder who would otherwise receive a fractional share of Summit common stock a cash payment (rounded to the nearest whole cent) equal to (i) such fractional part of a share of Summit common stock multiplied by (ii) $22.50, the per share cash consideration. We refer to the per share stock consideration, the per share cash consideration and cash in lieu of any fractional shares, collectively, as the merger consideration.

A First Century shareholder also has the right to obtain the fair value of his or her shares of First Century common stock in lieu of receiving the merger consideration by strictly following the appraisal procedures under the WVBCA. Shares of First Century common stock outstanding immediately prior to the effective time of the merger and which are held by a shareholder who does not vote to approve the merger agreement and who properly demands the fair value of such shares pursuant to, and who complies with, the appraisal procedures under the WVBCA are referred to as “dissenting shares.” See “The Merger — Appraisal Rights for First Century Shareholders.”

If Summit changes the number of shares of Summit common stock outstanding prior to the effective time of the merger as a result of a stock split, stock combination, stock dividend or similar recapitalization with respect to the Summit common stock and the record date for such corporate action is prior to the effective time of the merger, then the per share stock consideration shall be proportionately adjusted as necessary to preserve the relative economic benefit to Summit and First Century.

The value of the shares of Summit common stock to be issued to First Century shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the Summit common stock. See “Risk Factors — Because the sale price of the Summit common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive in the merger.”

Shareholders’ Equity

As of the earlier of the effective time or December 31, 2016, if First Century’s shareholders’ equity, as presented on First Century’s balance sheet, determined in accordance with GAAP and adjusted to exclude any after-tax net unrealized gains or losses on available-for-sale securities included in accumulated other comprehensive income and any intangibles (the “adjusted shareholders’ equity”), is less than $39,664,000, then the aggregate value of the merger consideration shall be reduced one dollar for every dollar by which the adjusted shareholders’ equity is less than $39,664,000. In calculating the adjusted shareholders’ equity, all costs and expenses of First Century associated with the merger shall have been paid or accrued prior to the effective date, including but not limited to, legal, accounting, brokerage, advisory or consulting fees, early termination fees for data processing or other contractual arrangement and any change-in-control or similar payments (to employees or otherwise). Any reduction in the merger consideration shall be allocated between the cash consideration and the stock consideration proportionately in accordance with the limitations discussed below.

First Century may distribute, in a lump sum, to the First Century shareholders, immediately prior to the effective time, a cash distribution per share (the “special distribution”) in the amount by which adjusted shareholders’ equity exceeds $42,118,000, if any, divided by the number of shares of First Century, provided that such distribution does not cause the merger to be considered something other than a tax-free reorganization in accordance with the Code and any regulations promulgated thereunder. Accordingly, the merger agreement provides that the aggregate amount of the special distribution shall not exceed (i) when combined with amounts paid to dissenting shareholders, an amount that would result in either (A) less than 90% of the fair market value of net assets of First Century or (B) less than 70% of the fair market value of gross assets held by First Century immediately prior to the special distribution, being transferred to merger sub in the merger, or (ii) when combined with the cash consideration, 60% of the merger consideration (determined by adding amounts paid to dissenting shareholders to the merger consideration and the aggregate amount of the special distribution). If First Century’s adjusted shareholders’ equity does not exceed $42,118,000, then the special distribution shall not occur.

Election Procedures; Surrender of First Century Stock Certificates

An election form must be mailed at least 20 days prior to the anticipated effective time of the merger, or the mailing date. The election form (together with transmittal materials) will be mailed to First Century shareholders of record as of five business days prior to the mailing date, or the election form record date. First Century shareholders should carefully review and follow the instructions that will be included with the election form. Each holder of First Century common stock must complete and return the election form to the exchange agent by 5:00 p.m. Eastern Time on the 15th day following the mailing date of the election form to First Century shareholders. The election form must be accompanied by the stock certificates representing the First Century common stock held by the First Century shareholder.

Election forms may be revoked or amended at any time prior to the election deadline.

Summit has appointed Computershare as the exchange agent under the merger agreement. The exchange agent will mail to each holder of record of First Century common stock the election form along with instructions for completing the election form and delivering back to the exchange agent the completed election form along with the stock certificates representing the shares of First Century common stock held by the shareholder.

Summit shall make available up to two separate election forms, or such additional election forms as Summit in its sole discretion may permit, to all persons who become holders (or beneficial owners) of First Century common stock between the election form record date and close of business on the business day prior to the election deadline, and First Century shall provide to the exchange agent all information reasonably necessary for it to perform as specified herein. First Century acknowledges that no deadlines for mailing election forms contained in the merger agreement shall be applicable to such shareholders and that the election requests of such shareholders need not be honored.

Within five business days after the election deadline, unless the effective time has not yet occurred, in which case as soon thereafter as practicable, Summit shall cause the exchange agent to effect the allocation among the holders of First Century common stock of rights to receive the stock consideration or the cash consideration in the merger in accordance with the election forms, subject to the adjustments addressed in the merger agreement and set out below.

Upon surrender to the exchange agent of the certificate(s) representing his, her or its shares of First Century common stock, accompanied by a properly completed and executed election form, a First Century shareholder will be entitled to promptly receive after the effective time of the merger the merger consideration (including any cash in lieu of fractional shares). Until surrendered, each such certificate will represent after the effective time of the merger, for all purposes, only the right to receive, without interest, the merger consideration (including any cash in lieu of fractional shares) and any dividends or distributions to which such holder is entitled pursuant to the merger agreement.

No dividends or other distributions with respect to Summit common stock after completion of the merger will be paid to the holder of any unsurrendered First Century stock certificates with respect to the shares of Summit common stock represented by those certificates until those certificates have been properly surrendered. Subject to applicable abandoned property, escheat or similar laws, following the proper surrender of any such previously unsurrendered First Century stock certificate, the holder of the certificate will be entitled to receive, without interest: (i) any cash payable with respect to a fractional share of Summit common stock to which such holder is entitled to pursuant to the merger agreement, if applicable, and the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Summit common stock represented by that certificate; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Summit common stock represented by that certificate with a record date after the effective time of the merger (but before the date on which the certificate is surrendered) and with a payment date subsequent to the issuance of the shares of Summit common stock issuable in exchange for that certificate.

Shares of Summit common stock and cash in lieu of any fractional shares may be issued or paid in a name other than the name in which the surrendered First Century stock certificate is registered if: (i) the certificate surrendered is properly endorsed or otherwise in a proper form for transfer; and (ii) the person requesting the payment or issuance pays any transfer or other similar taxes due or establishes to the satisfaction of Summit that such taxes have been paid or are not applicable.

None of Summit, the exchange agent or any other person will be liable to any former First Century shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

In the event any First Century stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by Summit or the exchange agent, post a bond in such amount as Summit determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.

The total number of shares of First Century common stock to be converted into the right to receive the stock consideration shall not be more than that number equal to 65.0% (as close as possible) of the merger consideration, or approximately 1,237,028 shares of First Century common stock, and the total number of shares of First Century common stock to be converted into the right to receive the cash consideration shall not be more than approximately 666,092 shares of First Century common stock, for total cash consideration of approximately $14,987,073.

Stock Consideration Proration.

If the aggregate number of shares of First Century common stock with respect to which stock election shares and mixed stock shares shall have been validly made (the “stock election number”) exceeds the maximum stock consideration, then all cash election shares, mixed cash shares and all no election shares of each holder thereof shall be converted into the right to receive the cash consideration, and stock election shares and mixed stock shares of each holder thereof will be converted into the right to receive the stock consideration in respect of that number of stock election shares and mixed stock shares equal to the product obtained by multiplying (x) the number of stock election shares and mixed stock shares held by such holder by (y) a fraction, the numerator of which is the maximum stock consideration and the denominator of which is the stock election number, with the remaining number of such holder’s stock election shares and mixed stock shares being converted into the right to receive the cash consideration.

By way of example, if there are a total of 1,000,000 stock election shares, a total of 500,000 mixed election shares electing stock, thus exceeding the maximum stock consideration of 1,237,028, by 262,972, then the shares of First Century common stock held by a shareholder with 1,500 stock election shares would be exchanged in the following manner:

(i) 1,237 shares of First Century common stock would be exchanged for shares of Summit common stock (determined by multiplying (x) the number of stock election shares (1,500) by (y) a fraction, the numerator of which is the stock consideration and the denominator of which is the stock election number (1,237,028 / 1,500,000, equaling 0.824685); and

(ii) 263 shares of First Century common stock would be exchanged for cash.

Cash Consideration Proration.

If the stock election number is less than the maximum stock consideration (the amount by which the maximum stock consideration exceeds the stock election number is referred to as the “shortfall number”), then all stock election shares and mixed stock shares shall be converted into the right to receive the stock consideration, and the no election shares, mixed cash shares and cash election shares shall be treated as described below.

If the shortfall number is less than or equal to the number of no election shares, then all cash election shares and mixed cash shares shall be converted into the right to receive the cash consideration, and the no election shares of each holder thereof shall convert into the right to receive the stock consideration in respect of that number of no election shares or mixed election shares equal to the product obtained by multiplying (1) the number of no election shares or mixed election shares held by such holder by (2) a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of no election shares, with the remaining number of such holder’s no election shares being converted into the right to receive the cash consideration.

Or, if the shortfall number exceeds the number of no election shares, then all no election shares shall be converted into the right to receive the stock consideration, and the cash election shares and mixed cash shares of each holder thereof shall convert into the right to receive the stock consideration in respect of that number of cash election shares equal to the product obtained by multiplying (A) the number of cash election shares held by such holder by (B) a fraction, the numerator of which is the amount by which (x) the shortfall number exceeds (y) the total number of no election shares and the denominator of which is the total number of cash election shares and mixed cash shares, with the remaining number of such holder’s cash election shares and mixed cash shares being converted into the right to receive the cash consideration.

By way of example, assuming that all shareholders make an election (and as a result, there are zero no election shares), if there are a total of 1,000,000 stock election shares, a total of 853,120 cash election shares, a total of 50,000 mixed election shares electing cash and the maximum stock consideration equals 1,237,028, resulting in a shortfall number of 237,028, then the shares of First Century common stock held by a shareholder with 500 mixed election shares electing cash would be exchanged in the following manner:

(i) 394 shares of First Century common stock would be exchanged for shares of Summit common stock (determined by multiplying (x) the number of cash election shares and mixed election shares electing cash held by such holder (1,000 plus 500, equaling 1,500) by (y) a fraction, the numerator of which is the shortfall number less the number of no election shares (or zero) and the denominator of which is the total cash election shares and mixed election shares electing cash (237,028 / 1,500,000, equaling 0.262455); and

(ii) 1,106 shares of First Century common stock would be exchanged for cash.

The pro rata selection process to be used by the exchange agent shall consist of such equitable pro ration processes as shall be mutually determined by Summit and First Century.

Conditions to Completion of the Merger

Mutual Closing Conditions. The obligations of Summit and First Century to complete the merger are subject to the satisfaction of the following conditions:

•	the approval of the merger agreement by First Century shareholders;

•	the authorization for listing on the Nasdaq Global Select Market of the shares of Summit common stock to be issued in the merger;

•	(a) all authorizations, consents, orders or approvals of, or declarations, notices, filings or registrations with, and all expirations and terminations of waiting periods required from, any governmental entity that are necessary to obtain the requisite regulatory approvals shall have been obtained, been made, occurred or been filed, and all such authorizations, consents, orders, approvals, declarations, filings or registrations shall be in full force and effect, and (b) any other consents or approvals from any governmental entity or other third party relating to the merger, the bank merger or any of the other transactions provided for in the merger agreement, except in the case of clause (b) for those the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Summit Community Bank shall have been obtained, and all such consents or approvals shall be in full force and effect;

•	the effectiveness of the Registration Statement on Form S-4, of which this prospectus and proxy statement is a part, under the Securities Act, and the absence of a stop order suspending the effectiveness of the Registration Statement on Form S-4 or any proceeding initiated or threatened by the SEC for that purpose;

•	the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

•	no requisite regulatory approval shall have been granted subject to any condition or conditions that, and there shall not have been any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the merger or bank merger by any governmental entity of competent jurisdiction that, in connection with the grant of a requisite regulatory approval or otherwise, (a) requires any of the parties to pay any amounts that would be material to any of the parties or to divest any banking office, line of business or operations or to increase its regulatory capital, or (b) imposes any condition, requirement or restriction upon Summit or its subsidiaries, that, in the case of either (a) or (b), would, individually or in the aggregate, reasonably be expected to create a burdensome condition on Summit or its subsidiaries;

•	the accuracy of such party’s representations and warranties, as of the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement), other than, in most cases, inaccuracies that would not reasonably be expected to have a material adverse effect on such parties;

•	the performance in all material respects by the other party of its respective obligations under the merger agreement;

•	the receipt by each party of an officer’s certificate executed by the chief executive officer and chief financial officer of the other party certifying that the previous two conditions listed above have been satisfied;

•	the receipt by each party of its counsel’s opinion that the merger shall be classified as a reorganization within the mean of Section 368(a) of the Code; and

•	the parties shall have used commercially reasonable efforts to execute the key employee contracts referenced in the merger agreement and all change of control fees associated with the previous employment contracts shall be paid by First Century.

Additional Closing Conditions for the Benefit of Summit. In addition to the mutual closing conditions, Summit’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	as of the effective date, the number of issued and outstanding shares of First Century common stock shall not exceed 1,903,120 and all representations by First Century regarding its capital structure shall be true and correct in all respects as of the date of the merger agreement and as of the effective date as though made on and as of the effective date;

•	the Dissenting Shares must constitute less than 10.0% of the outstanding shares of First Century common stock;

•	as of the effective date, the allowance for loan and lease losses for First Century Bank’s general loan portfolio shall not be less than $2,254,000; provided, that for the avoidance of doubt, any specific reserves shall be excluded from the determination of allowance for loan and lease losses as of the effective date, in all cases consistent with all applicable rules and regulations;

•	simultaneously with the execution of the merger agreement, Summit received from each of the individuals set forth on the disclosure schedules, the voting agreement, a form of which is included as an exhibit to Appendix A attached to this prospectus and proxy statement; and

•	simultaneously with the execution of the merger agreement, Summit received from each of the directors of First Century, a director support agreement, a form of which is included as an exhibit to Appendix A attached to this prospectus and proxy statement.

Representations and Warranties

The merger agreement contains customary representations and warranties of Summit and First Century relating to their respective businesses, which were made solely for the purposes of the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document and in the documents incorporated by reference into this document. In addition, these representations and warranties:

•	may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those qualifications set forth in confidential disclosure schedules in connection with signing the merger agreement;

•	will not survive consummation of the merger, except for those representations and warranties that by their terms apply or are to be performed in whole or in part after the effective time of the merger;

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

•	are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

•	were made only as of the date of the merger agreement or such other date as is specified in the merger.

Summit will provide additional disclosures in its public reports to the extent it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosures as required by federal securities laws.

The representations and warranties made by Summit and First Century to each other primarily relate to:

•	corporate organization, existence and power;

•	capitalization;

•	ownership of subsidiaries;

•	corporate authorization to enter into the merger agreement and to consummate the merger;

•	absence of any breach of organizational documents, violation of law or breach of agreements as a result of the merger;

•	regulatory approvals required in connection with the merger;

•	reports filed with governmental entities, including, in the case of Summit, the SEC;

•	absence of material adverse effect on each party since December 31, 2015 through the date of the merger agreement;

•	compliance with laws and the absence of regulatory agreements;

•	accounting methods and internal controls;

•	litigation;

•	agreements with regulators;

•	derivative instruments and transactions;

•	accuracy of the information supplied by each party for inclusion or incorporation by reference in this prospectus and proxy statement; and

•	fees paid to financial advisors.

First Century has also made representations and warranties to Summit with respect to:

•	financial statements;

•	undisclosed liabilities;

•	tax matters;

•	material contracts;

•	employee benefit plans and labor matters;

•	the inapplicability to the merger of state takeover laws;

•	the vote required by First Century shareholders to approve the merger;

•	ownership and other property rights;

•	condition of assets;

•	intellectual property;

•	loan matters;

•	maintenance of insurance policies;

•	absence of actions or omissions by present or former directors, advisory directors, officers, employees or agents that would give rise to a material claim for indemnification;

•	transactions with affiliates;

•	absence of certain gifting practices;

•	environmental matters;

•	accuracy of books and records;

•	employee relationships;

•	administration of fiduciary accounts;

•	the opinion from Sandler O’Neill; and

•	no other representations or warranties, express or implied have been made.

Summit also has represented to First Century that no vote of its shareholders is required to consummate the merger and it has, and at the closing of the merger will have, access to sufficient funds available to make all cash payments required to consummate the transactions contemplated by the merger agreement. Summit further represented that no other representations or warranties, express or implied have been made.

Waiver and Amendment

Summit and First Century may jointly amend the merger agreement and each may waive its right to require the other party to adhere to the terms and conditions of the merger agreement. However, Summit and First Century may not do so after First Century shareholders approve the merger agreement if the amendment or waiver would violate the West Virginia Business Corporation Act, require further approval from First Century’s shareholders or such amendment changes the form or amount of merger consideration in a manner that is adverse in any respect to First Century’s shareholders.

Indemnification; Directors’ and Officers’ Insurance

Following the effective time of the merger and for a period of four years thereafter, Summit must indemnify, defend and hold harmless the present directors, officers and employees of First Century and its subsidiaries against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the effective time of the merger (including, without limitation, the transactions contemplated by the merger agreement) to the fullest extent that First Century is currently permitted or required to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of West Virginia, First Century and its subsidiaries respective articles, bylaws, similar constituent documents and any agreement as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer’s, director’s or employee’s conduct complies with the standards set forth under West Virginia law, First Century and its subsidiaries respective articles, bylaws, similar constituent documents and any agreement shall be made by independent counsel (which shall not be counsel that provides material services to Summit) selected by Summit and reasonably acceptable to such officer or director.

For a period of four years from the effective time of the merger, Summit must use its reasonable best efforts to maintain director’s and officer’s liability insurance (determined as of the effective time of the merger) with respect to claims against present and former directors and officers of First Century and its subsidiaries arising from facts or events that occurred before the effective time of the merger, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by First Century and its subsidiaries; provided, that in no event shall Summit be required to expend, on an annual basis, more than 150% of the current amount expended by First Century or its subsidiaries to maintain or procure such directors and officers insurance coverage; and provided, further, that if Summit is unable to maintain or obtain the insurance called for by this provision, Summit must use its reasonable best efforts to obtain as much comparable insurance as is available for the insurance amount; and provided, further, that officers and directors of First Century or its subsidiaries may be required to make application and provide customary representations and warranties to Summit’s insurance carrier for the purpose of obtaining such insurance.

Summit has agreed that it will not consolidate with or merge with any other corporation or entity where it is not the continuing or surviving corporation, or transfer all or substantially all of its property or assets, unless proper provision is made so that the successors and assigns of Summit and its subsidiaries assume the obligations of indemnification under the merger agreement.

These provisions shall survive the effective time of the merger and are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

Acquisition Proposals

First Century has agreed that, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, it will not, and will cause its subsidiaries and their officers, directors, agents, advisors and affiliates not to: solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any acquisition proposal (as defined below). However, none of the foregoing prohibits First Century or its subsidiaries officers, directors, agents, advisors, and affiliates from informing any person of the terms of this provision or from contacting any person (or such person’s representatives) who has made, after the date of the merger agreement, an acquisition proposal solely to request clarification of the terms and conditions thereof so as to determine whether the acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as defined below). First Century must immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of the merger agreement with any persons other than Summit with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an acquisition proposal.

Notwithstanding this agreement, at any time prior to the approval of the merger agreement by the First Century shareholders, if First Century receives an unsolicited acquisition proposal that the First Century board of directors determines in good faith is reasonably likely to constitute or result in a superior proposal, then First Century may: (i) negotiate and enter into a confidentiality agreement with the third party making the acquisition proposal with terms and conditions no less favorable to First Century than the confidentiality agreement entered into by First Century and Summit prior to the execution of the merger agreement; (ii) furnish First Century confidential information to the third party making the acquisition proposal pursuant to such confidentiality agreement; and (iii) negotiate with the third party making the acquisition proposal regarding such proposal, if the First Century board of directors determines in good faith (following consultation with counsel) that failure to take such actions would, or would be reasonably likely to result in, a violation of its fiduciary duties under applicable law. First Century must advise Summit in writing within two (2) business days following receipt of any acquisition proposal and the substance thereof and must keep Summit apprised of any related developments, discussions and negotiations on a current basis.

An “acquisition proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First Century or any of its subsidiaries or any proposal or offer to acquire equity interests representing 15.0% or more of the voting power of, or at least 10.0% of the assets or deposits of, First Century or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

A “superior proposal” means a written acquisition proposal that the First Century board (or any committee thereof) concludes in good faith to be more favorable from a financial point of view to its shareholders than the merger (a) after consulting with its financial advisors (who shall be a nationally recognized investment banking firm), (b) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (c) after taking into account all legal (following consultation with outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided, however, that for purposes of the definition of “superior proposal,” the references to “15.0% or more” and “at least 10.0%” in the definition of acquisition proposal shall be deemed to be references to “a majority”.

The merger agreement generally prohibits the First Century board of directors making a change in recommendation (i.e., from withdrawing or modifying in a manner adverse to Summit the recommendation of the First Century board of directors’ set forth in this prospectus and proxy statement that the First Century shareholders vote to approve the merger agreement, or from making or causing to be made any third party or public communication proposing or announcing an intention to withdraw or modify in a manner adverse to Summit such recommendation). At any time prior to the approval of the merger agreement by the First Century shareholders, however, the First Century board of directors may effect a change in recommendation or terminate the merger agreement to enter into an agreement in response to a bona fide written unsolicited acquisition proposal that the First Century board of directors determines in good faith constitutes a superior proposal if the First Century board of directors determines (after consultation with counsel) that the failure to do so could be inconsistent with its fiduciary obligations to First Century shareholders under applicable law. The First Century board of directors may not make a change in recommendation, or terminate the merger agreement to pursue a superior proposal, unless: (i) First Century has not breached any of the provisions of the merger agreement relating to acquisition proposals; and (ii) the First Century board of directors determines in good faith (after consultation with counsel) that such superior proposal continues to be a superior proposal (after taking into account all adjustments to the terms of the merger agreement offered by Summit), First Century has given Summit at least four (4) business days’ prior written notice of its intention to take such action and before making such change in recommendation, First Century has negotiated in good faith with Summit during the notice period (to the extent Summit wishes to negotiate) to enable Summit to adjust the terms of the merger agreement so that such superior proposal no longer constitutes a superior proposal.

If the First Century board of directors makes a change in recommendation, or if First Century pursues a superior proposal, First Century could be required to pay Summit a termination fee of $1,300,000 in cash. See “Termination Fee” beginning on page 79.

Closing Date; Effective Time

The merger will be consummated and become effective upon the issuance of a certificate of merger by the West Virginia Secretary of State (or on such other date as may be specified in the articles of merger to be filed with the West Virginia Secretary of State). Unless otherwise agreed to by Summit or First Century, the closing of the merger will take place on the last business day of the month in which the last of the conditions to the merger have been satisfied or waived.

Summit may delay the closing of the merger to the last business day of the month if the last necessary approval received is less than three business days from the end of this month, and if during the period of such delay Summit sets a record date for any dividend or other distribution in respect of shares of Summit common stock such that holders of First Century common stock would not be entitled to participate in such dividend or distribution, each holder of First Century common stock will receive a payment equal to the amount and kind of dividend or distribution that each such holder of First Century common stock would have received had such holder been a holder of record of the shares of Summit common stock issuable to such holder in the merger on the record date for such Summit dividend or distribution.

Regulatory Approvals

The merger and the other transactions contemplated by the merger agreement require the approval of the Federal Deposit Insurance Corporation, or the FDIC and the West Virginia Division of Financial Institutions, or the WV DFI, and a waiver from the Board of Governors of the Federal Reserve System, or the Federal Reserve. As bank holding companies, Summit and First Century are subject to regulation under the BHCA. First Century Bank and Summit Community Bank are West Virginia banking corporations and are regulated by the WV DFI. First Century Bank, and Summit Community Bank filed all required applications seeking approval of the merger with the WV DFI, and the FDIC. Summit filed a request for a waiver of the Section 3 application from the Federal Reserve.

Under the BHCA, the FDIC is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The FDIC has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the FDIC can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the FDIC must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The WV DFI reviews the merger under similar standards. The merger cannot be consummated prior to receipt of all required approvals.

On August 3, 2016, the Federal Reserve issued a letter granting Summit’s request for a waiver of the Section 3 application with the Federal Reserve. On September 12, 2016, Summit Community Bank received an order from the WV DFI approving the application of Summit Community Bank to merge with First Century Bank. On September 30, 2016, the FDIC issued an approval letter enclosing its order and basis for corporation approval with respect to Summit Community Bank’s application for consent to merge with First Century Bank.

In accordance with the FDIC’s September 30, 2016 approval order, the merger may not be consummated before the fifteenth calendar day following the date of the order. During this period, the United States Department of Justice may file objections to the merger under the federal antitrust laws. As of the date of this prospectus and proxy statement, the fifteen-day waiting period has expired and we have received no indication that the United States Department of Justice will challenge the merger.

Summit and First Century are not aware of any other governmental approvals or actions be required for consummation of the merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that such further necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the merger.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting First Century common stock to Summit common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Conduct of Business Pending the Merger

Pursuant to the merger agreement, First Century and Summit have agreed to certain restrictions on their activities until the effective time of the merger. First Century has agreed that it will, and will cause each of its subsidiaries to, do the following:

•	cooperate with Summit and its subsidiaries to cause First Century to merge with and into merger sub;

•	use its best efforts, to terminate or merge, the First Century benefit plans and fund any such benefit plan subject to Title IV of ERISA to the level sufficient to pay the termination liability thereof as set forth on a valuation reasonably acceptable to Summit, prior to the consummation of the merger;

•	make all payments with respect to contracts to which First Century or any of its subsidiaries is a party that would give rise to any liability, fee, cost or expense (including any change-in-control fee) arising from the consummation of the merger, except to the extent such change-in-control provisions are waived pursuant to the employment agreements described in the merger agreement;

•	use its best efforts, including notifying appropriate parties and negotiating in good faith a reasonable settlement, to ensure that its current data processing contracts and contracts related to the provision of any other electronic banking services will, if the merger occurs, be terminated after the consummation of the merger on a date to be mutually agreed upon by First Century and Summit;

•	after the date of the merger agreement, First Century shall permit Summit or an independent third party engaged by Summit and reasonably acceptable to First Century to perform an audit of First Century’s and its subsidiaries’ trust operations.

First Century has further agreed that it will not, and will not permit any of its subsidiaries, to do any of the following, except as expressly permitted by the merger agreement or the prior written consent of Summit:

•	enter into any new line of business;

•	change its or its subsidiaries’ lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any material respect, except as required by applicable legal requirements or by policies imposed by a governmental entity;

•	incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice;

•	enter into or terminate any material lease, contract or agreement (except with respect to such terminations as may be set forth in the merger agreement) or make any change to any existing material leases, contracts or agreements, except as required by applicable legal requirements or by policies imposed by a governmental entity;

•	take any action or fail to take any action, which action or failure causes a material breach of any material lease, contract or agreement;

•	declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a wholly owned subsidiary of First Century, or as specifically contemplated in the merger agreement and its regular quarterly dividend of $0.20 per share consistent with past practice;

•	split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

•	purchase, redeem or otherwise acquire, or permit any subsidiary to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of debt previously contracted shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date and disclosed in the merger agreement);

•	issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned subsidiary of its capital stock to its parent and other than as trustee or other fiduciary under the terms and conditions of any benefit plan or other trust;

•	amend or propose to amend its charter, certificate of formation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by the merger agreement, enter into, or permit any subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly owned subsidiary of First Century;

•	acquire or agree to acquire, by merging or consolidating with, by purchasing equity interest in or the assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other debt previously contracted acquisitions in the ordinary course of business;

•	sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its subsidiaries and indebtedness of others held by First Century and its subsidiaries) exceeding $250,000, in the aggregate, in any calendar month, except for sales of OREO, mortgages originated or held by First Century Bank in the ordinary course of business consistent with past practice, investment securities in the ordinary course of business consistent with past practice, and sales of assets as required by applicable legal requirements or by policies imposed by a governmental entity;

•	incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long term debt securities of First Century or any of its subsidiaries or guarantee any long-term debt securities of others, other than indebtedness of any subsidiary of First Century to First Century or to another subsidiary of First Century;

•	prepay or voluntarily repay any subordinated indebtedness;

•	make, commit to make, renew, extend the maturity of, or alter any of the material terms of any loan or group of loans to any borrower and its affiliates that, individually or collectively, would be in excess of $4,000,000, except as contemplated by the merger agreement;

•	intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, or (unless such action is required by applicable legal requirements) which would adversely affect the ability of the parties to obtain any of the requisite regulatory approvals without imposition of a condition or restriction of the type referred to in the merger agreement;

•	make any material change in its methods of accounting in effect at December 31, 2015, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred in by First Century’s independent auditors or required by a governmental entity;

•	make or rescind any material tax election, make any material amendments to tax returns previously filed, or settle or compromise any material tax liability or refund;

•	enter into, adopt, amend (except for such amendments as may be required by applicable legal requirements or as provided under the merger agreement) or terminate any First Century benefit plan, or any agreement, arrangement, plan or policy between First Century or a subsidiary of First Century and one or more of its directors or officers;

•	except for normal pay increases to rank and file employees in the ordinary course of business consistent with past practice or as required by any plan or arrangement as in effect as of the date hereof, materially increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

•	enter into any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits;

•	enter into any new contract or agreement providing that, with respect to the right to any bonus or incentive compensation, the vesting of any such bonus or incentive compensation, shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by the merger agreement, either alone or in combination with some other event;

•	grant or award any bonus or incentive compensation, or any stock option, restricted stock, restricted stock unit or other equity-related award except as required as an existing obligation of First Century under the terms of any existing agreement;

•	materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by First Century or any of its subsidiaries (i) as set forth the merger agreement, (ii) in an amount not exceeding $5,000,000 per transaction with a duration of five (5) years or less that is in the ordinary course of business consistent with past practice or (iii) with respect to services provided by First Century or any affiliate as trustee, investment advisor, custodian or fiduciary of any kind;

•	adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; or

•	agree to, or make any commitment to, take, or authorize, any of the actions prohibited by the foregoing, except with respect to actions taken as trustee, custodian or other fiduciary.

Summit has agreed that it will not, and will not permit any of its subsidiaries, to do the following, except as expressly permitted by the merger agreement or the prior written consent of First Century:

•	amend the articles or bylaws of Summit in a manner that would adversely affect First Century or any of its subsidiaries;

•	take any action that would reasonably be expected to result in the merger and the bank merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

•	take any action that is likely to materially impair Summit’s ability to perform any of its obligations under the merger agreement or merger sub’s or Summit Community Bank’s ability to perform any of its obligations under the bank merger agreement;

•	make an election for merger sub to be treated as a corporation for federal income tax purposes; or

•	agree or commit to do any of the foregoing.

In general, each party has also agreed that, except as otherwise permitted by the merger agreement, or as required by applicable law or a governmental entity, or with the prior written consent of the other party, it will:

•	use commercially reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships;

•	consult with the other on all strategic, integration and operational matters to the extent such consultation is deemed necessary or appropriate by Summit and is not in violation of applicable legal requirements;

•	file all reports, schedules, applications, registrations, and other information required to be filed by each of them with all other relevant governmental entities and to obtain all of the requisite regulatory approvals between the date of the merger agreement and the effective time of the merger;

•	use their commercially reasonable efforts to maintain and keep in full force and effect all of their respective policies of insurance presently in effect, or replacements for such policies, including insurance of customer deposit accounts with the FDIC, and take all requisite action (including the making of claims and the giving of notices) pursuant to their respective policies of insurance in order to preserve all rights thereunder with respect to all matters that could reasonably give rise to a claim prior to the effective time of the merger;

•	prior to the effective time of the merger, (a) each of First Century and Summit shall exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations, (b) First Century shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws and (c) First Century shall not be required to agree to any material obligation that is not contingent upon the consummation of the merger; and

•	use commercially reasonable efforts to cause to be delivered at the closing all documents required as conditions precedent to the consummation of the merger, as applicable.

Regulatory Matters

This prospectus and proxy statement forms part of a Registration Statement on Form S-4 which Summit has filed with the SEC. Each of Summit and First Century has agreed to use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement for as long as necessary to complete the merger and the other transactions contemplated by the merger agreement.

Summit has agreed to use its commercially reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement, and First Century has agreed to furnish all information concerning First Century and the holders of First Century common stock as may be reasonably requested in connection with any such action.

Summit and First Century have agreed to cooperate with each other and use their respective reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the merger and the bank merger and to make effective the other transactions contemplated by the merger agreement as promptly as reasonably practicable after the date of the merger agreement. However, neither Summit nor First Century shall be obligated to take any action if the taking of such action or the obtaining of a consent, authorization, order, approval or exemption shall result in a condition or restriction upon such party or on the surviving entity that would have any of the following effects upon such party, (i) require a party to pay an amount that would be material to such party or to divest any banking office, line of business or operations or to increase regulatory capital or (ii) impose any condition, requirement or restriction upon Summit or its subsidiaries, that, in the case of (i) or (ii) above, would individually or in the aggregate, reasonably be expected to create a burdensome condition on Summit or its subsidiaries.

First Century and Summit have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws, all the information relating to First Century or Summit, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the merger agreement. In addition, Summit and First Century will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement, and each party will keep the other apprised of the status of matters relating to the completion of the merger. Summit and First Century shall promptly deliver to each other copies of all filings, orders and material correspondence to and from all governmental entities in connection with the transactions contemplated by the merger agreement.

Additionally, each of Summit and First Century has agreed to furnish to the other, upon request, all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with this prospectus and proxy statement, the Registration Statement on Form S-4 or any other statement, filing, notice or application made by or on behalf of Summit, First Century or any of their respective subsidiaries to any regulatory or governmental entity in connection with the merger, the bank merger of any or the other transactions contemplated by the merger agreement.

NASDAQ Listing

Summit has agreed to use its commercially reasonable best efforts to cause the shares of Summit common stock to be issued to the holders of First Century common stock in the merger to be authorized for listing on the Nasdaq Global Select Market, subject to official notice of issuance, prior to the effective time of the merger.

Employee Matters

Following the effective time of the merger, Summit must maintain employee benefit plans and compensation opportunities for employees of First Century and its subsidiaries on the closing date of the merger, referred to as covered employees, that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are available on a uniform and non-discriminatory basis to similarly situated employees of Summit or its subsidiaries. Summit will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the compensation and benefit plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents. Summit will give the covered employees full credit for their prior service with First Century and its subsidiaries for purposes of eligibility and vesting but not for purposes of benefit accrual under Summit’s benefit plans, except this provision will not apply to the Summit Financial Group, Inc. Employee Stock Ownership Plan and no prior service credit will be granted for any purpose under that plan.

Except for employees of First Century Bank with individual agreements that provide for payment of severance under certain circumstances (who will be paid severance only in accordance with such agreements and shall not have a right to employer-paid outplacement services), Summit will pay (i) (A) each employee of First Century Bank who is a vice president or more senior and who is involuntarily terminated by Summit or any of its subsidiaries (other than for cause) on or within nine months of the effective date, a severance payment equal to one and one-half weeks of base pay (at the rate in effect on the termination date) for each year of service at First Century Bank, with a minimum payment equal to 12 weeks of base pay and a maximum payment equal to 26 weeks of base pay and (B) each employee of First Century Bank other than any employee who is less senior than a vice president and who is involuntarily terminated by Summit or any of its subsidiaries (other than for cause) on or within nine months of the effective date, a severance payment equal to one week of base pay (at the rate in effect on the termination date) for each year of service at First Century Bank, with a minimum payment equal to 12 weeks of base pay and a maximum payment equal to 26 weeks of base pay, but only if such employee does not have rights to a severance payment under an employment agreement, in which case no severance payment shall be made to such employee pursuant to this provision, and (ii) it will reimburse costs associated with reasonable outplacement services actually incurred no later than the date that is six months after the date of the employee’s termination of employment, so that after reimbursement, such services will be at no cost to the employee; provided that (A) documentation of such expenses is provided to Summit by the terminated employee and (B) such services are provided by an outplacement agency selected by Summit.

Expenses

Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except for any applicable termination fees, and furthermore, with respect to First Century and its subsidiaries, shall be incurred or recognized as an expense for purposes of the calculation of adjusted shareholders’ equity pursuant to the merger agreement, and except that (a) if the merger and the bank merger are consummated, the surviving entity shall pay, or cause to be paid, any and all property or transfer taxes imposed on either party in connection with the merger, and (b) the printing and mailing expenses incurred in connection with printing and mailing this prospectus and proxy statement shall be shared equally by Summit and First Century.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval of the merger agreement by First Century shareholders, as follows:

•	by mutual written consent of Summit and First Century;

•	by either Summit or First Century, if (i) a regulatory or other governmental authority that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and non-appealable (provided that the denial is not attributable to the failure of the party seeking to terminate the merger agreement to perform any covenant in the merger agreement required to be performed prior to the effective time of the merger) or (ii) a regulatory or other governmental authority has issued a final, non-appealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the completion of the merger or the bank merger;

•	by either Summit or First Century, if the merger has not been completed by March 31, 2017;

•	by Summit, upon written notice to First Century, if any application for requisite regulatory approval shall have been denied or withdrawn at the request or recommendation of the governmental entity from which a requisite regulatory approval is required or if any such application is approved with commitments, conditions or understandings, whether contained in an approval letter or otherwise, which, imposes a burdensome condition on Summit or its subsidiaries, as applicable;

•	by either Summit or First Century, if there is a breach by the other party of any representation, warranty, covenant or other agreement set forth in the merger agreement, that would, individually or in the aggregate, result in the failure to satisfy the closing conditions of the party seeking termination and such breach is not cured within thirty (30) days following written notice to the breaching party or by its nature or timing cannot be cured within that time period;

•	by Summit, upon written notice to First Century, if, since the date of the merger agreement, there shall have occurred a material adverse effect with respect to First Century;

•	by First Century, upon written notice to Summit, if, since the date of the merger agreement, there shall have occurred a material adverse effect with respect to Summit;

•	by Summit, if the First Century board of directors fails to recommend that the First Century shareholders approve the merger agreement or makes a change in recommendation, or if First Century materially breaches any of the provisions of the merger agreement relating to acquisition proposals, as described under “—Acquisition Proposals”;

•	by First Century, prior to obtaining the approval of the merger agreement by the First Century shareholders, in order to enter into an agreement relating to a superior proposal in accordance with the provisions of the merger agreement relating to third party proposals, as described under “— Acquisition Proposal” (provided that First Century has not materially breached any such provisions and pays Summit the termination fee described under “— Termination Fee”);

•	by either Summit or First Century, if the First Century shareholders fail to approve the merger agreement at a duly held meeting of First Century shareholders or any adjournment or postponement thereof (provided that the First Century board of directors has recommended that the First Century shareholders approve the merger agreement and has not made a change in recommendation); and

•	by First Century, if the average closing price of Summit common stock declines by more than 15% from $17.30 and underperforms an index of banking companies by more than 15% over a designated measurement period, unless Summit agrees to increase the number of shares of Summit common stock to be issued to holders of First Century common stock.

Termination Fee

First Century must pay Summit a termination fee of $1,300,000:

•	if the merger agreement is terminated by Summit because the First Century board of directors did not recommend that the First Century shareholders approve the merger agreement or made a change in recommendation, or because First Century materially breached any of the provisions of the merger agreement relating to acquisition proposals, as describe under “— Acquisition Proposals”; or

•	if the merger agreement is terminated by First Century, prior to obtaining approval of the merger agreement by the First Century shareholders, in order to enter into an agreement relating to a superior proposal in accordance with the provisions of the merger agreement relating to acquisition proposals, as described under “— Acquisition Proposals”.

Summit must pay First Century within one business day the total amount of third party costs expended by First Century in its efforts to terminate its Defined Benefit Plan if:

•	if the merger agreement is terminated by First Century because the merger has not been completed by March 31, 2017;

•	the merger agreement is terminated by First Century because there is a breach by Summit of any representation, warranty, covenant or other agreement set forth in the merger agreement, that resulted, individually or in the aggregate, in the failure to satisfy the closing conditions of First Century and such breach is not cured within 30 days following written notice to the breaching party or by its nature or timing could not be cured within that time period; or

•	the merger agreement is terminated by First Century because a material adverse effect with respect to Summit has occurred since the date of the merger agreement.

Effect of Termination

If the merger agreement is validly terminated, the merger agreement will become void and have no effect, and none of First Century, Summit, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability under the merger agreement, or in connection with the transactions contemplated by the merger agreement, except that:

•	the provisions of the merger agreement relating to confidentiality obligations of the parties, the payment of expenses, the termination fees, publicity and certain other technical provisions will continue in effect notwithstanding termination of the merger agreement; and

•	termination will not relieve a breaching party from liability for any willful and material breach of any provision of the merger agreement.

Other than in a case of willful and material breach of the merger agreement, the payment of the termination fee fully discharges First Century from, and is the sole and exclusive remedy of Summit with respect to, any and all losses that may be suffered by Summit based upon, resulting from or arising out of the circumstances giving rise to such termination of the merger agreement.

Surrender of Stock Certificates

Computershare will act as exchange agent in the merger and in that role will process the exchange of First Century stock certificates for Summit common stock. The exchange agent, or Summit and First Century if the exchange agent declines to do so, will also be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of First Century common stock in the absence of manifest error. In any event, do not forward your First Century stock certificates with your proxy card.

After the effective time of the merger, each certificate formerly representing First Century common stock, until so surrendered and exchanged, will evidence only the right to receive the number of whole shares of Summit common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of Summit common stock and any dividend or other distribution with respect to Summit common stock with a record date occurring after the effective time of the merger. The holder of such unexchanged certificates will not be entitled to receive any dividends or distributions payable by Summit until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Summit common stock, will be paid without interest.

After the completion of the merger, there will be no further transfers of First Century common stock. First Century stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If your First Century stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, our exchange agent, Computershare, will send you instructions on how to provide evidence of ownership.

No Fractional Shares

Each holder of shares of common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Summit common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Summit common stock multiplied by (ii) $22.50, the per share cash consideration. A First Century shareholder whose direct shareholdings are represented by multiple First Century stock certificates will have all shares associated with those stock certificates aggregated for purposes of calculating whole shares and cash in lieu of fractional shares to be received upon completion of the merger.

Accounting Treatment

The merger will be accounted for using acquisition accounting in accordance with U.S. generally accepted accounting principles. As such, the assets and liabilities of First Century, as of the completion of the merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill, will not be amortized and will be evaluated for impairment annually. Consolidated financial statements of Summit issued after the consummation of the merger will reflect such values. In addition, costs incurred in connection with the business combination will be expensed as incurred unless related to the equity issuance. The operating results of First Century will be included in Summit’s consolidated financial statements from the date the merger is consummated and afterwards.

Management and Operations after the Merger

One individual from First Century, a person who is an active member of the First Century board of directors as of June 1, 2016 through the effective time, with personal connections to the local civic and business community, who meets the qualifications under Summit’s and Summit Community Bank’s charter documents and their respective board policies and applicable law, will join the board of directors of Summit and the board of directors of Summit Community Bank. See “The Merger – Interests of Certain First Century Directors and Executive Officers in the Merger” beginning on page 61.

The remaining current directors and senior officers of Summit and Summit Community Bank are expected to continue in their current positions. Information about the current Summit directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page 112.

Resales of Summit Common Stock

The shares of Summit common stock to be issued to shareholders of First Century under the merger agreement have been registered under the Securities Act and may be freely traded without restriction by holders, including holders who were affiliates of First Century on the date of the special meeting (except for such holders who become affiliates of Summit as of the effective time of the merger via their appointment to the board of directors of Summit or otherwise). All directors and executive officers of First Century are considered affiliates of First Century for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion and legal conclusions contained herein constitute and represent the opinion of Hunton & Williams LLP, counsel to Summit, and the opinion of Bowles Rice LLP, counsel to First Century, as to the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of First Century common stock that exchange their shares of First Century common stock for the merger consideration in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this prospectus and proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders of shares of First Century common stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, without limitation, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; mutual funds; tax-exempt organizations; holders subject to the alternative minimum tax provisions of the Code; partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, or passive foreign investment companies; former citizens or residents of the United States; holders whose functional currency is not the U.S. dollar, holders who hold shares of First Century common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who exercise appraisal rights; or holders who actually or constructively own more than 5% of First Century common stock).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of First Century common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or entity or an arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds First Century common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds First Century common stock, and any partners in such partnership, should consult their own tax advisors.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and the effect of possible changes in those laws after the date of this proxy statement.

Tax Consequences of the Merger Generally

The merger and the bank merger will qualify as a “reorganization” under Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligations of Summit that it receive an opinion from Hunton & Williams and of First Century that it receive an opinion from Bowles Rice, each in form reasonably satisfactory to such recipient, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Summit nor First Century currently intends to waive this opinion condition to its obligation to consummate the merger. If either Summit or First Century waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to First Century shareholders have materially changed, Summit and First Century will recirculate appropriate soliciting materials to resolicit the votes of First Century shareholders. The opinion will be based on representation letters provided by Summit and First Century and on customary factual assumptions. The opinion described herein will not be binding on the Internal Revenue Service, which we refer to as the IRS, or any court.

Summit and First Century have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

The U.S. federal income tax consequences of the merger are as follows:

•	if you receive solely stock consideration in the merger, upon exchanging your First Century common stock for Summit common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Summit common stock (as discussed below);

•	any First Century shareholder who receives solely cash consideration in the merger will recognize gain or loss upon surrendering his, her or its First Century common stock in an amount equal to the difference between the amount of cash received and his, her or its aggregate adjusted tax basis in the shares of First Century common stock surrendered therefor; and

•	if you receive both cash consideration (other than cash received instead of fractional shares of Summit common stock) and stock consideration in the merger, (1) you will not recognize any loss upon surrendering your First Century common stock, and (2) you will recognize gain upon surrendering your First Century common stock equal to the lesser of (a) the excess, if any, of (i) the sum of the amount of cash that you receive plus the fair market value (determined as of the effective time of the merger) of the Summit common stock that you receive over (ii) your aggregate adjusted tax basis in the shares of First Century common stock that you surrender therefor, and (b) the amount of cash consideration that you receive in the merger (excluding cash received instead of fractional shares of Summit common stock).

Gain or loss described in the second bullet point above generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time of the merger, the holding period for such shares of First Century common stock exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Any gain described in the third bullet point above will be capital gain unless your receipt of cash has the effect of a distribution of a dividend, in which case the gain will be treated as a dividend to the extent of your ratable share of First Century’s accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether your receipt of cash has the effect of a distribution of a dividend, you will be treated as if you first exchanged all of your First Century common stock solely in exchange for Summit common stock (instead of the combination of Summit common stock and cash actually received) and then Summit immediately redeemed a portion of that stock for the cash that you actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash in such deemed redemption will generally be treated as capital gain and will not have the effect of a dividend to you if such deemed redemption is “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the First Century shareholder’s deemed percentage stock ownership of Summit following the merger. The determination generally requires a comparison of (1) the percentage of the outstanding Summit voting stock that you are deemed actually and constructively to have owned immediately before the deemed redemption to (2) the percentage of the outstanding Summit voting stock that you own immediately after the deemed redemption. In general, the deemed redemption will be “substantially disproportionate” with respect to a First Century shareholder if the percentage of Summit voting stock that you own immediately after the deemed redemption is less than 80% of the percentage of Summit voting stock that you are deemed actually and constructively to have owned immediately before the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs is considered a “meaningful reduction” and would result in capital gain (as opposed to dividend) treatment. For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock the shareholder actually owns and the stock the shareholder constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if your holding period for your First Century common stock is more than one year as of the date of the exchange. If, after applying these tests, the deemed redemption results in the gain recognized being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you at the long-term capital gains rate, provided you held the shares giving rise to such income for more than 60 days during the 121 day period beginning 60 days before the effective time of the merger. The determination as to whether you will recognize a capital gain or dividend income as a result of your exchange of First Century common stock for a combination of Summit common stock and cash in the merger is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.

The aggregate tax basis of the Summit common stock that you receive in the merger, including any fractional shares deemed received and redeemed for cash as described below, will equal your aggregate adjusted tax basis in the shares of First Century common stock that you surrender in the merger (less any tax basis attributable to cash received instead of a fractional share in Summit common stock), decreased by the amount of any cash consideration (other than cash received instead of fractional shares of Summit common stock) received and increased by the amount of any gain recognized in the merger (including any portion of the gain that is treated as a dividend, as described above, and excluding any gain recognized as a result of cash received instead of a fractional share). Your holding period for the shares of Summit common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period for the shares of First Century common stock that you surrender in the merger. If you acquired different blocks of First Century common stock at different times or at different prices, gain or loss must be calculated separately for each identifiable block of shares of First Century common stock surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which cash and shares of Summit common stock should be allocated among different blocks of their First Century common stock surrendered in the merger. The basis and holding period of each block of Summit common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of First Century common stock exchanged for such block of Summit common stock.

Cash Instead of Fractional Shares

If you receive cash instead of a fractional share of Summit common stock, you will be treated as having received such fractional share of Summit common stock pursuant to the merger and then as having received cash in redemption for such fractional share of Summit common stock. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the tax basis in your shares of First Century common stock allocable to that fractional share of Summit common stock. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time of the merger, the holding period for such fractional share (including the holding period of shares of First Century common stock surrendered therefor) exceeds one year.

Net Investment Income Tax

A Medicare contribution tax is imposed on the “net investment income” of certain individuals, estates and trusts with income exceeding certain threshold amounts. A holder that is an individual is subject to a 3.8% tax on the lesser of: (1) his or her net investment income for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders should consult their tax advisors as to the application of this additional tax to their circumstances.

Possible Treatment of Merger as a Taxable Transaction

The IRS may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, each First Century shareholder would recognize a gain or loss equal to the difference between the (1) the sum of the fair market value of Summit common stock and cash received by the First Century shareholder in the merger, and (2) the First Century shareholder’s adjusted tax basis in the shares of First Century common stock exchanged therefor. This gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if, as of the effective time of the merger, the holding period for such shares of First Century common stock exceeds one year. The likely tax treatment of the merger will not be known until the effective time of the merger, as the aggregate value of the Summit common stock to be received by First Century shareholders will fluctuate with the market price of the Summit common stock. Holders should consult their tax advisors as to the tax implications of the merger being treated as a taxable transaction.

Tax Treatment of Special Distribution

Under limited circumstances, First Century may make a special distribution. Each holder of First Century common stock receiving the special distribution who: (a) is not a nonresident alien; (b) is not a nominee; (c) is not a corporation subject to income taxation under Subchapter C of Chapter 1 of the Code; (d) is neither a regulated investment company, as defined in Section 851 of the Code, nor a real estate investment trust, as defined in Section 856 of the Code; (e) is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; (f) does not know or have reason to know that the special distribution is in fact a payment in lieu of a dividend rather than an actual dividend and First Century reports the special distribution to the holder of First Century common stock on Form 1099-DIV; (g) does not elect to treat the special distribution as investment income under Section 163(d)(4)(B)(iii) of the Code; and (h) has held the First Century common stock held by such holder for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the First Century common stock becomes ex-dividend with respect to the special distribution, will likely be entitled to treat the special distribution as qualified dividend income subject to federal income taxation as net capital gain under Section 1(h)(11) of the Code. It is not likely that any holder of First Century common stock will recoup any income tax basis in any of their respective shares of First Century common stock upon receipt of the special distribution.

HOLDERS OF FIRST CENTURY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF THE SPECIAL DISTRIBUTION IF IT IS DECLARED AND PAID AS PART OF CONSUMMATING THE MERGER.

Information Reporting and Backup Withholding

First Century shareholders are required to retain permanent records and make such records available to any authorized IRS officers and employees. The records should include the number of shares of First Century common stock exchanged, the number of shares of Summit common stock received, the fair market value of the First Century common stock exchanged, and the holder’s adjusted basis in the Summit common stock received.

If you are a non-corporate holder of First Century common stock, you may be subject, under certain circumstances, to backup withholding (currently at a rate of 28%) on any cash payments you receive pursuant to the merger. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on IRS Form W-9 (or substantially similar form) and otherwise comply with all the applicable requirements of the backup withholding rules;

•	provide a certification of foreign status on an appropriate IRS Form W-8 or successor form; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

Certain Reporting Requirements

If a U.S. holder that receives Summit common stock in the merger is considered a “significant holder,” such U.S. holder will be required (1) to file a statement with its U.S. federal income tax return in accordance with Treasury Regulation Section 1.368-3 providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the First Century common stock surrendered by such U.S. holder in the merger, and (2) to retain permanent records of these facts relating to the merger. A “significant holder” is any First Century shareholder that, immediately before the merger, (a) owned at least 5% (by vote or value) of the outstanding stock of First Century, or (b) owned First Century securities with a tax basis of $1.0 million or more.

This discussion of anticipated material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of First Century common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty. Holders of First Century common stock are also urged to consult their tax advisors with respect to the effect of possible changes in any of those laws after the date of this prospectus and proxy statement.

INFORMATION ABOUT SUMMIT

Summit is a West Virginia corporation registered as a bank holding company pursuant to the BHCA. Summit was incorporated on March 3, 1987, organized on March 5, 1987, and began conducting business on March 5, 1987. As of December 31, 2015, Summit has one banking subsidiary “doing business” under the name of Summit Community Bank. Summit Community Bank offers a full range of commercial and retail banking services and products.

As a bank holding company registered under the BHCA, Summit’s present business is community banking. As of June 30, 2016, Summit’s consolidated assets approximated $1.57 billion and total shareholders’ equity approximated $150.7 million. At June 30, 2016, Summit’s loan portfolio, net of unearned income and allowance for loan losses, was $1.17 billion and its deposits were $1.10 billion.

The principal executive offices of Summit are located in Moorefield, West Virginia at 300 North Main Street. The telephone number for Summit’s principal executive offices is (304) 530-1000. Summit operates 15 full service offices - 9 located throughout West Virginia and 6 throughout Northern Virginia and the Shenandoah Valley.

For more information regarding Summit, please see Summit’s Annual Report on Form 10-K for the year ended December 31, 2015, its quarterly report on Form 10-Q for the quarter ended June 30, 2016 and its prospectus and proxy statement for its 2016 Annual Meeting of shareholders, each of which are incorporated into this prospectus and proxy statement by reference.

As previously disclosed, Summit, through Summit Community Bank, completed its acquisition of Highland County Bankshares, Inc. (“HCB”), a Virginia corporation headquartered in Monterey, Virginia. The acquisition was completed in three steps: first, HCB merged with Summit Merger Subsidiary, Inc., a wholly-owned subsidiary of Summit, and HCB, as the surviving entity, became a wholly-owned subsidiary of Summit; second, HCB was dissolved and distributed its assets and liabilities to Summit in accordance with Virginia law; and third, First and Citizens Bank, Inc., HCB’s subsidiary bank, was merged into Summit.

INFORMATION ABOUT FIRST CENTURY

General

First Century, formerly Pocahontas Bankshares Corporation, was organized under the laws of West Virginia in 1983 at the direction of the Board of Directors of The First National Bank of Bluefield (“Bluefield”). On March 1, 1984, the effective date of the corporate reorganization, the shareholders of Bluefield became the shareholders of First Century, and Bluefield became a wholly-owned subsidiary of First Century. On March 11, 1988, First Century acquired control of the Bank of Oceana, Oceana, WV (“Oceana”). On May 24, 1991, First Century formed First Century Bank, Roanoke, Virginia. During 1993, the main office of First Century Bank was redesignated to Wytheville, Virginia. Effective November 28, 1994, the merger of Bank of Oceana into The First National Bank of Bluefield was completed and the name of the resulting entity was changed to First Century Bank, National Association (“FCBNA”), with its main office in Bluefield, West Virginia. Effective May 7, 1999, First Century Bank was merged into FCBNA. Effective January 20, 2012, FCBNA converted from a national banking charter to a West Virginia state bank and retained membership in the Federal Reserve System as its federal regulator, operating under the name First Century Bank.

Substantially all of the operations of First Century are carried on through First Century Bank which is First Century’s only subsidiary. The officers and directors of First Century, who are also officers and directors of First Century Bank, receive their entire compensation from First Century Bank.

First Century’s principal business and major source of revenue is, and is expected to remain, commercial banking. First Century currently derives substantially all its revenues from dividends paid by First Century Bank. The earnings, asset growth and current capital position of the subsidiary influence dividend payments by First Century Bank.

As of June 30, 2016, First Century had total assets of $410 million, total loans, net of unearned income and reserves, of $240 million, total deposits of $352 million, and total shareholders’ equity of $46 million. First Century focuses on the local communities in southern West Virginia and southwestern Virginia and offers a full line of business-related loan, deposit and cash management products through experienced professionals.

Properties

The principal executive offices of First Century are located at 500 Federal Street, Bluefield, West Virginia. The telephone number for First Century’s principal executive offices is (304) 325-8181. First Century operates 12 full service offices, one loan production office and 17 ATM locations throughout southern West Virginia and southwestern Virginia.

Description of First Century Capital Stock

The authorized capital stock of First Century consists of 10,000,000 shares, par value $1.25 per share. As of the date of this prospectus and proxy statement, there were 1,903,120 shares of First Century’s common stock outstanding, held by approximately 345 shareholders of record.

The following summary describes the material features and rights of First Century’s common stock and is subject to, and qualified in its entirety by, applicable law and the provisions of First Century’s amended and restated articles of incorporation and bylaws.

Voting Rights. All voting rights are vested in the holders of First Century’s common stock. On all matters subject to a vote of shareholders, First Century’s shareholders will be entitled to one vote for each share of common stock owned. First Century’s shareholders have cumulative voting rights with regard to election of directors.

Dividend Rights. First Century’s shareholders are entitled to receive dividends when and as declared by First Century’s board of directors. The payment of dividends is also subject to the restrictions set forth in the West Virginia Business Corporation Act and the limitations imposed by the Federal Reserve Board.

First Century’s payment of dividends depends upon receipt of dividends from First Century Bank, First Century’s banking subsidiary. Payment of dividends by First Century Bank is regulated by the Federal Reserve and the WV DFI and generally, the prior approval of the Federal Reserve is required if the total dividends declared by First Century Bank, in any calendar year exceeds its net profits, as defined, for that year combined with its retained net profits for the preceding two years. Additionally, prior approval of the Federal Reserve is required when a state member bank has deficit retained earnings but has sufficient current year’s net income, as defined, plus the retained net profits of the two preceding years. The Federal Reserve may prohibit dividends if it deems the payment to be an unsafe or unsound banking practice. The Federal Reserve has issued guidelines for dividend payments by state member banks emphasizing that proper dividend size depends on the bank’s earnings and capital.

Liquidation Rights. Upon any liquidation, dissolution or winding up of First Century’s affairs, the holders of First Century common stock are entitled to receive pro rata all of First Century’s assets for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of First Century common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of First Century common stock.

Preemptive Rights. No holder of any share of First Century capital stock has any preemptive right to subscribe to an additional issue of capital stock or to any security convertible into such stock.

Anti-Takeover Provisions. Provisions of First Century’s amended and restated articles of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of First Century without negotiation with First Century’s board of directors. The effect of these provisions is discussed briefly below.

Amendment of Amended and Restated Articles of Incorporation. First Century’s amended and restated articles of incorporation requires the approval of 66 2/3% of shareholders to amend certain of the provisions of First Century’s amended and restated articles of incorporation. This requirement is intended to prevent a shareholder who controls a majority of First Century common stock from avoiding the requirements of important provisions of First Century’s amended and restated articles of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of First Century common stock could block the future repeal or modification of certain provisions of First Century’s amended and restated articles of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of First Century common stock.

Business Combination Provisions. First Century’s amended and restated articles of incorporation provide that at least 66 2/3% of the authorized, issued and outstanding voting shares must approve certain business combination transactions unless the particular business combination transaction has been previously approved by at least 75% of the board of directors, in which case a simple majority vote of the shareholders is required.

Listing. First Century common stock is traded on the OTC Pink Open Market (OTCPink) under the symbol “FCBS.”

Transfer Agent. The transfer agent for First Century’s common stock is Computershare. The transfer agent’s address is P.O. Box 30170, College Station, Texas 77842.

First Century Management’s Discussion and Analysis of Financial Condition and Results of Operations

Average Statements of Financial Condition and Net Interest Differential

	2015			2014			2013
	(Dollars in Thousands)
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Interest-bearing deposits with banks	$31,687	$92	0.29%	$18,607	$61	0.33%	$34,381	$119	0.35%
Securities available for sale and other equity securities:
U. S. Government agency securities	64,288	865	1.35%	61,659	827	1.34%	54,668	705	1.29%
Mortgage backed securities	11,895	269	2.27%	16,222	394	2.43%	19,854	407	2.05%
Other securities	594	45	7.61%	970	48	4.93%	1,105	28	2.53%

Total securities available for sale	108,464	1,271	1.17%	97,458	1,330	1.36%	110,008	1,260	1.15%

Securities held to maturity:
State and municipal securities	33,628	962	2.86%	32,321	966	2.99%	32,431	982	3.03%

Total securities held to maturity	33,628	962	2.86%	32,321	966	2.99%	32,431	982	3.03%

Federal funds sold	—	—	—	4,973	2	0.04%	5,000	2	0.04%
Loans	236,511	11,691	4.94%	239,314	11,464	4.79%	238,310	11,409	4.79%

Total interest-earning assets	$378,603	$13,925	3.68%	$374,066	$13,762	3.68%	$385,749	$13,652	3.54%

Allowance for loan losses	(3,210)			(3,712)			(4,674)
Cash and due from banks—demand	9,983			9,932			10,745
Bank Premises and equipment—net	11,454			11,752			12,036
Other assets	14,853			16,376			13,766

TOTAL ASSETS	$411,684			$408,415			$417,622

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Interest-bearing demand deposits	$99,551	$72	0.07%	$96,282	$70	0.07%	$97,507	$69	0.07%
Savings deposits	64,456	75	0.12%	61,466	72	0.12%	59,484	74	0.12%
Time deposits	127,547	960	0.75%	131,711	933	0.71%	135,131	968	0.72%

Total interest-bearing deposits	291,554	1,106	0.38%	289,459	1,074	0.37%	292,121	1,111	0.38%

Short-term debt	10,575	17	0.16%	12,063	22	0.18%	14,988	28	0.19%

Total interest-bearing liabilities	$302,129	$1,123	0.37%	$301,522	$1,096	0.36%	$307,109	$1,139	0.37%

Demand deposits	61,516			61,182			65,209

Other liabilities	3,754			2,478			4,411

TOTAL LIABILITIES	367,399			365,183			376,729

Stockholders’ equity	44,285			43,232			40,893

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$411,684			$408,415			$417,622

Average rate paid to fund earning assets			0.30%			0.29%			0.30%

NET INTEREST DIFFERENTIAL		$12,802	3.38%		$12,666	3.39%		$12,513	3.24%

For purposes of this schedule, interest on nonaccrual loans have been included only to the extent reflected in the income statement. However, the nonaccrual loan balance is included in the average amount outstanding. Income on loans includes loan fees of $77,000 in 2015, $78,000 in 2014 and $81,000 in 2013. Interest income on tax exempt securities is shown based on the actual yield.

Volume/Rate Analysis

	Increase (Decrease) in Interest
	2015 vs. 2014			2014 vs. 2013
	(Dollars in Thousands)
	Due to Change in (1)			Due to Change in (1)
	Volume	Rate	Total	Volume	Rate	Total
Interest income on:
Loans	$37	$(6)	$31	$48	$7	$5
Securities available for sale and other equity securities	235	(294)	(58)	(103)	173	70
Securities held to maturity	67	(71)	(4)	(3)	(12)	(16)
Federal funds sold	(1)	(1)	(3)	—	—	—
Interest-bearing deposits with banks	37	(6)	31	(52)	(6)	(58)

TOTAL INTEREST INCOME	375	(378)	(4)	(110)	162	51

Interest expense on:
Interest-bearing demand deposits	2	(0)	2	2	(0)	2
Savings deposits	3	(0)	3	3	(5)	(3)
Time deposits	(28)	54	27	(24)	(11)	(35)
Short-term borrowings	(3)	(2)	(5)	(5)	(0)	(6)

TOTAL INTEREST EXPENSE	(24)	51	27	(25)	(17)	(42)

NET INTEREST INCOME	$350	$(327)	$23	$(135)	$145	$10

(1)	Changes due to a combination of volume and rate have been allocated proportionally to volume and rate.

This narrative will assist you in your analysis of the accompanying consolidated financial statements and supplemental financial information. It should be read in conjunction with the audited consolidated financial statements and the notes that follow, along with the selected financial data presented elsewhere in this report. We are not aware of any market or institutional trends, events or uncertainties that will have or are reasonably likely to have a material effect on the liquidity, capital resources or operations of the Company, except as discussed herein. We are also not aware of any current recommendations by any regulatory authorities, which would have such a material effect if implemented, except as discussed herein.

Corporate Structure and Acquisitions

First Century is chartered under the laws of West Virginia and operates as a financial holding company headquartered in Bluefield, WV. We began active operations in March 1984, in a business combination with our then sole subsidiary, The First National Bank of Bluefield. Through a series of acquisitions and consolidations, we now operate one subsidiary bank. During 2011, our subsidiary bank filed with the WV DFI to convert from a national banking charter to a West Virginia state banking charter. This conversion was effective January 20, 2012 and the bank now operates under the name, First Century Bank, Bluefield, WV. First Century Bank is engaged in commercial banking activities that provide a broad menu of financial services to individuals and businesses. First Century Bank operates 12 branch offices, a loan production office and 17 ATM locations throughout southern West Virginia and southwestern Virginia.

Critical Accounting Policies

Our accounting policies are an integral part to understanding the results reported. Accounting policies are described in detail in Note 1 to the Consolidated Financial Statements. Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and follow general practices within the financial services industry. Our most complex accounting policies require us to make estimates, assumptions and judgments to ascertain the valuation of assets, liabilities, commitments and contingencies reported in our financial statements and accompanying notes.

These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions, and judgments and as such have a greater possibility of producing results that could be materially different than originally reported.

Allowance for Loan Losses

We maintain, through the provision expense, an allowance for loan losses that we believe to be adequate to absorb probable credit losses inherent in the portfolio. The procedures that we use entail preparation of a loan watch list and assigning each loan a classification. For those individually significant loans where it is determined that it is not probable that the borrower will make all payments in accordance with the original loan agreement, we perform an impairment analysis.

The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan.

Other classified loans are categorized and allocated appropriate reserves. We also reserve for other loans more than 90 days past due that were not considered in the aforementioned procedures. We segregate the remaining portfolio into consumer, commercial and residential real estate loans, and apply the historical net charge off percentage of each category to the current amount outstanding in those categories. Additionally, as part of this analysis we include such factors as concentrations of credit, collateral deficient loans, volume and trends in delinquencies, loan portfolio composition, loan volume and maturity of the portfolio, national and local economic conditions and the experience, ability and depth of lending management and staff.

Greater detail regarding the determination of the adequacy of the allowance for loan losses is provided later in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as in Note 3 of Notes to Consolidated Financial Statements included elsewhere in this prospectus and proxy statement.

Pensions

We have a defined benefit pension plan covering substantially all employees with at least nine months of service who are at least 20 1⁄2 years of age. Pension expense is determined by an actuarial valuation based on assumptions that are evaluated annually as of December 31, the measurement date for pension obligations. The most significant assumptions are the long-term expected rate of return on plan assets, the discount rate used to determine the present value of the pension obligations, and the weighted-average rate of expected increase in future compensation levels. We review these assumptions with the plan’s actuaries and modify them as necessary to reflect current market conditions as well as anticipated long-term market conditions. During the fourth quarter of 2011, we ceased new accruals of pension benefits and closed the pension plan to new entrants.

Greater detail regarding pension benefits is provided later in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as in Note 6 of Notes to Consolidated Financial Statements included elsewhere in this prospectus and proxy statement.

Balance Sheet Analysis

Loans

AMOUNTS OF LOANS OUTSTANDING
	December 31,
	2015	2014	2013	2012	2011
	(Dollars in Thousands)
Commercial	$28,656	$18,282	$21,669	$17,671	$21,525
Commercial-real estate
Construction	1,317	1,772	6,745	8,199	7,291
Owner occupied	25,885	35,145	37,111	39,426	50,116
Non-owner occupied	51,922	57,325	50,617	51,162	50,817

Total commercial loans	107,780	112,524	116,142	116,458	129,749

Consumer	15,634	16,107	16,027	15,647	16,844
Residential real estate	103,576	105,006	102,009	98,155	97,142
Residential construction	7,244	6,131	4,740	4,766	4,632

Total consumer loans	126,454	127,244	122,776	118,568	118,618

Total Loans	$234,234	$239,768	$238,918	$235,026	$248,367

MATURITY SCHEDULE OF LOANS
	Remaining Maturity at December 31, 2015
	(Dollars in Thousands)
	1 Year or Less	1 to 5 Years	After 5 Years	Total
Commercial	$22,768	$3,137	$2,751	$28,656
Commercial-real estate
Construction	977	340	—	1,317
Owner Occupied	5,581	7,836	12,468	25,885
Non-owner occupied	3,736	17,244	30,942	51,922

Total commercial loans	33,062	28,557	46,161	107,780

Consumer	3,081	10,022	2,531	15,634
Residential real estate	9,130	41,749	52,697	103,576
Residential construction	1,928	3,339	1,977	7,244

Total consumer loans	14,139	55,110	57,205	126,454

Total Loans	$47,201	$83,667	$103,366	$234,234

With predetermined interest rates	$30,881	$81,545	$81,809	$194,235
With floating interest rates	16,320	2,122	21,557	39,999

TOTAL	$47,201	$83,667	$103,366	$234,234

Our primary goal is to meet the credit needs of the retail and commercial customers in our primary markets of southern West Virginia and southwestern Virginia. Total loans decreased approximately $5,534,000, or 2.3%, in 2015, following a 0.4% increase or $850,000 in 2014. Competition in our market was very aggressive during 2015 for the acquisition of new loans as new, quality loan opportunities were not prevalent. Our participation loan portfolio of approximately $24,461,000 declined approximately 11.4% for the year. Additionally, loan demand was weak during 2015 in all of our local markets. We continued to adhere to our philosophy of not retaining long-term fixed-rate commitments in order to better manage our interest rate risk. In order to provide consumers with a long term option for home financing, we originate and sell mortgages to the Federal National Mortgage Association, or Fannie Mae. During 2015 we originated and sold approximately $9,677,000 in long-term mortgages compared to approximately $8,300,000 during 2014. At December 31, 2015, the loan portfolio comprised 62.4% of total interest-earning assets as compared to 65.6% of total interest-earning assets at December 31, 2014, and contributed 84.0% of total interest income in 2015, and 83.3% in 2014.

                During 2015, our emphasis was balanced between managing credit quality issues including higher levels of nonperforming assets and seeking loan opportunities from strong, small to mid-sized companies with known management and excellent financial stability. Most of the commercial loans in the portfolio have variable rates of interest. Additionally, we continued to make loans available in the retail marketplace. We also continued to maintain relationships with other community banks in Virginia and West Virginia to seek loan participation opportunities outside of our existing footprint.

Consistent with our philosophy on relationship banking, most of our borrowers are also depositors and utilize other banking services. The average yield of the loan portfolio increased to an average rate of 4.9% in 2015 compared to 4.8% in 2014. The increase in loan yield for 2015 was attributable to the recovery of interest income upon the receipt of life insurance proceeds due to the passing of a loan customer who had been in default. Earnings reflect pressure on the net interest margin arising from the continued emphasis on economic stimulus by the Federal Reserve during 2015 that has resulted in an extended period of low interest rates. During 2009 we implemented interest rate floors in pricing our variable rate loans in order to establish a baseline of income from any given loan. We continued this strategy during 2015.

Our commercial loan portfolio is generally diversified and geographically dispersed within the region of southern West Virginia and southwest Virginia. At December 31, 2015, we had loan concentrations of $27,592,000, or 60.9% of stockholders’ equity in loans to lessors of residential property, and $21,889,000, or 48.3% of stockholders’ equity in loans to lessors of nonresidential property. These concentrations are diversified by geography throughout our market area. There are no other concentrations of lines of business or industry that represent greater than 25% of stockholders’ equity. Within each specific industry, our borrowers are diversified as to specialty, service or other unique feature of the overall industry. A substantial portion of our customers’ ability to honor their contractual commitment is largely dependent upon the economic health of the respective industry within the overall economic environment of southern West Virginia and southwestern Virginia. Our local economy has been negatively impacted by the continued regulatory pressure on the coal industry and the utilities that use fossil fuels for energy production. We have seen many mine closures and similar effects on the businesses that service the mining industry. This also has an impact on our consumer loan portfolio as individuals employed in the mining or mining related fields are beginning to have difficulty maintaining current payment status.

The consumer portion of our loan portfolio consists of both secured and unsecured loans made to individuals and families for various reasons including the purchase of automobiles, home improvements, educational expenses and other worthwhile purposes. We continue to carefully monitor the consumer sector during this period of economic downturn. Rising unemployment and a deepening recession will usually result in higher delinquency rates and other deterioration in this sector. We continue to monitor this sector and the local residential housing sector for indications of further deterioration.

NONPERFORMING ASSETS AND LOAN LOSS ANALYSIS
	Years Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in Thousands)
Average amount of loans outstanding	$236,511	$239,314	$238,310	$241,255	$257,929
Allowance for loan losses:
Balance at beginning of the year	$3,422	$4,605	$4,755	$4,905	$5,875
Loans charged off
Commercial	(1)	—	(23)	(546)	(1,929)
Commercial Real Estate	—	(434)	(23)	(231)	(1,735)
Consumer	(124)	(144)	(133)	(148)	(154)
Residential Real Estate	(170)	(127)	(177)	(264)	(521)
Construction	—	(548)	—	—	—
Unallocated	—	—	—	—	—

TOTAL LOANS CHARGED OFF	(295)	(1,253)	(356)	(1,189)	(4,339)

Loan recoveries
Commercial	17	250	7	34	8
Commercial Real Estate	81	73	51	63	62
Consumer	27	51	61	53	57
Residential Real Estate	17	9	12	4	1
Construction	—	—	—	—	—
Unallocated	—	—	—	—	—

TOTAL LOAN RECOVERIES	142	383	131	154	128

Net loans charged off	(153)	(870)	(225)	(1,035)	(4,211)
Provision for loan losses	283	(313)	75	885	3,241

BALANCE AT END OF THE YEAR	$3,552	$3,422	$4,605	$4,755	$4,905

Ratio of net loans charged off to average loans outstanding	0.06%	0.36%	0.09%	0.43%	1.63%
Provision for loan losses as a percent of loans	0.12%	(0.13)%	0.03%	0.37%	1.26%
Allowance at year end as a percent of loans	1.52%	1.43%	1.93%	2.02%	1.97%
Nonperforming assets (at year end)
Nonaccrual loans	$5,060	$2,366	$7,494	$8,492	$13,827
Loans past–due ninety days or more and still accruing	765	517	1,055	754	830
Troubled debt restructurings	2,172	2,415	2,210	1,397	1,429
Other real estate owned	4,899	9,178	4,490	4,648	1,180

TOTAL NONPERFORMING ASSETS	$12,896	$14,476	$15,249	$15,291	$17,266

Nonperforming assets/total loans	5.5%	6.0%	6.4%	6.5%	7.0%
Nonperforming assets/total assets	3.2%	3.6%	3.7%	3.7%	4.1%

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
	2015		2014		2013		2012		2011
	(Dollars in Thousands)
	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans
Commercial	$937	12.23%	$443	7.62%	$587	9.07%	$449	7.52%	$764	8.67%
Commercial Real Estate	1,657	33.78%	1,143	39.31%	1,728	39.54%	1,968	42.03%	1,528	43.57%
Consumer	207	6.67%	140	6.72%	242	6.71%	284	6.66%	477	6.78%
Residential Real Estate	596	44.22%	716	43.79%	642	42.70%	564	41.76%	1,135	39.11%
Construction	139	3.09%	206	2.56%	1,149	1.98%	1,131	2.03%	891	1.86%
Unallocated	16	N/A	774	N/A	257	N/A	359	N/A	110

TOTAL	$3,552	100%	$3,422	100%	$4,605	100%	$4,755	100%	$4,905	100%

Nonperforming assets, including nonaccrual loans, loans past-due 90 days or more, restructured loans and other real estate owned, decreased $1,580,000, or 10.9%, to $12,896,000 at December 31, 2015, following a decrease of $773,000, or 5.1%, to $14,476,000 at December 31, 2014. Nonperforming assets as a percentage of total assets decreased from 3.6% at December 31, 2014 to 3.2% at December 31, 2015.

Impaired credits consist primarily of loans collateralized by commercial real estate where the borrower has experienced financial difficulties as a result of the downturn in the local and national economies. There is no other concentration by locale or industry that is common among these loans.

For the year ended December 31, 2015, impaired loans increased $1,926,000 or 30.3%, to $8,276,000. Our collection efforts include foreclosure sales, often resulting in the borrower seeking protection in bankruptcy. Other borrowers make efforts to liquidate assets to avoid foreclosure on primary collateral. Our success in maximizing collateral value will, in large part, depend on the absorption rate of commercial real estate property.

During 2015, management continued to focus efforts on evaluating the Company’s commercial real estate exposure to determine the potential impact on future earnings should conditions in this sector continue to deteriorate. Our policy is to discontinue the accrual of interest on loans that are past due more than 90 days, unless those loans are well collateralized and in process of collection. We may also classify loans that are on a current payment status or past due less than 90 days as nonaccrual if the repayment of principal or interest is in doubt. Once a loan is placed in nonaccrual status we apply payments that are received to reducing the outstanding principal balance. Interest income is only recognized after the borrower can demonstrate cash flow and the ability to amortize the remaining debt, and, performs under the new arrangement for at least six payments. Nonaccrual loans were $5,060,000 at December 31, 2015, compared with $2,366,000 at December 31, 2014. Our holdings of other real estate owned decreased to $4,899,000 at December 31, 2015, compared with $9,178,000 at December 31, 2014 due to the sale of our largest property which had a recorded balance of approximately $4.4 million. The liquidation resulted in a net loss of approximately $615,000. Other real estate owned is recorded at fair value less estimated selling costs.

We maintain an allowance for loan losses that we believe to be adequate to absorb probable credit losses inherent in the portfolio. We are committed to the early recognition of problem loans, and to an appropriate and adequate level of allowance. During 2015, we monitored our loan portfolio with enhanced scrutiny to identify potential deterioration. As a result of an increase in total nonperforming loans, the allowance for loan losses was 1.52% of year-end loans at December 31, 2015 compared to 1.43% at December 31, 2014. The estimation of the adequacy of the allowance for loan losses is the most significant estimate that we determine. Different amounts could result under different conditions or assumptions.

We use an independent third-party firm to enhance our loan review function. This process includes a thorough evaluation of our credit administration systems and personnel. The objective is to have an effective loan review system that provides us with information that will produce a more focused and effective approach in managing credit risk inherent in the loan portfolio. As a part of this process, we use a system of loan grades to further support the adequacy of the loan loss allowance.

Specific reserves are recorded on impaired loans of $1,211,000 and $202,000 at December 31, 2015 and 2014, respectively. Other classified loans are categorized and allocated appropriate reserves. Other loans more than 90 days past due that have not been considered in these procedures are assigned a classification of Substandard and are reserved for accordingly.

SECURITIES

The following table shows the carrying values of securities at the respective periods, which is fair value for available for sale securities and amortized cost for securities held to maturity:

	December 31,
	2015	2014	2013
	(Dollars in Thousands)
Securities available for sale:
U.S. Government agency securities	$64,974	$67,468	$59,097
U.S. Government agency mortgage-backed securities	12,561	14,964	17,163

TOTAL SECURITIES AVAILABLE FOR SALE	$77,535	$82,432	$76,260

Securities held to maturity:
State and municipal obligations	$34,632	$32,027	$33,166

TOTAL SECURITIES HELD TO MATURITY	$34,632	$32,027	$33,166

MATURITIES OF SECURITIES

The following table shows the contractual maturities of debt securities at December 31, 2015 and the weighted average yields of such securities:

	Within One Year		After One But Within Five Years		After Five But Within Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in Thousands)
Securities available for sale:
U.S. Government agency securities	$5,022	0.67%	$59,952	1.39%	$—	—	$—	—	$64,974	1.33%
U.S. Government agency mortgage- backed securities	—	—	—	—	690	2.50%	11,871	2.30%	12,561	2.31%

TOTAL SECURITIES AVAILABLE FOR SALE	$5,022	0.67%	$59,952	1.39%	$690	2.50%	$11,871	2.30%	$77,535	1.49%

Securities held to maturity:
State, county, and municipal securities	$1,007	2.55%	$10,414	2.66%	$17,360	3.14%	$5,851	3.47%	$34,632	3.04%

TOTAL SECURITIES HELD TO MATURITY	$1,007	2.55%	$10,414	2.66%	$17,360	3.14%	$5,851	3.47%	$34,632	3.04%

Yields on tax-exempt obligations have been computed based on tax equivalent yield.

During 2015, securities, our second largest category of assets, decreased by $2,292,000 or 2.0%. At December 31, 2015, securities comprised 29.9% of total interest-earning assets compared to 31.3% of total interest-earning assets at December 31, 2014. The composition of our securities portfolio reflects our investment strategy of maximizing portfolio yields subject to risk and liquidity considerations. The primary objective of our investment strategy is to maintain an appropriate level of asset liquidity and provide us with a tool to assist in controlling and managing our interest rate position while at the same time producing appropriate levels of interest income. In order to maintain liquidity and flexibility, we categorize most investments in the available for sale portfolio. We typically purchase U.S. Government agency and U.S. Government agency mortgage-backed securities in order to maintain the maximum liquidity of the portfolio. We have not purchased any of the preferred stocks or private label mortgage products that have resulted in impairment charges for many other financial companies.

The remaining securities, primarily state, county and municipal obligations, comprise the held to maturity portfolio. Net unrealized gains in the held-to-maturity portfolio amounted to approximately $624,000 at December 31, 2015, compared to $579,000 at December 31, 2014. The primary reason for the increase was due to the continued decline in long term interest rates. The held to maturity portfolio increased to $34,632,000 at December 31, 2015, from $32,027,000 at December 31, 2014. State and municipal securities contained no individual issues in excess of 10% of stockholders’ equity.

                At December 31, 2015, we had $1,603,000 fair value in securities held to maturity having continuous unrealized loss positions for more than 12 months with gross unrealized losses of $39,000. As these losses were due to fluctuations in interest rates and not attributable to deterioration in credit quality, we did not recognize any other-than-temporary impairment in 2015.

Deposits

Deposits, our major source of funds, increased approximately $6,158,000, or 1.8%, in 2015, following a decrease of $13,616,000, or 3.8%, in 2014. Noninterest-bearing deposits increased $1,772,000 in 2015, following a decrease of $7,715,000 in 2014. These changes in noninterest-bearing deposits demonstrate the effect of normal fluctuations within our commercial depositor base. The average rate paid on interest-bearing deposits in 2015 was 0.38% and 0.37% in 2014. Strong competition for deposits exists in our primary market among commercial banks, savings banks, thrift institutions, credit unions, mutual funds, brokerage houses, insurance companies, and certain national retailers. Despite this intense competition, we continue to evaluate pricing strategies that will insure the long-term benefit of maintaining market share without sacrificing profitability. As a result, interest-bearing deposits decreased $4,386,000, or 1.5%, in 2015.

AVERAGE DEPOSITS
	2015 Average		2014 Average		2013 Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(Dollars in Thousands)
Noninterest-bearing demand deposits	$61,516	N/A	$61,182	N/A	$65,209	N/A
Interest-bearing demand deposits	99,551	0.07%	96,282	0.07%	97,507	0.07%
Savings deposits	64,456	0.12%	61,466	0.12%	59,484	0.12%
Time deposits	127,547	0.75%	131,711	0.71%	135,131	0.72%

TOTAL AVERAGE DEPOSITS	$353,070	0.31%	$350,641	0.31%	$357,331	0.31%

There are no foreign offices. Average balances are computed on daily balances.

MATURITIES OF TIME CERTIFICATES OF DEPOSIT OF $100,000 OR MORE
December 31, 2015
(Dollars in Thousands)
Under 3 months	$6,326
3 to 6 months	9,071
6 to 12 months	15,408
Over 12 months	18,888

TOTAL CERTIFICATES OF DEPOSIT OF $100,000 OR MORE	$49,693

SHORT-TERM BORROWED FUNDS
	December 31,
	2015	2014
	(Dollars in Thousands)
Federal funds purchased and securities sold under agreements to repurchase	$7,299	$9,559
Other borrowed funds	125	236

TOTAL BORROWED FUNDS	$7,424	$9,795

The approximate average interest rates, average amounts outstanding, and maximum amounts outstanding at any month-end for federal funds purchased and securities sold under agreements to repurchase are as follows:

	2015	2014
	(Dollars in Thousands)
Average interest rates at December 31	0.14%	0.16%
Maximum amounts outstanding at any month-end	$15,407	$12,411
Average daily amount outstanding	$10,800	$12,374
Weighted average interest rates	0.17%	0.19%

The weighted average interest rates are calculated by dividing the annual interest expense by the related average daily amounts outstanding.

Capital Resources

The total per share dividend for 2015 increased to $0.83 per share from the $0.79 per share paid in 2014. Quarterly cash dividends paid to shareholders during 2015 totaled $1,580,000 and $1,503,000 in 2014. At the December 31, 2015 closing price of our stock, the current dividend reflects a dividend yield of approximately 3.95%.

We are dependent upon dividends paid by First Century Bank to fund dividends to the shareholders and to cover other operating costs. Our board of directors considers historical financial performance, future prospects, and anticipated needs for capital in formulating the dividend payment policy. Future dividends are dependent upon our financial results, regulatory capital requirements and general economic conditions.

One of our primary objectives is to maintain a strong capital position. Stockholders’ equity increased $625,000 or 1.4% in 2015. This increase resulted primarily from an increase in retained earnings of $746,000. Additionally, during 2015 we did not repurchase any treasury shares through our stock repurchase program. We will continue to evaluate capital utilization to provide the most long-term value for our shareholders.

Conceptually, risk-based capital requirements assess the risk of a financial institution’s balance sheet and off-balance sheet commitments in relation to its capital. In July 2013, the Federal Reserve issued final rules to include technical changes to its market risk capital rules to align them with the Basel III regulatory capital framework and meet certain requirements of the Dodd-Frank Act. Effective January 1, 2015, the final rules require First Century Bank to comply with the following minimum capital ratios: (i) a new common equity Tier 1 capital ratio of 4.5% of risk-weighted assets; (ii) a Tier 1 capital ratio of 6.0% of risk-weighted assets (increased from the prior requirement of 4.0%); (iii) a total capital ratio of 8.0% of risk-weighted assets (unchanged from the prior requirement); and (iv) a leverage ratio of 4.0% of total assets (unchanged from the prior requirement).

In addition, the final rules require a capital conservation buffer of 2.5% be phased in beginning January 1, 2016, at 0.625% of risk-weighted assets, increasing by the same amount each year until fully implemented at 2.5% on January 1, 2019. Once fully implemented, First Century Bank will be required to maintain (i) a minimum ratio of common equity Tier 1 to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity Tier 1 ratio as that buffer is phased in, effectively resulting in a minimum ratio of common equity Tier 1 to risk-weighted assets of at least 7.0% upon full implementation), (ii) a minimum ratio of Tier 1 capital to risk-weighted assets of at least 6.0%, plus the 2.5% capital conservation buffer (which is added to the 6.0% Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation), (iii) a minimum ratio of total capital to risk-weighted assets of at least 8.0%, plus the 2.5% capital conservation buffer (which is added to the 8.0% total capital ratio as that buffer is phased in, effectively resulting in a minimum total capital ratio of 10.5% upon full implementation), and (iv) a minimum leverage ratio of 4.0%, calculated as the ratio of Tier 1 capital to average assets.

The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of common equity Tier 1 to risk-weighted assets above the minimum but below the conservation buffer will face constraints on dividends, equity repurchases, and compensation based on the amount of the shortfall.

The new common equity Tier 1 capital at December 31, 2015, which is the first period for the new capital ratio calculation, was $45,630,000 or 18.58% of total risk weighted assets.

Beginning January 1, 2015, the Company calculates its regulatory capital under the U.S. Basel III Standardized Approach. The Company calculated regulatory capital measures for periods prior to 2015 under previous regulatory requirements.

Our Tier I capital, which consists of stockholders’ equity, adjusted for certain intangible assets, amounted to $45,630,000 at December 31, 2015, or 18.58% of total risk-weighted assets, compared to $44,884,000 at December 31, 2014, or 18.17% of total risk-weighted assets. Tier II capital, or supplementary capital, includes capital components such as qualifying allowance for loan losses, and can equal up to 100% of an institution’s Tier I capital with certain limitations. Our Tier II capital amounted to $3,076,000 at December 31, 2015, and $3,092,000 at December 31, 2014, or 1.25% of total risk-weighted assets for both years. Our total consolidated risk-based capital was $48,706,000 at December 31, 2015, or 19.83% of total risk-weighted assets, compared to $47,976,000, or 19.42% of total risk-weighted assets as of December 31, 2014. Additionally, risk-based capital guidelines require that we maintain a minimum leverage ratio (Tier I capital divided by average adjusted total consolidated assets) of 4%, which may be increased for institutions with higher levels of risk or that are experiencing or anticipating significant growth. We have not been advised by any regulatory agency of any additional specific minimum leverage ratio applicable to us. As of December 31, 2015 and 2014, the Company’s leverage ratio was 11.26% and 11.14% respectively.

Asset and Liability Management and Interest Rate Sensitivity

Our income stream is subject to risk resulting from interest rate fluctuations to the extent there is a difference between the amount of our interest-earning assets and the amount of our interest-bearing liabilities that are prepaid, withdrawn, mature or reprice in specified periods. The goal of asset and liability management is to maintain high quality and consistent growth of net interest income with acceptable levels of risk to changes in interest rates.

Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight federal funds, on which rates change daily, and loans that are tied to the prime rate differ considerably from long-term securities and fixed rate loans. Similarly, time deposits of $100,000 and over, NOW accounts and money market deposit accounts are much more interest rate sensitive than savings accounts and other interest-bearing liabilities. We use a number of tools to measure interest rate risk, including simulating net interest income under various rate scenarios, monitoring the change in present value of the asset and liability portfolios under the same rate scenarios and monitoring the difference or gap between rate sensitive assets and liabilities over various time periods.

We have traditionally priced our commercial loans with variable rates tied to the prime rate of interest. With the dramatic reduction in the prime rate at the end of 2008, we implemented interest rate floors during 2009 on new and renewed commercial loans. We continued this policy through 2015 and at December 31, 2015 we had $44,156,000 in variable rate loans that were at their interest rate floor. This allowed us to retain a portion of our interest income, but will ultimately delay the repricing opportunities for these loans until the prime rate rises above the floor rates on the loans. Also, with the potential for rising interest rates, our customers are requesting fixed rate commitments for new and renewed loans. See the Analysis of Interest Rate Sensitivity Table for more information regarding our risk to changes in interest rates.

We continue to monitor asset/liability gap positions, while incorporating more sophisticated risk measurement tools, including simulation modeling which calculates expected net interest income based on projected interest-earning assets, interest-bearing liabilities and interest rates. Using simulation modeling allows us to evaluate earnings and capital at risk due to significant changes in interest rates. We monitor exposure to the effect of instantaneous changes in rates from 200 basis points down to 400 basis points up over a one and two-year horizon in increments of 100 basis points. As of December 31, 2015 and 2014, simulation indicated the impact of a 200 basis point increase in rates would result in an increase in net interest income over a one-year horizon of 6.01% and 1.58%, respectively. A 200 basis point decline over a one-year horizon in rates would result in a decrease in net interest income from an unchanged rate environment of 5.43% and 9.15%, respectively, at December 31, 2015 and 2014. These changes fall within our policy limits for the maximum negative impact to net interest income from a change in interest rates. Because of the current low interest rate environment, we also evaluate various scenarios to determine the impact of more significant changes in interest rates. We also test the assumptions in our model to determine the reasonableness of the results produced relative to the potential for inaccuracies in our assumptions. For instance, our model determines certain decay rates for non-maturity deposits. With the extended period of low interest rates, we need to understand the potential for the cost of non-maturity deposits to be higher in a rising rate environment than traditional decay analysis would indicate. Therefore, we test the decay rate assumptions to determine the impact of faster decay speeds on the impact of changes in net interest income.

ANALYSIS OF INTEREST RATE SENSITIVITY
	Months				Years
	Less Than 3		3 - 12		1 - 5		Over 5	Totals
	(Dollars in Thousands)
Investment securities	$16,268		$17,494		$65,146		$13,852	$112,760
Federal funds sold and interest-bearing balances with banks	29,127		—		—		—	29,127
Loans	64,202		40,274		93,395		36,363	234,234

Interest-earning assets	109,597		57,768		158,541		50,215	376,121

Time deposits	22,049		58,320		45,565		—	125,934
Other interest-bearing deposits	20,194		—		145,307		—	165,501
Other interest-bearing liabilities	7,394		—		30		—	7,424

Interest-bearing liabilities	49,637		58,320		190,902		—	298,859

Interest sensitivity gap	$59,960		$(552)		$(32,361)		$50,215	$77,262
Cumulative interest sensitivity gap	$59,960		$59,408		$27,047		$77,262
Ratio of interest-earning assets to interest-bearing liabilities	2.21	x	0.99	x	0.83	x	null	1.26	x

Ratio of cumulative interest sensitivity gap to total earning assets	221%		155%		109%		126%

Liquidity Management

Liquidity management involves our ability to meet the cash flow requirements of depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. To ensure that we are positioned to meet immediate and future cash demands, we rely on liquidity analysis, knowledge of business trends over past economic cycles and forecasts of future conditions.

Liquidity can best be demonstrated by an analysis of cash flows. Our primary source of cash flows is from investing activities, principally the maturities and calls of investment securities. With the continued low interest rate environment during 2015, maturities and calls of investment securities were $29,026,000, compared to $9,666,000 in 2014. This rapid flow of liquidity allowed us to reallocate a portion of the available for sale portfolio into municipal securities which provided more relative value at various purchasing opportunities during the year. As of December 31, 2015, we had approximately $36,734,000 of investment securities that had scheduled maturities within 36 months. Payments from mortgage-backed securities in excess of this amount, as well as security calls while interest rates remain low, will provide additional cash flow for reinvestment.

In addition, operating activities provided $4,790,000 of liquidity for the year ended December 31, 2015, compared to $3,897,000 in 2014. The principal elements of these operating flows are net income, increased for significant non-cash expenses for the provision for loan losses, and depreciation and amortization.

In 2015, cash flows from financing activities increased $17,813,000, primarily due to an increase in demand and savings deposits.

A secondary source of liquidity comes from investing activities.

We also have access to additional sources of liquidity through the Federal Reserve System, through our membership in the Federal Home Loan Bank system and through correspondent bank relationships. As of December 31, 2015, First Century Bank had a maximum borrowing capacity exceeding $60,000,000 through the Federal Home Loan Bank of Pittsburgh. These funds can be made available with various maturities and interest rate structures. As a member, we are required to own stock in the Federal Home Loan Bank of Pittsburgh. The amount of stock we own is based on the amount of outstanding borrowings at any given point in time. Borrowings are also collateralized by a blanket lien by the Federal Home Loan Bank on its member’s qualifying assets. At December 31, 2015, First Century Bank owned $199,000 of stock and had no outstanding loan advances with either the Federal Home Loan Bank of Pittsburgh or the Federal Reserve Bank of Richmond.

We also have federal funds lines of credit from two correspondent banks totaling $8,700,000. There were no outstanding balances on either line at December 31, 2015.

Income Statement Analysis

Earnings Overview

Net income for the two years ended December 31, 2015 and 2014, was $2,326,000 and $3,175,000, respectively. On a per share basis, diluted net income was $1.22 in 2015 compared to $1.67 in 2014. Return on average equity (ROAE) was 5.13% in 2015 compared to 7.17% in 2014. Return on average assets, or ROAA, for the year ended December 31, 2015 was 0.57% compared to 0.78% in 2014. Earnings for 2015 reflect the additional provision for loan losses and increase in noninterest expense, offset by an increase in interest income. Core earnings of the bank reflect the net interest margin as a percentage of average assets of 3.1% for 2015 and 3.0% for 2014.

A summary of the significant factors influencing our results of operations and related ratios is included in the following discussion.

Earnings Per Share

The Earnings Per Share Table summarizes the principal sources of changes in earnings per share from 2014 to 2015.

EARNINGS PER SHARE
Net income per share - 2014	$1.67

Increase (decrease) due to change in:
Net interest income	0.07
Provision for loan losses	(0.31)
Other operating income	(0.06)
Personnel expense	(0.21)
Other expense	0.07

Net income per share - 2015	$1.22

Net Interest Income

The major portion of our earnings is derived from net interest income, which is the interest income on interest-earning assets less the interest expense on interest-bearing liabilities. During 2015, net interest income increased $135,000 or 1.1%. This followed a 1.2% increase in 2014. Net interest income resulted in a net interest margin to earning assets ratio of 3.30% for both 2015 and 2014.

For the year ended December 31, 2015, interest income increased $162,000, or approximately 1.2%, compared to an increase of $110,000, or 0.88% for 2014. Interest on loans increased $227,000, or 2.0% during 2015 compared with an increase of $55,000, or 0.5% for 2014. Interest on securities decreased $94,000, or 4.2% for 2015, following an increase of $113,000, or 5.3% for 2014. Interest income reflects a yield on average earnings assets of 3.68% for 2015, compared with 3.69% for 2014 .

For 2015 interest expense increased $27,000, or 2.5%. This followed a decrease in interest expense of $43,000, or 3.8% for 2014. Interest expense reflects a cost on average interest-bearing liabilities of 0.37% for 2015, compared with 0.36% for 2014.

Net interest income is affected by many factors, but most significantly by the prevailing interest rates during the period, the spread between the various sources and uses of funds, and by changes in the volume of various assets and liabilities. Earnings reflect pressure on net interest income arising from the long-term, low interest rate environment. We continue to price in interest floors on our variable rate loans. We are continuing this strategy as we have renewals and other opportunities to reprice loans. At this point in the economic cycle, most of our interest-bearing deposits are priced at rates that leave no capacity for reductions. Additionally, as previously mentioned reinvestment opportunities in the investment portfolio were not readily available at comparable rates as the maturing or called security.

Provision for Loan Losses

The most significant impact on our earnings in 2015 and 2014 continues to be our provision for loan losses. The provision for loan losses was $283,000 for 2015, compared to $(313,000) for 2014, or an increase of $596,000, or 190.4%. The provision for loan losses as a percentage of average loans was 0.1% for 2015, compared with (0.1%) for 2014. Charge-offs decreased $958,000 during 2015. We incurred charge-offs of $951,000 related to two borrowers during 2014 that reflects the majority of the difference. Additionally, recoveries of previous charge-offs were down $241,000, or 62.9% in 2015. The ratio of net charge offs to average loans outstanding was 0.0% for 2015, compared with 0.4% for 2014.

Noninterest Income and Expense

Noninterest income net of securities gains and losses decreased $122,000, or 2.3% in 2015 after decreasing $218,000 or 3.9% in 2014. Fees from fiduciary activities remained nearly unchanged increasing $18,000, or 1.0%. The largest component of noninterest income is service charges on deposit accounts. These fees were essentially unchanged in 2015, following a decrease of approximately $194,000 or 11.6% in 2014. Investment gains of $40,000 were recognized in 2015 with no gains recognized in 2014, from the sale of securities.

During 2015, investment gains of $40,000 were recognized from the sale of approximately $4,927,000 in mortgage-backed and other government agency securities. Management believed the pricing for these securities was being artificially inflated by current Federal Reserve monetary policy and decided to capture a portion of those gains while they were available.

Noninterest expense increased $690,000, or 5.0% in 2015, following a $197,000, or 1.5% increase in 2014.

Personnel expense is the largest component of noninterest expense. Personnel expense increased $393,000, or 6.5% in 2015, following a decrease of $44,000, or 0.7% in 2014. The majority of the increase for 2015 was the result of significant lump sum distributions from the defined benefit pension plan triggering a settlement accounting adjustment of approximately $256,000. For a complete discussion of our employee benefit programs, refer to Note 6 of the Notes to Consolidated Financial Statements, presented elsewhere in this report.

Our total expense for FDIC insurance was $327,000 in 2015 compared with $351,000 in 2014, a reduction of $24,000, or 6.8%. Impairment write downs of other real estate owned increased $604,000, or 4.76%, due primarily to a $615,000 impairment charge on the largest property held by First Century Bank at $4.4 million which was sold in 2015.

We incurred lower noninterest expense for legal and other costs related to collection efforts of our nonperforming assets, advertising expense, supplies expense, consulting fees and director’s fees.

Income Taxes

Our income tax provision for 2015 reflected net tax expense of $1,040,000, compared to $1,464,000 in 2014. This resulted in an effective income tax rate of 30.8% for 2015 and 31.6% for 2014. Income taxes computed at the statutory rate are reduced primarily by interest earned on state and municipal obligations. For a more complete discussion of the Company’s tax position, refer to Note 7 of the Notes to Consolidated Financial Statements, presented elsewhere in this report.

RETURN ON EQUITY AND ASSETS
	December 31,
	2015	2014	2013
Percentage of net income to:
Average stockholders’ equity	5.25%	7.34%	7.58%
Average total assets	0.56%	0.78%	0.74%
Percentage of dividends declared per common share to net income per common share	68.00%	47.00%	45.00%
Percentage of average stockholders’ equity to average total assets	10.76%	10.59%	9.79%

The Effects of Inflation and Changing Prices

Our company is affected by inflation in several ways, but not to the same extent as a company that makes large capital expenditures or has a large investment in inventory. Our asset and liability structure is primarily monetary in nature and, therefore, its financial results are more affected by changes in interest rates than by inflation. However, the actions of the Federal Reserve Board indicate that interest rate management will continue to be the primary tool used to curtail inflationary pressures. Inflation does affect our noninterest expense, such as personnel expense and the cost of services and supplies. These increases must be offset to the extent possible, by increases in noninterest income and by controlling noninterest expense.

Per Share Data by Quarter

The common stock of the Company is quoted on the OTC Pink Open Market (OTCPink) under the trading symbol FCBS. The Per Share Data by Quarter Table shows the approximate high and low bid price for 2015 and 2014. Also presented below are the dividends paid for those respective years. The number of shareholders of record on December 31, 2015, was 357 and outstanding shares totaled 1,903,120.

PER SHARE DATA BY QUARTER

			Market Quotations
	Dividends		2015		2014
Quarter	2015	2014	High	Low	High	Low
First Quarter	$.24	$.23	$20.00	$16.00	$18.40	$15.35
Second Quarter	$.19	$.18	$21.20	$18.00	$19.00	$17.80
Third Quarter	$.20	$.19	$20.00	$18.00	$19.00	$17.75
Fourth Quarter	$.20	$.19	$27.98	$18.50	$19.00	$17.55

Trust Asset Responsibility

Assets managed by our Trust Division are presented in the graph below at market value. These assets are not included in the financial statements contained elsewhere in this report.

Trust account administration and investment management are linked through the talents of a skilled professional and support staff. Their education and experience through decades of service results in specialization in personal and retirement relationships, foundations and charitable endowments.

CONDENSED STATEMENTS OF FINANCIAL CONDITION

Statistical Summary, 2015 — 2011

	December 31,
	2015	%	2014	%	2013	%	2012	%	2011	%
	(Dollars in Thousands, Except Per Share Data)
Loans	$234,234	58	$239,768	60	$238,918	58	$235,026	57	$248,367	60
Securities	112,760	28	115,042	29	110,463	27	95,905	24	95,049	23
Federal funds sold	—		—		5,000	1	5,000	1	10,000	2
Interest–bearing deposits with banks	29,127	7	11,413	3	28,010	7	42,687	10	34,840	8

INTEREST-EARNING ASSETS	376,121	93	366,223	92	382,391	93	378,618	92	388,256	93

Cash and due from banks	9,533	2	9,607	2	9,439	2	10,658	3	10,902	2
Premises and equipment	11,201	3	11,679	3	11,790	3	12,264	3	12,503	3
Other assets	12,836	3	17,155	4	13,436	3	14,027	3	11,064	3
Allowance for loan losses	(3,552)	(1)	(3,422)	(1)	(4,605)	(1)	(4,755)	(1)	(4,905)	(1)

TOTAL ASSETS	$406,139	100	$401,242	100	$412,451	100	$410,812	100	$417,820	100

Savings deposits	$165,501	41	$157,804	40	$155,805	38	$155,914	38	$150,227	36
Time deposits	125,934	31	129,245	32	137,145	33	134,708	33	145,019	35
Other interest–bearing liabilities	7,424	2	9,795	2	10,282	2	13,581	3	20,097	5

INTEREST-BEARING LIABILITIES	298,859	74	296,844	74	303,232	73	304,203	74	315,343	76

Demand deposits	58,825	14	57,053	14	64,768	16	60,260	15	57,403	13
Other liabilities	3,164	1	2,679	1	1,731	1	4,449	1	4,350	1

TOTAL LIABILITIES	360,848	89	356,576	89	369,731	90	368,912	90	377,096	90

STOCKHOLDERS’ EQUITY	45,291	11	44,666	11	42,720	10	41,900	10	40,724	10

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$406,139	100	$401,242	100	$412,451	100	$410,812	100	$417,820	100

TOTAL DEPOSITS	$350,260		$344,102		$357,718		$350,882		$352,649

BOOK VALUE PER SHARE	$23.80		$23.47		$22.45		$22.02		$21.40

TANGIBLE BOOK VALUE PER SHARE	$21.07		$20.75		$19.72		$19.29		$18.68

SUMMARY OF OPERATIONS

Statistical Summary, 2015 — 2011

	Years Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in Thousands, Except Per Share Data)
Interest income	$13,924	$13,762	$13,652	$14,338	$15,903
Interest expense	1,123	1,096	1,139	1,583	2,418

NET INTEREST INCOME	12,801	12,666	12,513	12,755	13,485

Provision for loan losses	283	(313)	75	885	3,241

Net interest income after provision for loan losses	12,518	12,979	12,438	11,870	10,244

Noninterest income	5,276	5,398	5,616	5,994	6,793
Noninterest expense	14,428	13,738	13,541	13,874	13,943

INCOME BEFORE INCOME TAXES	3,366	4,639	4,513	3,990	3,094

Provision for income taxes	1,040	1,464	1,412	1,066	878

NET INCOME	$2,326	$3,175	$3,101	$2,924	$2,216

EARNINGS PER COMMON SHARE:
Basic and diluted	$1.22	$1.67	$1.63	$1.54	$1.16

Dividends per common share	$0.83	$0.79	$0.73	$0.65	$0.45

Payout ratio	68%	47%	45%	42%	39%

Off-Balance Sheet Arrangements

We are involved with some off-balance sheet arrangements that have or are reasonably likely to have an effect on our financial condition, liquidity, or capital.

The components of the Company’s off-balance sheet financial commitments at December 31, 2015 and 2014 are as follows:

	December 31,
	2015	2014
	(Dollars in Thousands)
Unused lines of credit
Home equity lines	$4,816	$4,911
Commercial real estate, construction and land development secured by real estate	14,507	19,711

Other unused commitments	25,820	23,993

Total unused lines of credit	$45,143	$48,615

Financial standby letters of credit	$1,381	$1,317

The carrying amount and fair value of financial standby letters of credit was $9,000 and $7,000 at December 31, 2015 and 2014, respectively. Also, at December 31, 2015 and 2014, the Company had residential mortgage loan commitments outstanding of $678,000 and $178,000, respectively. Derivative financial instruments related to these commitments were $2,000 at December 31, 2015 and $1,000 at December 31, 2014, respectively.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

DESCRIPTION OF SUMMIT CAPITAL STOCK

General

The authorized capital stock of Summit consists of 20,250,000 shares, of which 20,000,000 shares are common stock, par value $2.50 per share, and 250,000 shares are preferred stock, par value $1.00 per share. As of the date of this prospectus and proxy statement, there were 10,704,041 shares of Summit’s common stock outstanding, held by approximately 1,143 shareholders of record. We previously have issued 40,000 shares of a series of preferred stock known as the “Rockingham National Bank Series Convertible Preferred Stock,” 3,710 shares of 8% Non-Cumulative Convertible Preferred Stock, Series 2009 and 12,000 shares of 8% Non-Cumulative Convertible Preferred Stock, Series 2011 all of which shares have since converted to common stock. The shares of the Rockingham National Bank Series Convertible Preferred Stock, the 8% Non-Cumulative Convertible Preferred Stock, Series 2009, and the 8% Non-Cumulative Convertible Preferred Stock, Series 2011 issued and converted to common stock were restored to the status of authorized and unissued shares of preferred stock without designation as to series.

As of the date of this prospectus and proxy statement, 67,230 shares of Summit’s common stock were reserved for issuance upon the exercise of options that have been granted under Summit’s 1998 Option Plan and 8,000 shares of Summit’s common stock were reserved for issuance upon the exercise of options that have been granted under Summit’s 2009 Option Plan. At Summit’s annual meeting of shareholders that was held on May 15, 2014, Summit’s shareholders approved the Summit Financial Group, Inc. 2014 Long-Term Incentive Plan, pursuant to which we are authorized to issue up to 500,000 shares of common stock upon the exercise of stock options, stock appreciation rights, restricted stock, and restricted stock units granted under the plan. Summit has made awards of 166,717 stock-settled stock appreciation rights under the 2014 Long-Term Incentive Plan as of the date of this prospectus and proxy statement.

Common Stock

The following summary describes the material features and rights of Summit common stock and is subject to, and qualified in its entirety by, applicable law and the provisions of Summit’s amended and restated articles of incorporation and bylaws.

Voting Rights. All voting rights are vested in the holders of Summit’s common stock. On all matters subject to a vote of shareholders, Summit’s shareholders will be entitled to one vote for each share of common stock owned. Summit’s shareholders have cumulative voting rights with regard to election of directors.

Dividend Rights. Summit’s shareholders are entitled to receive dividends when and as declared by Summit’s board of directors. The payment of dividends is also subject to the restrictions set forth in the West Virginia Business Corporation Act and the limitations imposed by the Federal Reserve Board.

Summit’s payment of dividends depends upon receipt of dividends from Summit Community Bank, Summit’s banking subsidiary. Payment of dividends by Summit Community Bank is regulated by the FDIC and the WV DFI and generally, the prior approval of the FDIC is required if the total dividends declared by Summit Community Bank, in any calendar year exceeds its net profits, as defined, for that year combined with its retained net profits for the preceding two years. Additionally, prior approval of the FDIC is required when a state non-member bank has deficit retained earnings but has sufficient current year’s net income, as defined, plus the retained net profits of the two preceding years. The FDIC may prohibit dividends if it deems the payment to be an unsafe or unsound banking practice. The FDIC has issued guidelines for dividend payments by state non-member banks emphasizing that proper dividend size depends on the bank’s earnings and capital.

Liquidation Rights. Upon any liquidation, dissolution or winding up of Summit’s affairs, the holders of Summit common stock are entitled to receive pro rata all of Summit’s assets for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Summit’s board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of Summit common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Summit.

Assessment and Redemption. Shares of Summit common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Summit common stock.

Preemptive Rights. No holder of any share of Summit capital stock has any preemptive right to subscribe to an additional issue of capital stock or to any security convertible into such stock.

Anti-Takeover Provisions. Provisions of Summit’s amended and restated articles of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Summit without negotiation with Summit’s board of directors. The effect of these provisions is discussed briefly below.

•	Authorized Stock. The shares of Summit’s common stock authorized by Summit’s amended and restated articles of incorporation but not issued provide Summit’s board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a shareholder vote. Summit’s board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for preferred stock being issued, in an effort to deter attempts to gain control of Summit.

•	Classification of Board of Directors. Summit’s amended and restated articles of incorporation currently provide that the board of directors is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years. This classification of the board of directors may discourage a takeover of Summit because a shareholder with a majority interest in the company would have to wait for at least two consecutive annual meetings of shareholders to elect a majority of the members of the board of directors.

•	Amendment of Amended and Restated Articles of Incorporation. Summit’s amended and restated articles of incorporation requires the approval of 66 2/3% of shareholders to amend certain of the provisions of Summit’s amended and restated articles of incorporation. This requirement is intended to prevent a shareholder who controls a majority of Summit common stock from avoiding the requirements of important provisions of Summit’s amended and restated articles of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of Summit common stock could block the future repeal or modification of certain provisions of Summit’s amended and restated articles of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of Summit common stock.

Business Combination Provisions. Summit’s amended and restated articles of incorporation provide that at least 66 2/3% of the authorized, issued and outstanding voting shares must approve certain business combination transactions unless the particular business combination transaction has been previously approved by at least 66 2/3% of the board of directors, in which case a simple majority vote of the shareholders is required. In addition, Summit’s amended and restated articles of incorporation provide that neither Summit nor any of its subsidiaries may become a party to any business combination transaction unless certain fair price requirements are satisfied.

Anti-Greenmail Provisions. Summit’s amended and restated articles of incorporation provide that it may not repurchase, directly or indirectly, any shares of Summit’s common stock at a purchase price that is greater than fair market value for such shares, from a 10% or greater shareholder (or an affiliate or associate of such shareholder) who acquired at least half of such shares within the last two years, unless such stock repurchase is approved by the holders of at least a majority of Summit’s outstanding shares of common stock (other than the interested shareholder).

Listing. Summit’s common stock is listed on the Nasdaq Capital Market under the symbol “SMMF.”

Transfer Agent. The transfer agent for Summit’s common stock is Computershare. The transfer agent’s address is P.O. Box 30170, College Station, Texas 77845.

Certain Provisions of the Bylaws

Indemnification and Limitations on Liability of Officers and Directors

As permitted by the West Virginia Business Corporation Act, the articles of incorporation of Summit contain provisions that indemnify its directors and officers to the fullest extent permitted by West Virginia law. These provisions do not limit or eliminate the rights of Summit or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Summit’s articles of incorporation provide that each director or officer of Summit shall be indemnified for costs and expenses arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of Summit. However, a director or officer shall not be indemnified if he or she is adjudged in such suit or proceeding to be liable for negligence or misconduct in performance of a duty owed to the corporation, unless and only to the extent that the applicable court determines in view of all circumstances of the case, that such person is fairly and reasonably entitled to indemnity of expenses. Summit has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of Summit are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Summit pursuant to the foregoing provisions, Summit has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of Summit common stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act.

Summit cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of Summit common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of Summit shareholders and First Century shareholders are governed by the West Virginia Business Corporation Act. The rights of shareholders under both corporations are also governed by their respective articles of incorporation and bylaws. Following the merger, the rights of First Century shareholders that receive Summit common stock will be governed by the articles and bylaws of Summit. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, First Century’s articles of incorporation and bylaws, Summit’s articles of incorporation and bylaws, and West Virginia law.

Authorized Capital Stock

Summit	First Century
20,000,000 shares of common stock, $2.50 par value per share, and 250,000 shares of preferred stock, $1.00 par value per share.	10,000,000 shares of common stock, $1.25 par value per share.

Preemptive Rights

Summit	First Century
The articles of incorporation of Summit provide that shareholders do not have preemptive rights to purchase, subscribe for, or take any part of any stock, whether unissued or treasury shares, or any part of the notes, debentures, bonds or other securities issued, optioned or sold by Summit.	The articles of incorporation of First Century provide that shareholders do not have preemptive or preferential rights to subscribe for any shares, whether unissued or treasury shares, or to any obligations convertible into shares of First Century.

Size of Board of Directors

Summit	First Century
Summit’s bylaws provide that the board of directors shall consist of at least 9 and no more than 21 directors. Summit’s board of directors currently consists of 15 individuals, and immediately following the merger will consist of 16 individuals.	First Century’s bylaws and articles of incorporation provide that the board of directors shall consist of at least five and no more than 25 shareholders, the exact number within such limits to be fixed from time to time by resolution of the shareholders adopted by an affirmative vote of the holders of at least two-thirds (66 2/3%) shares. The First Century board of directors currently consists of 9 individuals.

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation. Shareholders of Summit and First Century are allowed to cumulate their votes in the election of directors. Each share of Summit stock or First Century stock may be voted for as many individuals as there are directors to be elected. Directors are elected by a plurality of the votes cast by the holders entitled to vote at the meeting.

Classes of Directors

Summit	First Century
Summit’s Articles provide that the board of directors shall be divided into three (3) classes, consisting of an equal number of directors per class. The term of office of directors of one class shall expire at each annual meeting of shareholders.	First Century has one class of directors. The term of the class of directors shall expire at each annual meeting of the shareholders.

Qualifications of Directors

Summit	First Century
Summit’s bylaws require that a person own a minimum of 2,000 shares of stock of Summit to be qualified as a director.	First Century’s bylaws require that a person own shares of First Century to be qualified as a director.

Filling Vacancies on the Board

Summit	First Century
Summit’s bylaws provide that each vacancy existing on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors at a regular or special meeting of the board of directors. Any directorship to be filled by reason of a vacancy may be filled for the unexpired term of his predecessor in office.	First Century’s bylaws provide that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Any directorship to be filled by reason of a vacancy may be filled for the unexpired term of his predecessor in office; provided that the board of directors may not increase the size of the board to a number which exceeds the number of directors last elected by the shareholders.

Removal of Directors

Summit	First Century
Under West Virginia law any member of the board may be removed, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.	First Century’s articles of incorporation provide that a director may be removed by First Century shareholders at any shareholder meeting without cause, by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors.

Notice of Shareholder Proposals and Director Nominations

Summit	First Century
Summit’s Articles provide that shareholders may make a nomination for director provided that such nomination or nominations must be made in writing and delivered or mailed to, the President of Summit no later than 30 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 30 days’ notice of the meeting is given to shareholders, such nomination or nominations shall be mailed or delivered to the President of Summit no later than the fifth (5th) day following the day on which the notice of meeting was mailed.

Shareholders may make a nomination for director provided that such nomination or nominations for an annual meeting must be made in writing, delivered to the secretary of First Century, no later than December 31st immediately preceding the annual meeting. In the case of the election of directors at a special meeting, such nomination or nominations must be made in writing, delivered to the secretary of First Century, no earlier than 90 days prior to the date of the special meeting and no later than ten days following the day on which such notice of the date of the meeting was mailed to the shareholders or such public disclosure of the date of the meeting was made, whichever occurs first.

First Century’s bylaws provide that notice of shareholder proposed business except with regard to the nomination of directors, shall be delivered to the secretary of First Century no later than the December 31st immediately preceding the annual meeting of shareholders.

Anti-Takeover Provisions – Business Combinations

Summit	First Century

Summit’s Articles of Incorporation provide that at least 66 2/3% of the authorized, issued and outstanding voting shares of Summit must approve certain “business combinations” unless the “business combination” has been previously approved by at least 66 2/3% of the board of directors of Summit, in which case only a simple majority vote of the shareholders shall be required.

Summit’s Articles of Incorporation additionally provide that neither Summit nor any of its subsidiaries shall become a party to any “business combination” unless certain fair price requirements are satisfied. West Virginia corporate law does not contain statutory provisions concerning restrictions on business combinations.

First Century’s Articles of Incorporation provide that at least 66 2/3% of the authorized, issued and outstanding voting shares of First Century must approve certain “business combinations” unless the “business combination” has been previously approved by at least three-fourths of the board of directors of First Century, in which case only a simple majority vote of the shareholders shall be required at a meeting in which a quorum exists.

Shareholder Action Without a Meeting

Unless otherwise set forth in the corporation’s articles of incorporation, West Virginia law provides that action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting, if a written consent that describes the action is signed by all of shareholders entitled to vote on the action, bears the date of each signature and is delivered for inclusion with the minutes or corporate records of the corporation. Summit’s bylaws and First Century’s bylaws each provide that any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote on the matter at issue.

Calling Annual Meetings of Shareholders

Summit	First Century
The annual meeting of the shareholders of Summit shall be held on the third Thursday in May of each calendar year or on such other date as may be designated in the notice and call of such meeting, at such place either within or without the State of West Virginia as the board of directors shall, from time to time, determine, and the place and the hour at which such meeting shall be held shall be stated in the notice and call of such meeting.	The annual meeting of the shareholders of First Century shall be held on the third Tuesday of April, at such place as the board of directors may designate or at such other date as the board of directors may designate.

Notice of Meetings

Summit’s bylaws and First Century’s bylaws each require that the notice of annual and special meetings be given by mailing a notice to each shareholder at the address appearing on the books of the corporation. Notices for special meeting must state the purpose of the meeting. The notice must be mailed to the last address of the shareholders as they appear upon the books of the corporation, and for both annual and special meetings, not less than 10 days and no more than 60 days before the date of such meeting.

Vote Required for Amendments to Articles of Incorporation and Certain Transactions

West Virginia law provides that on matters other than the election of directors and certain extraordinary corporate actions, if a quorum is present, then action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or the articles of incorporation or bylaws. The articles of incorporation or bylaws of Summit do not require a greater number. The articles of incorporation of First Century require the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast on the matter, unless a greater amount is required by law. An abstention is not considered a “vote cast” for purposes of the voting requirements, but a shareholder who abstains in person or by proxy is considered present for purposes of the quorum requirement.

Summit	First Century

Summit’s articles of incorporation require the affirmative vote of holders of at least 66 2/3% of the then outstanding voting shares of Summit; provided, however, such vote shall not be required for any such amendment, change or repeal recommended to the shareholders by the favorable vote of not less than 66 2/3% of the directors of Summit, and any such amendment, change or repeal so recommended shall require only a majority vote.

The articles of incorporation of Summit provide that at least 66 2/3% of the authorized, issued and outstanding voting shares of Summit must approve any merger or consolidation of Summit with another corporation or any sale, lease or exchange by liquidation or otherwise of all or substantially all of the assets of Summit unless such transaction has been previously approved by at least 66 2/3% of the board of directors in which case a simple majority vote of the shareholders shall be required.

First Century’s articles of incorporation provide that any amendment to the articles of incorporation, must be approved by the affirmative vote of at least two-thirds (66 2/3%) of the shares entitled to vote.

Amendment of Bylaws

Summit	First Century
Under West Virginia law, the Summit bylaws may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter, unless a different number is specified in the articles of incorporation or required by the board of directors. Summit’s bylaws provide that the bylaws may only be altered, amended or repealed and new bylaws may only be adopted by the board of directors at a regular or special meeting of the board of directors by a vote of three fourths of the board of directors or by a majority of the shareholders.	Under West Virginia law, the First Century bylaws may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter, unless a different number is specified in the articles of incorporation or required by the board of directors. First Century’s bylaws provide that the bylaws may only be altered, amended or repealed and new bylaws may only be adopted by the board of directors at a regular or special meeting of the board of directors by a majority of the board of directors or by the shareholders with an affirmative vote of two-thirds (66 2/3%) of the shares of First Century entitled to vote at an election of directors.

Appraisal Rights

Under West Virginia law, shareholders are generally entitled to object and receive payment of the fair value of their stock in the event of any of the following corporate actions: merger, transfer of all or substantially all of the corporation’s assets, participation in a share exchange as the corporation the stock of which is to be acquired, or an amendment to the articles of incorporation that reduces the number of shares of a class or series owned by shareholders to a fraction of a share if the corporation has the obligation or right to repurchase the fractional shares. However, appraisal rights are not available to shareholders in the event of one of the foregoing corporate actions if the stock is (i) listed on the New York Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held by 2,000 or more shareholders and the outstanding shares of stock, excluding shares held by affiliates or shareholders holding more than 10% of the outstanding shares, have an aggregate market value of $20 million or more.

Dividends

A West Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any shareholders who have rights superior to those receiving the dividend.

Discharge of Duties; Exculpation and Indemnification

West Virginia law requires that a director of a West Virginia corporation discharge duties as a director in good faith, in a manner reasonably believed to be in the best interest of the corporation and with the care that a person in a like position would reasonably believe appropriate under similar circumstances.

Summit	First Century
Summit’s articles of incorporation provide that each director or officer of Summit shall be indemnified for costs and expenses arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of Summit. However, a director or officer shall not be indemnified if he or she is adjudged in such suit or proceeding to be liable for negligence or misconduct in performance of a duty owed to the corporation, unless and only to the extent that the applicable court determines in view of all circumstances of the case, that such person is fairly and reasonably entitled to indemnity of expenses which the court shall deem proper..	First Century’s bylaws provide that each director or officer of First Century shall be indemnified for costs and expenses arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of First Century to the extent permitted under West Virginia law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FIRST CENTURY

The following table sets forth certain information as of October 24, 2016, concerning the number and percentage of shares of First Century common stock beneficially owned by each of First Century’s directors and executive officers and by First Century’s directors and executive officers as a group. In addition, the table includes information with respect to persons known to First Century who own or may be deemed to own more than 5% of First Century common stock as of October 24, 2016. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.

	Number of Shares Beneficially Owned		Percentage of Class Beneficially Owned
5% Shareholders:
Michael R. Shott(1)	112,650		5.92%
The Ethel N. Bowen Foundation(2)	130,000	(3)	6.83%
Frank W. Wilkinson, President and Chief Executive Officer of First Century and First Century Bank	213,850	(6)	11.24%
Directors:
D. Richard Browning	1,200		*
J. Richard Chambers	91,431	(4)	4.80%
R. Woodrow Duba	1,000		*
Robert M. Jones, Jr.	87,924		4.62%
John H. Shott	9,000		*
Michael R. Shott, Chairman of First Century and First Century Bank	112,650		5.92%
Walter L. Sowers	32,251	(5)	1.69%
Wm. Chandler Swope	4,200		*
Frank W. Wilkinson, President and Chief Executive Officer of First Century and First Century Bank	213,850	(6)	11.24%
Executive Officers:
William E. Albert	2,398		*
J. Ronald Hypes	11,400	(7)	*

Directors and Executive Officers as a group (11 persons)	567,304		29.81%

*	Represents less than 1% of First Century’s outstanding common stock.
(1)	The address of this beneficial owner is P.O. Box 3818, Mooresville, North Carolina 28117.
(2)	The address of this beneficial owner is 500 Federal Street, Bluefield, West Virginia 24701.
(3)	These shares are held by First Century Bank as a safekeeping custodian for The Ethel N. Bowen Foundation. The Ethel N. Bowen Foundation is a private charitable foundation, the affairs of which are governed by a board of directors composed of three persons. One of these directors, F.W. Wilkinson is also a director of First Century Bankshares, Inc. and First Century Bank. The other directors are Henry C. Bowen and B. K. Satterfield. F. W. Wilkinson does not hold any beneficial ownership of the shares held by The Ethel N. Bowen Foundation.
(4)	Includes 78,510 shares owned of record by Mr. Chambers. Includes 9,774 shares owned of record by Mr. Chambers’ former wife, 687 shares owned of record by Mr. Chambers’ wife, and 2,460 shares owned of record by Mr. Chambers’ son.
(5)	Includes 18,051 shares owned of record by Mr. Sowers. Also includes 14,200 shares owned of record by Mr. Sowers’ wife.
(6)	Includes 202,550 shares owned of record by Mr. Wilkinson. Also includes 8,400 shares owned by Mr. Wilkinson’s children and 2,900 shares owned by Mr. Wilkinson’s wife.
(7)	Includes 1,579 shares owned jointly with Mr. Hypes’ wife, 300 shares owned jointly with Mr. Hypes’ children, 1,586 shares held in Mr. Hypes’ individual retirement account and 7,935 shares held in Mr. Hypes’ 401(k) plan.

LEGAL MATTERS

Hunton & Williams LLP (Dallas, Texas) and Bowles Rice LLP (Charleston, West Virginia) will opine as to the qualification of the merger as a merger and the tax treatment of the consideration paid in connection with the merger under the Code. Bowles Rice LLP will opine as to the legality of the common stock of Summit offered by this prospectus and proxy statement.

EXPERTS

The consolidated financial statements of Summit appearing in Summit’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Summit’s internal control over financial reporting as of December 31, 2015, have been audited by Arnett Carbis Toothman LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Summit management’s assessment of the effectiveness of internal controls over financial reporting as December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of First Century attached to this prospectus and proxy statement for the years ended December 31, 2015 and 2014 have been audited by Brown Edwards & Company, L.L.P., independent registered public accounting firm. Such consolidated financial statements are attached to this prospectus and proxy statement and the registration statement on Form S-4 and have been attached hereto and to the registration statement in reliance upon the report by Brown Edwards & Company, L.L.P., independent registered public accounting firm, and upon the authority of Brown Edwards & Company, L.L.P. as experts in accounting and auditing.

FIRST CENTURY ANNUAL MEETING

First Century will hold a 2017 annual meeting of shareholders only if the merger is not completed. If determined to be necessary, First Century’s board of directors will provide each shareholder of First Century information relevant to First Century’s 2017 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

Summit filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of Summit common stock to be issued to First Century shareholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Summit and its common stock. The rules and regulations of the SEC allow Summit to omit certain information included in the registration statement from this prospectus and proxy statement. This prospectus and proxy statement is part of the registration statement and is a prospectus of Summit in addition to being First Century’s proxy statement for the First Century special meeting.

Summit (File No. 0-16587) files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Summit, that file electronically with the SEC. The address of that site is http://www.sec.gov. Summit also posts its SEC filings on its web site, www.summitfgi.com. Information contained on the Summit website is not incorporated by reference into this prospectus and proxy statement, and you should not consider information contained in its website as part of this prospectus and proxy statement. You can also inspect reports, proxy statements and other information that Summit have filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows Summit to “incorporate by reference” information into this prospectus and proxy statement. This means that we can disclose important information to you by referring you to another document filed separately by Summit with the SEC. The information incorporated by reference is considered to be a part of this prospectus and proxy statement, except for any information that is superseded by information that is included directly in this prospectus and proxy statement.

This prospectus and proxy statement incorporates by reference the documents listed below that Summit has previously filed with the SEC:

•	Annual Report on Form 10-K	Year ended December 31, 2015.

•	Quarterly Reports on Form 10-Q	Quarters ended June 30, 2016 and March 31, 2016

•	Current Reports on Form 8-K	Filed on February 3, 2016, February 17, 2016 (as amended), March 1, 2016, May 23, 2016, June 2, 2016, June 3, 2016 and October 3, 2016

Summit also incorporates by reference additional documents that may be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act with the SEC between the date of this prospectus and proxy statement and the date of First Century’s special meeting of shareholders or the termination of the merger agreement. These include periodic reports such as Definitive Proxy Materials for the 2016 Annual Meeting of Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain additional copies of the documents incorporated by reference in this prospectus and proxy statement free of charge by requesting them in writing or by telephone from the following address:

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

Attention: Robert S. Tissue

Telephone: (304) 530-1000

If you would like to request any documents, please do so by November 22, 2016 in order to receive them before the shareholder meeting.

Neither Summit nor First Century has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this prospectus and proxy statement or in any of the materials that we have incorporated into this prospectus and proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this prospectus and proxy statement about Summit has been supplied by Summit and information about First Century has been supplied by First Century. The information contained in this prospectus and proxy statement speaks only as of the date of this prospectus and proxy statement unless the information specifically indicates that another date applies.

The representations, warranties and covenants described in this prospectus and proxy statement and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Summit and First Century, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Summit and First Century rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Summit, First Century or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Summit or First Century. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this prospectus and proxy statement and in the documents incorporated by reference into this prospectus and proxy statement. See “Where You Can Find More Information” on page 112.

CONDENSED STATEMENTS OF FINANCIAL CONDITION

Statistical Summary, 2015 — 2011

	December 31,
	2015	%	2014	%	2013	%	2012	%	2011	%
	(Dollars in Thousands, Except Per Share Data)
Loans	$234,234	58	$239,768	60	$238,918	58	$235,026	57	$248,367	60
Securities	112,760	28	115,042	29	110,463	27	95,905	24	95,049	23
Federal funds sold				—	5,000	1	5,000	1	10,000	2

Interest–bearing deposits with banks	29,127	7	11,413	3	28,010	7	42,687	10	34,840	8

INTEREST-EARNING ASSETS	376,121	93	366,223	92	382,391	93	378,618	92	388,256	93

Cash and due from banks	9,533	2	9,607	2	9,439	2	10,658	3	10,902	2
Premises and equipment	11,201	3	11,679	3	11,790	3	12,264	3	12,503	3
Other assets	12,836	3	17,155	4	13,436	3	14,027	3	11,064	3
Allowance for loan losses	(3,552)	(1)	(3,422)	(1)	(4,605)	(1)	(4,755)	(1)	(4,905)	(1)

TOTAL ASSETS	$406,139	100	$401,242	100	$412,451	100	$410,812	100	$417,820	100

Savings deposits	$165,501	41	$157,804	40	$155,805	38	$155,914	38	$150,227	36
Time deposits	125,934	31	129,245	32	137,145	33	134,708	33	145,019	35
Other interest–bearing liabilities	7,424	2	9,795	2	10,282	2	13,581	3	20,097	5

INTEREST-BEARING LIABILITIES	298,859	74	296,844	74	303,232	73	304,203	74	315,343	76

Demand deposits	58,825	14	57,053	14	64,768	16	60,260	15	57,403	13
Other liabilities	3,164	1	2,679	1	1,731	1	4,449	1	4,350	1

TOTAL LIABILITIES	360,848	89	356,576	89	369,731	90	368,912	90	377,096	90

STOCKHOLDERS’ EQUITY	45,291	11	44,666	11	42,720	10	41,900	10	40,724	10

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$406,139	100	$401,242	100	$412,451	100	$410,812	100	$417,820	100

TOTAL DEPOSITS	$350,260		$344,102		$357,718		$350,882		$352,649

BOOK VALUE PER SHARE	$23.80		$23.47		$22.45		$22.02		$21.40

TANGIBLE BOOK VALUE PER SHARE	$21.07		$20.75		$19.72		$19.29		$18.68

SUMMARY OF OPERATIONS

Statistical Summary, 2015 — 2011

	Years Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in Thousands, Except Per Share Data)
Interest income	$13,924	$13,762	$13,652	$14,338	$15,903
Interest expense	1,123	1,096	1,139	1,583	2,418

NET INTEREST INCOME	12,801	12,666	12,513	12,755	13,485

Provision for loan losses	283	(313)	75	885	3,241

Net interest income after provision for loan losses	12,518	12,979	12,438	11,870	10,244

Noninterest income	5,276	5,398	5,616	5,994	6,793
Noninterest expense	14,428	13,738	13,541	13,874	13,943

INCOME BEFORE INCOME TAXES	3,366	4,639	4,513	3,990	3,094

Provision for income taxes	1,040	1,464	1,412	1,066	878

NET INCOME	$2,326	$3,175	$3,101	$2,924	$2,216

EARNINGS PER COMMON SHARE:
Basic and diluted	$1.22	$1.67	$1.63	$1.54	$1.16

Dividends per common share	$0.83	$0.79	$0.73	$0.65	$0.45
Payout ratio	68%	47%	45%	42%	39%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2015	2014
	(Dollars in Thousands, Except Per Share Data)
ASSETS
Cash and due from banks	$9,533	$9,607
Interest-bearing balances with banks	29,127	11,413
Securities available-for-sale	77,535	82,432
Securities held-to-maturity (estimated fair value of $35,256 in 2015 and $32,606 in 2014)	34,632	32,027
Federal Home Loan Bank and Federal Reserve Bank Stock	593	583
Loans	234,234	239,768
Less allowance for loan losses	3,552	3,422

Net loans	230,682	236,346
Premises and equipment, net	11,201	11,679
Other real estate owned	4,899	9,178
Goodwill	5,183	5,183
Other assets	2,754	2,794

TOTAL ASSETS	$406,139	$401,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$58,825	$57,053
Interest-bearing	291,435	287,049

Total deposits	350,260	344,102
Other borrowings	7,424	9,795
Other liabilities	3,164	2,679

TOTAL LIABILITIES	360,848	356,576

Commitments and contingencies (see Notes 8 and 9)
STOCKHOLDERS’ EQUITY
Common stock - $1.25 par value; 10,000,000 shares authorized and 2,000,000 shares issued at December 31, 2015 and 2014; 1,903,120 shares outstanding at December 31, 2015 and 2014	2,500	2,500

Paid-in capital	757	757
Retained earnings	47,903	47,157
Accumulated other comprehensive loss, net of tax	(3,589)	(3,468)
Treasury stock, at cost; 96,880 shares at December 31, 2015 and 2014	(2,280)	(2,280)

TOTAL STOCKHOLDERS’ EQUITY	45,291	44,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$406,139	$401,242

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2015	2014
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest and fees on loans	$11,691	$11,464
Interest on balances with banks	92	61
Interest and dividends from securities available for sale:
Taxable	1,179	1,269
Interest and dividends from securities held to maturity:
Taxable	247	257
Tax-exempt	715	709
Interest on federal funds sold	—	2

TOTAL INTEREST INCOME	13,924	13,762

INTEREST EXPENSE
Interest on time certificates of $100,000 or more	403	358
Interest on other deposits	703	716
Interest on short-term borrowings	17	22

TOTAL INTEREST EXPENSE	1,123	1,096

Net interest income	12,801	12,666
Provision for loan losses	283	(313)

Net interest income after provision for loan losses	12,518	12,979

NONINTEREST INCOME
Income from fiduciary activities	1,897	1,879
Service charges on deposit accounts	1,472	1,666
Other noninterest income	1,867	1,853
Securities gains	40	—

TOTAL NONINTEREST INCOME	5,276	5,398

NONINTEREST EXPENSE
Salaries, wages, and other employee benefits	6,432	6,039
Premises and equipment	2,710	2,639
Data processing	1,107	1,028
FDIC assessments	327	351
Loan collection expense	381	667
Impairment write downs of other real estate owned	731	127
Advertising and public relations	113	132
Postage	189	199
Supplies and printing	206	197
Consulting fees	158	175
Director fees	257	286
Other noninterest expense	1,817	1,898

TOTAL NONINTEREST EXPENSE	14,428	13,738

Income before income taxes	3,366	4,639
Provision for income taxes	1,040	1,464

NET INCOME	$2,326	$3,175

NET INCOME PER COMMON SHARE:

Basic and diluted	$1.22	$1.67

AVERAGE SHARES OUTSTANDING:

Basic and diluted	1,903,120	1,903,120

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2015	2014
	(Dollars in thousands)
NET INCOME	$2,326	$3,175
Other comprehensive income (loss), net of tax:
Unrealized gains from available-for-sale securities, net of income tax effect of ($55) for 2015 and ($708) for 2014	92	1,191
Reclassification adjustment to transfer net securities gains recognized in net income, net of income tax effect of ($15), for 2015	(25)	—
Unrealized losses for pension and postretirement benefit obligations, net of income tax effect of $160 for 2015 and $521 for 2014	(270)	(957)
Reclassification adjustment to transfer net actuarial losses to pension and postretirement benefit expense, net of tax effect of ($49) in 2015 and ($24) in 2014, included in Salaries, wages, and other employee benefits	82	40

Other comprehensive income (loss)	(121)	274

COMPREHENSIVE INCOME	$2,205	$3,449

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Treasury Stock	Total
	(Dollars in thousands)
Balance at December 31, 2013	$2,500	$757	$45,485	$(3,742)	$(2,280)	$42,720
Net income	—	—	3,175	—	—	3,175
Other comprehensive income (loss)	—	—	—	274	—	274
Cash dividends paid—$0.79 per share	—	—	(1,503)	—	—	(1,503)

Balance at December 31, 2014	$2,500	$757	$47,157	$(3,468)	$(2,280)	$44,666

Balance at December 31, 2014	$2,500	$757	$47,157	$(3,468)	$(2,280)	$44,666
Net income	—	—	2,326	—	—	2,326
Other comprehensive income (loss)	—	—	—	(121)	—	(121)
Cash dividends paid—$0.83 per share	—	—	(1,580)	—	—	(1,580)

Balance at December 31, 2015	$2,500	$757	$47,903	$(3,589)	$(2,280)	$45,291

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2015	2014
	(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income before adjustments to reconcile net income to net cash provided by operating activities:	$2,326	$3,175
Provision for loan losses, net	283	(313)
Depreciation and amortization	849	844
Securities gains	(40)	—
Deferred income tax expense (benefit)	(15)	777
Pension plan settlement cost	256	—
Impairment write-downs on other real estate owned	731	127
(Gains) Losses on disposal of other real estate owned	(25)	54
Net investment amortization	352	371
(Increase) Decrease in interest receivable	(10)	27
(Increase) Decrease in other assets	67	(759)
Increase (Decrease) in interest payable and other liabilities	16	(406)

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,790	3,897

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities held-to-maturity	(6,624)	(2,207)
Purchases of securities available-for-sale	(25,282)	(10,964)
(Purchases) Redemptions of FHLB Stock	(10)	454
Proceeds from maturities and calls of securities held-to-maturity	3,810	3,175
Proceeds from maturities and calls of securities available-for-sale	25,216	6,491
Proceeds from sales of securities available for sale	4,967	—
Net (increase) decrease in loans	4,704	(6,748)
Proceeds from disposal of other real estate owned	4,233	812
Acquisition of fixed assets	(371)	(733)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	10,643	(9,720)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in demand and savings deposits	9,469	(5,716)
Net decrease in time deposits	(3,311)	(7,900)
Net decrease in short-term borrowings	(2,371)	(487)
Cash dividends paid	(1,580)	(1,503)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	2,207	(15,606)

Net increase (decrease) in cash and cash equivalents	$17,640	$(21,429)
Cash and cash equivalents at beginning of year	21,020	42,449

Cash and cash equivalents at end of year	$38,660	$21,020

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$1,122	$1,105
Income taxes	$943	$560
Supplemental disclosures of non-cash transactions:
Transfers of loans to other real estate owned	$677	$5,411
Loans made to finance purchases of other real estate owned	$—	$383

The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting and Reporting Policies

First Century Bankshares, Inc. (the “Corporation” or the “Company”), and its wholly owned subsidiary, First Century Bank, Inc. (“FCB”), operate twelve branches and one loan production office in southern West Virginia and southwestern Virginia.

The Corporation’s primary source of revenue is derived from loans to customers who are predominately small to medium size businesses and middle income individuals. The accounting and reporting policies of the Corporation conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following is a summary of the more significant accounting and reporting policies:

Management Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates relate to the calculation of the allowance for loan losses, valuation of impaired loans, valuation of other real estate owned, goodwill impairment and valuation of pension and postretirement benefits. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of First Century Bankshares, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash equivalents include cash on hand and amounts due from banks (including cash items in process of collection); interest–bearing balances with banks and federal funds sold. To comply with Federal Reserve regulations, the subsidiary bank is required to maintain reserve balances with the Federal Reserve Bank of Richmond. The amount of those reserve balances was $275,000 at both December 31, 2015 and 2014, respectively.

Securities

Securities are classified as either held-to-maturity, available-for-sale or trading. Classification of securities is determined on the date of purchase. In determining such classification, debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. All other securities are classified as available-for-sale and are carried at fair value with unrealized gains and losses included in comprehensive income. The Corporation has no securities classified as trading.

Realized gains and losses, determined using the specific identification method, and declines in value judged to be other than temporary are included in noninterest income. Premiums and discounts are amortized into interest income using a level yield method.

Loans

Loans are reported at their principal outstanding balance net of charge-offs and certain other deferred or unearned income. Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans. Interest income, net of amortization or accretion of deferred items, is recognized as earned using the interest method.

The segments of the Company’s loan portfolio are disaggregated to a level that allows management to monitor risk and performance. In reviewing risk, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the commercial loan portfolio; (ii) the commercial real estate loan portfolio; (iii) the consumer loan portfolio; (iv) the residential real estate portfolio: and, (iv) the residential construction loan portfolio. The commercial real estate (“CRE”) loan segment is further disaggregated into three classes. Commercial construction loans are generally made to developers or investors for the purpose of acquiring, developing and constructing residential or commercial structures. Non-owner occupied CRE loans, which include loans secured by non-owner occupied nonfarm nonresidential properties, generally have a greater risk profile than all other CRE loans, which include multifamily structures and owner-occupied commercial structures. Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing. Construction loans to businesses for building commercial structures are inherently more risky than residential construction loans that are generally made to individuals for the acquisition of and/or construction on a lot or lots on which a residential dwelling is to be built. If the estimate of construction cost proves to be inaccurate, the Company may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If the Company is forced to foreclose on a project prior to completion, there is no assurance that it will be able to recover the entire unpaid portion of the loan. In addition, the Company may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time. The commercial business segment consists of loans made for the purpose of financing the activities of commercial customers. The residential mortgage loan segment is made up of fixed rate and adjustable rate single-family amortizing term loans, which are primarily first liens. The consumer loans consist of motor vehicle loans, savings account loans, personal lines of credit, overdraft loans, other types of secured consumer loans, and unsecured personal loans.

Allowance for Loan Losses and Reserve for Unfunded Lending Commitments

It is the policy of the Corporation to maintain an allowance for loan losses and a reserve for unfunded lending commitments that equals management’s best estimate of probable credit losses that are inherent in the portfolio at the balance sheet date. The adequacy of the allowance for loan losses is periodically evaluated by the Corporation in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management’s evaluation of the adequacy of the allowance is based on a review of the Corporation’s historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, charge-offs, and the risk ratings of the various loan categories. Such factors as the level and trend of interest rates and the condition of the national and local economies and industry concentrations are also considered.

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

A loan is considered impaired, based on current information and events, if it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans that are collateral dependent is based on the fair value of the collateral. The measurement of other impaired loans is generally based on the present value of expected future cash flows discounted at the loan’s contractual interest rate.

The Corporation uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers’ financial data and borrowers’ operating factors such as cash flows, operating income or loss, etc.

When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

Unsecured loans are typically charged-off within 90 days of becoming delinquent. All secured consumer loans are to be charged-off or written down to fair value of collateral on or before becoming 120 days past due. Loans secured by residential real estate are written down to the fair value of collateral on or before becoming 180 days past due, unless the loan is in bankruptcy or other legal collection proceedings and may go 365 days before a charge-off is taken.

Secured commercial loans, including commercial, commercial real estate and commercial construction loans, are to be charged off promptly upon determination that all or a portion of any loan balance is uncollectible. A commercial loan is considered uncollectible when the borrower is delinquent in principal or interest and 1) it is unlikely the borrower will have the ability to pay the debt in a timely manner, 2) collateral value is insufficient to cover the outstanding indebtedness and 3) guarantors do not provide adequate support.

We identify past due loans based on contractual terms on a loan by loan basis.

The methodology used to determine an estimate for the reserve for unfunded lending commitments is inherently similar to the methodology used in calculating the allowance for loan losses adjusted for factors specific to binding commitments, including the probability of funding and exposure at the time of funding. The reserve for unfunded lending commitments is included in other liabilities with increases or decreases included in noninterest expense. At December 31, 2015 and 2014, the reserve for unfunded lending commitments was $10,000. Estimates may change at some point in the future.

Income Recognition on Impaired and Nonaccrual Loans

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of the loan agreement.

While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Loan Servicing

At December 31, 2015 and 2014, the Corporation serviced the home mortgage loans of approximately 1,000 borrowers. Loans are serviced for the Federal National Mortgage Association (Fannie Mae). As of December 31, 2015, the Corporation serviced loans with an aggregate principal amount of approximately $98,740,000 compared to $106,083,000 at December 31, 2014. The average annual servicing fee on its servicing portfolio was 0.25% for 2015 and 2014. The Corporation’s servicing business collects mortgage payments, administers tax and insurance escrows, and seeks to mitigate losses on defaulted loans and responds to borrower inquiries. Fannie Mae reserves the right to change service providers at its discretion. Therefore, the Corporation does not recognize an intangible asset for mortgage servicing rights. During 2015 and 2014, the loan servicing function generated fees of approximately $254,000 and $272,000, respectively.

Other Real Estate Owned

Other real estate owned includes properties on which the Corporation’s subsidiary has foreclosed and taken title, or has taken possession of the collateral in-substance, but has not completed legal foreclosure proceedings. Real estate properties acquired as a result of foreclosures are carried at the lower of the recorded investment in the loan or the fair value less estimated selling costs. Any excess of the outstanding principal loan balance over the fair value less estimated selling costs of the foreclosed property is charged to the allowance for loan losses. Any subsequent fair value adjustments and net operating expenses are charged to noninterest expense.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight–line method based upon the estimated useful lives of the assets. Buildings and improvements have estimated useful lives of 20 to 40 years. Equipment and fixtures have estimated useful lives of 3 to 10 years. The cost of major improvements is capitalized. The expenditures for maintenance and repairs are charged to expense as incurred. Gains or losses on assets sold are included in other noninterest income or expense.

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities

The Corporation applies a financial-components approach that focuses on control when accounting and reporting for transfers and servicing of financial assets and extinguishments of liabilities. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This approach provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

Goodwill And Other Intangibles

Goodwill and indefinite-lived intangible assets are not amortized, but are reviewed at least annually for impairment. If impaired, goodwill or indefinite-lived intangible assets are written down to fair value, calculated using the discounted cash flow method. The unimpaired balance of goodwill and indefinite-lived intangibles totaled approximately $5,183,000 at December 31, 2015 and 2014.

Income Taxes

The Corporation files a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Corporation classifies interest and penalties related to income tax assessments, if any, in interest expense or noninterest expense, respectively in the consolidated statements of operations. Tax years 2012 through 2015 are subject to examination by the Internal Revenue Service and the West Virginia Department of Taxation. The Corporation has analyzed the tax positions taken or expected to be taken in its tax returns and has concluded it has no liability related to uncertain tax positions.

Segment Information

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Corporation has determined that it has one significant operating segment, the providing of general commercial financial services to customers located in the geographic areas of southern West Virginia and southwestern Virginia. The various products are those generally offered by community banks, and the allocation of resources is based on the overall performance of the institution, versus the individual branches or products.

Comprehensive Income

The Company classifies items of other comprehensive income by their nature in the financial statements and displays accumulated other comprehensive income separately from retained earnings in the equity section of the balance sheet. Unrealized gains and losses on available-for-sale securities and net accrued pension and postretirement benefit liability are the components of the Company’s other accumulated comprehensive income.

Postemployment Benefits

The Corporation has a defined benefit pension plan covering employees meeting certain age and service requirements. There are also two defined benefit post retirement plans that provide medical and life insurance benefits. The net periodic costs of these plans are computed in accordance with Accounting Standards Codification Topic 712, “Compensation — Nonretirement Postemployment Benefits.”

Subsequent Events

Subsequent events were evaluated through March 11, 2016, the date the financial statements were available to be issued.

Recent Accounting Pronouncements and Changes

In January 2014, the FASB issued ASU No. 2014-04, Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40). The amendments in this Update clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments were effective for annual periods, and interim periods within those annual periods beginning after December 15, 2014. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 was effective for annual reporting periods, and interim periods within that period, beginning after December 15, 2016 and early adoption was not permitted. ASU No. 2015-14 issued in August 2015 deferred the effective date of this Update to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The adoption of this ASU is not expected to have a material effect on the Company’s current financial position or results of operations; however, it may impact the reporting of future financial statement disclosures.

In January 2016, ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10) was issued by the FASB. The amendments address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of these amendments on its financial statements.

Other accounting standards have been issued by the FASB that are not currently applicable to the Company or are not expected to have a material impact on the Company’s financial statements.

2.	Securities

Securities available-for-sale at December 31, 2015 and 2014 are summarized as follows:

	2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
U.S. Government agency obligations	$65,272	$46	$344	$64,974
U.S. Government agency mortgage-backed securities	12,515	75	29	12,561

TOTAL SECURITIES AVAILABLE-FOR-SALE	$77,787	$121	$373	$77,535

	2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
U.S. Government agency obligations	$68,037	$42	$611	$67,468
U.S. Government agency mortgage-backed securities	14,754	214	4	14,964

TOTAL SECURITIES AVAILABLE-FOR-SALE	$82,791	$256	$615	$82,432

Securities held-to-maturity at December 31, 2015 and 2014 are summarized as follows:

	2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
State and municipal obligations	$34,632	$721	$97	$35,256

TOTAL SECURITIES HELD-TO-MATURITY	$34,632	$721	$97	$35,256

	2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
State and municipal obligations	$32,027	$715	$136	$32,606

TOTAL SECURITIES HELD-TO-MATURITY	$32,027	$715	$136	$32,606

Securities with an aggregate fair value of $34,613,000 at December 31, 2015 and $35,879,000 at December 31, 2014, were pledged to secure public and trust deposits and for other purposes required or permitted by law, including approximately $10,932,000 at December 31, 2015 and $9,559,000 at December 31, 2014 pledged to secure repurchase agreements.

Sales of securities available for sale were as follows:

	2015	2014
	(Dollars in Thousands)
Proceeds from sales	$4,967	$—
Gross realized gains	40	—

The amortized cost and estimated fair value for securities available-for-sale and securities held-to-maturity by contractual maturities at December 31, 2015 are shown in the following tables. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Amortized Cost	Fair Value	Net Unrealized Gains (Losses)
	(Dollars in Thousands)
Due in one year or less	$5,021	$5,022	$1
Due after one year through five years	60,251	59,952	(299)
Due after five years through ten years	676	690	14
Due after ten years	11,839	11,871	32

TOTAL SECURITIES AVAILABLE-FOR-SALE	$77,787	$77,535	$(252)

	Amortized Cost	Fair Value	Net Unrealized Gains
	(Dollars in Thousands)
Due in one year or less	$1,007	$1,017	$10
Due after one year through five years	10,414	10,570	156
Due after five years through ten years	17,360	17,672	312
Due after ten years	5,851	5,997	146

TOTAL SECURITIES HELD-TO-MATURITY	$34,632	$35,256	$624

The Company held 25 available-for-sale securities and 19 held-to-maturity securities with unrealized losses at December 31, 2015. The following table shows the gross unrealized losses and fair value of the Corporation’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category at December 31, 2015:

	Less Than Twelve Months		More than Twelve Months
	(Dollars in Thousands)
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Description of Security
Securities available for sale:
U.S. Government agency obligations	$293	$35,755	$51	$2,949
U.S. Government agency mortgage-backed securities	29	5,554	—	—

TOTAL SECURITIES AVAILABLE-FOR-SALE	$322	$41,309	$51	$2,949

Securities held to maturity:
State and municipal obligations	$58	$6,586	$39	$1,603

TOTAL SECURITIES HELD-TO-MATURITY	$58	$6,586	$39	$1,603

For all of these securities, because the decline in market value is attributable to changes in interest rates and not credit quality and because the Corporation has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Corporation does not consider these investments to be other-than-temporarily impaired at December 31, 2015.

3.	Loans and Allowance for Loan Losses

Loans at December 31, 2015 and 2014 consisted of the following:

	December 31,
	2015	2014
	(Dollars in Thousands)
Commercial	$28,656	$18,282
Commercial–real estate
Construction	1,317	1,772
Owner occupied	25,885	35,145
Non-owner occupied	51,922	57,325

Total commercial loans	107,780	112,524

Consumer	15,634	16,107
Residential real estate	103,576	105,006
Residential construction	7,244	6,131

Total consumer loans	126,454	127,244

TOTAL LOANS	$234,234	$239,768

Loans are shown net of deferred fees of $235,000 and deferred costs of $660,000 at December 31, 2015, and net of deferred fees of $259,000 and deferred costs of $675,000 at December 31, 2014.

The Corporation’s subsidiary has had and can be expected to have in the future various banking transactions with directors, executive officers, their immediate families and affiliated companies in which they are principal shareholders (commonly referred to as related parties). These loans to related parties are summarized as follows:

	2015	2014
	(Dollars in Thousands)
BALANCE AT BEGINNING OF YEAR	$18,222	$12,369
New loans	2,118	8,663
Repayments	13,571	2,810

BALANCE AT END OF YEAR	$6,769	$18,222

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Company has a structured loan rating process with both internal and external oversight. The Credit Administration Department is responsible for the timely and accurate risk rating of the loan portfolio at origination and on an ongoing basis. As part of this process the Company’s loan officers are responsible for providing the Credit Administration Department with all necessary information needed to accurately risk rate the loans in excess of $300,000 in their portfolios at origination and on an ongoing basis. Loans under $300,000 are assigned a risk rating by the responsible lender based upon the class and risk characteristics of the loan. The Company’s approving Committees review risk ratings when approving a loan. Additionally, on a quarterly basis any risk rating changes are reported to the Discount Committee and the Board of Directors, except those made within the pass risk ratings. Detailed problem loan reports, including plans for resolution, are completed on loans classified as OAEM and Substandard greater than $250,000 on a quarterly basis. The Company’s process requires the review and evaluation of impaired loans greater than $250,000 and all troubled debt restructures to be updated at least quarterly. The Company engages an external consultant to conduct loan review on a quarterly basis. Generally, the external consultant reviews commercial relationships to achieve a minimum 70% penetration level and all adversely classified commercial credits.

Loans are categorized into one of nine loan grades with grades 1 through 5 representing various levels of acceptable loans and grades 6 through 9 representing various levels of credit deterioration.

6.	Special Mention (OAEM)

A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Loans graded a 6 may be experiencing adverse operating trends such as declining revenues or margins or an ill-proportioned balance sheet caused by increasing accounts receivable and/or inventory balances not supported by an increase in sales revenue. Other reasons supporting this classification include adverse economic or market conditions, pending litigation or any other material structural weakness.

7.	Substandard

Substandard loans are inadequately protected by current sound net worth, paying capacity of the borrower, or pledged collateral. Loans are normally graded 7 when they have unsatisfactory characteristics causing more than acceptable levels of risk. A loan graded 7 normally has one or more well-defined weaknesses that could jeopardize repayment of the debt. The following are examples of situations that might cause a loan to be graded 7:

•	Cash flow deficiencies jeopardize future loan payments.

•	Sale of non-collateral assets has become a primary source of loan repayment.

•	The relationship has deteriorated to the point that sale of collateral is now the bank’s primary source of repayment.

•	The borrower is bankrupt, or for any other reason, future repayment is dependent on court action.

8.	Doubtful

Loans are graded 8 if they contain a weakness so serious that collection or liquidation in full is questionable. An 8 classification will result in the loan being placed in non-accrual.

9.	Loss

A 9 rating is assigned to loans considered uncollectible and of such little value that their continuance as an active bank asset is not warranted. This rating does not mean that the asset has no recovery or salvage value, but rather that the asset should be charged off now, even though partial or full recovery may be possible in the future.

The following table presents loans by credit quality indicator at December 31, 2015.

	Pass	Special Mention	Substandard	Total
	(Dollars in Thousands)
Commercial	$26,982	$245	$1,429	$28,656
Commercial real estate
Construction	1,317	—	—	1,317
Owner occupied	23,249	333	2,303	25,885
Nonowner occupied	48,578	715	2,629	51,922
Consumer	15,536	30	68	15,634
Residential real estate	100,027	465	3,084	103,576
Residential construction	7,170	—	74	7,244

TOTAL	$222,859	$1,788	$9,587	$234,234

The following table presents loans by credit quality indicator at December 31, 2014.

	Pass	Special Mention	Substandard	Total
	(Dollars in Thousands)
Commercial	$17,677	$—	$605	$18,282
Commercial–real estate
Construction	1,772	—	—	1,772
Owner occupied	29,847	3,396	1,902	35,145
Non-owner occupied	52,661	2,031	2,633	57,325
Consumer	16,065	1	41	16,107
Residential real estate	101,021	231	3,754	105,006
Residential construction	6,031	—	100	6,131

TOTAL	$225,074	$5,659	$9,035	$239,768

The following table presents loans by past due status at December 31, 2015.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing
	(Dollars in Thousands)
Commercial	$—	$45	$1,099	$1,144	$27,512	$28,656	$—
Commercial–real estate
Construction	—	—	—	—	1,317	1,317	—
Owner occupied	1,271	116	733	2,120	23,765	25,885	—
Non-owner occupied	—	394	970	1,364	50,558	51,922	—
Consumer	160	65	73	298	15,336	15,634	73
Residential real estate	1,275	683	1,018	2,976	100,600	103,576	692
Residential construction	180	8	—	188	7,056	7,244	—

TOTAL	$2,886	$1,311	$3,893	$8,090	$226,144	$234,234	$765

The following table presents loans by past due status at December 31, 2014.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing
	(Dollars in Thousands)
Commercial	$342	$42	$—	$384	$17,898	$18,282	$—
Commercial real estate
Construction	—	—	—	—	1,772	1,772	—
Owner occupied	539	26	—	565	34,580	35,145	—
Nonowner occupied	327	—	—	327	56,998	57,325	—
Consumer	243	67	20	330	15,777	16,107	15
Residential real estate	1,721	810	1,195	3,726	101,280	105,006	485
Residential construction	189	—	17	206	5,925	6,131	17

TOTAL	$3,361	$945	$1,232	$5,538	$234,230	$239,768	$517

The following table presents impaired loans at December 31, 2015.

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Carrying Amount	Interest Income Recognized
	(Dollars in Thousands)
With no related allowance recorded:
Commercial	$113	$113	$—	$121	$8
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,164	1,164	—	1,181	44
Nonowner occupied	2,396	2,396	—	2,423	93

Total commercial loans	$3,673	$3,673	$—	$3,725	$145

Consumer	$22	$22	$—	$29	$2
Residential real estate	1,010	1,010	—	1,035	34
Residential construction	69	69	—	71	5

Total consumer loans	$1,101	$1,101	$—	$1,135	$41

With an allowance recorded:
Commercial	$1,065	$1,065	$441	$1,067	$11
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,800	1,800	677	1,826	29
Nonowner occupied	55	55	—	59	2

Total commercial loans	$2,920	$2,920	$1,118	$2,952	$42

Consumer	$—	$—	$—	$—	$—
Residential real estate	582	582	93	604	11
Residential construction	—	—	—	—	—

Total consumer loans	$582	$582	$93	$604	$11

Total:
Commercial	$1,178	$1,178	$441	$1,188	$19
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	2,964	2,964	677	3,007	73
Nonowner occupied	2,451	2,451	—	2,482	95

Total commercial loans	$6,593	$6,593	$1,118	$6,677	$187

Consumer	$22	$22	$—	$29	$2
Residential real estate	1,592	1,592	93	1,639	45
Residential construction	69	69	—	71	5

Total consumer loans	$1,683	$1,683	$93	$1,739	$52

The following table presents impaired loans at December 31, 2014.

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Carrying Amount	Interest Income Recognized
	(Dollars in Thousands)
With no related allowance recorded:
Commercial	$274	$274	$—	$284	$9
Commercial real estate
Construction
Owner occupied	1,736	1,736	—	1,749	38
Nonowner occupied	2,088	2,088	—	2,114	140

Total commercial loans	$4,098	$4,098	$—	$4,147	$187

Consumer	$21	$21	$—	$27	$1
Residential real estate	880	880	—	895	35
Residential construction	74	74	—	76	5

Total consumer loans	$975	$975	$—	$998	$41

With an allowance recorded:
Commercial	$99	$99	$99	$100	$5
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	—	—	—	—	—
Nonowner occupied	363	363	3	378	23

Total commercial loans	$462	$462	$102	$478	$28

Consumer
Residential real estate	$815	$815	$100	$830	$28
Residential construction	—	—	—	—	—

Total consumer loans	$815	$815	$100	$830	$28

Total:
Commercial	$373	$373	$99	$384	$14
Commercial real estate
Construction
Owner occupied	1,736	1,736	—	1,749	38
Nonowner occupied	2,451	2,451	3	2,492	163

Total commercial loans	$4,560	$4,560	$102	$4,625	$215

Consumer	$21	$21	$—	$27	$1
Residential real estate	1,695	1,695	100	1,725	63
Residential construction	74	74	—	76	5

Total consumer loans	$1,790	$1,790	$100	$1,828	$69

The following table presents nonaccrual loans, accruing loans past due 90 days or more, and restructured loans at December 31:

	2015	2014
	(Dollars in Thousands)
Nonaccrual loans	$5,060	$2,366
Accruing loans past due 90 days or more	$765	$517
Restructured loans (accruing)	$2,172	$2,415

The following table presents the composition of nonaccrual loans at December 31, 2015 and 2014.

	December 31,
	2015	2014
	(Dollars in Thousands)
Commercial	$1,099	$186
Commercial real estate
Construction	—	—
Owner occupied	2,004	544
Nonowner occupied	969	—

Total commercial loans	$4,072	$730
Consumer	$34	$43
Residential real estate	948	1,584
Residential construction	6	9

Total consumer loans	$988	$1,636

TOTAL NONACCRUAL LOANS	$5,060	$2,366

In addition to the review of credit quality through the credit review process, we construct a comprehensive allowance analysis for the loan portfolio at least quarterly. The procedures that we use entail preparation of a loan “watch” list and assigning each loan a classification. Commercial loans with an aggregate loan balance in excess of $250,000 that meet one or more of the following conditions require the completion of a Problem Loan Report and an impairment analysis by Credit Administration with the assistance of the responsible lender. The conditions are as follows:

a.	Commercial loans graded OAEM, Substandard, Doubtful or Loss

b.	Commercial loan in non-accrual status

c.	Commercial loans deemed impaired

d.	Commercial loans past due greater than 90 days

e.	Trouble debt restructures

f.	Other mitigating circumstances i.e. bankruptcy, death of borrower/guarantor, etc.

The portfolio is segregated into loan pools consisting of commercial loans, commercial real estate owner occupied loans, commercial real estate non-owner occupied loans, commercial construction and land development loans, residential real estate loans, residential construction loans and consumer loans. A five-year historical net charge-off percentage of each category is compiled. This data is then used to establish an average charge off percentage for each category.

The loans specified on the loan “watch” list are then assigned a classification that is intended to be representative of the degree of risk associated with that particular loan(s). An on-going three-year migration analysis of the pools of loans graded OAEM, Substandard, Doubtful and Loss as compared to their historical charge-offs is completed annually. This three-year average percentage is then applied to the respective loan pool.

We review concentrations of credit, classes of loans and pledged collateral to determine the existence of any deterioration. In addition, we consider volume and trends in delinquencies and nonaccrual loans, the loan portfolio composition, loan volume and maturity of the portfolio, national and local economic conditions and the experience, ability and depth of our lending management and staff.

The following tables summarize changes in the allowance for loan losses applicable to each category of the loan portfolio:

	For the Year Ended December 31, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Balance at beginning of period	$443	$1,143	$140	$716	$206	$774	$3,422
Provision for loan losses	478	433	164	33	(67)	(758)	283
Recoveries on loans previously charged off	17	81	27	17	—	—	142
Loans charged off	(1)	—	(124)	(170)	—	—	(295)

Balance at end of period	$937	$1,657	$207	$596	$139	$16	$3,552

	For the Year Ended December 31, 2014
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Balance at beginning of period	$587	$1,728	$242	$642	$1,149	$257	$4,605
Provision for loan losses	(394)	(224)	(9)	192	(395)	517	(313)
Recoveries on loans previously charged off	250	73	51	9	—	—	383
Loans charged off	—	(434)	(144)	(127)	(548)	—	(1,253)

Balance at end of period	$443	$1,143	$140	$716	$206	$774	$3,422

The following table presents the allocation of the allowance for loan losses at December 31, 2015 and 2014.

	December 31, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Reserve ending balance	$937	$1,657	$207	$596	$139	$16	$3,552
Individually evaluated for impairment	$441	$677	$—	$93	$—	$—	$1,211
Collectively evaluated for impairment	$496	$980	$207	$503	$139	$16	$2,341

Principal balance outstanding:
Individually evaluated for impairment	$1,178	$5,415	$22	$1,592	$69	$—	$8,276
Collectively evaluated for impairment	27,478	72,392	15,612	101,984	8,492	—	225,958

Total loans	$28,656	$77,807	$15,634	$103,576	$8,561	$—	$234,234

	December 31, 2014
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Reserve ending balance	$443	$1,143	$140	$716	$206	$774	$3,422
Individually evaluated for impairment	$99	$3	$—	$100	$—	$—	$202
Collectively evaluated for impairment	$344	$1,140	$140	$616	$206	$774	$3,220

Principal balance outstanding:
Individually evaluated for impairment	$373	$4,187	$21	$1,695	$74	$—	$6,350
Collectively evaluated for impairment	17,909	88,283	16,086	103,311	7,829	—	233,418

Total loans	$18,282	$92,470	$16,107	$105,006	$7,903	$—	$239,768

The Company’s loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (TDR), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s collection activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.

When the Company modifies a loan, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the operation or liquidation of the collateral. In these cases management uses the current fair value of the collateral, less selling costs, instead of discounted cash flows. If management determines that the value of the modified loan is less than the recorded investment in the loan, net of charge-offs, deferred loan fees or costs and unamortized premium or discount, impairment is recognized by segment or class of loan, as applicable, through an allowance estimate or a charge-off to the allowance. Segment and class status is determined by the loan’s classification at origination.

The following tables include the recorded investment and number of modifications for these loans by type of concession. The Company reports the recorded investment in the loans prior to modifications and also the recorded investment in the loans after the loans were restructured. There were no modifications for troubled debt restructurings within the previous year where concessions were made and subsequently defaulted in the current reporting period for the years ended December 31, 2015 or 2014, respectively.

Troubled debt restructurings

For the Years Ended December 31, 2015 and 2014:

	2015			2014
	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
		(Dollars in Thousands)			(Dollars in Thousands)
Loan Term Extension
Commercial	$—	$—	$—	$1	$148	$148
Commercial–real estate Construction	—	—	—	—	—	—
Owner occupied	—	—	—	—	—	—
Non-owner occupied	—	—	—	—	—	—
Consumer	2	12	9	3	35	21
Residential real estate	1	68	67	3	97	93
Residential construction	—	—	—	—	—	—

TOTAL	$3	$80	$76	$7	$280	$262

Foreclosed properties as of December 31, 2015, included 17 residential real estate properties totaling $1,252,000.

Consumer mortgage loans secured by residential real estate properties that were in the process of foreclosure as of December 31, 2015, totaled $113,000.

4.	Premises and Equipment

Premises and equipment at December 31, 2015 and 2014 consisted of the following:

	December 31,
	2015	2014
	(Dollars in Thousands)
Land	$2,552	$2,552
Buildings and improvements	16,281	16,050
Equipment and fixtures	6,405	6,390

Total	25,238	24,992

Less accumulated depreciation	14,037	13,313

NET PREMISES AND EQUIPMENT	$11,201	$11,679

Depreciation charged to operating expense amounted to $849,000 in 2015 and $844,000 in 2014.

Certain premises and equipment are utilized under long-term operating leases. The aggregate minimum annual rental commitments under those leases total approximately $74,000 in 2016, $75,000 in 2017, $72,000 in 2018, $58,000 in 2019 and $46,000 in 2020. Total net rent expense included in the accompanying consolidated financial statements was $73,000 in 2015 and $103,000 in 2014.

The following provides information for equipment that is determined to be utilized under long-term capital leases:

Assets			Liabilities
	December 31,			December 31,
	2015	2014		2015	2014
	(Dollars in Thousands)			(Dollars in Thousands)
Leased property, less accumulated amortization	$122	$231	Current Obligations	$95	$112
			Noncurrent Obligations	$30	$125

The following is an analysis of the leased property under capital leases by major classes:

	Asset balances at December 31,
Classes of Property	2015	2014
	(Dollars in Thousands)
Equipment	$530	$530
Less: Accumulated amortization	(408)	(299)

Net equipment	$122	$231

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2015.

(Dollars in Thousands)
Year ending December 31:
2016	$117
2017	48
Later years	—

Total minimum lease payments	165
Less: Amount representing estimated executory costs (such as taxes, maintenance, and insurance), including profit thereon, included in total minimum lease payments.	38

Net minimum lease payments	127
Less: Amount representing interest (1)	2

Present value of net minimum lease payments (2)	$125

1:	Amount necessary to reduce minimum lease payments to present value calculated at the Company’s incremental borrowing rate at the inception of the lease.
2:	Reflected in the statements of financial condition as other borrowings.

5.	Deposits

Deposits at December 31, 2015 and 2014 were as follows:

	December 31,
	2015	2014
	(Dollars in Thousands)
Individuals, partnerships and corporations:
Demand deposits	$54,044	$54,886
Time and savings deposits	274,286	268,449
States and political subdivisions	20,163	19,022
Due to banks	240	240
Certified and official checks	1,527	1,505

TOTAL DEPOSITS	$350,260	$344,102

The scheduled maturities of time deposits at December 31, 2015 were as follows:

(Dollars in Thousands)
2016	$79,930
2017	14,014
2018	14,141
2019	6,921
2020	10,878
Thereafter	50

TOTAL TIME DEPOSITS	$125,934

Time deposits include certificates of deposit issued in amounts of $250,000 or more totaling approximately $11,974,000 and $12,585,000 at December 31, 2015 and 2014, respectively. At December 31, 2015, deposits of executive officers, directors and their related interests were $4,826,000.

6.	Postretirement Benefits

The Corporation has a noncontributory pension plan covering all eligible employees with six months of service who have attained the age of twenty and one-half. Contributions to the plan are based on computations by independent actuarial consultants. The plan’s assets include common stock, fixed income securities, short-term investments and cash.

The Corporation sponsors two defined benefit postretirement plans that cover both salaried and nonsalaried employees. One plan provides medical benefits, and the other provides life insurance benefits. The postretirement health care plan is contributory and the life insurance plan is noncontributory. The health plan has an annual limitation (a “cap”) on the dollar amount of the employer’s share of the cost of covered benefits incurred by a plan participant. The retiree is responsible, therefore, for the amount by which the cost of the benefit coverage under the plan incurred during a year exceeds that cap. No health care cost increases have been factored into the health plan’s actuarial calculations due to this cap.

The following table outlines the changes in the Corporation’s postretirement benefit plan obligations, assets and funded status for the years ended December 31, 2015 and 2014, and the assumptions and components of net periodic benefit costs for the two years in the period ended December 31, 2015.

	Pension Benefits		Other Postretirement Benefits
	2015	2014	2015	2014
	(Dollars in Thousands)
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$10,976	$9,857	$1,241	$1,063
Service cost	—	—	14	11
Interest cost	401	447	48	50
Actuarial (gain) loss	42	1,050	(165)	154
Periodic benefits paid	(268)	(258)	(43)	(37)
Lump sum benefits paid	(473)	(120)	—	—
Effect of settlement	23	—	—	—

Projected benefit obligation at end of year	10,701	10,976	1,095	1,241

Change in plan asset
Fair value of plan assets at beginning of year	10,268	10,134	—	—
Actual return on plan assets	(238)	512	—	—
Employer contribution	—	—	43	37
Periodic benefits paid	(268)	(258)	(43)	(37)
Lump sum benefits paid	(473)	(120)	—	—

Fair value of plan assets at end of year	9,289	10,268	—	—

Funded status	(1,412)	(708)	(1,095)	(1,241)
Unrecognized net actuarial (gain) loss	5,796	5,337	(324)	(164)
Unrecognized prior service cost	—	—	—	—
Unrecognized transition obligation	—	—	—	—

Prepaid (accrued) benefit cost	$4,384	$4,629	$(1,419)	$(1,405)

The defined benefit pension plan’s accumulated benefit obligation was $10,701,000 at December 31, 2015, and $10,976,000 at December 31, 2014.

During 2011 the Corporation amended the defined benefit pension plan to freeze all accruals and to close the plan to new entrants.

	Pension Benefits		Other Postretirement Benefits
	2015	2014	2015	2014
	(Dollars in Thousands)
Actuarial assumptions
Discount rate	4.16%	3.75%	4.17%	3.98%
Expected return on plan assets	5.50%	8.00%	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A	N/A

Components of net periodic benefit cost

Service cost	$—	$—	$14	$11
Interest cost	401	447	48	50
Expected return on plan assets	(548)	(833)	—	—
Amortization of prior service cost	—	—	—	—
Amortization of transition obligation	—	—	—	—
Recognized net actuarial (gain) loss	137	99	(5)	(35)
Settlement cost	256	—	—	—

Net periodic benefit cost (income)	$246	$(287)	$57	$26

Included in Accumulated Other Comprehensive Loss at December 31, 2015 and 2014 are the following non-cash pretax charges which have not yet been recognized in net periodic benefit cost. Also presented is the estimated portion of each component of Accumulated Other Comprehensive Loss which is expected to be recognized as a component of net periodic benefit cost during the year-ending December 31, 2016.

	Amt. recognized in Acc. Other Comp. Loss at Dec 31, 2015	Amt. recognized in Acc. Other Comp. Loss at Dec 31, 2014	Amount expected to be charged to net periodic cost in 2016
	(Dollars in Thousands)
Pension Benefits:
Net actuarial losses	$5,796	$5,337	$148

Other Postretirement Benefits:
Net actuarial gains	$(324)	$(164)	$(36)

The expected benefits to be paid under the Corporation’s postemployment benefit plans are as follows:

	Pension Benefits	Other Postretirement Benefits
	(Dollars in Thousands)
2016	$1,217	$53
2017	$595	$53
2018	$430	$53
2019	$574	$53
2020	$564	$54
2021-2025	$3,037	$287

The asset allocation for the defined benefit pension plan for the years ended December 31, 2015 and 2014, by asset category, is as follows:

ASSET CATEGORY

	Percentage of Plan Assets
	2015	2014
Equity securities	63%	62%
Debt securities	32	35
Other	5	3

Total	100%	100%

The investment objective for the defined benefit pension plan is to maximize total return with tolerance for slightly above average risk. Asset allocation strongly favors equities, with a target allocation of approximately 65% equity securities, 25% fixed income securities, and 10% cash and cash equivalents. Due to volatility in the market, the target allocation is not always desirable and asset allocations will fluctuate between the acceptable ranges. A core equity position of large cap stocks will be maintained. However, more aggressive or volatile sectors will be meaningfully represented in the asset mix in pursuit of higher returns. Higher volatility investment strategies such as real estate mortgages, limited partnerships, and international equities will be appropriate strategies in conjunction with the core position. It is management’s intent to give the investment managers flexibility within the overall guidelines with respect to investment decisions and their timing. The defined benefit pension plan holds no investments in the Corporation’s common stock.

The following table presents fair value information about the Company’s defined benefit pension plan assets by asset category as of December 31, 2015 and 2014.

		Fair Value Measurements at December 31, 2015, Using:
Description	Fair Value December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Equity securities	$4,670	$4,670	$—	$—
Indexed funds	1,961	1,961	—	—
Debt securities	1,282	—	1,282	—
Preferred stocks	780	—	780	—
Other investments, includes cash and cash equivalents	596	596	—	—

Total	$9,289	$7,227	$2,062	$—

		Fair Value Measurements at December 31, 2014, Using:
Description	Fair Value December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Equity securities	$5,021	$5,021	$—	$—
Indexed funds	3,308	3,308	—	—
Debt securities	206	—	206	—
Preferred stocks	1,035	—	1,035	—
Other investments, includes cash and cash equivalents	698	698	—	—

Total	$10,268	$9,027	$1,241	$—

Equity securities and indexed funds: Valued at the closing prices reported on the active market on which the individual securities are traded.

All other investments: Valued at fair value based on models that consider criteria such as dealer quotes, available trade date, issuer credit worthiness, and bond and swap yield curves.

During 2015, significant lump-sum distributions from the Corporation’s employee pension plan triggered accelerated recognition of previously deferred actuarial losses. The Corporation recognized $256,000 in additional settlement charges for the year ended December 31, 2015. The Corporation made no discretionary contributions to the pension plan in 2015 or in 2014. Management will evaluate making additional discretionary contributions to the pension plan later in 2016.

The Corporation maintains a qualified 401(k) retirement savings plan. All employees age 21 and over are eligible to participate on a voluntary basis. The Corporation adopted a safe-harbor match of 100% up to 6% of compensation for 2015 and 2014. Total amounts charged to operating expense for payments pursuant to this plan were approximately $228,000 in 2015 and $240,000 in 2014.

7.	Income Taxes

The provision for income taxes consisted of the following:

	Years Ended December 31,
	2015	2014
	(Dollars in Thousands)
Tax provision attributed to income from operations:
Current:
Federal	$964	$621
State	91	66
Deferred expense (benefit)	(15)	777

PROVISION FOR INCOME TAXES	$1,040	$1,464

The components of deferred tax assets and liabilities at December 31, 2015 and 2014 were as follows:

	2015	2014
	(Dollars in Thousands)
Allowance for loan losses	$947	$979
Retirement plans	935	728
Unrealized losses on securities available for sale	94	134
Other	192	220

Gross deferred tax assets	2,168	2,061
Depreciation	(159)	(132)
Goodwill	(1,933)	(1,933)
Other	(246)	(252)

Gross deferred tax liabilities	(2,338)	(2,317)

NET DEFERRED TAX ASSET (LIABILITY)	$(170)	$(256)

The principal differences between the effective tax rate and the federal statutory rate were as follows:

	Years Ended December 31,
	2015		2014
	(Dollars in Thousands)
	Amount	%	Amount	%
Provision at statutory rate	$1,144	34	$1,577	34
Tax-exempt interest income from certain investment securities and loans	(241)	(7)	(243)	(5)
State income tax expense, net of federal benefit	55	2	113	3
Other, net	82	2	17	—

PROVISION FOR INCOME TAXES	$1,040	31	$1,464	32

8.	Commitments and Contingencies

In the normal course of business, the Corporation is involved in various legal suits and proceedings. In the opinion of management, based on the advice of legal counsel, these suits are without substantial merit and should not result in judgments which in the aggregate would have a material adverse effect on the Corporation’s financial statements.

9.	Financial Instruments, Concentrations of Credit and Fair Values

The subsidiary of the Corporation is party to various financial instruments with off-balance sheet risk arising in the normal course of business to meet the financing needs of its customers. Those financial instruments include commitments to extend credit in the form of unused lines of credit and financial standby letters of credit. These instruments contain various elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

Unused lines of credit represent agreements to lend to a customer as long as there is no violation of any condition established in the contract, and generally have fixed expiration dates or other termination clauses and may require payment of a fee. Financial standby letters of credit are conditional commitments issued by the subsidiary to guarantee the financial performance of a customer to a third party. Those guarantees are primarily used to support public and private borrowing arrangements.

The subsidiary’s exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is the contractual amount of those instruments. The subsidiary uses the same credit policies in making commitments and conditional obligations that it does for on-balance sheet instruments.

The components of the Corporation’s off-balance sheet financial commitments at December 31, 2015 and 2014 are as follows:

	December 31,
	2015	2014
	(Dollars in Thousands)
Unused lines of credit
Home equity lines	$4,816	$4,911
Commercial real estate, construction and land development secured by real estate	14,507	19,711
Other unused commitments	25,820	23,993

Total unused lines of credit	$45,143	$48,615

Financial standby letters of credit	$1,381	$1,317

The carrying amount and fair value of financial standby letters of credit was $9,000 and $7,000 at December 31, 2015 and 2014, respectively. Also, at December 31, 2015 and 2014, the Corporation had residential mortgage loan commitments outstanding of $678,000 and $178,000, respectively. Derivative financial instruments related to these commitments were $2,000 at December 31, 2015 and $1,000 at December 31, 2014, respectively.

The Corporation’s subsidiary grants various types of credit including, but not limited to, agriculture, commercial, consumer, and residential loans to customers primarily located throughout southern West Virginia and southwestern Virginia. Each customer’s creditworthiness is examined on a case by case basis. The amount of collateral obtained, if any, is determined by management’s credit evaluation of the customer. Collateral held varies, but may include property, accounts receivable, inventory, plant and equipment, securities, or other income producing property. The loan portfolio is generally well diversified and geographically dispersed within the region. Within each specific industry, borrowers are well diversified as to specialty, service, or other unique features of the overall industry.

A substantial portion of the customers’ ability to honor their contractual commitment is largely dependent upon the economic conditions of the respective industry and overall economic conditions of the region. At December 31, 2015, the Corporation had concentrations of $27,592,000, or 60.9% of stockholders’ equity in loans to lessors of residential real property, and $21,889,000, or 48.3% of stockholders’ equity in loans to lessors of nonresidential real property. These concentrations are diversified by geography throughout the Mid-Atlantic region.

Accounting standards require the disclosure of the estimated fair value of on and off-balance sheet financial instruments. For the Corporation, as for most financial institutions, most of its assets and liabilities are considered financial instruments. Most of the Corporation’s financial instruments, however, lack an available trading market characterized by a willing buyer and a willing seller engaging in an exchange transaction. It is also the Corporation’s general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Corporation for the purposes of this disclosure.

Fair values are based on quoted market prices for similar instruments or estimated using discounted cash flow analysis. The discount rates used are estimated using comparable market rates for similar types of instruments adjusted to be commensurate with the credit risk, overhead costs, and optionality of such instruments.

The estimated fair value and the recorded book balances at December 31, 2015 and 2014 were as follows:

	2015		2014
	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount
	(Dollars in Thousands)
Assets:
Cash and cash equivalents	$38,660	$38,660	$21,020	$21,020
Securities available for sale	77,535	77,535	82,432	82,432
Securities held to maturity	35,256	34,632	32,606	32,027
Federal Home Loan Bank and Federal Reserve Bank stock	593	593	583	583
Net loans	236,263	230,682	243,998	236,346
Accrued interest receivable	1,178	1,178	1,168	1,168

Liabilities:
Noninterest-bearing deposits	$58,825	$58,825	$57,053	$57,053
Deposits with no stated maturities	165,501	165,501	157,804	157,804
Deposits with stated maturities	124,692	125,934	128,851	129,245
Short-term borrowings	7,424	7,424	9,795	9,795
Accrued interest payable	35	35	34	34

The estimation methodologies used to determine fair value are as follows: For those loans and deposits with floating interest rates it was presumed that the estimated fair value generally approximated the recorded book balances. Securities actively traded in a secondary market have been valued using quoted available market prices. Deposits with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market rates for similar assets and liabilities. Deposits with no stated maturities have an estimated fair value equal to the amount payable on demand which is the recorded book balance. The net loan portfolio has been valued using a present value discounted cash flow. The discount rate used in these calculations is the federal funds sold rate adjusted for noninterest operating costs, credit losses, and assumed prepayment risk. Fair values for nonperforming loans are estimated using discounted cash flow analysis, or underlying collateral values, where applicable. Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record at fair value other assets on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Corporation groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available-for-Sale:

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans:

The Corporation does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. The fair value of impaired loans is estimated using one of several methods, including collateral value, recent appraisal value and/or tax assessed value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2015, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy.

When the fair value of the collateral is based on an observable market price or a current appraised value, the Corporation records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Corporation records the impaired loan as nonrecurring Level 3.

Foreclosed Assets / Repossessions:

Foreclosed assets and repossessions are adjusted to fair value upon transfer of the loans to foreclosed assets and repossessions. Subsequently, foreclosed assets and repossessions are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the asset or management’s estimation of the value of the asset. When the fair value of the collateral is based on an observable market price or a current appraised value, the Corporation records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the asset is further impaired below the appraised value and there is no observable market price, the Corporation records the foreclosed asset or repossession as nonrecurring Level 3.

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring and nonrecurring basis as of December 31, 2015 and 2014, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value.

		Fair Value Measurements at December 31, 2015, Using:
Description	Fair Value December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Assets and liabilities measured on a recurring basis:
Available-for-sale securities	$77,535	$—	$77,535	$—

Total	$77,535	$—	$77,535	$—

Assets and liabilities measured on a nonrecurring basis:
Impaired loans, net	$7,065	$—	$7,065	$—
Foreclosures and repossessions	4,905	—	2,779	2,126

Total	$11,970	$—	$9,844	$2,126

		Fair Value Measurements at December 31, 2014, Using:
Description	Fair Value December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Assets and liabilities measured on a recurring basis:
Available-for-sale securities	$82,432	$—	$82,432	$—

Total	$82,432	$—	$82,432	$—

Assets and liabilities measured on a nonrecurring basis:
Impaired loans, net	$6,148	$—	$6,148	$—
Foreclosures and repossessions	9,178	—	6,187	2,991

Total	$15,326	$—	$12,335	$2,991

10.	Regulatory Matters

The Corporation’s principal source of funds for dividend payment and debt service is dividends received from the subsidiary bank.

Under applicable federal and state laws, the payment of dividends by FCB to the Corporation is restricted in any calendar year to the net profits of that year, as defined, combined with the retained net profits of the two preceding years. At December 31, 2015, FCB had retained net profits for the years 2015 and 2014, of approximately $2,256,000.

The Corporation and its subsidiary are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct and material effect on the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its subsidiary must meet specific capital guidelines that involve quantitative measures of the Corporation’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Effective January 1, 2015 (with some changes transitioned into full effectiveness over two to four years), the Bank became subject to new capital requirements with the implementation of BASEL III. These new requirements create a new required ratio for common equity Tier 1 (“CETI”) capital, increase the leverage and Tier 1 capital ratios, change the risk weight of certain assets for purposes of the risk-based capital ratios, create an additional capital conservation buffer over the required capital ratios and change what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses. The Company is exempt from consolidated capital requirements as those requirements do not apply to certain small savings and loan holding companies with assets under $1 billion.

Under the new capital regulations, the minimum capital ratios are: (1) CETI capital ratio of 4.5% of risk-weighted assets (new); (2) a Tier 1 ratio of 6.0% of risk-weighted assets (increased from 4.0%): (3) a total capital ratio of 8.0% of risk-weighted assets (unchanged); and (4) a leverage ratio of 4.0% (unchanged). CETI generally consists of common stock and retained earnings, subject to applicable regulatory adjustments and deductions.

There are a number of changes in what constitutes regulatory capital, some of which are subject to transition periods. These changes include the phasing-out of certain instruments as qualifying capital. The Bank does not use any of these instruments. Under the new requirements for total capital, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital. Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of CETI will be deducted from capital. The Bank has elected to permanently opt-out of the inclusion of accumulated other comprehensive income in our capital calculations, as permitted by the regulations. This opt-out will reduce the impact of market volatility on our regulatory capital levels.

The new requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures. These include a 150% risk weight (increased from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and for non-residential mortgage loans that are 90 days past due or otherwise in non-accrual status; a 20% (increased from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable; a 250% risk weight (increased from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk weights (0% to 600%) for equity exposures.

In addition to the minimum CETI, Tier 1 and total capital ratios, the Bank will have to maintain a capital conservation buffer consisting of additional CETI capital greater than 2.5% of risk-weighted assets above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses based on percentages of eligible retained income that could be utilized for such actions. This new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented in January 2019.

The prompt corrective action standards also changed effective January 1, 2015. Under the new standards, in order to be considered well-capitalized, the Bank must have a CETI ratio of 6.5% (new), a Tier 1 ratio of 8.0% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged) and a leverage ratio of 5.0% (unchanged). The Bank meets all these new requirements, including the full capital conservation buffer.

At its most recent regulatory examination FCB received notification from its primary regulator that it was well–capitalized under the regulatory framework for prompt corrective action. To be adequately capitalized, minimum total risk–based, Tier I risk–based, and Tier I leverage ratios as set forth in the following table must be maintained. There are no conditions or events since the recent notification that management believes have changed the institution’s category.

			For Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollars in Thousands)
As of December 31, 2015
Total Capital (to Risk Weighted Assets):
Consolidated	$48,706	19.83%	>$	19,646	>8.00%
First Century Bank	$47,415	19.31%	>$	19,644	>8.00%	>$	24,555	>10.00%
Tier I Capital (to Risk Weighted Assets):
Consolidated	$45,630	18.58%	>$	14,734	>6.00%
First Century Bank	$44,340	18.06%	>$	14,733	>6.00%	>$	19,644	> 8.00%
Tier I Capital (to Average Assets):
Consolidated	$45,630	11.26%	>$	16,212	>4.00%
First Century Bank	$44,340	10.94%	>$	16,212	>4.00%	>$	20,265	> 5.00%
Common Equity Tier I Capital (to Risk Weighted Assets):
Consolidated	$45,630	18.58%	>$	11,051	>4.50%
First Century Bank	$44,340	18.06%	>$	11,050	>4.50%	>$	15,961	> 6.50%

	Actual		For Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollars in Thousands)
As of December 31, 2014:
Total Capital (to Risk Weighted Assets):
Consolidated	$47,976	19.42%	>$	19,760	>8.00%
First Century Bank	$46,834	18.97%	>$	19,749	>8.00%	>$	24,686	>10.00%
Tier I Capital (to Risk Weighted Assets):
Consolidated	$44,884	18.17%	>$	9,880	>4.00%
First Century Bank	$43,744	17.72%	>$	9,874	>4.00%	>$	14,812	> 6.00%
Tier I Capital (to Average Assets):
Consolidated	$44,884	11.14%	>$	16,118	>4.00%
First Century Bank	$43,744	10.86%	>$	16,118	>4.00%	>$	20,148	> 5.00%

Condensed financial information of First Century Bankshares, Inc. (parent company only) is presented below:

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2015	2014
	(Dollars in Thousands)
Assets:
Cash	$614	$487
Investment in subsidiary at equity	44,001	43,526
Other assets	802	736

TOTAL ASSETS	$45,417	$44,749

Liabilities:
Other liabilities	$126	$83

TOTAL LIABILITIES	126	83

Stockholders’ Equity:
Common stock–$1.25 par value; 10,000,000 shares authorized and 2,000,000 shares issued at December 31, 2015 and 2014; and 1,903,120 shares outstanding at December 31, 2015, and 2014	2,500	2,500
Paid-in capital	757	757
Retained earnings	44,314	43,689
Treasury stock, at cost; 96,880 shares at December 31, 2015 and 2014	(2,280)	(2,280)

TOTAL STOCKHOLDERS’ EQUITY	45,291	44,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,417	$44,749

STATEMENTS OF INCOME

	Years Ended December 31,
	2015	2014
	(Dollars in Thousands)
Income:
Dividends from subsidiary bank	$1,850	$1,575

TOTAL INCOME	1,850	1,575

Expenses:
Other	186	93

TOTAL EXPENSES	186	93

Applicable income tax benefits	(66)	(33)

Income before equity in undistributed net income of subsidiaries	1,730	1,515

Equity in undistributed net income of subsidiary	596	1,660

NET INCOME	$2,326	$3,175

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
	(Dollars in Thousands)
Cash flows from operating activities
Net income	$2,326	$3,175
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of subsidiary	(596)	(1,660)
Other adjustments, net	(23)	(2)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,707	1,513

Cash flows from financing activities
Cash dividends paid	(1,580)	(1,503)

NET CASH USED BY FINANCING ACTIVITIES	(1,580)	(1,503)

Net increase in cash	127	10
Cash at January 1,	487	477

Cash at December 31,	$614	$487

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

First Century Bankshares, Inc. and Subsidiary

Bluefield, West Virginia

We have audited the accompanying consolidated financial statements of First Century Bankshares, Inc. and Subsidiary (the “Company”), which comprise the consolidated statements of financial condition as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Century Bankshares, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

Bluefield, West Virginia

March 11, 2016

FIRST CENTURY QUARTERLY UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE  30, 2016

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$12,599	$9,533
Interest-bearing balances with banks	29,131	29,127
Securities available for sale	69,285	77,535
Securities held to maturity: (estimated fair value of $36,421 at June 30, 2016 and $35,256 at December 31, 2015)	35,195	34,632
Federal Home Loan Bank and Federal Reserve Bank Stock	582	593
Loans	243,554	234,234
Less allowance for loan losses	3,552	3,552

Net loans	240,002	230,682
Premises and equipment	10,937	11,201
Real estate owned other than bank premises	4,471	4,899
Other assets	2,532	2,754
Goodwill	5,183	5,183

TOTAL ASSETS	$409,917	$406,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$60,234	$58,825
Interest-bearing	291,321	291,435

Total deposits	351,555	350,260
Short-term borrowings	8,973	7,424
Other liabilities	3,277	3,164

TOTAL LIABILITIES	363,805	360,848

STOCKHOLDERS’ EQUITY
Common stock - par value per share $1.25
Shares authorized: 10,000,000
Shares issued: 2,000,000
Shares outstanding: 1,903,120 at June 30, 2016, and at December 31, 2015	2,500	2,500
Paid-in capital	757	757
Retained earnings	48,227	47,903
Treasury stock, at cost; 96,880 shares at June 30, 2016, and at December 31, 2015	(2,280)	(2,280)
Accumulated other comprehensive loss, net of tax	(3,092)	(3,589)

TOTAL STOCKHOLDERS’ EQUITY	46,112	45,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$409,917	$406,139

The accompanying notes are an integral part of the unaudited consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$2,807	$2,796	$5,528	$5,630
Interest on balances with banks	37	25	78	43
Interest and dividends from securities available for sale:
Taxable	288	296	589	606
Interest and dividends from securities held to maturity:
Taxable	67	64	130	128
Tax-exempt	180	172	359	343

TOTAL INTEREST INCOME	3,379	3,353	6,684	6,750

INTEREST EXPENSE
Interest on time certificates of $100,000 or more	96	100	195	197
Interest on other deposits	172	175	344	351
Interest on short term borrowings	2	5	6	11

TOTAL INTEREST EXPENSE	270	280	545	559

Net interest income	3,109	3,073	6,139	6,191
Provision for loan losses	102	24	102	(302)

Interest income after provision for loan losses	3,007	3,049	6,037	6,493

NONINTEREST INCOME
Income from fiduciary activities	464	471	921	935
Other operating income	860	778	1,636	1,507
Securities gains	—	—	46	40

TOTAL NONINTEREST INCOME	1,324	1,249	2,603	2,482

NONINTEREST EXPENSE
Salaries, wages, and other employee benefits	1,492	1,566	3,035	3,144
Premises and equipment expense	634	707	1,300	1,396
Merger related expenses	179	—	214	—
Other noninterest expense	1,212	1,193	2,308	2,962

TOTAL NONINTEREST EXPENSE	3,517	3,466	6,857	7,502

Income before income taxes	814	832	1,783	1,473
Income taxes	311	254	603	454

NET INCOME	$503	$578	$1,180	$1,019

NET INCOME PER COMMON SHARE:
Basic and diluted	$0.26	$0.30	$0.62	$0.54
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	1,903,120	1,903,120	1,903,120	1,903,120

The accompanying notes are an integral part of the unaudited consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(Dollars in thousands)

	Three Months Ended
	June 30,
	2016	2015
NET INCOME	$503	$578

Other comprehensive income (loss), net of tax:

Unrealized gains (losses) from available-for-sale securities, net of income tax effect of ($53) for 2016 and $117 for 2015	88	(197)
Other comprehensive income (loss)	88	(197)

COMPREHENSIVE INCOME	$591	$381

	Six Months Ended
	June 30,
	2016	2015
NET INCOME	$1,180	$1,019

Other comprehensive income (loss), net of tax:

Unrealized gains from available-for-sale securities, net of income tax effect of ($312) for 2016 and ($120) for 2015	526	200

Reclassification adjustment to transfer net securities gains recognized in net income, net of income tax effect of $17 for 2016 and $15 for 2015	(29)	(25)

Other comprehensive income	497	175

COMPREHENSIVE INCOME	$1,677	$1,194

The accompanying notes are an integral part of the unaudited consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)

(Dollars in thousands, except share and per share data)

				Accumulated
				Other
	Common	Paid-in	Retained	Comprehensive	Treasury
	Stock	Capital	Earnings	Income(Loss)	Stock	Total
Balance at December 31, 2014	$2,500	$757	$47,157	$(3,468)	$(2,280)	$44,666
Net income	—	—	1,019	—	—	1,019
Other comprehensive income (loss)	—	—	—	175	—	175
Cash dividends paid - $0.43 per share	—	—	(819)	—	—	(819)

Balance at June 30, 2015	$2,500	$757	$47,357	$(3,293)	$(2,280)	$45,041

Balance at December 31, 2015	$2,500	$757	$47,903	$(3,589)	$(2,280)	$45,291
Net income	—	—	1,180	—	—	1,180
Other comprehensive income (loss)	—	—	—	497	—	497
Cash dividends paid - $0.45 per share	—	—	(856)	—	—	(856)

Balance at June 30, 2016	$2,500	$757	$48,227	$(3,092)	$(2,280)	$46,112

The accompanying notes are an integral part of the unaudited consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,180	$1,019
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	102	(302)
Depreciation and amortization	413	425
Securities gains	(46)	(40)
Deferred income tax benefit	(58)	(95)
Impairment write-downs on other real estate owned	—	700
Loss on disposal of other real estate owned	69	61
Amortization (accretion) of securities premiums (discounts), net	192	159
Decrease in interest receivable and other assets	244	263
Decrease in interest payable and other liabilities	(124)	(129)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,972	2,061

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities held to maturity	(1,499)	(3,452)
Purchases of securities available for sale	(16,678)	(9,216)
Proceeds from maturities and calls of securities held to maturity	825	865
Proceeds from maturities and calls of securities available for sale	23,416	14,901
Redemptions (Purchases) of Federal Home Loan Bank stock	11	(10)
Proceeds from sales of securities available for sale	2,269	4,967
Net decrease (increase) in loans	(9,553)	3,504
Proceeds from disposal of other real estate owned	468	467
Acquisition of fixed assets	(149)	(125)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(890)	11,901

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand and savings deposits	7,034	9,076
Net decrease in time deposits	(5,739)	(1,692)
Net increase (decrease) in short-term borrowings	1,549	(2,652)
Cash dividends paid	(856)	(819)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,988	3,913

Net increase in cash and cash equivalents	3,070	17,875
Cash and cash equivalents at beginning of period	38,660	21,020

Cash and cash equivalents at end of period	$41,730	$38,895

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$535	$543
Income taxes	590	340

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Transfers of loans to other real estate owned	131	266

The accompanying notes are an integral part of the unaudited consolidated financial statements.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2016

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Rule S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results are for the three and six-month periods ended June 30, 2016, and are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. For further information, refer to the financial statements and footnotes thereto to the Company’s Annual Report for the year ended December 31, 2015.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – PENDING MERGER

On June 1, 2016, the Company announced the signing of a definitive merger agreement with Summit Financial Group, Inc. (“Summit”) with Summit acquiring all of the outstanding shares of common stock of the Company in exchange for cash in the amount of $22.50 per share or 1.2433 shares of Summit common stock. Consideration, in the form of cash or Summit common stock or a combination, to result in approximately 35% cash and 65% stock consideration in the aggregate, is to be adjusted as of the effective time of the merger in the event adjusted shareholders’ equity deviates materially from the targeted shareholders’ equity mutually determined by the parties. Subject to regulatory approvals and satisfaction of customary closing conditions, the transaction is expected to close in the first quarter of 2017. Following the consummation of the merger, the Company’s wholly-owned subsidiary, First Century Bank, Inc. will be consolidated with Summit’s bank subsidiary, Summit Community Bank, Inc.

NOTE 3 – INVESTMENT SECURITIES

Securities available for sale are summarized as follows:

	June 30, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
U.S. Government agency obligations	$51,019	$248	$4	$51,263
U.S. Government agency mortgage-backed securities	17,726	296	—	18,022

TOTAL SECURITIES AVAILABLE FOR SALE	$68,745	$544	$4	$69,285

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
U.S. Government agency obligations	$65,272	$46	$344	$64,974
U.S. Government agency mortgage-backed securities	12,515	75	29	12,561

TOTAL SECURITIES AVAILABLE FOR SALE	$77,787	$121	$373	$77,535

Securities held to maturity are summarized as follows:

	June 30, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
State and municipal obligations	$35,195	$1,235	$9	$36,421

TOTAL SECURITIES HELD TO MATURITY	$35,195	$1,235	$9	$36,421

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
State and municipal obligations	$34,632	$721	$97	$35,256

TOTAL SECURITIES HELD TO MATURITY	$34,632	$721	$97	$35,256

Securities with an aggregate fair value of $36,393,000 at June 30, 2016 and $34,613,000 at December 31, 2015, were pledged to secure public and trust deposits and for other purposes required or permitted by law, including approximately $14,896,000 at June 30, 2016 and $10,932,000 at December 31, 2015 pledged to secure repurchase agreements.

NOTE 3 - INVESTMENT SECURITIES (Continued)

Sales of securities available for sale were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Proceeds from sales	$—	$—	$2,269	$4,967
Gross realized gains	—	—	46	53
Gross realized losses	—	—	—	13

The amortized cost and estimated fair value for securities available for sale and securities held to maturity by contractual maturities at June 30, 2016 are shown in the following tables. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Amortized Cost	Fair Value	Net Unrealized Gains
	(Dollars in Thousands)
Due in one year or less	$5,011	$5,015	$4
Due after one year through five years	46,008	46,248	240
Due after five years through ten years	4,015	4,120	105
Due after ten years	13,711	13,902	191

TOTAL SECURITIES AVAILABLE FOR SALE	$68,745	$69,285	$540

	Amortized Cost	Fair Value	Net Unrealized Gains
	(Dollars in Thousands)
Due in one year or less	$1,165	$1,169	$4
Due after one year through five years	11,181	11,442	261
Due after five years through ten years	17,775	18,485	710
Due after ten years	5,074	5,325	251

TOTAL SECURITIES HELD TO MATURITY	$35,195	$36,421	$1,226

NOTE 3 - INVESTMENT SECURITIES (Continued)

The Company held one available-for-sale security and three held-to-maturity securities with unrealized losses at June 30, 2016. The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category at June 30, 2016:

(Dollars in thousands)	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
Description of security
Securities available for sale:
U.S. government agency obligations	$4	$1,996	$—	$—

Total securities available for sale	$4	$1,996	$—	$—

Securities held to maturity:
State and municipal obligations	$1	$389	$8	$452

Total securities held to maturity	$1	$389	$8	$452

For all of these securities, because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at June 30, 2016.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans at June 30, 2016 and December 31, 2015 consisted of the following:

	June 30, 2016	December 31, 2015
	(Dollars in Thousands)
Commercial	$32,901	$28,656
Commercial real estate
Construction	8,925	1,317
Owner occupied	23,895	25,885
Non-owner occupied	47,546	51,922

Total commercial loans	113,267	107,780

Consumer	15,216	15,634
Residential real estate	108,853	103,576
Residential construction	6,218	7,244

Total consumer loans	130,287	126,454

TOTAL LOANS	$243,554	$234,234

Loans are shown net of deferred fees of $228,000 and deferred costs of $682,000 at June 30, 2016 and net of deferred fess of $235,000 and deferred costs of $660,000 at December 31, 2015.

Loans are categorized into one of nine loan grades with grades 1 through 5 representing various levels of acceptable loans, or “Pass” grades, and grades 6 through 9 representing various levels of credit deterioration discussed below.

6 — Special Mention (OAEM)

A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Loans graded a 6 may be experiencing adverse operating trends such as declining revenues or margins or an ill-proportioned balance sheet caused by increasing accounts receivable and/or inventory balances not supported by an increase in sales revenue. Other reasons supporting this classification include adverse economic or market conditions, pending litigation or any other material structural weakness.

7 — Substandard

Substandard loans are inadequately protected by current sound net worth, paying capacity of the borrower, or pledged collateral. Loans are normally graded 7 when they have unsatisfactory characteristics causing more than acceptable levels of risk. A loan graded 7 normally has one or more well-defined weakness that could jeopardize repayment of the debt. The following are examples of situations that might cause a loan to be graded 7:

•	Cash flow deficiencies jeopardize future loan payments.

•	Sale of non-collateral assets has become a primary source of loan repayment.

•	The relationship has deteriorated to the point that sale of collateral is now the bank’s primary source of repayment.

•	The borrower is bankrupt, or for any other reason, future repayment is dependent on court action.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

8 — Doubtful

Loans are graded 8 if they contain weaknesses so serious that collection or liquidation in full is questionable. An 8 classification will result in the loan being placed in non-accrual.

9 — Loss

A 9 rating is assigned to loans considered uncollectible and of such little value that their continuance as an active bank asset is not warranted. This rating does not mean that the asset has no recovery or salvage value, but rather that the asset should be charged off now, even though partial or full recovery may be possible in the future.

The following table presents loans by credit quality indicator at June 30, 2016.

		Special
	Pass	Mention	Substandard	Total
	(Dollars in Thousands)
Commercial	$31,340	$244	$1,317	$32,901
Commercial real estate
Construction	8,925	—	—	8,925
Owner occupied	20,446	299	3,150	23,895
Non-owner occupied	44,154	702	2,690	47,546
Consumer	15,049	1	166	15,216
Residential real estate	105,196	446	3,211	108,853
Residential construction	5,988	—	230	6,218

TOTAL	$231,098	$1,692	$10,764	$243,554

The following table presents loans by credit quality indicator at December 31, 2015.

		Special
	Pass	Mention	Substandard	Total
	(Dollars in Thousands)
Commercial	$26,982	$245	$1,429	$28,656
Commercial real estate
Construction	1,317	—	—	1,317
Owner occupied	23,249	333	2,303	25,885
Non-owner occupied	48,578	715	2,629	51,922
Consumer	15,536	30	68	15,634
Residential real estate	100,027	465	3,084	103,576
Residential construction	7,170	—	74	7,244

TOTAL	$222,859	$1,788	$9,587	$234,234

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents loans by past due status at June 30, 2016.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing
			(Dollars in Thousands)
Commercial	$342	$—	$999	$1,341	$31,560	$32,901	$33
Commercial real estate
Construction	—	67	—	67	8,858	8,925	—
Owner occupied	—	—	2,005	2,005	21,890	23,895	—
Non-owner occupied	84	—	1,101	1,185	46,361	47,546	132
Consumer	167	122	74	363	14,853	15,216	74
Residential real estate	2,091	559	1,329	3,979	104,874	108,853	582
Residential construction	4	—	160	164	6,054	6,218	—

TOTAL	$2,688	$748	$5,668	$9,104	$234,450	$243,554	$821

The following table presents loans by past due status at December 31, 2015.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing
			(Dollars in Thousands)
Commercial	$—	$45	$1,099	$1,144	$27,512	$28,656	$—
Commercial real estate
Construction	—	—	—	—	1,317	1,317	—
Owner occupied	1,271	116	733	2,120	23,765	25,885	—
Non-owner occupied	—	394	970	1,364	50,558	51,922	—
Consumer	160	65	73	298	15,336	15,634	73
Residential real estate	1,275	683	1,018	2,976	100,600	103,576	692
Residential construction	180	8	—	188	7,056	7,244	—

TOTAL	$2,886	$1,311	$3,893	$8,090	$226,144	$234,234	$765

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents impaired loans at June 30, 2016.

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Carrying Amount	Interest Income Recognized
	(Dollars in Thousands)
With no related allowance recorded:
Commercial	$104	$104	$—	$109	$3
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,147	1,147	—	1,157	21
Non-owner occupied	2,348	2,348	—	2,363	47

Total Commercial	$3,599	$3,599	$—	$3,629	$71

Consumer	$74	$74	$—	$77	$1
Residential real estate	1,123	1,123	—	1,133	26
Residential construction	66	66	—	67	2

Total Consumer	$1,263	$1,263	$—	$1,277	$29

With an allowance recorded:
Commercial	$1,061	$1,061	$437	$1,063	$3
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,800	1,800	676	1,800	—
Non-owner occupied	53	53	—	54	1

Total Commercial	$2,914	$2,914	$1,113	$2,917	$4

Consumer	$—	$—	$—	$—	$—
Residential real estate	578	578	95	581	5
Residential construction	—	—	—	—	—

Total Consumer	$578	$578	$95	$581	$5

Total:
Commercial	$1,165	$1,165	$437	$1,172	$6
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	2,947	2,947	676	2,957	21
Non-owner occupied	2,401	2,401	—	2,417	48

Total Commercial	$6,513	$6,513	$1,113	$6,546	$75

Consumer	$74	$74	$—	$77	$1
Residential real estate	1,701	1,701	95	1,714	31
Residential construction	66	66	—	67	2

Total Consumer	$1,841	$1,841	$95	$1,858	$34

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents impaired loans at December 31, 2015.

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Carrying Amount	Interest Income Recognized
	(Dollars in Thousands)
With no related allowance recorded:
Commercial	$113	$113	$—	$121	$8
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,164	1,164	—	1,181	44
Non-owner occupied	2,396	2,396	—	2,423	93

Total Commercial	$3,673	$3,673	$—	$3,725	$145

Consumer	$22	$22	$—	$29	$2
Residential real estate	1,010	1,010	—	1,035	34
Residential construction	69	69	—	71	5

Total Consumer	$1,101	$1,101	$—	$1,135	$41

With an allowance recorded:
Commercial	$1,065	$1,065	$441	$1,067	$11
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,800	1,800	677	1,826	29
Non-owner occupied	55	55	—	59	2

Total Commercial	$2,920	$2,920	$1,118	$2,952	$42

Residential real estate	$582	$582	$93	$604	$11

Total Consumer	$582	$582	$93	$604	$11

Total:
Commercial	$1,178	$1,178	$441	$1,188	$19
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	2,964	2,964	677	3,007	73
Non-owner occupied	2,451	2,451	—	2,482	95

Total Commercial	$6,593	$6,593	$1,118	$6,677	$187

Consumer	$22	$22	$—	$29	$2
Residential real estate	1,592	1,592	93	1,639	45
Residential construction	69	69	—	71	5

Total Consumer	$1,683	$1,683	$93	$1,739	$52

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents nonaccrual loans, accruing loans past due 90 days or more, and restructured loans at June 30, 2016 and December 31, 2015.

	June 30, 2016	December 31, 2015
	(Dollars in Thousands)
Nonaccrual loans	$5,259	$5,060
Accruing loans past due 90 days or more	$821	$765
Restructured loans (accruing)	$2,097	$2,172

The following table presents the composition of nonaccrual loans at June 30, 2016 and December 31, 2015.

	June 30, 2016	December 31, 2015
	(Dollars in Thousands)
Commercial	$966	$1,099
Commercial - Real Estate
Owner Occupied	2,005	2,004
Non-Owner Occupied	969	969

Total Commercial Loans	3,940	4,072
Consumer	50	34
Residential Real Estate	1,105	948
Residential Construction	164	6

Total Consumer Loans	1,319	988

TOTAL NONACCRUAL LOANS	$5,259	$5,060

In addition to the review of credit quality through the credit review process, we construct a comprehensive allowance analysis for the loan portfolio at least quarterly. The procedures that we use entail preparation of a loan “watch” list and assigning each loan a classification. Commercial loans with an aggregate loan balance in excess of $250,000 that meet one or more of the following conditions require the completion of a Problem Loan Report and an impairment analysis by the responsible loan officer. The conditions are as follows:

a. Commercial loans graded OAEM, Substandard, Doubtful or Loss

b. Commercial loan in nonaccrual status

c. Commercial loans deemed impaired

d. Commercial loans past due greater than 90 days

e. Trouble debt restructures

f. Other circumstances i.e. bankruptcy, death of borrower/guarantor, etc.

The loans specified on the loan “watch” list have been assigned a classification that is intended to be representative of the degree of risk associated with that particular loan(s). An on-going three-year migration analysis of the pools of loans graded OAEM, Substandard, Doubtful and Loss as compared to their historical charge-offs is completed annually. This three-year average percentage is then applied to the respective loan pool.

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The remaining portfolio is segregated into loan pools consisting of commercial loans, commercial real estate owner occupied loans, commercial real estate non-owner occupied loans, commercial construction and land development loans, residential real estate loans, residential construction loans and consumer loans. The historical net charge-off percentage of each category is compiled for five successive years. This data is then used to establish an average charge-off percentage for each category.

Also, we review concentrations of credit, classes of loans and pledged collateral to determine the existence of any deterioration. In addition, we consider volume and trends in delinquencies and nonaccrual loans, the loan portfolio composition, loan volume and maturity of the portfolio, national and local economic conditions and the experience, ability and depth of our lending management and staff.

The following tables summarize changes in the allowance for loan losses applicable to each category of the loan portfolio:

	For the Three Months Ended June 30, 2016
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
				(Dollars in Thousands)
Balance at beginning of period	$936	$1,561	$208	$573	$194	$80	$3,552
Provision for loan losses	21	(44)	26	76	37	(14)	102
Recoveries on loans previously charged off	—	9	3	—	—	—	12
Loans charged off	(38)	—	(17)	(59)	—	—	(114)

Balance at end of period	$919	$1,526	$220	$590	$231	$66	$3,552

	For the Three Months Ended June 30, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
				(Dollars in Thousands)
Balance at beginning of period	$442	$1,420	$143	$497	$200	$375	$3,077
Provision for loan losses	126	(74)	23	(16)	(17)	(18)	24
Recoveries on loans previously charged off	—	11	11	—	—	—	22
Loans charged off	(1)	—	(28)	(17)	—	—	(46)

Balance at end of period	$567	$1,357	$149	$464	$183	$357	$3,077

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

	For the Six Months Ended June 30, 2016
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
				(Dollars in Thousands)
Balance at beginning of period	$937	$1,657	$207	$596	$139	$16	$3,552
Provision for loan losses	20	(158)	44	54	92	50	102
Recoveries on loans previously charged off	—	27	11	6	—	—	44
Loans charged off	(38)	—	(42)	(66)	—	—	(146)

Balance at end of period	$919	$1,526	$220	$590	$231	$66	$3,552

	For the Six Months Ended June 30, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
				(Dollars in Thousands)
Balance at beginning of period	$443	$1,143	$140	$716	$206	$774	$3,422
Provision for loan losses	125	187	64	(238)	(23)	(417)	(302)
Recoveries on loans previously charged off	—	27	15	6	—	—	48
Loans charged off	(1)	—	(70)	(20)	—	—	(91)

Balance at end of period	$567	$1,357	$149	$464	$183	$357	$3,077

The following tables present the allocation of the allowance for loan losses at June 30, 2016 and December 31, 2015.

	June 30, 2016
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Residential Construction	Unallocated	Total
			(Dollars in Thousands)
Reserve ending balance:	$919	$1,526	$220	$590	$231	$66	$3,552
Individually evaluated for Impairment	$437	$676	$—	$95	$—	$—	$1,208
Collectively evaluated for Impairment	$482	$850	$220	$495	$231	$66	$2,344

Principal balance outstanding:
Individually evaluated for Impairment	$1,165	$5,348	$74	$1,701	$66	$—	$8,354
Collectively evaluated for Impairment	31,736	66,093	15,142	107,152	15,077	—	235,200

Total loans	$32,901	$71,441	$15,216	$108,853	$15,143	$—	$243,554

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

	December 31, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Residential Construction	Unallocated	Total
			(Dollars in Thousands)
Reserve ending balance:	$937	$1,657	$207	$596	$139	$16	$3,552
Individually evaluated for Impairment	$441	$677	$—	$93	$—	$—	$1,211
Collectively evaluated for Impairment	$496	$980	$207	$503	$139	$16	$2,341

Principal balance outstanding:
Individually evaluated for Impairment	$1,178	$5,415	$22	$1,592	$69	$—	$8,276
Collectively evaluated for Impairment	27,478	72,392	15,612	101,984	8,492	—	225,958

Total loans	$28,656	$77,807	$15,634	$103,576	$8,561	$—	$234,234

The Company’s loan portfolio also includes certain loans that have been modified in a Troubled Debt Restructuring (TDR), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s collection activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.

The following tables include the recorded investment and number of modifications for these loans. The Company reports the recorded investment in the loans prior to modifications and also the recorded investment in the loans after the loans were restructured. There were no modifications for troubled debt restructurings within the last year where concessions were made and subsequently defaulted in the current reporting period for the three and six-months ended June 30, 2016 and 2015, respectively.

	For The Three Months Ended June 30,
	2016			2015
	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
Loan Term Extension
Commercial	—	$—	$—	—	$—	$—
Commercial - real estate
Construction	—	—	—	—	—	—
Owner Occupied	—	—	—	—	—	—
Non-owner Occupied	—	—	—	—	—	—
Consumer	3	43	43	1	6	6
Residential real estate	2	223	223	—	—	—
Residential construction	—	—	—	—	—	—

TOTAL	5	$266	$266	1	$6	$6

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

	For The Six Months Ended June 30,
	2016			2015
	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
Loan Term Extension
Commercial	—	$—	$—	—	$—	$—
Commercial - real estate
Construction	—	—	—	—	—	—
Owner Occupied	—	—	—	—	—	—
Non-owner Occupied	—	—	—	—	—	—
Consumer	4	55	53	2	12	11
Residential real estate	2	223	223	—	—	—
Residential construction	—	—	—	—	—	—

TOTAL	6	$278	$276	2	$12	$11

Foreclosed properties included 14 residential real estate properties totaling $923,000 as of June 30, 2016, and 17 residential real estate properties totaling $1,252,000 as of December 31, 2015.

Consumer mortgage loans secured by residential real estate properties that were in the process of foreclosure totaled $555,000 as of June 30, 2016 and $113,000 as of December 31, 2015.

NOTE 5 – RETIREMENT AND BENEFIT PLANS

The following summarizes the components of net periodic benefit cost for the three and six-month periods ended June 30, 2016 and 2015:

	Pension Benefits		Postretirement Benefits
(Dollars in thousands)	Three Months Ended June 30,
	2016	2015	2016	2015
Service cost	$—	$—	$3	$3
Interest cost	105	100	11	12
Expected return on plan assets	(120)	(137)	—	—
Amortization of transition amount	—	—	—	—
Amortization of prior service cost	—	—	—	—
Recognition of net actuarial loss (gain)	37	34	(9)	(1)

Net periodic benefit cost	$22	$(3)	$5	$14

	Pension Benefits		Postretirement Benefits
(Dollars in thousands)	Six Months Ended June 30,
	2016	2015	2016	2015
Service cost	$—	$—	$5	$7
Interest cost	210	200	22	24
Expected return on plan assets	(239)	(274)	—	—
Amortization of transition amount	—	—	—	—
Amortization of prior service cost	—	—	—	—
Recognition of net actuarial loss (gain)	74	68	(18)	(3)

Net periodic benefit cost	$45	$(6)	$9	$28

The Company made no contributions to the pension plan during either six-month periods ended June 30, 2016 or 2015, respectively. Approximately $22,000 in contributions were made for postretirement benefits for the six-month periods ended June 30, 2016 and 2015, respectively. Contributions of $22,000 for postretirement benefits are expected to be made during the remainder of 2016. On June 1, 2016, the Board of Directors adopted a resolution to terminate the Company’s defined benefit pension plan. It is anticipated that this will be completed by the end of 2016, and that any deficiency required to pay out all accrued benefits in the plan, which has not been determined at this time, will be contributed to the plan.

NOTE 6 - REGULATORY CAPITAL REQUIREMENTS

Regulators of the Company and its subsidiary have implemented risk-based capital guidelines which require the maintenance of certain minimum capital as a percent of assets and certain off-balance sheet items adjusted for predefined credit risk factors. The regulatory minimums for Tier 1 and combined Tier 1 and Tier 2 capital ratios are 6.0% and 8.0%, respectively. Tier 1 capital includes common stockholders’ equity reduced by goodwill and certain other intangibles. Tier 2 capital includes portions of the allowance for loan losses, not to exceed Tier 1 capital. Additionally, a regulatory minimum ratio of “Common Equity”, consisting of common stock and retained earnings, to risk weighted assets is 4.50%. These three ratios are further increased by a phased in capital conservation buffer for 2016 of 0.625%. The total conservation buffer of 2.5% will be fully implemented by 2019. In addition to the risk-based guidelines, a minimum leverage ratio (Tier 1 capital as a percentage of average total consolidated assets) of 4% is required. The following table contains the capital ratios for the Company and the Bank.

							To Be Well
							Capitalized Under
			For Capital				Prompt Corrective
			Adequacy Purposes				Action Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
As of June 30, 2016
Total Capital (to Risk Weighted Assets):
Consolidated	$49,102	19.54%	≥	$21,678	≥	8.625%
First Century Bank	$47,914	19.06%	≥	$21,678	≥	8.625%	≥	$25,134	≥	10.00%
Tier I Capital (to Risk Weighted Assets):
Consolidated	$45,955	18.28%	≥	$16,652	≥	6.625%
First Century Bank	$44,767	17,81%	≥	$16,652	≥	6.625%	≥	$20,108	≥	8.00%
Tier I Capital (to Average Assets):
Consolidated	$45,955	11.26%	≥	$16,325	≥	4.000%
First Century Bank	$44,767	10.97%	≥	$16,325	≥	4.000%	≥	$20,406	≥	5.00%
Common Equity Tier I Capital (to Risk Weighted Assets:
Consolidated	$45,955	18.28%	≥	$12,881	≥	5.125%
First Century Bank	$44,767	17.81%	≥	$12,881	≥	5.125%	≥	$16,337	≥	6.50%

NOTE 6 - REGULATORY CAPITAL REQUIREMENTS (Continued)

				For Capital Adequacy Purposes				To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio		Amount		Ratio		Amount		Ratio
As of December 31, 2015
Total Capital (to Risk Weighted Assets):
Consolidated	$48,706	19.83%	≥	$19,646	≥	8.00%
First Century Bank	$47,415	19.31%	≥	$19,644	≥	8.00%	≥	$24,555	≥	10.00%
Tier I Capital (to Risk Weighted Assets):
Consolidated	$45,630	18.58%	≥	$14,734	≥	6.00%
First Century Bank	$44,340	18.06%	≥	$14,733	≥	6.00%	≥	$19,644	≥	8.00%
Tier I Capital (to Average Assets):
Consolidated	$45,630	11.26%	≥	$16,212	≥	4.00%
First Century Bank	$44,340	10.94%	≥	$16,212	≥	4.00%	≥	$20,265	≥	5.00%
Common Equity Tier I Capital (to Risk Weighted Assets:
Consolidated	$45,630	18.58%	≥	$11,051	≥	4.50%
First Century Bank	$44,340	18.06%	≥	$11,050	≥	4.50%	≥	$15,961	≥	6.50%

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is involved in various legal suits and proceedings. In the opinion of management, based on the advice of legal counsel, these suits are without substantial merit and should not result in judgments that, in the aggregate, would have a material adverse effect on the Company’s financial statements.

First Century Bank, the Company’s wholly-owned banking subsidiary, is party to various financial instruments with off-balance sheet risk arising in the normal course of business to meet the financing needs of its customers. These commitments include standby letters of credit of approximately $566,000 at June 30, 2016 and $1,381,000 at December 31, 2015. These instruments contain various elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Additionally, certain off-balance sheet items of approximately $41,483,000 at June 30, 2016, and $45,143,000 at December 31, 2015, were comprised primarily of unfunded loan commitments.

NOTE 8 – FAIR VALUE MEASUREMENT

The Company utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value guidance establishes a framework for using fair value to measure assets and liabilities and defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) as opposed to the price that would be paid to acquire the asset or received to assume the liability (an entry price). A fair value measure should reflect the assumptions that market participants would use in pricing the asset or liability, including the assumptions about the risk inherent in a particular valuation technique, the effect of a restriction on the sale or use of an asset and the risk of nonperformance. Required disclosures include identification of balance sheet amounts measured at fair value based on inputs the Company uses to derive fair value measurements. These include:

•	Level 1 valuations, where the valuation is based on quoted market prices for identical assets or liabilities traded in active markets (which include exchanges and over-the-counter markets with sufficient volume);

•	Level 2 valuations, where the valuation is based on quoted market prices for similar instruments traded in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market; and,

•	Level 3 valuations, where the valuation is generated from model-based techniques that use significant assumptions not observable in the market, but observable based on Company-specific data. These unobservable assumptions reflect the Company’s own estimates for assumptions that market participants would use in pricing the asset or liability. Valuation techniques typically include option pricing models, discounted cash flow models and similar techniques, but may also include the use of market prices of assets or liabilities that are not directly comparable to the subject asset or liability.

Investment Securities Available-for-Sale:

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans:

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. The fair value of impaired loans is estimated using one of several methods, including collateral value, recent appraisal value and /or tax assessed value, liquidation value and discounted cash flows. At June 30, 2016, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2.

Foreclosed Assets / Repossessions:

Foreclosed assets and repossessions are adjusted to fair value upon transfer of the loans to foreclosed assets and repossessions. Subsequently, foreclosed assets and repossessions are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the asset or management’s estimation of the value of the asset. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the foreclosed asset or repossession as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the asset is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset or repossession as nonrecurring Level 3.

NOTE 8 – FAIR VALUE MEASUREMENT (Continued)

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of June 30, 2016 and December 31, 2015, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value.

Description	Fair Value June 30, 2016	Fair Value Measurements at June 30, 2016, Using
(Dollars in thousands)		Level 1	Level 2	Level 3
Assets and liabilities measured on a recurring basis:
Available-for-sale securities:	$69,285	$—	$69,285	$—
Total	$69,285	$—	$69,285	$—

Assets and liabilities measured on a nonrecurring basis:
Impaired loans	$7,146	$—	$7,146	$—
Foreclosures and repossessions	4,475	—	2,417	2,058

Total	$11,621	$—	$9,563	$2,058

	Fair Value
Description	December 31, 2015	Fair Value Measurements at December 31, 2015, Using
(Dollars in thousands)		Level 1	Level 2	Level 3
Assets and liabilities measured on a recurring basis:
Available-for-sale securities:	$77,535	$—	$77,535	$—
Total	$77,535	$—	$77,535	$—

Assets and liabilities measured on a nonrecurring basis:
Impaired loans	$7,065	$—	$7,065	$—
Foreclosures and repossessions	4,905	—	2,779	2,126

Total	$11,970	$—	$9,844	$2,126

NOTE 8 – FAIR VALUE MEASUREMENT (Continued)

The following table presents the carrying amounts and fair values of the Company’s financial instruments: (in thousands)

	June 30, 2016		December 31, 2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash & cash equivalents	$41,730	$41,730	$38,660	$38,660
Investment securities available for sale	$69,285	$69,285	$77,535	$77,535
Investment securities held to maturity	$35,195	$36,421	$34,632	$35,256
Loans, net	$240,002	$248,416	$230,682	$236,263
Accrued interest receivable	$1,168	$1,168	$1,178	$1,178
Deposits	$351,555	$351,412	$350,260	$349,018
Borrowings	$8,973	$8,973	$7,424	$7,424
Accrued interest payable	$45	$45	$35	$35

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2016, the FASB issued ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” This ASU requires an entity to: (i) measure equity investments at fair value through net income, with certain exceptions; (ii) present in OCI the changes in instrument-specific credit risk for financial liabilities measured using the fair value option; (iii) present financial assets and financial liabilities by measurement category and form of financial asset; (iv) calculate the fair value of financial instruments for disclosure purposes based on an exit price and; (v) assess a valuation allowance on deferred tax assets related to unrealized losses of AFS debt securities in combination with other deferred tax assets. The ASU provides an election to subsequently measure certain nonmarketable equity investments at cost less any impairment and adjusted for certain observable price changes. The ASU also requires a qualitative impairment assessment of such equity investments and amends certain fair value disclosure requirements. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is only permitted for the provision related to instrument-specific credit risk. The Company is currently assessing the impact ASU 2016-01 will have on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This ASU requires lessees to put most leases on their balance sheets but recognize expenses in the income statement in a manner similar to today’s accounting. The guidance also eliminates the real estate-specific provisions and changes the guidance on sale-leaseback transactions, initial direct costs and lease executory costs for all entities. For lessors, the standard modifies the classification criteria and the accounting for sales-type and direct financing leases. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently assessing the impact ASU 2016-02 will have on its consolidated financial statements.

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net).” This ASU amends the principal-versus-agent implementation guidance and illustrations in the FASB’s new revenue standard (ASU 2014-09) and clarifies that an entity should evaluate whether it is the principal or the agent for each specified good or service promised in a contract with a customer. The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). In addition, entities are required to adopt the ASU by using the same transition method they used to adopt the new revenue standard. The Company is currently assessing the impact ASU 2016-08 will have on its consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” This ASU amends certain aspects of the FASB’s new revenue standard, specifically the standard’s guidance on identifying performance obligations and the implementation guidance on licensing. The amendments in this update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers, which is not yet effective. The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). The Company is currently assessing the impact ASU 2016-10 will have on its consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” This ASU amends certain aspects of the FASB’s new revenue standard to reduce the potential for diversity in practice at initial application and the cost and complexity of applying the standard both at transition and on an ongoing basis through clarification of objectives and adding new criterions. The amendments in this update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers, which is not yet effective. The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). The Company is currently assessing the impact ASU 2016-12 will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. ASU 2016-13 also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. ASU 2016-13 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The guidance requires companies to apply the requirements in the year of adoption through cumulative adjustment with some aspects of the update requiring a prospective transition approach. The Company is currently evaluating the potential impact of ASU 2016-13 on its consolidated financial statements.

This narrative will assist you, the reader, in your analysis of the accompanying consolidated financial statements and supplemental financial information. You should read it in conjunction with the unaudited consolidated financial statements and the notes presented elsewhere in this report. We are not aware of any market or institutional trends, events or uncertainties that will have or are reasonably likely to have a material effect on the liquidity, capital resources or operations of the Company, except as discussed herein. We are also not aware of any current recommendations by regulatory authorities, which would have such a material effect if implemented.

Forward-looking Statements

This report may contain certain forward-looking statements, including certain plans, expectations, goals and projections, which are inherently subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including but not limited to: changes in economic conditions which may affect our primary market area; rapid movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; success and timing of loan workout strategies; the nature and extent of governmental actions and reforms; continuing consolidation of the financial services industry; rapidly changing technology; and evolving financial industry standards.

Corporate Structure and Acquisitions

First Century Bankshares, Inc. is chartered under the laws of West Virginia and operates as a bank holding company headquartered in Bluefield, WV. We began active operations in March 1984, in a business combination with our then sole subsidiary, The First National Bank of Bluefield. Through a series of acquisitions and consolidations, we now operate one subsidiary bank. During 2011, our subsidiary bank filed with the WV DFI to convert from a national banking charter to a West Virginia state banking charter. This conversion was effective January 20, 2012 and the bank now operates under the name, First Century Bank, Inc., Bluefield, WV (“FCB”). FCB is engaged in commercial banking activities that provide a broad menu of financial services to individuals and businesses. FCB operates 12 branch offices, 1 loan production office and 17 ATM locations throughout southern West Virginia and southwestern Virginia.

Critical Accounting Policies

Our accounting policies are an integral part to understanding the results reported. Our accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America, and they conform to general practices within the financial services industry. The most complex accounting policies require our best judgment to ascertain the valuation of assets, liabilities, commitments and contingencies. A variety of factors could affect the ultimate value obtained by the use of assumptions that involve significant uncertainty at the time of estimation. In some instances, we use a discount factor to determine the present value of assets and liabilities. A change in the discount factor could increase or decrease the values of those assets and liabilities, resulting in either a beneficial or an adverse impact on our financial results. The following is a brief description of our current accounting policies involving significant management valuation judgments and estimates.

Allowance for Loan Losses

We maintain, through the provision expense, an allowance for loan losses that we believe to be adequate to absorb probable credit losses inherent in the portfolio. The procedures that we use entail preparation of a loan watch list and assigning each loan a classification. For those individually significant loans where it is determined that it is not probable that the borrower will make all payments in accordance with the original loan agreement, we perform an impairment analysis. The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan.

Other classified loans are categorized and allocated appropriate reserves. We also reserve for other loans more than 90 days past due that were not considered in the aforementioned procedures. We segregate the remaining portfolio into consumer, commercial and residential real estate loans, and apply the historical net charge off percentage of each category to the current amount outstanding in those categories. Additionally, as part of this analysis we include such factors as concentrations of credit, collateral deficient loans, volume and trends in delinquencies, loan portfolio composition, loan volume and maturity of the portfolio, national and local economic conditions and the experience, ability and depth of lending management and staff.

Greater detail regarding the determination of the adequacy of the allowance for loan losses is provided later in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as in Note 4 of Notes to Unaudited Consolidated Financial Statements.

Pensions

We have a defined benefit pension plan covering substantially all employees with at least nine months of service who are at least 20 1⁄2 years of age. Pension expense is determined by an actuarial valuation based on assumptions that are evaluated annually as of December 31, the measurement date for pension obligations. The most significant assumptions are the long-term expected rate of return on plan assets, the discount rate used to determine the present value of the pension obligations, and the weighted-average rate of expected increase in future compensation levels. We review these assumptions with the plan actuaries and modify them as necessary to reflect current as well as anticipated long-term market conditions. On June 1, 2016, the Board of Directors adopted a resolution to terminate the Company’s defined benefit pension plan. It is anticipated that this will be completed by the end of 2016, and that any deficiency required to pay out all accrued benefits in the plan, which has not been determined at this time, will be contributed to the plan.

Recent Developments

On June 1, 2016, the Company signed a definitive merger agreement with Summit Financial Group, Inc. (“Summit”) with Summit acquiring all of the outstanding shares of common stock of the Company. Following the consummation of the merger, the Company’s wholly-owned subsidiary, First Century Bank, Inc. will be merged into Summit’s bank subsidiary, Summit Community Bank, Inc. Subject to regulatory approvals and satisfaction of customary closing conditions, the merger is expected to close late in the first quarter of 2017.

Results of Operations for Three Months ended June 30, 2016

Net income for the second three months of 2016 was $503,000, representing a decrease of approximately 13.0%, from the comparable 2015 level of $578,000. This decrease was primarily the result of additional provisions for loan losses combined with one-time merger expenses. Net interest income, the most significant component of net income, was $3,109,000 for the three-month period ended June 30, 2016, an increase of $36,000, or 1.2%, as compared to $3,073,000 for the second quarter of 2015. This increase was the result of additional interest income due to increasing loan demand. Also, reductions in interest expense continue due to the impact of an extended lower interest rate environment on the short term nature of the Company’s balance sheet. Net interest margins for the three months ended June 30, 2016 and 2015 were 3.02% and 2.98%, respectively.

Interest income for the three-month period ended June 30, 2016 increased $26,000, or 0.8%, to $3,379,000, from $3,353,000 for the three-month period ended June 30, 2015. Interest income reflected a weighted-average yield on earning assets of 3.56% for the three-month period ended June 30, 2016, compared to 3.55% for the same three-month period in 2015. Average interest-earning assets were $379,873,000 and $377,884,000 during the three months ended June 30, 2016 and 2015, respectively.

Interest expense decreased $10,000, or 3.6%, to $270,000 for the three-month period ended June 30, 2016, from $280,000 for the same period in 2015. This reflected an average cost of funds of 0.36% and 0.37%, respectively, for the three-month periods ended June 30, 2016 and 2015. Average interest-bearing liabilities were $302,720,000 and $303,737,000 during the three months ended June 30, 2016 and 2015, respectively.

The provision for loan losses was $102,000 for the three months ended June 30, 2016. This was a $78,000 increase when compared to the provision of $24,000 for the same period in 2015. Net charge-offs were $102,000 for the quarter ended June 30, 2016, compared to $24,000 for the quarter ended June 30, 2015. The primary increase in the provision was additional charge-offs related to the residential real estate portfolio.

Noninterest income, exclusive of securities gains and losses, was $1,324,000 for the three-month period ended June 30, 2016 and represented an increase of $75,000, or 6.0%, compared to $1,249,000 for the same period in 2015. Increases in deposit service charges and other noninterest income offset a decrease in fiduciary fees of $7,000, or 1.5%, for the quarter.

Noninterest expense of $3,517,000 for the quarter ended June 30, 2016 was an increase of $51,000, or 1.5%, from $3,466,000 for the same period in 2015. Personnel expense decreased $74,000, or 4.7%, due to ongoing cost management efforts reducing staffing levels. This reduction was offset by one-time costs associated with the pending announced merger with Summit Financial Group, Inc.

On a per share basis, net income decreased to $0.26 per share for the three-month period ended June 30, 2016, compared to $0.30 per share for the same period in 2015. Earnings for the quarter ended June 30, 2016 and June 30, 2015, reflect an annualized return on average assets (ROAA) of 0.49% and 0.56%, respectively. Also, these earnings reflect an annualized return on average equity (ROAE) of 4.38% and 5.13% for the three-month periods ending June 30, 2016 and 2015, respectively. Dividends of $0.20 per common share were paid during the second quarter of 2016, compared to $0.19 per share during the second quarter of 2015.

Results of Operations for Six Months ended June 30, 2016

Net income for the first six months of 2016 was $1,180,000, representing an increase of approximately 15.8%, from the comparable 2015 level of $1,019,000. The most significant component, net interest income, amounted to $6,139,000 for the six-month period ended June 30, 2016, a decrease of $52,000, or 0.8%, as compared to $6,191,000 for the first six months of 2015. Many of the same factors that impacted second quarter earnings were the primary drivers of earnings for the first half of 2016 when compared to the first half of 2015. Additionally, six-month earnings for 2015 were reduced by a $700,000 impairment write-down in the first quarter that was not incurred in 2016. The net interest margin was 3.00% for the six months ended June 30, 2016 and 2015, respectively.

Interest income for the six-month period ended June 30, 2016 decreased $66,000, or 1.0%, to $6,684,000, from $6,750,000 for the six-month period ended June 30, 2015. Interest income reflected a weighted-average yield on earning assets of 3.53% for the six-month period ended June 30, 2016, compared to 3.57% for the same six-month period in 2015. Average interest-earning assets were $378,687,000 and $378,104,000 during the six months ended June 30, 2016 and 2015, respectively.

Interest expense decreased $14,000, or 2.5%, to $545,000 for the six-month period ended June 30, 2016, from $559,000 for the same period in 2015. This reflected an average cost of funds of 0.36% and 0.37%, respectively, for the six-month periods ended June 30, 2016 and 2015. Average interest-bearing liabilities were $301,968,000 and $304,277,000 during the six months ended June 30, 2016 and 2015, respectively.

The provision for loan losses was $102,000 for the six-months ended June 30, 2016. This was an increase of $404,000 compared to the provision of ($302,000) for the same period in 2015. Net charge-offs were $102,000 for the first half of 2016, compared to $43,000 for the same period in 2015. Reductions in the allowance for loan losses of $345,000 were made in the first half of 2015, compared to no adjustments for the first six months of 2016.

Noninterest income, net of securities gains, was $2,557,000 for the six-month period ended June 30, 2016 and represented an increase of $115,000, or 4.7%, compared to $2,442,000 for the same period in 2015. Again, improvement was experienced in deposit service charges and other noninterest income, while fiduciary fees were down $14,000, or 1.5%. Gains on sales of securities were $46,000 for the six-months ended June 30, 2016, compared to $40,000 for the same six months in 2015.

Noninterest expense of $6,857,000 for the six-months ended June 30, 2016 represented a decrease of $645,000, or 8.6%, from $7,502,000 for the same period in 2015. Most of this change was due to an impairment write-down of $700,000 taken in the first half of 2015 related to other real estate owned which was subsequently sold later in 2015.

On a per share basis, net income increased to $0.62 per share for the six-month period ended June 30, 2016, compared to $0.54 per share for the same period in 2015. Earnings through June 30, 2016 and June 30, 2015, reflect an annualized return on average assets (ROAA) of 0.58% and 0.49%, respectively. Also, these earnings reflect an annualized return on average equity (ROAE) of 5.15% and 4.53% for the six-month periods ending June 30, 2016 and 2015, respectively. Dividends paid through the first half of 2016 were $0.45 per share, compared to $0.43 per share for the six-month period ended June 30, 2015.

Financial Condition and Asset Quality

Total assets at June 30, 2016 were $409,917,000 as compared to $406,139,000 at December 31, 2015, or an increase of $3,778,000, or 0.9%. The loan portfolio increased approximately 4.0% during this period to $243,554,000 at June 30, 2016, compared to $234,234,000 at December 31, 2015. The investment portfolio decreased approximately $7,687,000, or 6.9%, during this same period, reflecting increased cash flow planned to coincide with the probability of rising interest rates later in 2016.

Total deposits increased by $1,295,000 to $351,555,000 at June 30, 2016 from $350,260,000 at December 31, 2015. Noninterest-bearing deposits increased by $1,409,000, or 2.4%, which is a normal fluctuation with some larger commercial customers. Interest-bearing deposits decreased $114,000 during this same period.

We evaluate the adequacy of the allowance for loan losses on a quarterly basis in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. This evaluation is based on a review of our historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, charge-offs and the risk ratings of the various loan categories. Such factors as the level and trend of interest rates and the condition of national and local economies are also considered.

For instance, we continue to focus efforts on evaluating our residential and commercial real estate exposure to determine the potential impact on future earnings due to economic deterioration, primarily in our markets that rely on the coal and coal services industries. Additionally, with the potential for higher interest rates and the variable rate nature of many of our commercial loans, we monitor the impact these changes could have on the ability of our customers to adjust to higher repayment requirements.

Nonperforming assets, including nonaccrual loans, loans past-due over 90 days, restructured loans and other real estate owned, were $12,648,000 at June 30, 2016, and $12,896,000 at December 31, 2015. As a percentage of total assets, nonperforming assets decreased from 3.2% at December 31, 2015 to 3.1% at June 30, 2016. The allowance for loan losses was $3,552,000 at June 30, 2016, and at December 31, 2015, respectively. The allowance for loan losses as a percentage of total loans decreased from 1.52% at December 31, 2015, to 1.46% at June 30, 2016. Estimates may change at some point in the future.

Impaired credits consist primarily of loans collateralized by commercial real estate where the borrower has experienced financial difficulties as a result of the downturn in the local and national economies. There is no other concentration by locale or industry that is common among these loans. The largest impaired loan relationship is approximately $2,152,000, and is secured by a mixed use real estate property and industrial highway equipment in southern West Virginia. This loan carries an approximate loan to value ratio of 156%, based on recent appraisals.

For the six-month period ended June 30, 2016, there were no significant additions to impaired loans.

Our collection efforts in the second half of 2016 will include a number of foreclosure sales. Additionally, some borrowers are making efforts to liquidate other assets to avoid foreclosure on primary collateral. Our success in maximizing value will, in large part, depend on the absorption rate of commercial real estate property sales in the continuing sluggish economy in southern West Virginia and southwest Virginia.

Off-Balance Sheet Arrangements

Financial instruments include commitments to extend credit and standby letters of credit. These commitments include standby letters of credit of approximately $566,000 at June 30, 2016 and $1,381,000 at December 31, 2015. These instruments contain various elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Additionally, certain off-balance sheet items of approximately $41,483,000 at June 30, 2016, and $45,143,000 at December 31, 2015, were comprised primarily of unfunded loan commitments. The methodology used to determine an estimate for the reserve for unfunded lending commitments is inherently similar to the methodology used in calculating the allowance for loan losses adjusted for factors specific to binding commitments, including the probability of funding and exposure at the time of funding. The reserve for unfunded lending commitments is included in other liabilities with increases or decreases included in noninterest expense. At June 30, 2016 and December 31, 2015, the reserve for unfunded lending commitments was $10,000. Estimates may change at some point in the future.

Liquidity and Capital Resources

Liquidity management involves the ability to meet the cash flow requirements of depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Liquidity can best be demonstrated by an analysis of cash flows. The primary source of cash flows is from financing activities. Net increases in deposits resulted in financing activities providing funds of $1,988,000 for the six months ended June 30, 2016 and $3,913,000 for the same period in 2015. Additionally, operating activities provided $1,972,000 of liquidity for the six-month period ended June 30, 2016, compared to $2,061,000 for the same six months in 2015. The principal elements of these operating flows are net income, increased for significant non-cash expenses for the provision for loan losses and depreciation and amortization. Additional sources of liquidity come from investing activities, principally the maturities of investment securities. Maturities and calls of investment securities increased to $24,241,000 for the six-month period ended June 30, 2016, compared to $15,766,000 for the six-month period ended June 30, 2015. Due to sufficient liquidity to meet loan demand, excess proceeds from maturities and calls of investments during the first half of 2016 were primarily reinvested in the investment portfolio. As of June 30, 2016, we had approximately $37,355,000 of investment securities that mature within 36 months. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

Additional sources of liquidity are available through the Federal Reserve System and through membership in the Federal Home Loan Bank system. As of June 30, 2016, we had a maximum secured borrowing capacity exceeding $90,000,000 through the Federal Home Loan Bank of Pittsburgh. These funds can be made available with various maturities and interest rate structures. Borrowings are collateralized by a blanket lien by the Federal Home Loan Bank on its members’ qualifying assets. At June 30, 2016, we owned $199,000 of FHLB stock, and had no borrowings outstanding through the FHLB. As of June 30, 2016, there were no outstanding balances on our federal funds purchased lines of $8,700,000 with correspondent banks which are available for short-term liquidity needs.

Appendix A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

by and between

SUMMIT FINANCIAL GROUP, INC.

and

FIRST CENTURY BANKSHARES, INC.

Dated as of June 1, 2016

A-i

A-ii

EXHIBITS

Exhibit A	Form of Bank Merger Agreement
Exhibit B	Form of Director Support Agreement
Exhibit C	Form of Voting Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2016 (this “Agreement”), is entered into between SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation (“Summit”), and FIRST CENTURY BANKSHARES, INC., a West Virginia corporation (“First Century”). Summit and First Century are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the board of directors of Summit (the “Summit Board”) has determined that it is in the long-term best interests of Summit and its shareholders to effect a business combination with First Century by means of a part cash, part stock merger of First Century with and into Merger Sub (as defined herein) (the “Merger”), with Merger Sub as the surviving entity in the Merger (the “Surviving Entity”);

WHEREAS, First Century owns all of the common stock of First Century Bank, Inc. (“First Century Bank”), a West Virginia banking corporation;

WHEREAS, Summit’s wholly-owned banking subsidiary, Summit Community Bank, Inc., a West Virginia banking corporation (“Summit Community Bank”) will form a limited liability company as a wholly-owned subsidiary for the sole purpose of consummating the Merger (“Merger Sub”);

WHEREAS, immediately following the Merger and as part of the same overall transaction, Merger Sub will be liquidated (the “Liquidation”) so that Summit Community Bank will own all of the outstanding shares of First Century Bank;

WHEREAS, immediately following the Liquidation and as part of the same overall transaction, First Century Bank will be merged with and into Summit Community Bank, with Summit Community Bank surviving (the “Bank Merger”) (collectively, the Merger, the Liquidation and the Bank Merger are referred to as the “Transaction”);

WHEREAS, the Summit Board has duly adopted resolutions approving this Agreement and the Transaction and deeming it to be advisable and in the best interests of Summit and its shareholders;

WHEREAS, the board of directors of First Century (the “First Century Board”) has determined that the Merger is in the long-term best interests of First Century and its shareholders;

WHEREAS, the First Century Board has duly adopted resolutions approving and declaring advisable this Agreement and the Transaction and recommending to the shareholders of First Century that they adopt this Agreement and approve the Merger;

WHEREAS, Summit and First Century desire to make certain representations, warranties, covenants and agreements in connection with the Transaction and also to prescribe various conditions to the consummation of the Transaction, all as expressly hereafter set forth herein;

WHEREAS, for federal and, if applicable, state and local income tax purposes, it is intended that each of the Merger and the Bank Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Parties intend, by executing this Agreement, that this Agreement shall be treated as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) for federal and applicable state income tax purposes; and

WHEREAS, each of the boards of directors of Summit Community Bank and First Century Bank has approved the Agreement of Bank Merger, by and between Summit Community Bank and First Century Bank in substantially the form attached to this Agreement as Exhibit A (the “Bank Merger Agreement”), providing for the merger of First Century Bank with and into Summit Community Bank, with Summit Community Bank surviving the merger (the “Surviving Bank”) and has recommended to their respective sole shareholders (First Century and Summit, respectively) that such shareholders approve the Bank Merger Agreement, such Bank Merger to be consummated immediately following or as soon as reasonably practicable after the Effective Time (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, subject to the conditions set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

THE MERGERS

Section 1.1. Merger. Upon the terms and subject to the conditions as set forth in this Agreement, and in accordance with the relevant provisions of the West Virginia Business Corporation Act, as amended (the “WVBCA”), and the West Virginia Limited Liability Company Act, as amended (the “WVLLCA”), First Century shall be merged with and into Merger Sub at the Effective Time, the separate corporate existence of First Century shall cease, and Merger Sub shall continue its existence as a limited liability company under the laws of the State of West Virginia as the Surviving Entity in the Merger.

Section 1.2. Effective Time of the Merger. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of the Required First Century Vote (as defined herein) and the Requisite Regulatory Approvals (as defined herein), the Merger shall become effective, and the effective time of the Merger shall occur, at the date and time specified in the certificates (or articles) of merger to be filed with the Office of Secretary of State of West Virginia (the “Effective Time”).

Section 1.3. Closing. The closing of the Transactions contemplated by this Agreement (the “Closing”), at which the Parties shall exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Article VII of this Agreement have been satisfied or, to the extent permitted by Applicable Legal Requirements, waived or whether any condition, event or state of facts exists that would permit a Party to terminate this Agreement in accordance with Article VIII, shall take place on a date mutually agreeable to Summit and First Century, which shall be the last Business Day of the month in which the latter of the following occurs, unless extended by mutual agreement of the Parties: (i) the receipt of all necessary regulatory approvals (including the expiration or termination of any mandatory waiting periods) or (ii) the receipt of the Required First Century Vote (“Closing Date”); provided, however, that if the last necessary approval is received and the last waiting period has expired or has been terminated less than three (3) days prior to the last Business Day of the month, then the Closing Date shall be the last Business Day of the month next succeeding the month in which the latter of the events set forth in clauses (i) or (ii) above occurs; provided, further, that, if the Closing Date becomes the last Business Day of the month next succeeding the month in which the latter of the events set forth in clauses (i) or (ii) above occurs in accordance with the terms of the preceding proviso and a record date for any dividend or other distribution with respect to Summit Common Stock is taken during such period such that the holders of First Century Common Stock will not be entitled to participate in such dividend, then each holder of First Century Common Stock shall be entitled to receive, upon surrender of such holder’s Certificates or Book Entry Shares and compliance with the other terms of Article II, a payment equal to the amount and kind of dividend or other distribution that such holder would have received had such holder been a holder of record of the shares of Summit Common Stock issuable to such holder in the Merger on the record date of such dividend or other distribution. If no such condition, event or state of facts then exists enabling a Party, or if no Party elects to exercise any right it may have, to terminate this Agreement, then and thereupon the Parties shall execute such documents and instruments as may be necessary or appropriate to consummate the Transactions contemplated by this Agreement. The Closing shall be held at the offices of Summit, located at 300 N Main Street, Moorefield, West Virginia, at 10:00 a.m., local time, on the Closing Date, unless another place or time is agreed to in writing by the Parties.

Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the WVBCA and the WVLLCA. The name of the Surviving Entity shall be “FCB Merger Sub LLC.” All rights, franchises and interests of First Century and Merger Sub, respectively, in and to any type of property and choses in action shall be transferred to and vested in the Surviving Entity by virtue of such Merger without reversion or impairment, without further act or deed and without any assignment having occurred, but subject to any existing liens or other encumbrances thereon.

Section 1.5. Governing Documents of Surviving Entity. The Articles of Organization of Merger Sub, as in effect immediately before the Effective Time, will be the Articles of Organization and operating agreement of the Surviving Entity until thereafter changed or amended as provided by applicable law.

Section 1.6. Managers and Officers. The members, managers and officers, if any, respectively, of Merger Sub at the Effective Time will become the members, managers and officers of the Surviving Entity. The managers and officers, if any of Merger Sub will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Organization of the Surviving Entity or as otherwise provided by law.

Section 1.7. Bank Merger. Concurrently with or as soon as reasonably practicable after the Effective Time, the Parties shall cause Merger Sub to be liquidated and thereafter for First Century Bank and Summit Community Bank to enter into the Bank Merger Agreement, providing for the Bank Merger in accordance with Applicable Legal Requirements and the terms of the Bank Merger Agreement immediately following or as soon as reasonably practicable after the Effective Time.

Section 1.8. Tax Treatment of Merger and Agreement. The Parties to this Agreement intend for the Merger to be a reorganization within the meaning of Section 368(a) of the Code and the Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1. Effect on Capital Stock. At the Effective Time by virtue of the Merger and without any further action on the part of Summit, First Century or any holder of the following securities:

(a) Summit Common Stock. Each share of common stock, par value $2.50 per share, of Summit (“Summit Common Stock”) issued and outstanding immediately prior to the Effective Time shall continue to be one validly issued, fully paid and nonassessable share of common stock, par value $2.50 per share, of Summit.

(b) Subject to the other provisions of this Article II, each share of common stock, par value $1.25 per share, of First Century (“First Century Common Stock”) (other than each Dissenting Share, as defined below in Section 2.8) that is issued and outstanding immediately prior to the Effective Time, shall cease to be outstanding and shall be converted into and become the right to receive at the election of the holder thereof as provided in Section 2.2 hereof, subject to the adjustment provided in Section 2.1(i), either:

(i) $22.50 in cash, without interest (individually, the “Per Share Cash Consideration” and collectively, the “Cash Consideration”); or

(ii) 1.2433 shares (the “Exchange Ratio”) of Summit Common Stock (individually, the “Per Share Stock Consideration” and collectively, the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”).

(c) Notwithstanding any other provision of this Agreement, no fractional shares of Summit Common Stock shall be issued in the Merger and, in lieu thereof, holders of shares of First Century Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of First Century Common Stock held by such holder) shall be paid an amount in cash (without interest) equal to the product of such fractional share interest and the Per Share Cash Consideration. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

(d) If, between the date hereof and the Effective Time, the outstanding shares of Summit Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a “Share Adjustment”), then the Exchange Ratio shall be appropriately and proportionately adjusted so that the shareholders of First Century Common Stock shall be entitled to receive the Stock Consideration in such proportion as they would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Time.

(e) As of the Effective Time, all shares of First Century Common Stock converted into the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be canceled and retired, and all rights with respect thereto shall cease to exist, and each holder of First Century Common Stock shall cease to have any rights thereto, except the right to receive, upon surrender of the Certificate(s) (as defined herein) in accordance with Section 2.2 hereof, his, her or its pro rata share of the Merger Consideration pursuant to this Section 2.1.

(f) At the Effective Time, the stock transfer books of First Century shall be closed, and no transfer of First Century Common Stock theretofor outstanding shall thereafter be made.

(g) Any shares of First Century Common Stock that are owned by First Century (including treasury shares) or Summit (other than shares held in a fiduciary capacity or shares held in satisfaction of a debt previously contracted) shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

(h) Notwithstanding anything to the contrary herein, First Century may distribute, in a lump sum, to the First Century shareholders, immediately prior to the Closing Date, a cash distribution per share (the “Special Distribution”) in the amount by which Adjusted Shareholders’ Equity exceeds the Minimum Adjusted Shareholders’ Equity Ceiling (as defined in 2.1(i) below), if any, divided by the number of shares of First Century; provided, however, that the aggregate amount of the Special Distribution shall not exceed (i) when combined with amounts paid to Dissenting Shareholders, an amount that would result in either (A) less than 90% of the fair market value of net assets of First Century or (B) less than 70% of the fair market value of gross assets held by First Century immediately prior to the Special Distribution, being transferred to Merger Sub in the Merger, or (ii) when combined with the Cash Consideration, 60% of the Merger Consideration (determined by adding amounts paid to Dissenting Shareholders to the Merger Consideration and the aggregate amount of the Special Distribution). If the Adjusted Shareholders’ Equity does not exceed the Minimum Adjusted Shareholders’ Equity Ceiling, then the Special Distribution shall not occur.

(i) As of the earlier of the Effective Time or December 31, 2016, if the Shareholders’ Equity, as determined in accordance with GAAP and adjusted to exclude any after-tax net unrealized gains or losses on available-for-sale securities included in accumulated other comprehensive income and any intangibles (the “Adjusted Shareholders’ Equity”), is less than the Minimum Adjusted Shareholders’ Equity Floor, then the aggregate value of the Merger Consideration shall be reduced one dollar for every dollar by which the Adjusted Shareholders’ Equity is less than the Minimum Adjusted Shareholders’ Equity Floor. In calculating the Adjusted Shareholders’ Equity, all costs and expenses of First Century associated with the Merger shall have been paid or accrued prior to the Closing Date, including but not limited to, legal, accounting, brokerage, advisory or consulting fees, early termination fees for data processing or other contractual arrangement and any change-in-control or similar payments (to employees, or otherwise). Any reduction in the Merger Consideration shall be allocated between the Cash Consideration and the Stock Consideration proportionately in accordance with the limitations set forth in Section 2.2(e). The “Minimum Adjusted Shareholders’ Equity Target” means $40,891,000. The “Minimum Adjusted Shareholders’ Equity Floor” means $39,664,000. The “Minimum Adjusted Shareholders’ Equity Ceiling” means $42,118,000. For purposes of calculating whether the Merger Consideration shall be reduced pursuant to this Section 2.1(i) or whether a Special Distribution shall be paid pursuant to Section 2.1(h), gains from the sale of securities after the date of this Agreement shall be excluded from the Adjusted Shareholders’ Equity.

Section 2.2. Election Procedures. Election forms and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofor representing shares of First Century Common Stock (“Certificates”) and any non-certificated shares of First Century Common Stock (“Book Entry Shares”) shall pass, only upon proper delivery of such Certificates or Book Entry Shares to an exchange agent designated by Summit (the “Exchange Agent”)) and acceptable to First Century in its reasonable discretion, in such form as Summit and First Century shall mutually agree (“Election Forms”) shall be mailed at least twenty (20) days prior to the anticipated Effective Date (the “Mailing Date”) to each holder of record of First Century Common Stock as of five (5) Business Days prior to the Mailing Date (“Election Form Record Date”).

(a) Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), subject to the allocation procedures of Section 2.2(e), either (i) to elect to receive only Summit Common Stock with respect to such holder’s First Century Common Stock (“Stock Election Shares”); (ii) to elect to receive only cash with respect to such holder’s First Century Common Stock (“Cash Election Shares”); (iii) to elect to receive a combination of Summit Common Stock and cash with respect to such holder’s First Century Common Stock rounded, in each case, to the nearest whole share (“Mixed Election

Shares”); or (iv) to indicate that such holder makes no election (“No Election Shares”). Subject to the allocation procedures of this Section 2.2, the Mixed Election Shares shall be divided by the Exchange Agent into such portion (to be as closely as possible to 65.0% in the aggregate) with respect to which the holder shall receive Summit Common Stock (the “Mixed Stock Shares”) and such portion (to be approximately 35.0% in the aggregate) with respect to which the holder shall receive cash (the “Mixed Cash Shares”) for the purposes of allocating the Merger Consideration as specified below, it being the intention that, to the fullest extent possible, subject to all applicable constraints, all Mixed Election Shares shall receive the Merger Consideration without regard to the pro rata selection process set forth in Section 2.2(e) below. Any First Century Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m., Eastern time, on the fifteenth (15th) day following the Mailing Date (or such other time and date as Summit and First Century may mutually agree) (the “Election Deadline”) shall also be deemed to be “No Election Shares.”

(b) Summit shall make available up to two separate Election Forms, or such additional Election Forms as Summit in its sole discretion may permit, to all persons who become holders (or beneficial owners) of First Century Common Stock between the Election Form Record Date and close of business on the Business Day prior to the Election Deadline, and First Century shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. First Century acknowledges that no deadlines for mailing Election Forms contained elsewhere in this Agreement shall be applicable to such shareholders and that the election requests of such shareholders need not be honored.

(c) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) or Book Entry Shares representing all shares of First Century Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. Following the Election Deadline, an Election Form may not be revoked or changed by the person submitting such Election Form. In the event an Election Form is revoked prior to the Election Deadline, the shares of First Century Common Stock represented by such Election Form shall become No Election Shares and Summit shall cause the Certificates or Book Entry Shares to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have the sole discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Summit nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(d) Within five (5) Business Days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Summit shall cause the Exchange Agent to effect the allocation among the holders of First Century Common Stock of rights to receive the Stock Consideration or the Cash Consideration in the Merger in accordance with the Election Forms, subject to Section 2.2(e).

(e) Notwithstanding any other provision contained in this Agreement, the total number of shares of First Century Common Stock to be converted into the right to receive the Stock Consideration pursuant to Section 2.1 shall not be more than that number equal to 65.0% (as close as possible) of the Merger Consideration (the “Stock Conversion Number”) and the total Cash Consideration shall not be more than 35.0% of the Merger Consideration.

(i) Stock Consideration Proration. If the aggregate number of shares of First Century Common Stock with respect to which Stock Election Shares and Mixed Stock Shares shall have been validly made (the “Stock Election Number”) exceeds the Stock Conversion Number, then all Cash Election Shares, Mixed Cash Shares and all No Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares and Mixed Stock Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares and Mixed Stock Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares and Mixed Stock Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares and Mixed Stock Shares being converted into the right to receive the Cash Consideration.

(ii) Cash Consideration Proration. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares and Mixed Stock Shares shall be converted into the right to receive the Stock Consideration, and the No Election Shares, Mixed Cash Shares and Cash Election Shares shall be treated in the following manner:

(A) If the Shortfall Number is less than or equal to the number of No Election Shares, then all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Cash Consideration, and the No Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of No Election Shares or Mixed Election Shares equal to the product obtained by multiplying (1) the number of No Election Shares or Mixed Election Shares held by such holder by (2) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of No Election Shares, with the remaining number of such holder’s No Election Shares being converted into the right to receive the Cash Consideration; or

(B) If the Shortfall Number exceeds the number of No Election Shares, then all No Election Shares shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares and Mixed Cash Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (A) the number of Cash Election Shares held by such holder by (B) a fraction, the numerator of which is the amount by which (x) the Shortfall Number exceeds (y) the total number of No Election Shares and the denominator of which is the total number of Cash Election Shares and Mixed Cash Shares, with the remaining number of such holder’s Cash Election Shares and Mixed Cash Shares being converted into the right to receive the Cash Consideration.

The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Summit and First Century.

Section 2.3. Exchange Procedures; Surrender of Certificates.

(a) Each previous holder of a Certificate that has surrendered such Certificate together with duly executed transmittal materials included in the Election Form to Summit or, at the election of Summit, the Exchange Agent, pursuant to Section 2.2 shall, upon acceptance thereof by Summit or the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Summit Common Stock and/or cash into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofor declared and not yet paid with respect to such shares of Summit Common Stock, without interest, as provided in Section 2.4.

(b) Summit or, at the election of Summit, the Exchange Agent shall accept Certificates or Book Entry Shares upon compliance with such reasonable terms and conditions as Summit or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates or Book Entry Shares shall be appropriately endorsed or accompanied by such instruments of transfer as Summit or the Exchange Agent may reasonably require.

(c) Each outstanding Certificate or Book Entry Share shall, until duly surrendered to Summit or the Exchange Agent, be deemed to evidence ownership of the consideration into which the First Century Common Stock previously represented by such Certificate or Book Entry Share shall have been converted pursuant to this Agreement.

(d) After the Effective Time, holders of Certificates and Book Entry Shares shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates and Book Entry Shares for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of First Century of Certificates and Book Entry Shares, and if such Certificates and Book Entry Shares are presented to First Century for transfer, they shall be canceled against delivery of the consideration provided therefor in this Agreement. Summit shall not be obligated to deliver the consideration to which any former holder of First Century Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates and Book Entry Shares as provided herein.

(e) Summit and the Exchange Agent shall be entitled to rely upon the stock transfer books of First Century to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate or Book Entry Shares, Summit and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver, in exchange for such lost, stolen or destroyed Certificate, the consideration provided for in this Agreement.

(g) If any certificate representing shares of Summit Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Summit Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

Section 2.4. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or paid with respect to Summit Common Stock with a record date after the Closing Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Summit Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder of any unsurrendered Certificate, until the holder of such Certificate shall have complied with the exchange procedures set forth herein. Subject to the effect of Applicable Legal Requirements, following the surrender of any such Certificate, there shall be paid to the holder of whole shares of Summit Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender the amount of any cash payable with respect to a fractional share of Summit Common Stock to which such holder is entitled pursuant to this Agreement, if applicable, and the amount of dividends or other distributions with a record date after the Closing Date theretofor paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Summit Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Closing Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Summit Common Stock.

Section 2.5. Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former shareholders of First Century for one (1) year after the Closing Date shall be delivered to Summit, upon demand, and any holders of First Century Common Stock who have not theretofor complied with this Article II shall thereafter look only to Summit for payment of their claim for the Stock Consideration, the Cash Consideration, any cash in lieu of fractional shares of Summit Common Stock and any dividends or distributions with respect to Summit Common Stock.

Section 2.6. No Liability. To the fullest extent permitted by Applicable Legal Requirements, neither of Summit nor First Century shall be liable to any former holder of shares of First Century Common Stock for any portion of the Merger Consideration, or any dividends or distributions with respect to the Stock Consideration, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.7. Withholding. Each of the Exchange Agent and Summit shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of First Century Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of First Century Common Stock in respect of which such deduction and withholding was made.

Section 2.8. Dissenting Shares. Each share of First Century Common Stock issued and outstanding immediately before the Effective Time, the holder of which has voted against the approval of this Agreement and the Merger and who has properly perfected his dissenter’s rights of appraisal by following the exact procedure required by Chapter 31D, Article 13 of the WVBCA is referred to herein as a “Dissenting Share.” Each Dissenting Share shall not be converted into or represent the right to receive the Merger Consideration pursuant to this Article II and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the WVBCA. Each holder of a Dissenting Share shall be entitled to receive the value of such Dissenting Share held by him in accordance with the applicable provisions of the WVBCA; provided, such holder complies with the procedures contemplated by and set forth in the applicable provisions of the WVBCA. If any holder of any Dissenting Share shall effectively withdraw or lose such holder’s dissenter’s rights under the applicable provisions of the WVBCA, each such Dissenting Share shall be deemed to have been converted into No Election Shares and to have become exchangeable for, the right to receive the Merger Consideration without any interest thereon in accordance with the provisions of this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FIRST CENTURY

Except as set forth in the disclosure schedule delivered by First Century to Summit prior to the execution hereof (the “First Century Disclosure Schedule”), First Century hereby makes the representations and warranties set forth in this Article III to Summit as of the date hereof and as of the Closing Date. For purposes of the representations and warranties of First Century contained herein, disclosure in any section of the First Century Disclosure Schedule of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by First Century calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more of such representations or warranties, if it is reasonably apparent on the face of the First Century Disclosure Schedule that such disclosure is applicable. The inclusion of any information in any section of the First Century Disclosure Schedule or other document delivered by First Century pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. First Century agrees to provide at the Closing supplemental disclosure schedules reflecting any material changes to the representations and warranties set forth herein between the date of this Agreement and the Closing Date to Summit. Delivery of such supplemental disclosure schedules shall not cure a breach of or modify a representation or warranty.

Section 3.1. Organization, Standing and Power. First Century is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Each of First Century and its Subsidiaries is a corporation, limited liability company, trust or partnership duly organized or formed, as the case may be, validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century. The copies of the First Century Charter and the bylaws of First Century and the articles of incorporation and bylaws of First Century Bank, which have been previously furnished to Summit, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

Section 3.2. Capital Structure.

(a) The authorized capital stock of First Century consists of 10,000,000 shares of First Century Common Stock. As of the date of this Agreement, there are 1,903,120.32 shares of First Century Common Stock issued and outstanding and no shares of First Century Common Stock were held by First Century or any of its Subsidiaries (exclusive of any shares acquired in respect of debts previously contracted (any such shares being referred to herein as “DPC shares”) or in a fiduciary capacity). All of the issued and outstanding shares of First Century Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and the issuance of such shares was not subject to any preemptive or similar rights. First Century has disclosed to Summit all known creditors, whether contingent or otherwise.

(b) Set forth in First Century Disclosure Schedule 3.2(b) is a true, correct and complete list of all outstanding bonds, debentures, notes, trust preferred securities or other similar obligations that First Century or any of its Subsidiaries has issued. Except as set forth in First Century Disclosure Schedule 3.2(b), no Voting Debt of First Century or any First Century Subsidiary is issued or outstanding. All outstanding bonds, debentures, notes, trust preferred securities or other similar obligations of First Century or any of its Subsidiaries were issued in compliance in all material respects with all Applicable Legal Requirements. Except as set forth in First Century Disclosure Schedule 3.2(b), no First Century Subsidiary has issued securities held by any entity other than First Century or a First Century Subsidiary.

(c) Except for this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which First Century or any Subsidiary of First Century is a party or by which it or any such Subsidiary is bound obligating First Century or any Subsidiary of First Century to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of First Century or of any Subsidiary of First Century or obligating First Century or any Subsidiary of First Century to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of First Century or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of First Century or any of its Subsidiaries or (ii) pursuant to which First Century or any of its Subsidiaries is or could be required to register shares of First Century Common Stock or other securities under the Securities Act, except any such contractual obligations entered into after the date hereof to the extent permitted by Section 5.1.

(d) Except as set forth on First Century Disclosure Schedule 3.2(d), since December 31, 2015, First Century has not (i) issued any shares of capital stock, stock appreciation rights or securities exercisable or exchangeable for or convertible into shares of capital stock of First Century or any of its Subsidiaries; (ii) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more First Century Subsidiaries, any shares of capital stock of First Century or any of its Subsidiaries (other than the acquisition of DPC shares in the ordinary course of business consistent with past practice); or (iii) declared, set aside, made or paid to the shareholders of First Century dividends or other distributions on the outstanding shares of capital stock of First Century.

(e) Neither First Century nor any of its Subsidiaries owns, controls or holds for its own account any capital stock or voting securities (including derivative securities) of Summit or any of its Subsidiaries.

Section 3.3. Execution and Delivery; No Violation.

(a) First Century has all requisite corporate power and authority to execute and deliver this Agreement and, subject, in the case of the Merger, to the approval of this Agreement (including the Merger) by the affirmative vote of at least a majority of the shares of First Century Common Stock represented at a meeting in which a quorum exists (the “Required First Century Vote”) and receipt of the Requisite Regulatory Approvals, to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby and thereby have been duly and validly approved by the First Century Board. This Agreement has been duly and validly executed and delivered to Summit. Assuming due authorization, execution and delivery by Summit, this Agreement constitutes valid and binding obligations of First Century, enforceable against First Century in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b) The First Century Board has directed that this Agreement and the Transactions contemplated hereby be submitted to its shareholders for approval at an annual or special meeting and, except for the adoption of this Agreement by Required First Century Vote, no other votes are necessary to approve this Agreement and to consummate the Transactions contemplated hereby and thereby.

(c) Neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby, nor compliance by First Century with any of the terms or provisions hereof (provided the Required First Century Vote and the Requisite Regulatory Approvals are obtained) shall (i) violate any provision of the charters, articles, certificates or bylaws of First Century or the organizational or governing documents of any of its Subsidiaries; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Century, any of its Subsidiaries or any of their respective Properties (as defined in Section 9.1) or assets; (iii) except as set forth on First Century Disclosure Schedule 3.3(c), violate, conflict with, result in a breach of any provision of, or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest of any kind or nature (“Lien”) upon any of the respective Properties or assets of First Century or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which First Century or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries or any of their respective Properties, assets or business activities may be bound or affected.

Section 3.4. Consents and Approvals. Except for the Requisite Regulatory Approvals applicable to First Century, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by First Century or any of its Subsidiaries in connection with the execution and delivery of this Agreement by First Century or the consummation by First Century and its Subsidiaries of the Transactions contemplated hereby. As of the date of this Agreement, First Century knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the Transactions contemplated hereby should not be obtained on a timely basis.

Section 3.5. Reports. Since January 1, 2012, First Century and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed by them under any Applicable Legal Requirements with the Federal Reserve, the Federal Deposit Insurance Corporation (the “FDIC”), the West Virginia Division of Financial Institutions, and with any other applicable Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports, registrations and statements (including the financial statements, exhibits and schedules therein) complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Entity with which they were filed.

Section 3.6. Financial Statements.

(a) First Century has furnished to Summit copies of the audited consolidated balance sheets of First Century as of December 31, 2015, 2014 and 2013, the audited consolidated statements of income and changes in shareholders’ equity for the years ended December 31, 2015, 2014 and 2013, and statements of cash flows for the years ended December 31, 2015, 2014 and 2013, and the unaudited consolidated balance sheets, statements of income, changes in shareholders’ equity and statements of cash flows for the quarter ended March 31, 2016 (such balance sheets and the related statements of income, changes in shareholders’ equity and cash flows are collectively referred to herein as the “First Century Financial Statements”). The First Century Financial Statements (including the related notes) complied as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared according to generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), fairly present, in all material respects, the consolidated financial condition of First Century and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end adjustments that were not material in amount or effect), and the accounting records underlying the First Century Financial Statements accurately and fairly reflect in all material respects the transactions of First Century. The First Century Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(b) First Century has furnished Summit with true and complete copies of the Reports of Condition and Income as of December 31, 2015, December 31, 2014, December 31, 2013 and March 31, 2016 (the “Bank Call Reports”) for First Century Bank. The Bank Call Reports fairly present, in all material respects, the financial position of First Century Bank and the results of its operations at the date and for the period indicated in that Bank Call Report in conformity with the instructions to the Bank Call Report. The Bank Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. First Century Bank has calculated its allowance for loan and lease losses (“ALLL”) in accordance with regulatory accounting principles, including the Instructions for Preparation of Consolidated Reports of Condition and Income and the Interagency Policy Statement on the Allowance for Loan and Lease Losses as applied to banking institutions and in accordance with all applicable rules and regulations (“RAP”). The allowance for loan losses account for First Century Bank is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of First Century Bank; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing, or the collectability of, such loans.

Section 3.7. Undisclosed Liabilities. Except for (a) those liabilities that are fully reflected or reserved for in the consolidated financial statements of First Century included in the First Century Financial Statements for the fiscal quarter ended December 31, 2015, (b) liabilities incurred since December 31, 2015 in the ordinary course of business consistent with past practice, and (c) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century and its Subsidiaries, and since December 31, 2015, First Century and its Subsidiaries have not incurred to the date of this Agreement, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not required to be reflected in First Century’s Financial Statements in accordance with GAAP).

Section 3.8. Compliance with Applicable Legal and Reporting Requirements.

(a) First Century and its Subsidiaries hold all permits, authorizations, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the businesses of First Century and its Subsidiaries, taken as a whole (the “First Century Permits”), the First Century Permits are in full force and effect and First Century and its Subsidiaries are in compliance with the terms of the First Century Permits, except where the failure so to hold, be in full force and effect or comply, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century.

(b) Except as set forth on First Century Disclosure Schedule 3.8(b), since December 31, 2012, each of First Century and its Subsidiaries has conducted its business in compliance in all material respects with all material Applicable Legal Requirements applicable to First Century, its Subsidiaries or to the employees conducting such businesses, except for violations that have been cured or remedied. To the knowledge of First Century, no investigation by any Governmental Entity with respect to First Century or any of its Subsidiaries is pending or threatened nor is there any unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of First Century or its Subsidiaries.

Section 3.9. Accounting and Internal Controls.

(a) The records, systems, controls, data and information of First Century and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of First Century or its Subsidiaries (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls of First Century.

(b) Since December 31, 2012, neither First Century nor any of its Subsidiaries or, to the knowledge of First Century, any director, officer, employee, auditor, accountant or representative of First Century or any of its Subsidiaries has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of First Century or any of its Subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that First Century or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.10. Legal Proceedings. Except as set forth in First Century Disclosure Schedule 3.10, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of First Century, threatened, against or affecting First Century or any Subsidiary of First Century involving a monetary claim in excess of $100,000 or requesting injunctive or other equitable relief, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator issued and in effect against First Century or any Subsidiary of First Century having, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century or on the Surviving Entity or any Subsidiary of First Century. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of First Century, threatened against First Century that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by First Century pursuant hereto or thereto or seeks to enjoin or otherwise restrain the Transactions contemplated hereby or thereby.

Section 3.11. Taxes. Except as set forth in First Century Disclosure Schedule 3.11:

(a) Each of First Century and the First Century Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all income tax returns and all material tax returns other than income tax returns required to be filed by it, and all such filed tax returns were true, correct and complete in all material respects. All taxes due and owing by First Century and the First Century Subsidiaries (whether or not shown on any tax return) have been timely paid, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on the First Century Financial Statements. First Century has no liability for taxes in excess of the amount reserved or provided for in the First Century Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b) No written or, to the knowledge of First Century, unwritten notice of any deficiency with respect to taxes that has been proposed, asserted or assessed against First Century or any of the First Century Subsidiaries and has not previously been paid has been received by First Century or any First Century Subsidiary.

(c) There are no disputes currently pending with respect to, or claims or assessments asserted in writing for, any amount of taxes upon First Century or any of its Subsidiaries, nor has First Century or any of its Subsidiaries given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

(d) To the knowledge of First Century, no tax return of First Century or any First Century Subsidiary is currently under audit or examination by any Governmental Entity. No written or, to the knowledge of First Century, unwritten notice of such an audit or examination by any Governmental Entity has been received by First Century or any First Century Subsidiary. Any assessments for taxes due with respect to any completed and settled examinations or any concluded litigation have been fully paid.

(e) Neither First Century nor any First Century Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock under Section 355 of the Code (i) within the two (2)-year period ending prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions contemplated by this Agreement.

(f) Neither First Century nor any First Century Subsidiary has any liability for any tax under Treasury Regulation Section 1.1502-6 or any similar provision of any other tax law, except for taxes of the affiliated group of which First Century is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of any other tax law.

(g) Neither First Century nor any First Century Subsidiary has taken or agreed to take (or failed to take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(h) Neither First Century nor any First Century Subsidiary is or has been a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).

(i) First Century and the First Century Subsidiaries have withheld (or shall withhold) from payments to or on behalf of its employees, independent contractors, creditors, shareholders or other third parties, and have timely paid (or shall timely pay) to the appropriate Governmental Entity, all material amounts required to be withheld from such persons in accordance with applicable tax law.

(j) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes.

(k) Neither First Century nor any First Century Subsidiary is a party to or bound by any tax sharing agreement, tax indemnity obligation or agreement or arrangement with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any Governmental Entity) or has liability for the taxes of another Person (other than First Century or any First Century Subsidiary) as a transferee or successor, by contract or otherwise.

(l) Neither First Century nor any First Century Subsidiary is required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or before the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or before the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iv) installment sale or open transaction disposition made on or before the Closing Date; (v) prepaid amount received on or before the Closing Date, or (vi) election under Section 108(i) of the Code.

(m) Neither First Century nor any First Century Subsidiary has been a United States real property holding corporation within the meaning of the Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(i)(ii).

(n) No claim has been made within the last three (3) years by an authority in a jurisdiction where First Century or any First Century Subsidiary does not file tax returns that First

Century or any First Century Subsidiary may be subject to taxation by that jurisdiction. Within the past three (3) years, the IRS has not challenged the interest deduction on any of First Century or any First Century Subsidiary’s debt on the basis that such debt constitutes equity for federal income tax purposes.

(o) Neither First Century nor any First Century Subsidiary has received any letter ruling from the Internal Revenue Service (or any comparable ruling from any other taxing authority).

(p) For purposes of this Section 3.11 and Section 5.1(l): (i) the term “tax” or “taxes” shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, duties, customs, fees, impositions or other similar government charges, including income, estimated, margin, gross margin, net margin, business, occupation, franchise, real property, payroll, alternative or add-on minimum, social security (or similar), unemployment, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture, unclaimed property or other taxes of any kind whatsoever, whether disputed or not, including any interest, penalties, finds and additions (to the extent applicable) thereto, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person; and (ii) the term “tax return” shall mean tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto and any amendment thereto (including, without limitation, any amended tax returns) relating to taxes.

Section 3.12. Certain Agreements. Except as set forth in First Century Disclosure Schedule 3.12 and except for this Agreement, neither First Century nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) with respect to the employment or services of any directors or executive officers, or with any consultants that are natural persons, (b) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (c) that limits the ability of First Century or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person, or which requires referrals of business or requires First Century or any of its affiliates to make available investment opportunities to any Person on a priority, equal or exclusive basis, (d) with or to a labor union or other collective bargaining representative (including any collective bargaining agreement), (e) in the case of a First Century Benefit Plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events), or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement, (f) that would prohibit or delay the consummation of any of the transactions contemplated by this Agreement, (g) that involve the payment of more than $250,000 and are not terminable without penalty on notice of ninety (90) days or less, (h) real property leases or (i) agreements providing for indemnification, contribution or any guaranty in favor of any officer or director or that were not entered into in the ordinary course of business. First Century has previously made available to Summit complete and accurate copies of each contract, arrangement, commitment or understanding of the type described in this Section 3.12 (collectively referred to herein as the “First Century Contracts”). All of the First Century Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century or any of its Subsidiaries. Neither First Century nor any of its Subsidiaries has, and to the knowledge of First Century, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any First Century Contract, except in each case for those violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century or any of its Subsidiaries.

Section 3.13. Benefit Plans.

(a) With respect to each “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any stock purchase, stock option, severance, employment, change-in-control, educational assistance, adoption assistance, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not (all the foregoing being herein called “Benefit Plans”), under which any employee, director, independent contractor or former employee, director or independent contractor of First Century or any of its Subsidiaries, or any spouse or dependent of any such employee or director, has any present or future right to benefits, and which is (or was prior to its termination) sponsored, maintained or contributed to by First Century or any of its Subsidiaries or under which First Century or any of its Subsidiaries has any present or future liability (the “First Century Benefit Plans”), First Century has provided Summit a true, correct and complete copy of (i) the most recent annual report (Form 5500) filed with the IRS and, where applicable, the related audited financial statements thereof, (ii) such First Century Benefit Plan Document and all related amendments thereto, (iii) each trust agreement, summary employee booklets or handbooks, annuity contracts, insurance policies or any other funding instruments (“Funding Arrangements”) relating to such First Century Benefit Plan and all related amendments thereto, (iv) the most recent summary plan description for each First Century Benefit Plan for which a summary plan description is required by ERISA, for Benefit Plans not subject to ERISA or that are unwritten, any relevant written summaries distributed to participants, if any, (v) any current contracts with independent contractors (including actuaries, investment managers, etc.) that relate to any First Century Benefit Plan, and (vi) the most recent determination letter (or equivalent) issued by the IRS with respect to any First Century Benefit Plan qualified under Section 401(a) of the Code. There are no unwritten amendments to any First Century Benefit Plan.

(b) Except for the self-directed brokerage account feature of First Century’s 401(k) Plan, no First Century Benefit Plan is invested in or provides the opportunity for participants or beneficiaries therein to purchase or otherwise acquire any employer securities or employer real property (within the meaning of Section 407(d) of ERISA) or any option, warrant or other right to acquire such employer securities or any interest therein.

(c) All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable on or before the Closing Date have been timely paid to or made with respect to each First Century Benefit Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with customary accounting practices.

(d) Other than as disclosed on First Century Disclosure Schedule 3.13(d), no First Century Benefit Plan is subject to Title IV of ERISA or is a defined benefit plan within the meaning of Section 3(35) of ERISA or, without limitation, either a multiple employer plan (including plans sponsored by an employee leasing or professional employer organization), or “multi-employer plan” (as either such term is defined in the Code or ERISA). Other than as disclosed on First Century Disclosure Schedule 3.13(d), no First Century Benefit Plan is subject to the funding standards of Code Section 412 or 436 or Section 302 of ERISA.

(e) There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law by First Century or any of its affiliates, officers, directors, agents or employees, applicable to the First Century Benefit Plans that would directly or indirectly subject Summit, First Century or any of their respective Subsidiaries to any material taxes, penalties or other liabilities, including any liability arising through indemnification.

(f) Each First Century Benefit Plan that is represented to be qualified under Code Section 401(a) either has a favorable determination letter that covers all existing amendments up to and including the Pension Protection Act of 2006 or is an adoption of a prototype or volume submitter plan for which a favorable opinion letter has been issued up to and including the Pension Protection Act of 2006, on which First Century or a First Century Subsidiary is entitled to reliance equivalent to a determination letter, and, in either case, neither First Century nor any First Century Subsidiary has any obligation to adopt any amendments for which the remedial amendment period under Code Section 401(b) has expired, and First Century is not aware of any circumstances likely to result in revocation of any such favorable determination or inability to rely on any opinion letter. Each First Century Benefit Plan has been operated in compliance, in all material respects, with applicable law and in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code and, except as disclosed on First Century Disclosure Schedule 3.13(f), all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each First Century Benefit Plan have been timely and completely filed or distributed.

(g) There are no pending claims, lawsuits or actions relating to any First Century Benefit Plan (other than ordinary course claims for benefits) and, to the knowledge of First Century none are threatened.

(h) Except as disclosed on First Century Disclosure Schedule 3.13(h), no written or oral representations have been made to any employee or former employee of First Century or any of its Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such individual, their dependent, or any beneficiary for any period of time beyond termination of employment, except as required by Section 4980B of the Code or other applicable law, and at no expense to First Century or any of its subsidiaries. Except as disclosed on First Century Disclosure Schedule 3.13(h), and except respecting any acceleration of vesting or payment on termination or actual or deemed partial termination of any Benefit Plan, neither the Merger, nor subsequent events where consequences result solely as a result of both the occurrence of the subsequent event and the occurrence of the Merger, shall accelerate the time of payment or vesting, or increase the amount, of compensation due by First Century or any of its Subsidiaries or any First Century Benefit Plan to any employee, officer, former employee or former officer of First Century or any of its Subsidiaries.

(i) Except as set forth in First Century Disclosure Schedule 3.13(i), the consummation of the transactions contemplated by this Agreement will not result in any entitlement to payment to any present or former employee or director of First Century or any Subsidiary of First Century of any money or other property, or acceleration of any rights or benefits, under any First Century Benefit Plan or other contract or existing arrangement, except respecting any acceleration of vesting or payment on termination or actual or deemed partial termination of any Benefit Plan. Unless specifically disclosed on such schedule, no such payment will be nondeductible or subject to excise tax under Code Section 4999 or 280G, nor will First Century, Summit or any of their respective Subsidiaries be required to “gross up” or otherwise compensate any Person because of the limits contained in such Code sections.

(j) Except as set forth in First Century Disclosure Schedule 3.13(j), there are no surrender charges, penalties, or other costs or fees that would be imposed by any Person against First Century, any First Century Subsidiary, any First Century Benefit Plan, or any other Person, including without limitation, any First Century Benefit Plan participant or beneficiary as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any First Century Benefit Plan.

(k) Each First Century Benefit Plan which is a “group health plan” (as defined in the Code and ERISA) has been operated in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code and any analogous state law. Each such plan is in compliance, in all material respects, with, and no such plan has been operated in a manner that would result in the incurrence of any material penalty to First Century, the Surviving Entity or any of their respective Subsidiaries under those Sections of ERISA and the Code and under the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable.

(l) All obligations required to be performed by First Century and its Subsidiaries under any First Century Benefit Plan have been performed by them in all material respects and they are not in default under or in violation of any material provision of any First Century Benefit Plan. To First Century’s knowledge, no event has occurred that would constitute grounds for an enforcement action by any party against First Century or any of its Subsidiaries under part 5 of Title I of ERISA under any First Century Benefit Plan.

(m) Except as described in First Century Disclosure Schedule 3.13(m), First Century and its Subsidiaries have current contracts with one or more insurance company(ies) for each of its Benefit Plans that provide coverage for health, dental, vision, life disability, survivor income benefits, or similar welfare benefit coverages relating to any First Century Benefit Plan. None of such Benefit Plans is self-insured by First Century or funded by First Century through or provided by First Century to its employees under a voluntary employees beneficiary association (VEBA) or a multiple employer welfare arrangement (MEWA).

(n) Except as set forth in First Century Disclosure Schedule 3.13(n), First Century or a First Century Subsidiary may, at any time, amend or terminate any First Century Benefit Plan that it sponsors or maintains and may withdraw from any First Century Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring any material liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

(o) Except as disclosed on First Century Disclosure Schedule 3.13(o), each First Century Benefit Plan that is a Nonqualified Deferred Compensation Plan subject to Code § 409A has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Section 409A of the Code and all applicable IRS regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after

October 3, 2004, or has been amended in a manner that conforms with the requirements of Section 409A of the Code, and (ii) since January 1, 2009, been materially in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. No additional tax under Section 409A(a)(1)(ii) of the Code has been or is reasonably expected to be incurred by a participant in any such First Century Benefit Plan or other contract, plan, program, agreement, or arrangement that has not been previously reported to the IRS by First Century. Except as disclosed on First Century Disclosure Schedule 3.13(o), neither First Century nor any of its Subsidiaries is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(ii) of the Code.

Section 3.14. Bank Subsidiary. Except as set forth in First Century Disclosure Schedule 3.14, First Century owns all of the outstanding shares of capital stock of First Century Bank, free and clear of any Lien. All of the shares of capital stock of First Century Bank have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. First Century Bank is an “insured bank” as defined in the Federal Deposit Insurance Act (the “FDIA”) and applicable regulations thereunder. First Century Bank is a West Virginia-state chartered member bank whose primary federal bank regulator is the Federal Reserve.

Section 3.15. Agreements with Regulators. Except as set forth in First Century Disclosure Schedule 3.15, neither First Century nor any Subsidiary of First Century is a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted since December 31, 2012 any policies, procedures or board resolutions at the request of, any Governmental Entity that restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has First Century or any First Century Subsidiary been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. First Century and its Subsidiaries are in compliance with all of the foregoing so listed in First Century Disclosure Schedule 3.15. There are no formal or informal investigations, known to First Century, relating to any regulatory matters pending before any Governmental Entity with respect to First Century or any of its Subsidiaries. Neither of First Century nor any First Century Subsidiary or any of their respective executive officers or, to the knowledge of First Century, any of their respective directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws that would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the knowledge of First Century, threatened.

Section 3.16. Absence of Certain Changes or Events. From December 31, 2015 through the date of this Agreement: (a) First Century and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, (b) there has not been any change, circumstance, state of facts or event (including any event involving a prospective change) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century or the Surviving Entity and (c) there has not been (i) any action or event of the type that would have required the consent of Summit under Section 5.1 or (ii) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of First Century or any of its Subsidiaries (whether or not covered by insurance).

Section 3.17. Takeover Statutes. Either this Agreement and the transactions contemplated hereby are exempt from, or the First Century Board has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and such transactions, the restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law (any such laws, “Takeover Statutes”) applicable to First Century or any of its Subsidiaries.

Section 3.18. Vote Required. The Required First Century Vote is the only vote of the holders of any class or series of First Century capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby to which it is a party.

Section 3.19. Properties. First Century or any of its Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the First Century Financial Statement being owned by First Century or one of its Subsidiaries or acquired after the date thereof that are material to First Century’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except for Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited balance sheet included in the First Century Financial Statements or acquired after the date thereof that are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without any material default thereunder by the lessee or, to First Century’s knowledge, the lessor.

Section 3.20. Condition of Assets. Except as set forth on First Century Disclosure Schedule 3.20, all tangible assets, including furniture, fixtures and equipment, used by First Century and its Subsidiaries are in operating condition, ordinary wear and tear excepted, and conform with all material Applicable Legal Requirements. Each of First Century and its Subsidiaries owns or leases all of the assets and Properties necessary to carry on its business in the manner in which it is presently conducted. The premises or equipment of First Century and its Subsidiaries is not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

Section 3.21. Intellectual Property. First Century and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the “First Century Intellectual Property”) necessary to carry on their business substantially as currently conducted, except where such failures to own or validly license such First Century Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century. Neither First Century nor any such Subsidiary has received any notice of infringement of or conflict with and, to First Century’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any First Century Intellectual Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Century.

Section 3.22. Loan Portfolio.

(a) Except as set forth on First Century Disclosure Schedule 3.22, neither First Century nor any of its Subsidiaries is a party to any written or oral (i) Loans under the terms of which the obligor was, as of March 31, 2016, ninety (90) days or more delinquent in payment of principal or interest or, to the knowledge of First Century, in default of any other provision, or (ii) Loans with any director, executive officer or 5% or greater shareholder of First Century or any of its Subsidiaries, or to the knowledge of First Century, any affiliate of any of the foregoing. Set forth in First Century Disclosure Schedule 3.22 is a true, correct and complete list of (i) all of the Loans of First Century and its Subsidiaries that, as of March 31, 2016, were classified by First Century as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial real estate, commercial and industrial, consumer, other), all of the other Loans of First Century and its Subsidiaries that, as of March 31, 2016, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category, and (iii) each asset of First Century or any of its Subsidiaries that, as of March 31, 2016, was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof; it being understood and agreed that the Loans referenced in clauses (i) and (ii) of this sentence include any Loans so classified by First Century or by any Governmental Entity.

(b) Each Loan of First Century and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of First Century and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restriction, claims, liens or encumbrances, as applicable, that have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing.

(c) Each outstanding Loan of First Century and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of First Century and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all Applicable Legal Requirements.

(d) Except as set forth in First Century Disclosure Schedule 3.22(d), none of the agreements pursuant to which First Century or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e) There are no outstanding Loans made by First Century or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve) of First Century or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

Section 3.23. Insurance. Set forth in First Century Disclosure Schedule 3.23 is a true, correct and complete list of all insurance policies maintained by First Century and its Subsidiaries. All such insurance policies and bonds are in full force and effect and neither First Century nor any of its Subsidiaries is in material default under any such policy or bond. Except as set forth in First Century Disclosure Schedule 3.23, as of the date hereof, there are no claims in excess of $100,000 under any of such insurance policies or bonds, which claims are pending or as to which coverage has been denied or disputed by the underwriters of such insurance policies or bonds.

Section 3.24. Indemnification. To the knowledge of First Century, no action or failure to take action by any present or former director, officer, employee or agent of First Century or its Subsidiaries has occurred that would give rise to a material claim by any such individual for indemnification from First Century or its Subsidiaries.

Section 3.25. Transactions with Affiliates. Except for any Benefit Plans or as set forth in First Century Disclosure Schedule 3.25, there are no agreements, contracts, plans, arrangements or other transactions between First Century or any of its Subsidiaries, on the one hand, and any (i) officer or director of First Century or any of its Subsidiaries, (ii) record or beneficial owner of 5% or more of the voting securities of First Century, (iii) affiliate or family member of any such officer, director or record or beneficial owner or (iv) any other affiliate of First Century, on the other hand, except those of a type available to employees of First Century generally. Except as set forth in First Century Disclosure Schedule 3.25, there are no “covered transactions,” including any Loans engaged in by First Century, with any “affiliate” (as such terms are defined in Section 23A of the Federal Reserve Act and Regulation W promulgated thereunder) other than those covered transactions which were engaged in and continue to be in compliance with Section 23A and Regulation  W.

Section 3.26. Absence of Certain Business Practices. Neither First Century nor any of its Subsidiaries or any of their respective officers, employees or agents, nor any other Person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of First Century or any of its Subsidiaries (or assist First Century or any of its Subsidiaries in connection with any actual or proposed transaction) that violates any Applicable Legal Requirement to First Century or any of its Subsidiaries.

Section 3.27. Environmental Compliance. Except as set forth on First Century Disclosure Schedule 3.27:

(a) First Century, its Subsidiaries and their respective Properties are in material compliance with all Environmental Laws. First Century is not aware of, nor has First Century or any of its Subsidiaries received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of First Century and its Subsidiaries with all Environmental Laws.

(b) First Century and its Subsidiaries have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

(c) No Hazardous Materials exist on, about or within any of the Properties, nor to First Century’s knowledge have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that First Century and its Subsidiaries makes and intends to make of the Properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

(d) There is no action, suit, proceeding, investigation, or inquiry before any Governmental Entity pending or to First Century’s knowledge threatened against First Century or any of its Subsidiaries relating in any way to any Environmental Law. To the knowledge of First Century, neither First Century nor any of its Subsidiaries has any liability for remedial action under any Environmental Law. Neither First Century nor any of its Subsidiaries has received any request for information by any Governmental Entity with respect to the condition, use or operation of any of the Properties nor has First Century or any of its Subsidiaries received any notice of any kind from any Governmental Entity or other Person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

Section 3.28. Derivatives. All swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a “Derivative Contract”), whether entered into for First Century’s own account, or for the account of one or more of its Subsidiaries or their respective customers, were entered into (a) in accordance with prudent business practices and all Applicable Legal Requirements and (b) with counterparties that First Century believes to be financially responsible. Each Derivative Contract of First Century or any of its Subsidiaries constitutes the valid and legally binding obligation of First Century or one or more of its Subsidiaries, as the case may be, that is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing), and is in full force and effect. Neither First Century nor its Subsidiaries, nor, to the knowledge of First Century, any other party thereto, is in breach of any of its obligations under any Derivative Contract of First Century or one of its Subsidiaries. The financial position of First Century and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Contract has been reflected in the books and records of First Century and such Subsidiaries in accordance with GAAP applied on a consistent basis.

Section 3.29. Books and Records. The minute books, stock certificate books and stock transfer ledgers of First Century and its Subsidiaries have been kept in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of First Century or any of its Subsidiaries that properly should have been set forth therein and that have not been accurately so set forth.

Section 3.30. Employee Relationships. First Century and its Subsidiaries have complied in all material respects with all Applicable Legal Requirements relating to their relationships with their employees, and First Century believes that the relationships between First Century and its Subsidiaries with such employees are good. To the knowledge of First Century, no executive officer or manager of any of the operations of First Century or any of its Subsidiaries or any group of employees of First Century or any of its Subsidiaries has or have any present plans to terminate their employment prior to or as a result of the consummation of any of the transactions contemplated hereunder other than those employees listed on First Century Disclosure Schedule 3.30.

Section 3.31. Fiduciary Responsibilities. First Century and its Subsidiaries have performed in all material respects all of their respective material fiduciary duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all Applicable Legal Requirements and agreements and instruments.

Section 3.32. Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except for Sandler O’Neill & Partners, L.P. First Century has disclosed to Summit as of the date hereof the aggregate fees provided for in connection with the engagement by First Century of Sandler O’Neill & Partners, L.P. related to the Merger and the other transactions contemplated hereunder.

Section 3.33. Opinion of Financial Advisor of First Century. First Century has received the opinion in writing of its financial advisor, Sandler O’Neill & Partners, L.P., on the date hereof to the effect that, subject to the limitations and qualifications expressed therein, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of First Century Common Stock.

Section 3.34. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither First Century nor any other Person on behalf of First Century is making or has made any express or implied representation or warranty with respect to First Century or with respect to any other information provided to Summit in connection with the transactions contemplated herein. Neither First Century nor any other Person shall have or be subject to any liability or indemnification obligation to Summit or any other Person resulting from the distribution to Summit, or the use by Summit of, any such information, including any information, documents, projections, forecasts or other material made available to Summit in any “virtual data room” or management presentation in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article III. First Century acknowledges that Summit is making no representations or warranties other than the representations and warranties expressly contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUMMIT

Except as set forth in the disclosure schedule delivered by Summit to First Century prior to the execution hereof (the “Summit Disclosure Schedule”), Summit hereby makes the representations and warranties set forth in this Article IV to First Century as of the date hereof and as of the Closing Date. For purposes of the representations and warranties of First Century contained herein, disclosure in any section of the Summit Disclosure Schedule of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Summit calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more of such representations or warranties, if it is reasonably apparent on the face of the Summit Disclosure Schedule that such disclosure is applicable. The inclusion of any information in any section of the Summit Disclosure Schedule or other document delivered by First Century pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. Summit agrees to provide at the Closing supplemental disclosure schedules reflecting any material changes to the representations and warranties set forth herein between the date of this Agreement and the Closing Date to Summit. Delivery of such supplemental disclosure schedules shall not cure a breach of or modify a representation or warranty.

Section 4.1. Organization, Standing and Power. Summit is a bank holding company registered under the BHC Act. Each of Summit and its Subsidiaries is a corporation, limited liability company, trust or partnership duly organized or formed, as the case may be, validly existing and/or, in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Summit. The copies of the Summit Charter and the bylaws of Summit, the articles of incorporation and bylaws of Summit Community Bank, which have been previously furnished to First Century, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

Section 4.2. Capital Structure.

(a) The authorized capital stock of Summit consists of 20,000,000 shares of Summit Common Stock and 250,000 shares of preferred stock, $1.00 par value per share, of which none are issued or outstanding. As of the date of this Agreement, there are (i) 10,681,880 shares of Summit Common Stock issued and outstanding, (ii) 500,000 shares of Summit Common Stock reserved for issuance upon the exercise of various equity awards granted under the 2014 Long-Term Incentive Plan (“Summit Stock Awards”), (iii) 73,430 options to acquire Summit Common Stock under the 2009 Officer Stock Option Plan and 1998 Officer Stock Option Plan, and (v) no other shares of capital stock or other voting securities of Summit issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Summit Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Voting Debt, trust preferred or similar securities, or subordinated debt securities of Summit or any Summit Subsidiary are issued or outstanding, except as set forth on Summit Disclosure Schedule 4.2(a). All outstanding bonds, debentures, notes, trust preferred securities or other similar obligations of Summit or any of its Subsidiaries were issued in compliance in all material respects with all Applicable Legal Requirements.

(b) No Summit Subsidiary has issued securities held by any entity other than Summit or a Summit Subsidiary.

(c) Except for (i) this Agreement, (ii) the employment agreements contemplated by this Agreement with the officers of First Century or any of its Subsidiaries, and (iii) as set forth in Section 4.2(a) above, as of the date of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Summit or any Subsidiary of Summit is a party or by which it or any such Subsidiary is bound obligating Summit or any Subsidiary of Summit to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of Summit or of any Subsidiary of Summit or obligating Summit or any Subsidiary of Summit to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Summit or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Summit or any of its Subsidiaries or (ii) pursuant to which Summit or any of its Subsidiaries is or could be required to register shares of Summit Common Stock or other securities under the Securities Act.

(d) Neither Summit nor any of its Subsidiaries owns, controls or holds for its own account any capital stock or voting securities (including derivative securities) of First Century or any of its Subsidiaries.

Section 4.3. Execution and Delivery; No Violation.

(a) Summit has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Requisite Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Summit Board. This Agreement has been duly and validly executed and delivered to First Century. Assuming due authorization, execution and delivery by First Century, this Agreement constitutes valid and binding obligations of Summit, enforceable against Summit in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Summit with any of the terms or provisions hereof (provided the Required First Century Vote and the Requisite Regulatory Approvals are obtained) shall (i) violate any provision of the charters, articles, certificates or bylaws of Summit or the organizational or governing documents of any of its Subsidiaries; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Summit, or any of its Subsidiaries, or any of their respective Properties or assets; (iii) violate, conflict with, result in a breach of any provision of, or the loss of any benefit under, constitute a default (or an event that, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective Properties or assets of Summit or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Summit or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries or any of their respective Properties, assets or business activities may be bound or affected.

Section 4.4. Consents and Approvals. Except for the Requisite Regulatory Approvals applicable to Summit, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Summit or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Summit or the consummation by Summit and its Subsidiaries of the transactions contemplated hereby. As of the date of this Agreement, Summit knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated hereby should not be obtained on a timely basis.

Section 4.5. SEC Documents; Regulatory Reports; Undisclosed Liabilities.

(a) Summit has timely filed all reports, schedules, registration statements and other documents required under Applicable Legal Requirements to be filed by it with the SEC since December 31, 2012 (the “Summit SEC Documents”). Summit has delivered or made available to First Century true, correct and complete copies of all Summit SEC Documents, all comment letters received by Summit from the SEC since December 31, 2012, all responses to such comment letters by or on behalf of Summit and all other correspondence since December 31, 2012 between the SEC and Summit, in each case to the extent not available to the public in completely unredacted form on EDGAR. No Subsidiary of Summit is, or since December 31, 2011 has been, required to file any form, report, registration statement or other document with the SEC. As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Summit SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the SOX Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Summit SEC Documents, and none of the Summit SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of Summit included in the Summit SEC Documents complied, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Summit and its consolidated Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulations S-X of the SEC (but only if, in the case of interim financial statements included in Summit SEC Documents since Summit’s most recent Annual Report on Form 10-K, such notes would not differ materially from the notes to the financial statements included in such Annual Report) and (ii) normal, recurring year-end adjustments (but only if the effect of such adjustments would not, individually or in the aggregate, be material). No financial statements of any Person other than the Subsidiaries of Summit are, or, since December 31, 2011 have been, required by GAAP to be included in the consolidated financial statements of Summit.

(b) Since December 31, 2012, Summit and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed by them under any Applicable Legal Requirements with the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency the Small Business Administration, and with any other applicable Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports, registrations and statements (including the financial statements, exhibits and schedules therein) complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Entity with which they were filed.

(c) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of Summit included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, as filed with the SEC prior to the date of this Agreement, (ii) liabilities incurred since March 31, 2016 in the ordinary course of business consistent with past practice, and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Summit, Summit and its Subsidiaries do not have, and since March 31, 2016 and its Subsidiaries have not incurred to the date of this Agreement, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not required to be reflected in the Summit Financial Statements in accordance with GAAP).

(d) Summit is, and since December 31, 2012 has been, in compliance with the applicable listing and corporate governance rules and regulations of Nasdaq.

(e) As used in this Section 4.5, the term “file” shall be broadly construed to include any manner in which a document or information is filed, furnished, transmitted or otherwise made available to the SEC or any other Governmental Entity.

Section 4.6. Compliance with Applicable Legal and Reporting Requirements.

(a) Summit and its Subsidiaries hold all permits, authorizations, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the businesses of Summit and its Subsidiaries, taken as a whole (the “Summit Permits”), the Summit Permits are in full force and effect and Summit and its Subsidiaries are in compliance with the terms of the Summit Permits, except where the failure so to hold, be in full force and effect or comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Summit.

(b) Since December 31, 2012, each of Summit and its Subsidiaries has conducted its business in compliance in all material respects with all Applicable Legal Requirements applicable to Summit or any of its Subsidiaries or to the employees conducting such businesses, except for violations that have been cured or remedied. To the knowledge of Summit, no investigation by any Governmental Entity with respect to Summit or any of its Subsidiaries is pending or threatened nor is there any unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of Summit or its Subsidiaries.

Section 4.7. Accounting and Internal Controls.

(a) The records, systems, controls, data and information of Summit and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Summit or its Subsidiaries (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls of Summit.

(b) Since December 31, 2012, neither Summit nor any of its Subsidiaries or, to the knowledge of Summit, any director, officer, employee, auditor, accountant or representative of Summit or any of its Subsidiaries has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Summit or any of its Subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that Summit or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 4.8. Legal Proceedings. Except as set forth in Summit Disclosure Schedule 4.8, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Summit, threatened, against or affecting Summit or any Subsidiary of Summit involving a monetary claim in excess of $300,000 or requesting injunctive or other equitable relief, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator issued and in effect against Summit or any Subsidiary of Summit having, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Summit or on the Surviving Bank or any Subsidiary of Summit. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Summit, threatened against Summit that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Summit pursuant hereto or thereto or seeks to enjoin or otherwise restrain the Transactions contemplated hereby or thereby.

Section 4.9. Bank Subsidiary. Summit owns all of the outstanding shares of capital stock of Summit Community Bank, free and clear of any Lien, except as set forth on Summit Disclosure Schedule 4.9. All of the shares of capital stock of Summit Community Bank have been duly authorized and validly issued and are fully paid and non-assessable (except as provided under applicable law) and not subject to preemptive rights. Summit Community Bank is an “insured bank” as defined in the FDIA and applicable regulations thereunder. Summit Community Bank is a West Virginia banking corporation whose primary federal bank regulator is the FDIC.

Section 4.10. Agreements with Regulators. Except as set forth in Summit Disclosure Schedule 4.10, neither Summit nor any Subsidiary of Summit is a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted since December 31, 2012 any policies, procedures or board resolutions at the request of, any Governmental Entity that restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Summit or any Summit Subsidiary been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Summit and its Subsidiaries are in compliance with all of the foregoing so listed in Summit Disclosure Schedule 4.10. There are no formal or informal investigations, known to Summit, relating to any regulatory matters pending before any Governmental Entity with respect to Summit or any of its Subsidiaries. Neither of Summit nor any Summit Subsidiary or any of their respective executive officers or, to the knowledge of Summit, any of their directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws that would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the knowledge of Summit, threatened.

Section 4.11. Absence of Certain Changes or Events. From December 31, 2015 through the date of this Agreement: (a) Summit and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, (b) there has not been any change, circumstance, state of facts or event (including any event involving a prospective change) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Summit or the Surviving Entity, and (c) there has not been (i) any action or event of the type that would have required the consent of First Century under Section 5.2 or (ii) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Summit or any of its Subsidiaries (whether or not covered by insurance).

Section 4.12. No Vote Required. No approval by the holders of any class or series of Summit capital stock is necessary to approve this Agreement or authorize the transactions contemplated hereby (including the Merger).

Section 4.13. Derivatives. All Derivative Contracts, whether entered into for Summit’s own account, or for the account of one or more of its Subsidiaries or their respective customers, were entered into (a) in accordance with prudent business practices and all Applicable Legal Requirements and (b) with counterparties that Summit believes to be financially responsible. Each Derivative Contract of Summit or any of its Subsidiaries constitutes the valid and legally binding obligation of Summit or one or more of its Subsidiaries, as the case may be, that is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing), and is in full force and effect. Neither Summit nor its Subsidiaries, nor, to the knowledge of Summit, any other party thereto, is in breach of any of its obligations under any Derivative Contract of Summit or one of its Subsidiaries. The financial position of Summit and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Contract has been reflected in the books and records of Summit and such Subsidiaries in accordance with GAAP applied on a consistent basis.

Section 4.14. Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person engaged by Summit or any of its Subsidiaries is or shall be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

Section 4.15. Financing. Summit has, and will have as of the Closing Date funds or financing capability sufficient to enable it to carry out its obligations under this Agreement. Summit’s ability to consummate the Merger and to deliver the Merger Consideration as provided for herein is not contingent on raising capital or obtaining financing.

Section 4.16. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Summit nor any other Person on behalf of Summit is making or has made any express or implied representation or warranty with respect to Summit or with respect to any other information provided to First Century in connection with the transactions contemplated herein. Neither Summit nor any other Person shall have or be subject to any liability or indemnification obligation to First Century or any other Person resulting from the distribution to First Century, or the use by First Century of, any such information, including any information, documents, projections, forecasts or other material made available to First Century in any “virtual data room” or management presentation in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article IV. Summit acknowledges that First Century is making no representations or warranties other than the representations and warranties expressly contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1. Covenants of First Century. During the period from the date of this Agreement and continuing until the Effective Time, First Century agrees as to itself and its Subsidiaries that, except as expressly permitted by this Agreement or to the extent that Summit shall otherwise consent in writing (which consent shall not be unreasonably or untimely withheld):

(a) Ordinary Course. First Century and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the Effective Time. Without the prior written consent of Summit, First Century shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new line of business, (ii) change its or its Subsidiaries’ lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any material respect, except as required by Applicable Legal Requirements or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, (iv) enter into or terminate any material lease, contract or agreement (except with respect to such terminations as may be set forth in Section 5.1(m), First Century Disclosure Schedule 5.1(m) and Section 5.1(p) respecting Benefit Plans) or make any change to any existing material leases, contracts or agreements, except as required by Applicable Legal Requirements or by policies imposed by a Governmental Entity or (v) take any action or fail to take any action, which action or failure causes a material breach of any material lease, contract or agreement.

(b) Dividends; Changes in Stock. First Century shall not, nor shall it permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a wholly owned Subsidiary of First Century, or as specifically contemplated in Section 2.1(h) hereof and its regular quarterly dividend of $0.20 per share consistent with past practice, (ii) split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of DPC shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and disclosed in First Century Disclosure Schedule 5.1(b)).

(c) Issuance of Securities. First Century shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned Subsidiary of its capital stock to its parent and other than as trustee or other fiduciary under the terms and conditions of any Benefit Plan or other trust.

(d) Governing Documents. First Century shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its charter, certificate of formation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by Section 5.1(e) or Section 5.1(f), enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any Person other than a wholly owned Subsidiary of First Century.

(e) No Acquisitions. First Century shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, by purchasing equity interest in or the assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other DPC acquisitions in the ordinary course of business.

(f) No Dispositions. Except for sales of OREO, mortgages originated or held by First Century Bank in the ordinary course of business consistent with past practice, investment securities in the ordinary course of business consistent with past practice, and sales of assets as required by Applicable Legal Requirements or by policies imposed by a Governmental Entity, First Century shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries and indebtedness of others held by First Century and its Subsidiaries) exceeding $250,000, in the aggregate, in any calendar month.

(g) Related Transactions. First Century and its Subsidiaries shall cooperate with Summit and its Subsidiaries to cause First Century to merge with and into Merger Sub.

(h) Indebtedness. First Century shall not, and shall not permit any of its Subsidiaries to, (i) incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of First Century or any of its Subsidiaries or guarantee any long-term debt securities of others, other than indebtedness of any Subsidiary of First Century to First Century or to another Subsidiary of First Century, or (ii) prepay or voluntarily repay any subordinated indebtedness.

(i) Loans. Except as contemplated by First Century Disclosure Schedule 5.1(i), First Century shall not, and shall not permit any of its Subsidiaries to, make, commit to make, renew, extend the maturity of, or alter any of the material terms of any loan or group of loans to any borrower and its affiliates that, individually or collectively, would be in excess of Four Million Dollars ($4,000,000).

(j) Other Actions. First Century shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, or (unless such action is required by Applicable Legal Requirements) which would adversely affect the ability of the Parties to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 7.1(f).

(k) Accounting Methods. First Century shall not, and shall not permit any of its Subsidiaries to, make any material change in its methods of accounting in effect at December 31, 2015, except as required by changes in GAAP or RAP as concurred in by First Century’s independent auditors or required by a Governmental Entity.

(l) Tax Matters. First Century shall not, and shall not permit its Subsidiaries to, make or rescind any material tax election, make any material amendments to tax returns previously filed, or settle or compromise any material tax liability or refund.

(m) Compensation and Benefit Plans. Except as contemplated by First Century Disclosure Schedule 5.1(m), First Century shall not, and shall not permit any of its Subsidiaries to, (i) enter into, adopt, amend (except for such amendments as may be required by Applicable Legal Requirements or as provided under this Agreement) or terminate any First Century Benefit Plan, or any agreement, arrangement, plan or policy between First Century or a Subsidiary of First Century and one or more of its directors or officers, (ii) except for normal pay increases to rank and file employees in the ordinary course of business consistent with past practice or as required by any plan or arrangement as in effect as of the date hereof, materially increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (iii) enter into any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (iv) enter into any new contract or agreement providing that, with respect to the right to any bonus or incentive compensation, the vesting of any such bonus or incentive compensation, shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by this Agreement, either alone or in combination with some other event, or (v) grant or award any bonus or incentive compensation, or any stock option, restricted stock, restricted stock unit or other equity-related award except as required as an existing obligation of First Century under the terms of any existing agreement.

(n) Investment Portfolio; Interest Rate Risk; Other Risk. First Century shall not, and shall not permit any of its Subsidiaries to, materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by First Century or any of its Subsidiaries (i) as set forth on First Century Disclosure Schedule 5.1(n), (ii) in an amount not exceeding Five Million Dollars ($5,000,000) per transaction with a duration of five (5) years or less that is in the ordinary course of business consistent with past practice or (iii) with respect to services provided by First Century or any affiliate as Trustee, investment advisor, custodian or fiduciary of any kind.

(o) No Liquidation. First Century shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

(p) Termination of and Funding of First Century Benefit Plans. Subject to Sections 6.7(c), 6.7(d), and 6.7(e) and as described on First Century Disclosure Schedule 5.1(p), First Century shall use its best efforts, to terminate or merge, the First Century Benefit Plans and shall fund any such Benefit Plan subject to Title IV of ERISA to the level sufficient to pay the termination liability thereof as set forth on a valuation reasonably acceptable to Summit, prior to the consummation of the Merger. All costs and fees associated with such termination and funding fees shall be included in the calculation of Adjusted Shareholders’ Equity pursuant to Section 2.1(i) hereof as an already incurred or recognized expense for purposes of such calculation.

(q) Payments of Change-in-Control Fees in Contracts. First Century shall make all payments with respect to contracts to which First Century or any of its Subsidiaries is a party that would give rise to any liability, fee, cost or expense (including any change-in-control fee) arising from the consummation of the Merger and all such liabilities, fees, costs or expenses shall be included in the calculation of Adjusted Shareholders’ Equity pursuant to Section 2.1(i) hereof as an already incurred or recognized expense for purposes of such calculation, except to the extent such change-in-control provisions are waived pursuant to the employment agreements described in Section 7.2(f) and as described on First Century Disclosure Schedule 5.1(q).

(r) Other Agreements. First Century shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 5.1, except with respect to actions taken as trustee, custodian or other fiduciary.

Section 5.2. Covenants of Summit. Except as otherwise permitted or contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Effective Time, Summit agrees as to itself and its Subsidiaries that, except as expressly permitted by this Agreement or to the extent that First Century shall otherwise consent in writing (which shall not be unreasonably or untimely withheld):

(a) Ordinary Course. Summit and its Subsidiaries shall use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the Effective Time.

(b) Governing Documents. Summit shall not, nor shall it permit any of its Subsidiaries to, (i) amend the Summit Charter or bylaws of Summit in a manner that would adversely affect First Century or any of its Subsidiaries, (ii) take any action that would reasonably be expected to result in the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code, (iii) take any action that is likely to materially impair Summit’s ability to perform any of its obligations under this Agreement or Merger Sub’s or Summit Community Bank’s ability to perform any of its obligations under the Bank Merger Agreement, or (iv) agree or commit to do any of the foregoing.

(c) Merger Sub. Neither Merger Sub nor Summit Community Bank will make an election for Merger Sub to be treated as a corporation for federal income tax purposes, and Merger Sub will be a disregarded entity during the entirety of its existence.

Section 5.3. Transition. In order to facilitate the integration of the operations of Summit and First Century and their respective Subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by the Parties as a result of the Merger, each of First Century and Summit shall, and shall cause its Subsidiaries to, consult with the other on all strategic, integration and operational matters to the extent such consultation is deemed necessary or appropriate by Summit and is not in violation of Applicable Legal Requirements. Without in any way limiting the provisions of Section 6.3, Summit and its Subsidiaries and their respective officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to First Century, be entitled to review the operations and visit the facilities of First Century and its Subsidiaries at all times as may be deemed reasonably necessary by Summit, as the case may be, in order to accomplish the foregoing arrangements after receipt of all Requisite Regulatory Approvals.

Section 5.4. Advice of Changes; Government Filings.

(a) Each Party shall confer on a regular and frequent basis with the other, report, subject to Section 5.8, on operational matters, and promptly advise the other orally and in writing of any change or event having, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party or the Surviving Entity or which would cause or constitute a material breach of any of the representations, warranties or covenants of such Party contained herein; provided, however, that any noncompliance with the foregoing shall not constitute the failure to be satisfied of any condition set forth in Article VII or give rise to any right of termination under Article VIII unless the underlying breach shall independently constitute such a failure or give rise to such a right.

(b) First Century and Summit shall file all reports, schedules, applications, registrations, and other information required to be filed by each of them with all other relevant Governmental Entities and to obtain all of the Requisite Regulatory Approvals between the date of this Agreement and the Effective Time. First Century, First Century Bank, Summit and

Summit Community Bank shall file all Bank Call Reports with the appropriate Governmental Entity and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and, to the fullest extent permitted by Applicable Legal Requirements, shall make available to the other Party copies of all such reports promptly after the same are filed. Each of First Century and Summit shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to Applicable Legal Requirements relating to the exchange of information, with respect to all the information relating to such Party, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties agrees to act reasonably and as promptly as reasonably practicable. Each Party agrees that to the extent practicable it shall consult with the other Party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party shall keep the other Party apprised of the status of matters relating to completion of the transactions contemplated hereby.

Section 5.5. Insurance. During the period from the date of this Agreement and continuing until the Effective Time, each of Summit and First Century shall, and shall cause their respective Subsidiaries to, except as otherwise provided in Section 5.1(p), (a) use their commercially reasonable efforts to maintain and keep in full force and effect all of their respective policies of insurance presently in effect, or replacements for such policies, including insurance of customer deposit accounts with the FDIC, and (b) take all requisite action (including the making of claims and the giving of notices) pursuant to their respective policies of insurance in order to preserve all rights thereunder with respect to all matters that could reasonably give rise to a claim prior to the Effective Time.

Section 5.6. Termination of Data Processing Contracts. First Century shall use its best efforts, including notifying appropriate parties and negotiating in good faith a reasonable settlement, to ensure that its current data processing contracts and contracts related to the provision of any other electronic banking services will, if the Merger occurs, be terminated after the consummation of the Merger on a date to be mutually agreed upon by First Century and Summit. Such notice and actions by First Century will be in accordance with the terms of such contracts. For the avoidance of doubt, the use of “best efforts” by First Century as used in this Section 5.6 shall include the payment of any termination fees or liquidated damages required by the terms of the contracts referenced in this Section 5.6 upon the termination of such contracts, and any such fees or damages or other expenses shall be included in the calculation of Adjusted Shareholders’ Equity pursuant to Section  2.1(i) hereof as an already incurred or recognized expense for purposes of such calculation.

Section  5.7. Audit of First Century Trust Business. After the date of this Agreement, First Century shall permit Summit or an independent third party engaged by Summit and reasonably acceptable to First Century to perform an audit of First Century’s and its Subsidiaries’ trust operations (the “Trust Audit”), which Trust Audit shall occur at the sole discretion of Summit upon ten (10) Business Days written notice and be at the sole expense of Summit.

Section 5.8. No Control of Other Party’s Business. Nothing contained in this Agreement (including Section 5.3) shall give Summit, directly or indirectly, the right to control or direct the operations of First Century prior to the Effective Time or shall give First Century, directly or indirectly, the right to control or direct the operations of Summit. Prior to the Effective Time, (a) each of First Century and Summit shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations, (b) First Century shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws and (c) First Century shall not be required to agree to any material obligation that is not contingent upon the consummation of the Merger.

Section 5.9. Satisfaction of Closing Conditions. During the period from the date of this Agreement and continuing until the Effective Time, each of Summit and First Century shall, and shall cause their respective Subsidiaries to use their commercially reasonable efforts to cause to be delivered at the Closing all documents required by Article VII, as applicable.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1. Preparation of Proxy Statement/Prospectus; Shareholders Meeting.

(a) As promptly as reasonably practicable following the date hereof, Summit shall prepare a registration statement on Form S-4 (which shall include the proxy statement of First Century for the First Century Shareholder Meeting and the prospectus of Summit (such proxy statement/prospectus, and all amendments, supplements, annexes and exhibits thereto, the “Proxy Statement/Prospectus”)) to be filed by Summit with the SEC with respect to the issuance of the Summit Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the “Form S-4”). Summit shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the staff of the SEC and to have the Form S-4 declared effective by order of the SEC as promptly as is reasonably practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated by this Agreement. First Century shall have the right to review and consult with Summit and Summit shall reasonably consider such information and any characterization of such information included in, the Proxy Statement/Prospectus prior to it being filed with the SEC. Summit shall, as promptly as reasonably practicable after receipt thereof, provide First Century with all written comments and advise First Century of all oral comments with respect to Form S-4 received from the staff of the SEC. Each Party shall cooperate and provide the other Party with a reasonable opportunity to review and comment on any proposed amendment or supplement to the Proxy Statement/Prospectus and Summit shall cooperate and provide First Century with a reasonable opportunity to review and comment on any proposed amendment or supplement to the Form S-4 (and give reasonable consideration to the comments from Summit) prior to filing such with the SEC, and Summit shall provide First Century with a copy of all such filings made with the SEC. Summit shall use commercially reasonable best efforts to take all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, and all applicable foreign and state securities and “blue sky” laws in connection with the Merger, and the issuance of the Summit Common Stock in connection with the Merger and each Party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Summit shall advise First Century, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the filing of each supplement or amendment thereto, the issuance of any stop order relating thereto, the suspension of the qualification of the Summit Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of or supplement to the Form S-4, SEC comments thereon, whether written or oral, and, in advance, Summit’s proposed responses thereto or SEC requests for additional information or materials, and each Party shall similarly advise and cooperate with the other with respect to the Proxy Statement/Prospectus. If at any time prior to the Effective Time any information relating to either of the Parties, or their respective affiliates, officers or directors, should be discovered by either Party that should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify and consult with the other Party hereto and, to the extent required by law, rules or regulations, shall cooperate with the other Party (including giving due consideration to the comments received from the other Party) to provide that an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of First Century.

(b) First Century and the First Century Board shall (i) take all action in accordance with the federal securities laws, the laws of the State of West Virginia and the First Century Charter and bylaws necessary to (A) call and give notice of a special meeting of its shareholders (the “First Century Shareholder Meeting”) for the purpose of obtaining the Required First Century Vote within twenty (20) Business Days following the date the S-4 is declared effective under the Securities Act and (B) schedule the First Century Shareholder Meeting to take place on a date that is within forty five (45) days after the notice date; (ii) subject to the terms of Section 6.2, use its commercially reasonable best efforts to (x) cause the First Century Shareholder Meeting to be convened and held on the scheduled date and (y) obtain the Required First Century Vote; and (iii) subject to the terms of Section 6.2, include in the Proxy Statement/Prospectus and at all other times the recommendation that the First Century shareholders approve this Agreement and the Merger (the “First Century Board Recommendation”). First Century shall adjourn or postpone the First Century Shareholder Meeting as of the time for which such meeting is originally scheduled if there are insufficient shares of First Century Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting First Century has not received proxies representing a sufficient number of shares necessary to obtain the Required First Century Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the First Century Shareholder Meeting shall be convened and this Agreement shall be submitted to the shareholders of First Century at the First Century Shareholder Meeting, for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby.

(c) Information Supplied by First Century. First Century represents and warrants and agrees that none of the information supplied or to be supplied by First Century expressly for inclusion or incorporation by reference in (a) the Form S-4 shall, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement/Prospectus shall, at the date of mailing to the shareholders of First Century and at the time of the First Century Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. First Century represents and warrants and agrees that the Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by First Century with respect to statements made or incorporated by reference therein based on information expressly supplied by Summit for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

(d) Information Supplied by Summit. Summit represents and warrants and agrees that None of the information supplied or to be supplied by Summit expressly for inclusion or incorporation by reference in (i) the Form S-4 shall, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus shall, at the date of mailing to shareholders of First Century and at the time of the First Century Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Summit represents and warrants and agrees that the Proxy Statement/Prospectus shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by Summit with respect to statements made or incorporated by reference therein based on information expressly supplied by First Century for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

Section 6.2. Proposals.

(a) First Century agrees that, except as expressly permitted by Section 6.2(b), from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 8.1, it shall not, and shall not authorize or permit its Subsidiaries and its Subsidiaries’ officers, directors, agents, advisors, and affiliates to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any Person relating to, any Acquisition Proposal; provided, however, that none of the foregoing shall prohibit First Century or its Subsidiaries officers, directors, agents, advisors, and affiliates from informing any Person of the provisions of this Section 6.2 or from contacting any Person (or such Person’s representatives) who has made, after the date of this Agreement, an Acquisition Proposal solely to request clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal. First Century shall immediately cease and cause to be terminated any activities discussions or negotiations conducted prior to the date of this Agreement with any Persons other than Summit with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 6.2(a), at any time from the date of this Agreement and prior to obtaining the Required First Century Vote, in the event First Century receives an unsolicited, or otherwise not in breach with this Section 6.2, Acquisition Proposal and the First Century Board (or any committee thereof) determines in good faith that such Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, First Century may, and may permit its Subsidiaries and their respective officers, directors, agents, advisors, and affiliates to, (i) negotiate the terms of, and enter into, a confidentiality agreement with terms and conditions no less favorable to First Century with respect to confidentiality than the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), (ii) furnish or cause to be furnished First Century confidential information to the Person or Persons making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement, and (iii) negotiate and participate in such negotiations or discussions with the Person or Persons making such Acquisition Proposal concerning such Acquisition Proposal, if the First Century Board (or any committee thereof) determines in good faith (following consultation with counsel) that failure to take such actions would reasonably be expected to result in a violation of its fiduciary duties under applicable law.

(c) The First Century Board shall not (nor shall any committee thereof) withdraw or modify, in a manner adverse to Summit, the First Century Board Recommendation or make or cause to be made any third party or public communication proposing or announcing an intention to withdraw or modify in any manner adverse to Summit the First Century Board Recommendation (any such action, a “Change in Recommendation”). Notwithstanding anything to the contrary contained herein, the First Century Board (including any committee thereof) may, at any time prior to obtaining the Required First Century Vote, effect a Change in Recommendation in response to a bona fide written unsolicited Acquisition Proposal made after the date of this Agreement that the First Century Board (or the applicable committee thereof) determines in good faith (after consultation with counsel) constitutes a Superior Proposal; provided, however, that the First Century Board may not make a Change in Recommendation, or terminate this Agreement pursuant to Section 8.1, with respect to an Acquisition Proposal until it has given Summit at least four (4) Business Days, following Summit’s initial receipt of written notice that the First Century Board has determined that such Acquisition Proposal is a Superior Proposal and the reasons therefor, to respond to any such Acquisition Proposal and, taking into account any amendment or modification to this Agreement proposed by Summit, the First Century Board determines in good faith (after consultation with counsel) that such Acquisition Proposal continues to constitute a Superior Proposal.

(d) First Century will promptly (and in any event within two (2) Business Days) advise Summit in writing following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Summit apprised of any related material developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a reasonably current basis.

(e) Nothing in this Agreement shall prohibit First Century or the First Century Board (or any committee thereof) from making any communication or disclosure to the First Century shareholders that the First Century Board (or applicable committee thereof) determines in good faith, after consultation with outside counsel, is required under applicable law.

Section 6.3. Access to Information.

(a) Upon reasonable notice, First Century shall (and shall cause its Subsidiaries to) afford to the representatives of Summit, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts and records and, during such period, First Century shall (and shall cause its Subsidiaries to) make available to Summit (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, federal or state banking laws or the rules and regulations of self-regulatory organizations (other than reports or documents that such Party is not permitted to disclose under Applicable Legal Requirements) and (ii) all other information concerning its business, properties and personnel as Summit may reasonably request. First Century nor any of its Subsidiaries shall be required to provide access to or to disclose neither information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The Parties shall make appropriate substitute disclosure arrangements where reasonably permitted under Applicable Legal Requirements under circumstances in which the restrictions of the preceding sentence apply.

(b) As soon as practicable after the end of each month, First Century will deliver to Summit in electronic form (i) the monthly deposit and loan trial balances of First Century Bank, (ii) the monthly analysis of First Century Bank’s investment portfolio, and (iii) the monthly balance sheet and income statement of First Century and its Subsidiaries.

(c) The Parties shall hold any such information that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the agreement, dated as of March 30, 2016, among First Century and Summit (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect until immediately following the Effective Time.

(d) No such investigation by Summit shall affect the representations and warranties of any Party expressly made in this Agreement.

(e) First Century shall permit, and shall cause its Subsidiaries to permit, Summit and/or an environmental consulting firm selected by Summit, at the sole expense of Summit, to conduct such phase I and/or phase II environmental audits, studies and tests on real property currently or formerly owned, leased or operated by First Century or any of its Subsidiaries. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at Summit’s sole expense), Summit shall indemnify First Century and its Subsidiaries for all costs and expenses associated with returning the property to its previous condition.

(f) First Century and First Century Bank shall provide board packages and notices of board meetings to the Chief Executive Officer of Summit simultaneously with their submission to First Century and First Century Bank board members, provided that information relating to First Century and First Century Bank that would or could reasonably be expected to violate applicable law, regulation or orders, decrees or determinations of a Governmental Entity (together, “First Century Board Confidential Matters”) may be excluded therefrom. First Century and First Century Bank shall promptly provide the Chief Executive Officer of Summit with copies of the minutes of all regular and special meetings of the board of directors of First Century and First Century Bank and minutes of all regular and special meetings of any board or senior management committee of First Century Bank held on or after the date of this Agreement (except First Century Board Confidential Matters).

Section 6.4. Reasonable Best Efforts.

(a) Each of First Century and Summit shall, and shall cause its respective Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the Merger and the Bank Merger and make effective the other transactions contemplated hereby as promptly as reasonably practicable after the date hereof. Without limiting the generality of the foregoing, each Party shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all Applicable Legal Requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger and the Bank Merger and to consummate the Merger and the Bank Merger, and (ii) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party that is required to be obtained or made by such Party or any of its Subsidiaries pursuant to Applicable Legal Requirements or any contract or other obligation in connection with the Merger, the Bank Merger and the transactions contemplated by this Agreement; provided, however, that a Party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption shall result in a condition or restriction on such Party or on the Surviving Entity having an effect of the type referred to in Section 7.1(f). In furtherance and not in limitation of the Parties’ obligations under this Section 6.4, each of the Parties further agrees as follows:

(i) Within forty-five (45) days of the execution of this Agreement, each of First Century and Summit shall, and shall cause its Subsidiaries to, use all reasonable best efforts to prepare all necessary documentation and effect all necessary filings, applications, registrations, and notices in order to obtain the Requisite Regulatory Approvals.

(ii) First Century shall cooperate with Summit and shall furnish to Summit and Summit’s counsel all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, filing, notice, registrations, or any other statement or application made by or on behalf of any Party or its Subsidiaries to any Governmental Entity in connection with the Merger and Bank Merger. Summit shall have the right to review reasonably in advance all filings made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than with regard to information reasonably considered confidential by the providing Person). In addition, First Century shall furnish to Summit a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than any part of such filings reasonably considered confidential by First Century).

(b) Each of First Century and Summit and their respective boards of directors shall, if any state Takeover Statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, use all reasonable best efforts to provide that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

Section 6.5. Issuance of Summit Common Stock. The shares of Summit Common Stock to be issued by Summit to the shareholders of First Century pursuant to this Agreement will, on the issuance and delivery to such shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

Section 6.6. Stock Exchange Listing. Summit shall use all reasonable best efforts to cause the shares of Summit Common Stock to be issued in the Merger to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

Section 6.7. Employee Benefit Plans and Employee Matters.

(a) At or as soon as practicable following the Effective Time, (i) Summit shall provide employees of First Century with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of Summit, (ii) Summit shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents, and (iii) to the extent permitted by Summit’s benefit plans, all First Century employees will receive credit for years of service with First Century and its predecessors prior to the Effective Time for purposes of eligibility and vesting but not for purposes of benefit accrual under Summit’s benefit plans, except this Section 6.7(a)(iii) will not apply to the Summit Financial Group, Inc. Employee Stock Ownership Plan and no prior service credit will be granted for any purpose under that plan.

(b) Except for employees of First Century Bank with individual agreements that provide for payment of severance under certain circumstances (who will be paid severance only in accordance with such agreements and shall not have a right to employer-paid outplacement services), Summit agrees that (i) (A) each employee of First Century Bank who is a Vice President or more senior and who is involuntarily terminated by Summit or any of its Subsidiaries (other than for cause) on or within the time period set forth on First Century Disclosure Schedule 6.7(b), shall receive a severance payment equal to the amount set forth on First Century Disclosure Schedule 6.7(b) and (B) each employee of First Century Bank other than any employee for whom subsection (A) of this Section 6.7(b) applies and who is involuntarily terminated by Summit or any of its Subsidiaries (other than for cause) on or within the time period set forth on First Century Disclosure Schedule 6.7(b), shall receive a severance payment equal to the amount set forth on First Century Disclosure Schedule 6.7(b), but only if such employee does not have rights to a severance payment under an employment agreement, in which case no severance payment shall be made to such employee pursuant to this Section 6.7(b), and (ii) it will reimburse costs associated with reasonable outplacement services actually incurred no later than the date that is set forth on First Century Disclosure Schedule 6.7(b), so that after reimbursement, such services will be at no cost to the employee; provided that (A) documentation of such expenses is provided to Summit by the terminated employee and (B) such services are provided by an outplacement agency selected by Summit.

(c) If requested by Summit not later than thirty (30) days before the Closing Date, First Century shall take such action as may be necessary to terminate its 401(k) plan and the First Century Profit Sharing Plan and Trust not later than immediately prior to the Closing Date, including accruing the estimated expense associated with terminating its 401(k) plan and the First Century Profit Sharing Plan and Trust. If requested or approved by Summit, First Century will file with the IRS an Application for Determination upon Termination with respect to the termination of such plans. Following the receipt of a favorable determination letter from the IRS relating to the termination of the 401(k) plan and the First Century Profit Sharing Plan and Trust, the assets of each plan shall be distributed to participants or rolled into Summit’s 401k/profit sharing plan, as permitted by such plan or applicable law. Notwithstanding the foregoing, the 401(k) plan trustee may make distributions to all non-continuing First Century employees before the receipt of a favorable determination letter. In the event a favorable ruling is not issued, First Century agrees that termination of the 401(k) plan shall not occur and the 401(k) plan shall not be merged with Summit’s 401(k) plan.

(d) First Century agrees that its employee welfare benefit plans, as defined in ERISA § 3(1) (each, a “Welfare Plan”), may be, provided that their terms and conditions so allow, terminated, modified or merged into Summit’s Welfare Plans on or after the Closing Date, as determined by Summit in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already earned thereunder. If requested in writing by Summit not less than thirty (30) days before the Closing Date, First Century will take, and will cause First Century Bank to take, all action necessary to terminate any First Century Welfare Plan, effective no later than immediately before the Closing Date.

(e) Not later than the next regularly scheduled meeting of the First Century Board following the execution of this Agreement, First Century shall adopt a Board of Directors’ resolution to terminate the First Century Bankshares, Inc. and Affiliates Employees’ Pension Plan

(the “Defined Benefit Plan”) and to commence a “standard termination” thereof pursuant to Section 4041(b) of ERISA (29 U.S.C. § 1341(b)), including the adoption of any plan amendments necessary to effectuate such termination. Within thirty (30) days after such action, First Century shall notify participants and the Pension Benefit Guaranty Corporation (“PBGC”) of First Century’s intent to terminate the Defined Benefit Plan. First Century shall designate and defend a termination date that is as early as possible under ERISA and the regulations of the PBGC. Prior to the Closing Date, First Century shall either: (i) if the date of actual distribution is prior to the Closing Date, make any contributions to the Defined Benefit Plan necessary to pay all benefits under the Defined Benefit Plan (including the cost of purchasing annuities) determined as of the date of actual distribution or (ii) if the actual distribution date is not prior to the Closing Date, fund the Defined Benefit Plan to the level sufficient to purchase annuities for participants and beneficiaries who have not irrevocably waived payment of an annuity benefit and otherwise fund the termination liability thereof as estimated by a valuation reasonably acceptable to Summit, prior to the consummation of the Merger, and to complete those tasks that First Century is reasonably able to timely complete under Applicable Legal Requirements prior to Closing, respecting the termination of the Defined Benefit Plan in a standard termination. First Century shall provide the PBGC and participants and beneficiaries in the Defined Benefit Plan, and Summit, if such actual final distribution is not completed prior to the Closing Date, all information reasonably needed to complete the termination of the Defined Benefit Plan and otherwise reasonably cooperate with the PBGC in effecting the termination of the Defined Benefit Plan pursuant to Section 4041(b) of ERISA. First Century shall keep Summit reasonably informed of the progress of the termination proceedings and shall immediately notify Summit if PBGC notifies First Century that the termination of the Defined Benefit Plan does not meet the requirements for a standard termination or if the PBGC proposes a termination date later than the date proposed by First Century. First Century may file with the IRS an Application for Determination upon Termination with respect to the termination of the Defined Benefit Plan. If such a determination is not received by the Closing Date, Summit may elect whether to distribute assets to participants prior to receipt of such letter.

Section 6.8. Section 16 Matters. Prior to the Effective Time, First Century and Summit shall each take all such steps as may be required to cause any acquisitions of Summit Common Stock (including derivative securities with respect to Summit Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act. First Century shall deliver to Summit the Section 16 Information reasonably in advance of the Effective Time, and the Summit Board, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing that the receipt by the First Century Insiders of Summit Common Stock in exchange for shares of First Century Common Stock pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information provided by First Century to Summit prior to the Effective Time, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt.

Section 6.9. Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise provided in Section 8.2 hereof, and furthermore, with respect to First Century and its Subsidiaries, shall be incurred or recognized as an expense for purposes of the calculation of Adjusted Shareholders’ Equity pursuant to Section 2.1(i), and except that (a) if the Merger and the Bank Merger are consummated, the Surviving Entity shall pay, or cause to be paid, any and all property or transfer taxes imposed on either Party in connection with the Merger, and (b) the printing and mailing expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus and the Form S-4 shall be shared equally by Summit and First Century.

Section 6.10. Indemnification; Directors’ and Officers’ Insurance.

(a) Following the Effective Date and for a period of four (4) years thereafter, Summit shall indemnify, defend and hold harmless the present directors, officers and employees of First Century and its Subsidiaries (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that First Century is currently permitted or required to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of West Virginia, the First Century and its Subsidiaries respective articles, bylaws, similar constituent documents and any agreement as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer’s, director’s or employee’s conduct complies with the standards set forth under West Virginia law, First Century and its Subsidiaries respective articles, bylaws, similar constituent documents and any agreement shall be made by independent counsel (which shall not be counsel that provides material services to Summit) selected by Summit and reasonably acceptable to such officer or director.

(b) Any Indemnified Party wishing to claim indemnification under Section 6.10(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Summit thereof; provided that the failure so to notify shall not affect the obligations of Summit under Section 6.10(a) unless and to the extent that Summit is actually prejudiced as a result of such failure.

(c) For a period of four (4) years from the Effective Time, Summit shall use its reasonable best efforts to maintain director’s and officer’s liability insurance (determined as of the Effective Time) with respect to claims against present and former directors and officers of First Century and its Subsidiaries arising from facts or events that occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by First Century and its Subsidiaries; provided, that in no event shall Summit be required to expend, on an annual basis, more than 150% of the current amount expended by First Century or its Subsidiaries (the “Insurance Amount”) to maintain or procure such directors and officers insurance coverage; and provided, further, that if Summit is unable to maintain or obtain the insurance called for by this Section 6.10(c), Summit shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that officers and directors of First Century or its Subsidiaries may be required to make application and provide customary representations and warranties to Summit’s insurance carrier for the purpose of obtaining such insurance.

(d) If Summit or its Subsidiaries or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Summit or its Subsidiaries shall assume the obligations set forth in this Section 6.10.

(e) The provisions of this Section 6.10 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

Section 6.11. Public Announcements. Except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules or regulations of Nasdaq, Summit and First Century shall use reasonable best efforts (a) to develop a joint communications plan, and (b) to provide that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the Bank Merger Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules of Nasdaq or to the extent disclosed in or consistent with the Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, no Party shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party’s business, financial condition or results of operations without the consent of such other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything in this Section 6.11 to the contrary, First Century or Summit may make any disclosure or communication pursuant to Section 6.2 without complying with the provisions of this Section 6.11.

Section 6.12. Tax Matters. First Century and Summit each shall not, and shall not permit any of their Subsidiaries to, take or cause to be taken any action, whether before or after the Effective Time or the Effective Time, as the case may be, which would reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code and (b) First Century and Summit each agree to file all tax returns consistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 6.13. Untrue Representations. Each Party shall promptly notify the other Party in writing if such notifying Party becomes aware of any fact or condition that makes untrue, or shows to have been untrue, any schedule or any other information furnished to the other Party or any representation or warranty made in or pursuant to this Agreement or that results in the notifying Party’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 6.14. Litigation and Claims.

(a) First Century shall promptly notify Summit in writing of any threatened or commenced litigation, or of any claim, controversy or contingent liability that might reasonably be expected to be asserted or become the subject of litigation, against First Century or affecting any of its properties, Subsidiaries or affiliates and First Century shall promptly notify Summit of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of First Century, threatened against First Century that questions or might question the validity of this Agreement or the transactions contemplated hereby, or any actions taken or to be taken by First Century pursuant hereto or seeks to enjoin, materially delay or otherwise restrain the consummation of the transactions contemplated hereby or thereby.

(b) Summit shall promptly notify First Century in writing of any threatened or commenced litigation, or of any claim, controversy or contingent liability that might reasonably be expected to be asserted or become the subject of litigation, against Summit or affecting any of its properties, Subsidiaries or affiliates and Summit shall promptly notify First Century of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Summit, threatened against Summit that questions or might question the validity of this Agreement or the transactions contemplated hereby, or any actions taken or to be taken by Summit pursuant hereto or seeks to enjoin, materially delay or otherwise restrain the consummation of the transactions contemplated hereby or thereby.

(c) First Century shall give Summit the opportunity to participate in the defense or settlement of any shareholder litigation against First Century or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. First Century may not enter into any settlement agreement in respect of any shareholder litigation against First Century or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement without Summit’s prior written consent (such consent not to be unreasonably withheld or delayed). For purposes of this Section 6.14, “participate” means that Summit will be kept apprised of the proposed strategy and other significant decisions with respect to the litigation by First Century (to the extent the attorney-client privilege, work product or other similar privilege between the litigating party and its counsel is not undermined or otherwise affected), and Summit may offer comments or suggestions with respect to the litigation but will not be afforded any decision-making power or other authority over the litigation except for the settlement consent set forth above.

Section 6.15. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each Party shall take all such necessary action, including the execution of all necessary and desirable agreements, certificates, instruments and documents.

Section 6.16. Support Agreements. Simultaneously with the execution of this Agreement, each of the directors of First Century shall enter into a Director Support Agreement with Summit (each a “Director Support Agreement”). The form of the Director Support Agreement is attached as Exhibit B hereto.

Section 6.17. Disclosure Schedules. If applicable, at least ten (10) days prior to the Closing, each Party agrees to provide the other Party with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 6.18. Change of Method. Summit, with the written consent of First Century, which shall not be unreasonably withheld, shall be entitled to, at any time prior to the Closing Date, to change the method or structure of effecting the combination of Summit and First Century (including the provisions of Article I) and the Bank Merger, if and to the extent that Summit deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change in any way the type or amount of the Merger Consideration, (ii) adversely affect the Tax treatment of First Century shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of First Century or Summit pursuant to this Agreement or (iv) materially impede or delay the consummation of the Transaction contemplated by this Agreement in a timely manner. The Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both Parties in accordance with Section 8.3.

Section 6.19. Director on Board of Summit and the Surviving Bank. Prior to the Effective Time, Summit shall take all appropriate action so that as of the Effective Time the number of directors constituting the Summit Board and board of directors of Summit Community Bank shall be increased by one and an Eligible First Century Director shall be appointed as a director of Summit and Summit Community Bank. “Eligible First Century Director” means a Person who is an active member of the First Century Board as of the date of this Agreement through the Effective Time, with personal connections to the local civic and business community, who meets any qualifications under Summit’s and Summit Community Bank’s Charter Documents and their respective board policies, copies of which have been previously provided to First Century, and Applicable Law. Provided that such Eligible First Century Director continues to meet the standards for directors of Summit and Summit Community Bank, such Eligible First Century Director will be nominated for reelection to the board of directors of each of Summit and Summit Community Bank at the respective next annual shareholder meeting of Summit and Summit Community Bank immediately following the Effective Time, and Summit’s proxy materials with respect to such annual meetings shall include the recommendation of the board of directors of Summit that its shareholders vote to reelect such director to the same extent as recommendations are made with respect to other directors on the Summit Board.

Section 6.20. Tax Sharing/Allocation Agreements. All tax-sharing, tax allocation or similar agreements with respect to or involving First Century or any First Century Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, First Century and the First Century Subsidiaries shall not be bound thereby or have any liability thereunder.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1. Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each Party to effect the Merger shall be subject to the satisfaction of the following conditions at or prior to the Closing and the continued satisfaction thereof through the Effective Time:

(a) Shareholder Approval. First Century shall have obtained the Required First Century Vote.

(b) Stock Exchange Listing. The shares of Summit Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

(c) Other Approvals. Other than the filings provided for by Section 1.2, (i) all authorizations, consents, orders or approvals of, or declarations, notices, filings or registrations with, and all expirations and terminations of waiting periods required from, any Governmental Entity that are necessary to obtain the Requisite Regulatory Approvals shall have been obtained, been made, occurred or been filed, and all such authorizations, consents, orders, approvals, declarations, filings or registrations shall be in full force and effect, and (ii) any other consents or approvals from any Governmental Entity or other third party relating to the Merger, the Bank Merger or any of the other transactions provided for in this Agreement, except in the case of clause (ii) for those the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Surviving Entity, Summit Community Bank, or Summit, shall have been obtained, and all such consents or approvals shall be in full force and effect.

(d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e) No Injunctions or Restraints; Illegality. No restraining order, injunction, writ, decree or other order issued by any court of competent jurisdiction preventing, enjoining or restraining the consummation of the Merger, the Bank Merger, or any of the transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect (an “Injunction”) and no action brought by a Governmental Entity with respect to such an Injunction shall be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, in effect or enforced by any Governmental Entity that makes the consummation of the Merger illegal.

(f) Absence of Material Adverse Effect. No Requisite Regulatory Approval shall have been granted subject to any condition or conditions that, and there shall not have been any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or Bank Merger by any Governmental Entity of competent jurisdiction that, in connection with the grant of a Requisite Regulatory Approval or otherwise, (i) requires any of the Parties to pay any amounts that would be material to any of the Parties or to divest any banking office, line of business or operations or to increase its regulatory capital, or (ii) imposes any condition, requirement or restriction upon Summit or its Subsidiaries, that, in the case of clause (i) or (ii), would, individually or in the aggregate, reasonably be expected to create a burdensome condition on Summit or its Subsidiaries.

Section 7.2. Conditions to Obligation of Summit. The obligation of Summit to effect the Merger is subject to the satisfaction of the following conditions unless waived by Summit:

(a) Representations and Warranties. The representations and warranties of First Century shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date; provided, that no representation and warranty of First Century shall be deemed to be untrue or incorrect as of the Closing Date as a consequence of either (i) events or circumstances arising after the date hereof that were not voluntary or intentional acts by or omissions of First Century or any of its Subsidiaries or (ii) action taken by a Governmental Entity after the date hereof (whether with or without the consent of First Century or any of its Subsidiaries), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on First Century or any of its Subsidiaries. Notwithstanding the foregoing, as of the Closing Date, the number of issued and outstanding shares of First Century Common Stock shall not exceed 1,903,120.32 and Section 3.2(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b) Performance of Obligations. First Century shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Summit shall have received a certificate signed on behalf of First Century by the chief executive officer and by the chief financial officer of First Century to such effect.

(c) Officers’ Certificate. First Century shall have provided Summit with a certificate duly executed by the chief executive officer and the chief financial officer of First Century certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Reorganization Tax Opinion. Summit shall have received the opinion of Hunton & Williams LLP, counsel to Summit, dated the Closing Date, to the effect that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Summit shall be entitled to rely upon customary assumptions and representations provided by Summit and First Century.

(e) Dissenting Shares. Dissenting Shares shall be less than 10.0% of the issued and outstanding First Century Common Stock.

(f) Employment Agreements. First Century shall have used commercially reasonable efforts to ensure that Frank W. Wilkinson and J. Ronald Hypes have entered into employment agreements with Summit on terms and conditions set forth on Summit Disclosure Schedule 7.2(f) and reasonably acceptable to Summit to become effective upon the occurrence of the Merger and that any fees or damages or other expenses arising from any change-in-control or similar provisions in employment agreements due and payable as a result of the transactions contemplated herein have been paid if due and payable on or before the Effective Time, to the extent that such payments have not been waived in writing by the individual entitled to received such payments.

(g) Allowance for Loan and Lease Losses. As of the Closing Date, the ALLL for First Century Bank’s general loan portfolio shall not be less than $2,254,000; provided, that for the avoidance of doubt, any specific reserves shall be excluded from the determination of ALLL as of the Closing Date, in all cases consistent with RAP.

(h) Voting Agreement. Simultaneously with the execution of this Agreement, Summit having received from each of the individuals set forth on Summit Disclosure Schedule 7.2(h), the Voting Agreement in the form of Exhibit C attached hereto.

(i) Director Support Agreement. Simultaneously with the execution of this Agreement, Summit having received from each of the directors of First Century, a Director Support Agreement in the form of Exhibit B attached hereto.

Section 7.3. Conditions to Obligation of First Century. The obligation of First Century to effect the Merger is subject to the satisfaction of the following conditions unless waived by First Century:

(a) Representations and Warranties. The representations and warranties of Summit shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date; provided, that no representation or warranty of Summit shall be deemed to be untrue or incorrect as of the Closing Date as a consequence of either (i) events or circumstances arising after the date hereof that were not voluntary or intentional acts by or omissions of Summit or any of its Subsidiaries or (ii) action taken by a Governmental Entity after the date hereof (whether with or without the consent of Summit or any of its Subsidiaries), except where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Summit or its Subsidiaries.

(b) Performance of Obligations. Summit shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Century shall have received a certificate signed on behalf of Summit by the chief executive officer and by the chief financial officer of Summit to such effect.

(c) Officers’ Certificate. Summit shall have provided First Century with a certificate duly executed by the chief executive officer and the chief financial officer of Summit certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

(d) Reorganization Tax Opinion. First Century shall have received the opinion of Bowles Rice LLP, counsel to First Century, dated the Closing Date, to the effect that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to First Century shall be entitled to rely upon customary assumptions and representations provided by Summit and First Century.

(e) Employment Agreements. Summit shall have offered Employment Agreements to Frank W. Wilkinson and J. Ronald Hypes on terms and conditions as set forth in Summit Disclosure Schedule 7.2(f).

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating Party or Parties, whether before or after receipt of the Required First Century Vote:

(a) by mutual consent of Summit and First Century in a written instrument;

(b) by either Summit or First Century, upon written notice to the other Party, if (i) a Governmental Entity from which a Requisite Regulatory Approval is required has denied approval of the Merger or the Bank Merger and such denial has become final and non-appealable or (ii) any Governmental Entity shall have issued an order, writ, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, writ, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to comply with Section 6.3 or any other provision of this Agreement primarily shall have resulted in, or materially contributed to, such action;

(c) by either Summit or First Century, upon written notice to the other Party, if the Merger shall not have been consummated on or before March 31, 2017;

(d) by Summit, upon written notice to First Century, if any application for Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity from which a Requisite Regulatory Approval is required or if any such application is approved with commitments, conditions or understandings, whether contained in an approval letter or otherwise, which, imposes a burdensome condition on Summit or its Subsidiaries, as applicable;

(e) by either Summit or First Century, upon written notice to the other Party, if there shall have been a material breach by the other Party of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such other Party, which material breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in Section 7.2(a), Section 7.2(b), Section 7.3(a) or Section 7.3(b), as the case may be, and which material breach has not been cured within thirty (30) days following written notice thereof to the breaching Party or, by its nature, cannot be cured within such time period;

(f) by either Summit or First Century, upon written notice to the other Party, if a vote shall have been taken at the duly convened First Century Shareholder Meeting, and the Required First Century Vote shall not have been obtained;

(g) by Summit, upon written notice to First Century, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to First Century;

(h) by First Century, upon written notice to Summit, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to Summit;

(i) by First Century if it enters into a First Century Acquisition Agreement not in violation of Section 6.2;

(j) by Summit, upon written notice to First Century, if (i) the First Century Board at any time effects a Change in Recommendation or fails to include the First Century Board Recommendation in the Proxy Statement/Prospectus; (ii) First Century enters into a First Century Acquisition Agreement not in violation of Section 6.2; or (iii) First Century intentionally or materially breaches Section 6.1(b) or Section 6.2 hereof; and concurrently with such termination contemplated in (i)-(iii) First Century shall pay the First Century Termination Fee to Summit by wire transfer of immediately available funds as provided in Section 8.2(b); and

For purposes of the following Section 8.1(k), the following terms shall have the meanings indicated:

“Final Summit Price” shall mean the Average VWAP of the Summit Common Stock over the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the Determination Date.

“Initial Summit Price” shall mean the Average VWAP of the Summit Common Stock over the twenty (20) consecutive Trading Days ending on the last Trading Day immediately preceding the date of this Agreement.

“Average VWAP” means the average of the VWAP for each Trading Day in the relevant period.

“Determination Date” shall mean the fifth (5th) calendar day immediately prior to the Effective Time, or if such calendar day is not a Trading Day, then the Trading Day immediately preceding such calendar day.

“Final Index Value” shall mean the average of the Index Values for the twenty (20) consecutive trading days ending on the Trading Day prior to the Determination Date.

“Index Group” shall mean the NASDAQ Bank Index (IBIX), excluding banks that announce a transaction after the date of this Agreement and prior to the Determination Date.

“Index Ratio” means the number obtained by dividing the Final Index Value by the Initial Index Value.

“Index Value” shall mean the closing value of the Index Group on any applicable date.

“Initial Index Value” shall mean the average of the Index Values for the twenty (20) consecutive Trading Days ending on the last Trading Day immediately preceding the date of this Agreement.

“Summit Ratio” shall mean the number obtained by dividing the Final Summit Price by the Initial Summit Price.

“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that, a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time).

“VWAP” means, on any Trading Day, the volume weighted average price per share of Summit Common Stock.

(k) By First Century, if both of the following conditions are satisfied:

(a) the Summit Ratio is less than 0.85, and

(b) the difference between: (i) the Index Ratio less (ii) the Summit Ratio is greater than 0.15,

subject, however, to the following three sentences. First Century may elect to terminate this Agreement under this Section 8.1(k) but only within two (2) calendar days after the Determination Date. If First Century elects to exercise its termination right pursuant to this Section 8.1(k), it shall give written notice to Summit (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period). During the two-day period commencing with its receipt of such notice, Summit shall have the option to increase the Per Share Stock Consideration by adjusting the Per Share Stock Consideration (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Initial Summit Price, 0.85 and the Per Share Stock Consideration by (B) the Final Summit Price or (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Per Share Stock Consideration by (B) the Summit Ratio. If Summit so elects within such two-day period, it shall give prompt written notice to First Century of such election and the amount of the increase in the Per Share Stock Consideration computed with reference to the Final Summit Price, whereupon no termination shall have occurred pursuant to this Section 8.1(k) and this Agreement shall remain in effect in accordance with its terms (except as the payment of such shares of Summit Common Stock to holders of First Century Common Stock).

Section 8.2. Effect of Termination.

(a) In the event of termination of this Agreement by either First Century or Summit as provided in Section 8.1, this Agreement shall, to the fullest extent permitted by Applicable Legal Requirements, forthwith become void and of no effect and there shall be no liability or obligation on the part of First Century or Summit or their respective officers or directors, except with respect to Section 3.32, Section 4.14, Section 6.9, this Section 8.2 and Article IX, which shall survive such termination and except that no Party shall be relieved or released from any liabilities or damages arising out of its own fraud or willful and material breach of this Agreement.

(b) First Century shall pay Summit, by wire transfer of immediately available funds the sum of $1,300,000 (the “First Century Termination Fee”) if this Agreement is terminated (i) by Summit pursuant to Section 8.1(j) or (ii) by First Century pursuant to Section 8.1(i), within one (1) Business Day of such termination.

(c) If this Agreement is terminated by First Century pursuant to Sections 8.1(c), 8.1(e) or 8.1(h), Summit shall pay First Century within one (1) Business Day of such termination, by wire transfer of immediately available funds the sum of the total amount expended by First Century to any Persons in connection with the terms set forth in Section 6.7(e), but, excluding any insurance costs and the cost of annuities incurred by First Century with respect to the termination of the Defined Benefit Plan.

Section 8.3. Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time, but, after any such approval, no amendment shall be made that by law requires further approval by shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 8.4. Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any breaches in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Definitions. Except as otherwise provided herein, the terms set forth in this Agreement shall have the meanings given to such terms in the applicable sections of this Agreement and the capitalized terms set forth below shall have the following meanings:

“Acquisition Proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First Century or any of its Subsidiaries or any proposal or offer to acquire equity interests representing 15.0% or more of the voting power of, or at least 10.0% of the assets or deposits of, First Century or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

“Applicable Legal Requirements” means any federal, state, foreign or local law, statute, ordinance, rule, order, regulation, writ, injunction, directive, judgment, administrative interpretation, treaty, decree, common law standards, administrative, judicial or arbitration decision and any other executive, legislative, regulatory or administrative proclamation or other requirement of any Governmental Entity applicable, in the case of any Person, to such Person or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of such Person). For the avoidance of doubt, “Applicable Legal Requirements” shall include any rules, regulations or listing requirements of any stock exchange on which shares of a Person’s common stock are listed or included for trading.

“Business Day” means any day, other than Saturday, Sunday or a federal or state holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time.

“Constituent Corporations” means each of Merger Sub and First Century.

“Effective Date” means the date on which the Effective Time occurs.

“Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

“First Century Acquisition Agreement” means a definitive agreement providing for an alternative transaction with respect to First Century pursuant to Section 6.2 of the Agreement other than the Transactions contemplated hereunder with Summit.

“First Century Charter” means the Articles of Incorporation First Century as on file with the Secretary of State of the State of West Virginia.

“First Century Insiders” means those officers and directors of First Century who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization.

“Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, crude oil or any fraction thereof or any petroleum product, but does not include normal quantities of any chemical used in the ordinary course of business as office or cleaning supplies.

“IRS” means the United States Internal Revenue Service.

“Loans” means loans, extensions of credit (including guaranties), commitments to extend credit and other similar assets, including leases intended as financing arrangements, in each case required to be reflected in the financial statements of a Person or its Subsidiaries pursuant to applicable regulatory or accounting principles, including GAAP.

“material” means, with respect to any event, change, fact or state of facts, violation or effect involving a Person, an event, change, fact or state of facts, violation or effect that is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such Person and its Subsidiaries taken as a whole or the ability of any of the Parties to complete the Merger and the other transactions provided for in this Agreement.

“Material Adverse Effect” means, with respect to any Party, any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on, the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of such Party and its Subsidiaries, taken as a whole; on the ability of such Person to perform its obligations hereunder or under the Bank Merger Agreement on a timely basis; or on the ability of such Party to consummate the Merger or the Bank Merger as contemplated hereby; (i) any litigation or regulatory developments that would cause the representations and warranties set forth herein to be untrue or incorrect, (ii) a reduction in the loan portfolio of the First Century by 15% or greater from the date of this Agreement to the Closing Date (excluding any reductions arising out of prepayments made with respect to any loans participated to First Century by Summit for which Summit is the lead bank), (iii) a reduction in the total assets of the First Century by 15% or greater from the date of this Agreement to the Closing Date, (iv) a reduction in the total deposits of the First Century by 15% or greater from the date of this Agreement to the Closing Date, or (v) a reduction in the investment portfolio of the First Century by 15% or greater from the date of this Agreement to the Closing Date; provided, however, that solely for purposes of the foregoing clause (i) of this definition of “Material Adverse Effect” none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be a “Material Adverse Effect”: any change or event occurring after the date of this Agreement that is caused by or results from (a) changes in prevailing interest rates, currency exchange rates, credit or United States capital markets conditions, or other financial, economic, monetary or political conditions in the United States or elsewhere, (b) changes in United States or foreign securities markets, including changes in price levels or trading volumes, unless such change has a materially disproportionate adverse effect on such Party relative to similarly situated West Virginia domiciled chartered banks operating in West Virginia, (c) changes or events affecting the financial services industry generally, unless such changes or events have a materially disproportionate adverse effect on such Party relative to similarly situated West Virginia domiciled chartered banks operating in West Virginia, (d) changes in GAAP or RAP applicable to banks and their holding companies generally, (e) actions or omissions of Summit or First Century required by the terms of this Agreement taken with the prior written consent of the other or required hereunder, (f) any outbreak of major hostilities in which the United States is involved or any act of terrorism or civil insurrection within the United States or directed against its facilities or citizens wherever located, unless such change has a materially disproportionate adverse effect on such Party relative to similarly situated West Virginia domiciled banks, (g) the announcement of this Agreement, the Bank Merger Agreement, the Merger, the Bank Merger and the other transactions contemplated by this Agreement or the Bank Merger Agreement, including any shareholder litigation relating to the Merger and the other transactions contemplated by this Agreement, (h) a decline in the price of the Summit Common Stock on Nasdaq (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(g) of this definition), or (i) any failure by the Person to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

“Nasdaq” means the Nasdaq Global Select Market or The Nasdaq Stock Market, Inc., as applicable.

“Permitted Liens” with respect to any Person, means (a) liens for current taxes and assessments not yet delinquent or as to which such Person is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both if the payment of which adequate reserves for the payment of such taxes and assessments have been established on the books of such Persons in accordance with GAAP and RAP; (b) liens of landlords, carriers, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with customary and prudent practices for similarly situated financial institutions for sums not yet past due, to the extent reflected on such Person’s books, or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves for the payment of such liens have been established on the books of such Person in accordance with GAAP and RAP, or the defense of which has been accepted by a title insurer, bonding company, other surety or other Person; (c) any recorded lien (other than for funded indebtedness) relating to any leased premises that shall not have a Material Adverse Effect on such Person and which does not materially impair the use of such property or the merchantability or the value of such property or interest therein; (d) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (e) liens encumbering the interest of the landlord under any real property lease the existence of which does not result in a default by landlord under such real property lease or materially interfere with the use of the related leased premises in the manner it is currently operated; (f) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, pensions or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (g) liens on assets of Subsidiaries of such Person that are banks incurred in the ordinary course of their banking business, including liens on risk assets given to secure deposits and other liabilities of such Subsidiaries arising in the ordinary course of business (including those given to secure borrowings, advances, or discount window availability from any private or governmental banking entity or any clearinghouse); and (h) pledges of securities to secure fed funds borrowings from other banks.

“Person” means any individual, corporation, partnership, limited liability company, limited partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, person (as defined in Section 13(d)(3) of the Exchange Act), Governmental Entity or other entity.

“Properties” includes all real property owned or leased, including, but not limited to, properties that have been foreclosed on as well as their respective premises and all improvements and fixtures thereon.

“Requisite Regulatory Approvals” means all regulatory approvals required to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger and the expiration or termination of all applicable waiting periods.

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Information” means information accurate in all material respects regarding the First Century Insiders, the number of shares of First Century Common Stock held by each such First Century Insider and the number and description of the First Century Stock Options held by each such First Century Insider.

“Shareholders’ Equity” means the total shareholders equity presented on First Century’s balance sheet as of a given date as calculated according to GAAP.

“Subsidiary” means, when used with respect to any Party, any corporation, business trust or other organization, whether incorporated or unincorporated, (a) of which such Party or any other Subsidiary of such Party is a general partner (excluding partnerships, the general partnership interests of which held by such Party or any Subsidiary of such Party do not have a majority of the voting interests in such partnership), or (b) at least a majority of the securities or other interests of which that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries.

“Summit Charter” means the Articles of Incorporation of Summit as on file with the Secretary of State of the State of West Virginia.

“Superior Proposal” means a written Acquisition Proposal that the First Century Board (or any committee thereof) concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger (a) after consulting with its financial advisors (who shall be a nationally recognized investment banking firm), (b) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (c) after taking into account all legal (following consultation with outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided, however, that for purposes of the definition of “Superior Proposal,” the references to “20% or more” and “at least 20.0%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority”.

“Voting Debt” means all bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote.

Section 9.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

(a)	if to Summit, to:

Summit Financial Group, Inc.

300 N Main Street

Moorefield, West Virginia 26836

Attention:          H. Charles Maddy, III

                           President and Chief Executive Officer

Facsimile:         304-530-6861

with a copy (which shall not constitute notice) to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:         Peter G. Weinstock, Esq.

Facsimile:         214-740-7182

and

(b)	if to First Century, to:

First Century Bankshares, Inc.

500 Federal Street

Bluefield, West Virginia 24701

Attention:          Frank W. Wilkinson

                           President and Chief Executive Officer

Facsimile:         304-325-9735

with copies (which shall not constitute notice) to:

Bowles Rice

600 Quarrier Street

Charleston, West Virginia 25301

Attention:         Sandra M. Murphy, Esq.

Facsimile:         304-343-3058

Section 9.4. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available or access has been provided to a virtual data room containing such information. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. The phrases “known” or “knowledge” mean, with respect to First Century, the actual knowledge of Frank W. Wilkinson, J. Ronald Hypes, Randall D. Price, and Cynthia Higgins and with respect to Summit, the actual knowledge of its executive officers. When a reference is made in this Agreement to “shareholder” or “shareholders,” such terms shall be interchangeable with “stockholder” or “stockholders” as it relates to Summit and First Century or is applicable under West Virginia law. Each Party has been represented and advised by independent counsel of its choice in connection with the execution of this Agreement and has cooperated in the drafting and preparation of this Agreement and the documents delivered in connection herewith. Accordingly, any Applicable Legal Requirement that would require interpretation of this Agreement or any document delivered in connection herewith, including any ambiguous, vague or conflicting term herein or therein, against the drafter should not apply and is expressly waived.

Section 9.5. Counterparts. This Agreement may be executed in counterparts (which counterparts may be delivered by facsimile or other commonly used electronic means), each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

Section 9.6. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits and Schedules to this Agreement, the Confidentiality Agreement and the Bank Merger Agreement) constitutes the entire agreement of the Parties and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been relied upon or made by any of the Parties. Except as provided in Section 6.10, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any breaches in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any employee benefit plan of First Century, Summit or any of their respective Subsidiaries or any other benefit plan, program, agreement or arrangement maintained or sponsored by either of them, (ii) alter or limit the ability of First Century, Summit, the Surviving Entity or any of their respective Subsidiaries to amend, modify or terminate any employee benefit plan maintained by any of them, (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with First Century, Summit or the Surviving Entity or any of their Subsidiaries, or constitute or create an employment agreement with or for any individual, or (iv) alter or limit the ability of First Century, Summit or the Surviving Entity or any of their Subsidiaries to make necessary or appropriate changes to their respective businesses in response to changed circumstances, unforeseen events or the like. The disclosure in any correspondingly identified subsection of the Schedules delivered by First Century or Summit, as applicable, shall qualify (i) the corresponding subsection of this Agreement and (ii) the other Sections or subsections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections or subsections. The Summit SEC Documents shall qualify the representations and warranties in Article IV only to the extent it is reasonably apparent from a reading of such disclosure that it qualifies or applies to such representation or warranty. The inclusion of any information in the Summit SEC Documents, as applicable, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, constitutes or has resulted in or would reasonably be expected to result in a Material Adverse Effect or is outside the ordinary course of business.

Section 9.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the Parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall, to the fullest extent permitted by Applicable Legal Requirements, be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 9.9. Governing Law; Submission to Jurisdiction.

(a) This Agreement and the transactions contemplated hereby, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the internal laws of the State of West Virginia, without reference to the conflict of laws principles thereof.

(b) Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of all state and federal courts sitting in the State of West Virginia, including to the jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit or proceeding arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance, (ii) agrees that all claims in respect of any such action, suit or proceeding must be brought, heard and determined exclusively in any federal or state court located in the State of West Virginia, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (iv) agrees not to bring any action, suit or proceeding against the other Party or its Affiliates arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance in any other courts, and (v) waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought. Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action, suit or proceeding, including any appeal thereof.

(c) Each of the Parties agrees that service of any process, summons, notice or document in accordance with Section 9.3 shall be effective service of process for any action, suit or proceeding brought against it by the other Party in connection with Section 9.9(b), provided that nothing contained herein shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law.

Section 9.10. Enforcement. The Parties agree that irreparable injury, for which damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief, without the necessity of proving actual monetary loss or posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 9.9, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT SUCH PARTY MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

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IN WITNESS WHEREOF, Summit and First Century have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ H. Charles Maddy, III
H. Charles Maddy, III
President and Chief Executive Officer

FIRST CENTURY BANKSHARES, INC.

By:	/s/ Frank W. Wilkinson
Frank W. Wilkinson
President and Chief Executive Officer

EXHIBIT A

BANK AGREEMENT AND PLAN OF MERGER

THIS BANK AGREEMENT AND PLAN OF MERGER (this “Bank Merger Agreement”), is made as of [●], between Summit Community Bank, Inc. a West Virginia banking corporation (“Summit Community Bank”), and First Century Bank, Inc., a West Virginia banking corporation (“First Century Bank”).

W I T N E S S E T H:

WHEREAS, Summit Financial Group, Inc. (“Summit”), a West Virginia corporation, registered bank holding company, and sole shareholder of Summit Community Bank, and First Century Bankshares, Inc. (“First Century”), a West Virginia corporation, registered banking holding company, and sole shareholder of First Century Bank, have entered into that certain Agreement and Plan of Merger, dated June 1, 2016 (the “Agreement”), providing for the merger of First Century with and into FCB Merger Sub LLC, a West Virginia limited liability company (“Merger Sub”) (the “Merger”), with Merger Sub as the surviving entity in the Merger;

WHEREAS, immediately following the Merger and as part of the same overall transaction, Merger Sub will be liquidated (the “Liquidation”) so that Summit Community Bank will own all of the outstanding shares of First Century Bank;

WHEREAS, immediately following the Liquidation and as part of the same overall transaction, First Century Bank will be merged with and into Summit Community Bank, with Summit Community Bank surviving (the “Bank Merger”);

WHEREAS, Summit Community Bank is a West Virginia banking corporation duly organized and existing under the laws of the State of West Virginia, having its main office in Moorefield, West Virginia, with authorized capital stock consisting of 20,000,000 shares of common stock, par value $1.00 per share (the “Summit Community Bank Stock”), all of which are issued outstanding;

WHEREAS, First Century Bank is a West Virginia banking corporation, duly organized and existing under the laws of the State of West Virginia, having its main office in Bluefield, West Virginia, with authorized capital stock consisting of 4,500,000 shares of common stock, par value $22.50 per share (the “First Century Bank Stock”), all of which are issued and outstanding;

WHEREAS, a majority of the Boards of Directors of each of Summit Community Bank and First Century Bank, in accordance with the provisions of Article 4, Chapter 31A of the State Banking Code of West Virginia (the “State Banking Code”) and Section 31D-11-1104 of the West Virginia Business Corporations Act (the “WVBCA”), have approved this Bank Merger Agreement pursuant to which the Bank Merger will occur and have authorized the execution hereof; and

WHEREAS, as and when required by the provisions of this Bank Merger Agreement, all such action as may be necessary or appropriate is to be taken by Summit Community Bank and First Century Bank in order to consummate the Bank Merger.

NOW, THEREFORE, in consideration of the foregoing premises, Summit Community Bank and First Century Bank hereby agree that First Century Bank is to be merged with and into Summit Community Bank on the following terms and conditions:

1. Merger of First Century Bank and Summit Community Bank. At the Effective Time (as defined in Section 11 of this Bank Merger Agreement), First Century Bank will be merged with and into Summit Community Bank pursuant to Sections 31D-11-1102 and 1104 of the WVBCA.

2. Effects of the Bank Merger. The Bank Merger will have the effects set forth in Section 31D-11-1107 of the WVBCA. At the Effective Time, Summit Community Bank will continue as the bank resulting from the Bank Merger (the “Resulting Bank”), and the separate corporate existence of First Century Bank will cease. At the Effective Time, all rights, title and interests to all real estate and other property owned by each of First Century Bank and Summit Community Bank will be allocated to and vested in the Resulting Bank without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of First Century Bank and Summit Community Bank will be allocated to the Resulting Bank, and the Resulting Bank will be the primary obligor therefor and no other party to the Bank Merger will be liable therefor. At the Effective Time, a proceeding pending by or against either First Century Bank or Summit Community Bank may be continued as if the Bank Merger did not occur, or the Resulting Bank may be substituted in the proceedings. The name of the Resulting Bank will be “Summit Community Bank, Inc.” The existing main office and principal place of business of Summit Community Bank located at 310 North Main Street, Moorefield, West Virginia 26836, will be the main office of the Resulting Bank following the Bank Merger, the branches of Summit Community Bank existing immediately before the Bank Merger will remain branches of the Resulting Bank after completion of the Bank Merger, and the existing main office and all branches of First Century Bank will become branch offices of the Resulting Bank after completion of the Bank Merger.

3. Directors and Senior Executive Officers. The directors and executive officers of Summit Community Bank at the Effective Time shall be the directors and executive officers of the Resulting Bank at the Effective Time and each of such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Resulting Bank or as otherwise provided by law.

4. Articles of Incorporation and Bylaws. The Articles of Incorporation of Summit Community Bank will continue in effect as the Articles of Incorporation of the Resulting Bank until the same will be amended and changed as provided by law. The Bylaws of Summit Community Bank will continue in effect as the Bylaws of the Resulting Bank until the same have been amended and changed as provided by law.

5. Conversion of First Century Bank Stock and Summit Community Bank Stock. At the Effective Time, all outstanding shares of First Century Bank Stock and Summit Community Bank Stock outstanding at the Effective Time will, at the Effective Time and by virtue of the Bank Merger and without any action on the part of or any party as holder thereof, be converted into 20,000,000 shares of common stock of the Resulting Bank with a par value of $1.00 per share.

6. Stock Transfer Books. The stock transfer books of First Century Bank will be closed as of the close of business at the Effective Time, and no transfer of record of any of the shares of First Century Bank Stock will take place thereafter.

7. Shareholder Approval. This Bank Merger Agreement will be submitted for approval to the sole shareholder of First Century Bank and to the sole shareholder of Summit Community Bank by written consent. Upon approval by the sole shareholder of First Century Bank and the sole shareholder of Summit Community Bank, this Bank Merger Agreement will be made effective as soon as practicable thereafter in the manner provided in Section 11 hereof.

8. Conditions to Consummation of the Bank Merger. All obligations of the parties under this Bank Merger Agreement are subject to the receipt of all necessary regulatory approvals before the Effective Time and the consummation of the transactions contemplated by the Agreement.

9. Termination. This Bank Merger Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after action thereon by the sole shareholder of First Century Bank and the sole shareholder of Summit Community Bank, only by the mutual agreement of First Century Bank and Summit Community Bank.

10. Waiver, Amendment and Modification. Any of the terms or conditions of this Bank Merger Agreement may be waived at any time, whether before or after action thereon by the sole shareholder of First Century Bank or the sole shareholder of Summit Community Bank, by the party that is entitled to the benefits thereof. This Bank Merger Agreement may be modified or amended at any time, whether before or after action thereon by the sole shareholder of First Century Bank and the sole shareholder of Summit Community Bank, by action of both First Century Bank and Summit Community Bank. Any waiver, modification or amendment of this Bank Merger Agreement must be in writing.

11. Effective Time. Subject to the terms and conditions specified in this Bank Merger Agreement and upon satisfaction of all requirements of law, the Bank Merger will become effective at the date and time specified in the certificate of merger to be issued by the Secretary of State of the State of West Virginia relating to the Bank Merger, such time being herein called the “Effective Time.”

12. Multiple Counterparts. For the convenience of the parties hereto, this Bank Merger Agreement may be executed in multiple counterparts, each of which is to be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart bears the execution of each of the parties hereto, is deemed to be, and is to be construed as, one and the same Bank Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Bank Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

13. Governing Law and Venue. THIS BANK MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Furthermore, each of the parties hereto (a) irrevocably submits itself to the personal jurisdiction of all state and federal courts sitting in the State of West Virginia, including to the jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit or proceeding arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance, (b) agrees that all claims in respect of any such action, suit or proceeding must be brought, heard and determined exclusively in any federal or state court located in the State of West Virginia, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (d) agrees not to bring any action, suit or proceeding against the other party hereto or its affiliates arising out of or relating to this Bank Merger Agreement, any of the transactions contemplated by this Bank Merger Agreement or any facts and circumstances leading to its execution or performance in any other courts, and (e) waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought. Each of the parties hereto agrees to waive any bond, surety or other security that might be required of any other party with respect to any such action, suit or proceeding, including any appeal thereof.

14. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to the Resulting Bank title to and possession of any assets of First Century Bank or Summit Community Bank acquired or to be acquired by reason of or as a result of the Bank Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

15. Assignment. This Bank Merger Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Bank Merger Agreement may assign this Bank Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 15 is void and of no effect.

16. Severability. If any provision of this Bank Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision is fully severable and this Bank Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Bank Merger Agreement will remain in full force and effect and are not to be affected by such illegal, invalid or unenforceable provision or by its severance from this Bank Merger Agreement; and (c) there will be added automatically as a part of this Bank Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

17. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Bank Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

18. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of any provision of this Bank Merger Agreement. Each use herein of the masculine, neuter or feminine gender includes the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.

19. Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Bank Merger Agreement and all exhibits referred to herein are exhibits attached to this Bank Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth herein verbatim.

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IN WITNESS WHEREOF, Summit Community Bank and First Century Bank have caused this Bank Merger Agreement to be executed by their duly authorized officers as of the date first written above.

SUMMIT COMMUNITY BANK, INC.

By:
H. Charles Maddy, III
President and Chief Executive Officer

[Signature page to Bank Agreement and Plan of Merger]

FIRST CENTURY BANK, INC.

By:
Frank W. Wilkinson
President and Chief Executive Officer

[Signature page to Bank Agreement and Plan of Merger]

EXHIBIT B

FORM OF DIRECTOR SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2016, by and between Summit Financial Group, Inc., a West Virginia corporation (“Summit”), and [                    ] an individual resident of the State of [                    ] (“Director”).

RECITALS

WHEREAS, Summit and First Century Bankshares, Inc. (“First Century”) have entered into an Agreement and Plan of Merger, dated as of June 1, 2016 (the “Merger Agreement”) (terms used herein with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement); and

WHEREAS, in connection with consummation of the transactions contemplated by the Merger Agreement, and as a condition precedent to the obligations of Summit under the Merger Agreement, Summit and Director have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for receipt of such confidential information and trade secrets and in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Summit and Director agree as follows:

AGREEMENT

Section 1. Director Support. Director agrees to use his or her best efforts to refrain from harming the goodwill of First Century and any subsidiary of First Century (“First Century Subsidiary”) or Summit and any subsidiary of Summit (“Summit Subsidiary”), and their respective customer and client relationships.

Section 2. Director Covenants.

(a) Director acknowledges that he has received substantial, valuable consideration, including confidential trade secret and proprietary information relating to the identity and special needs of current and prospective customers of First Century or any First Century Subsidiary, First Century’s and any First Century Subsidiary’s current and prospective services, First Century’s and any First Century Subsidiary’s business projections and market studies, First Century’s and any First Century Subsidiary’s business plans and strategies, and First Century’s and any First Century Subsidiary’s studies and information concerning special services unique to First Century and any First Century Subsidiary, respectively. Director further acknowledges that he has received similar confidential information from Summit regarding Summit and the Summit Subsidiaries as a result of the negotiations resulting in the Merger Agreement and will continue to receive such information through the consummation of the Merger. Director further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-solicitation and non-competition restrictions set forth below. Accordingly, other than in any capacity for or on behalf of Summit or any subsidiary of Summit, Director agrees that for a period of 18 months after the Closing Date, Director will not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever:

(i) solicit the business of any person or entity who is a customer of First Century, any First Century Subsidiary, Summit or any Summit Subsidiary as of the date of this Agreement or as of the Closing Date on behalf of any other “insured depository institution” (which term includes, for avoidance of doubt, credit unions);

(ii) (A) acquire any interest in (directly or indirectly), charter, operate or enter into any franchise or other management agreement with, any insured depository institution that has a location within a 25-mile radius of any location of First Century, any First Century Subsidiary, Summit or any Summit Subsidiary as of the date of this Agreement (the “Noncompete Area”) (but Director may (1) retain any existing ownership interest in any insured depository institution as disclosed on Schedule 1 attached hereto, (2) acquire an ownership interest in any publicly-traded depository institution, so long as that ownership interest does not exceed 5% of the total number of shares outstanding of that depository institution, and (3) invest in an existing mutual fund that invests, directly or indirectly, in such insured depository institutions),

(B) serve as an officer, director or employee of, or an agent or consultant with respect to the provision of banking services for, any insured depository institution that has a location within the Noncompete Area, or

(C) establish or operate a branch or other office of an insured depository institution within the Noncompete Area; or

(iii) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the 12 months preceding the Closing Date was, an employee of First Century, any First Century Subsidiary, Summit or any Summit Subsidiary; provided that Director shall not be prohibited from recruiting, hiring, assisting others in recruiting or hiring, discussing employment with, or referring others concerning employment, any such employee if (i) such employee’s employment is terminated by First Century, any First Century Subsidiary, Summit, any Summit Subsidiary or any of their respective affiliates or successors, or (ii) such employee responds to a general solicitation not targeted to employees of First Century, any First Century Subsidiary, Summit or any Summit Subsidiary or any of their respective affiliates or successors. Nothing in this Section 2(a)(iii) applies to employment other than in the financial services business.

Director may not avoid the purpose and intent of this Section 2(a) by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b) If any court of competent jurisdiction should determine that the terms of this Section 2 are too broad in terms of time, geographic area, lines of commerce or otherwise, that court is to modify and revise any such terms so that they comply with applicable law.

(c) Director agrees that (i) this Agreement is entered into in connection with the sale to Summit of the goodwill of the business of First Century, (ii) Director is receiving valuable consideration for this Agreement, (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure Summit acquires the goodwill of First Century and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

Section 3. Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should Director later challenge any provision as unclear, unenforceable or inapplicable to any competitive activity that Director intends to engage in, Director will first notify Summit in writing and meet with a Summit representative and a neutral mediator (if Summit elects to retain one at its expense) to discuss resolution of any disputes between the parties. Director will provide this notice at least 14 days before Director engages in any activity on behalf of a competing business or engages in other activity that could foreseeably fall within a questioned restriction.

Section 4. Termination. This Agreement and all obligations hereunder will terminate on the earlier of (a) the date the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement or (b) the date that is 18 months after the Closing Date.

Section 5. Injunctive Relief. Summit and Director hereby acknowledge and agree that Summit and First Century will be irreparably damaged if this Agreement is not specifically enforced. Accordingly, Summit and First Century are entitled to injunctive relief restraining any violation of this Agreement by Director (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies are not to be exclusive and are in addition to any other remedy that Summit or First Century may have at law or in equity.

Section 6. Assignability. Director may not assign his or her obligations under this Agreement without the prior written consent of Summit.

Section 7. Parties Bound. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

Section 8. Applicable Law. This Agreement is to be construed under and according to the laws of the State of West Virginia. Venue for any cause of action arising from this agreement will lie in Hardy County, West Virginia.

Section 9. Legal Construction. If any of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, that provision is to be fully severable, such invalidity, illegality or unenforceability is not to affect any other provision hereof, and this Agreement is to be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement are to remain in full force and effect. Furthermore, in lieu of that illegal, invalid or unenforceable provision, there is to be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 10. Notice. Any and all notices, requests, instructions and other communications to be given under this Agreement may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by electronic mail or facsimile transmission, at the respective addresses or transmission numbers set forth below and will be effective (a) in the case of personal delivery, electronic mail or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to the other, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO DIRECTOR:

[                    ]

[                    ]

[                    ]

[                    ]

IF TO SUMMIT:

Summit Financial Group, Inc.

300 North Main Street

Moorefield, West Virginia 26836

Attention: H. Charles Maddy, III

                 President and Chief Executive Officer

Facsimile: 304-530-6861

Section 11. No Delay, Waiver, Etc. No delay on the part of the parties hereto in exercising any power or right hereunder is to operate as a waiver thereof; nor is any single or partial exercise of any power or right hereunder to preclude other or further exercise thereof or the exercise of any other power or right.

Section 12. Modification. No amendment of this Agreement is effective unless contained in a written instrument signed by the parties hereto.

Section 13. Headings. The descriptive headings of the sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DIRECTOR:

[ ]

[Signature page to Support Agreement]

SUMMIT FINANCIAL GROUP, INC.

By:
H. Charles Maddy, III
President and Chief Executive Officer

[Signature page to Support Agreement]

EXHIBIT C

FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) dated as of June 1, 2016 is executed by and among Summit Financial Group, Inc., a West Virginia corporation (“Summit”), First Century Bankshares, Inc., a West Virginia corporation (“First Century”), Robert S. Tissue (“Mr. Tissue”), as proxy, H. Charles Maddy, III (“Mr. Maddy”), as substitute proxy, and the shareholders of First Century listed on the signature page to this Agreement (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”).

RECITALS

WHEREAS, Summit and First Century have executed that certain Agreement and Plan of Merger, dated as of June 1, 2016 (the “Merger Agreement”), providing for the merger of First Century with and into Summit, with Summit surviving the merger (the “Merger”) (terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement);

WHEREAS, the Merger Agreement requires that First Century deliver this Agreement to Summit; and

WHEREAS, First Century and Summit are relying on the irrevocable proxies in incurring expenses in reviewing First Century’s business, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger, and the Shareholders are benefiting both from such expenditures by Summit and by the terms of the Merger Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First Century, Summit, and the Shareholders undertake, promise, covenant and agree with each other as follows:

AGREEMENT

Section 1. Each Shareholder, being the holder of shares of common stock of First Century (the “Common Stock”) set forth below their names on the signature pages hereto, will vote, direct to vote, or act by consent with respect to:

(a) the number of shares of Common Stock set forth below the Shareholder’s name on the signature pages hereto, which includes all shares of Common Stock for which such Shareholder is the sole owner (either directly or beneficially) or over which such Shareholder has the sole power and authority to direct the voting thereof, in any case, as of the date hereof,

(b) all shares of Common Stock the Shareholder owns as of the record date of any meeting of the Shareholders of First Century or otherwise as of the date of such vote or consent, and

(c) all shares of Common Stock the Shareholder owns beneficially and has the sole power and authority to direct the voting thereof as of the record date of any meeting of the Shareholders of First Century or otherwise as of the date of such vote or consent

(collectively, the “Shares”), in favor of approval of the Merger and the Merger Agreement.

Section 2. The parties hereto acknowledge and agree that this Agreement does not constitute an agreement or understanding of the Shareholder in his or her capacity as a director or officer of First Century, but only in his or her capacity as a holder of Shares. Nothing herein shall limit or affect a Shareholder’s ability to act as an officer or director of First Century.

Section 3. In order to better effect the provisions of Section 1 of this Agreement, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Mr. Tissue with full power of substitution, his true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any meeting of the Shareholders of First Century (each, a “Meeting”) all of each Shareholder’s Shares in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated therein, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form. To the extent Shareholder holds shares in street name, Shareholder shall notify the broker of the existence of this proxy no later than concurrently with the mailing of the proxies for the Meeting, and Shareholder shall take all other reasonable steps required for the broker to honor the vote of the Proxy Holder.

Section 4. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Summit, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such Shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares, or another holder of shares of Common Stock in the amount of such Shares, to deliver to Summit an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement; provided that the aforementioned restrictions shall not apply to Shares that are pledged or hypothecated or as to which a security interest already has been granted as of the date hereof.

Section 5. Mr. Tissue by his execution below, hereby appoints Mr. Maddy as substitute proxy to act as the Proxy Holder under this Agreement; but appointment of Mr. Maddy as Proxy Holder may be revoked by Mr. Tissue at any time upon notice to First Century. Mr. Maddy by his execution below as substitute proxy holder, agrees to vote all of the Shareholders’ Shares at any Meeting, in favor of the approval of the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by the Shareholders or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

Section 6. The Shareholders acknowledge that First Century and Summit are relying on this Agreement in incurring expenses in Summit’s reviewing First Century’s business, in First Century’s preparing a proxy statement/prospectus, in Summit’s proceeding with the filing of applications for regulatory approvals, and in their undertaking other actions necessary for completing the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING TO THE EXTENT APPLICABLE, WEST VIRGINIA BUSINESS CORPORATION ACT, AS AMENDED AND THE WEST VIRGINIA LIMITED LIABILITY COMPANY ACT, AS AMENDED. The Shareholders and First Century acknowledge that the performance of this Agreement is intended to benefit Summit.

Section 7. The irrevocable proxy granted pursuant hereto will continue in effect until the earlier to occur of (a) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (b) completion of the transactions contemplated by the Merger Agreement.

Section 8. Mr. Tissue may, in his sole discretion, appoint a substitute proxy to act as Proxy Holder under this Agreement. In the event of the death, disability or incapacity of Mr. Tissue, and the substitute proxy is unable to perform his or her duties, Summit and First Century, in consultation, may appoint a substitute proxy to act as Proxy Holder under this Agreement.

Section 9. The vote of the Proxy Holder will control in any conflict between his vote of the Shares and a vote by the substitute proxy holder or the Shareholders of the Shares, and First Century agrees to recognize the vote of the Proxy Holder instead of the vote of substitute proxy holder or the Shareholders if the substitute proxy holder or the Shareholders do not vote in accordance with Section 1 of this Agreement.

Section 10. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by First Century, Summit and that Shareholder.

Section 11. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

Section 12. This Agreement, together with the Merger Agreement and the agreements contemplated thereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

Section 13. All notices, requests, demands and other communications required or permitted hereby must be in writing and will be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

Section 14. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF WEST VIRGINIA. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT WILL LIE IN HARDY COUNTY, WEST VIRGINIA.

Section 15. This Agreement is binding upon those parties who have executed this Agreement below regardless of whether or not this Agreement is joined in and executed by all of the parties whose names are set forth below.

Section 16. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

SUMMIT:

SUMMIT FINANCIAL GROUP, INC.

By:
H. Charles Maddy, III President and Chief Executive Officer

Address for Summit:
300 North Main Street Moorefield, West Virginia 26836 Facsimile: 304-530-6861

FIRST CENTURY: FIRST CENTURY BANKSHARES, INC.

By:
Name:
Title:

PROXY HOLDER

By:
Robert S. Tissue
Senior Vice President and Chief Financial Officer

SUBSTITUTE PROXY HOLDER

By:
H. Charles Maddy, III
President and Chief Executive Officer

Address for First Century, the Proxy Holder, and the Substitute Proxy Holder:

First Century Bankshares, Inc. 500 Federal Street Bluefield, West Virginia 24701 Facsimile:

SHAREHOLDERS:

D. Richard Browning
Number of Shares: 1,200

Address:

J. Richard Chambers
Number of Shares: 78,510

Address:

R. Woodrow Duba
Number of Shares: 1,000

Address:

J. Ronald Hypes
Number of Shares: 9,521

Address:

Robert M. Jones, Jr.
Number of Shares: 87,924

Address:

John H. Shott
Number of Shares: 9,000

Address:

Michael R. Shott
Number of Shares: 112,650

Address:

Walter L. Sowers
Number of Shares: 18,051

Address:

Wm. Chandler Swope
Number of Shares: 4,200

Address:

Frank W. Wilkinson
Number of Shares: 202,550

Address:

Stephen H. Blaydes, MD
Number of Shares: 884

Address:

Marsha V. Krotseng, PhD
Number of Shares: 400

Address:

Charles M. Cole
Number of Shares: 2,561

Address:

Appendix B

OPINION OF SANDLER O’NEILL & PARTNERS, L.P.

June 1, 2016

Board of Directors

First Century Bankshares, Inc.

500 Federal Street

P.O. Box 1559

Bluefield, WV 24701

Ladies and Gentlemen:

First Century Bankshares, Inc. (“First Century”) and Summit Financial Group, Inc. (“Summit”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which First Century will merge with and into a newly formed, wholly-owned subsidiary of Summit (“Merger Sub”), with Merger Sub as the surviving entity in the transaction (the “Merger”). Pursuant to the terms of the Agreement, upon the effective time of the Merger, each share of common stock, par value $1.25 per share, of the First Century issued and outstanding immediately prior to the Effective Time (“First Century Common Stock”), except for certain shares of First Century Common Stock as specified in the Agreement, shall be converted into and become the right to receive at the election of the holder thereof, in accordance with the procedures and certain adjustments set forth in the Agreement, either (i) $22.50 in cash, without interest (the “Cash Consideration”), or (ii) 1.2433 shares of Summit Common Stock (the “Stock Consideration”). The Cash Consideration and the Stock Consideration are collectively referred to herein as the “Merger Consideration.” The Agreement provides, generally, that (a) the Merger Consideration shall be reduced one dollar for every dollar by which the Adjusted Shareholders’ Equity, as of the Effective Time, is less than the Minimum Adjusted Shareholders’ Equity Floor, and (b) shareholder elections may be adjusted as necessary to result in an overall ratio of 35% of First Century Common Stock being converted into the right to receive the Cash Consideration and 65% of First Century Common Stock being converted into the right to receive the Stock Consideration. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of First Century Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated May 27, 2016; (ii) certain publicly available financial statements and other historical financial information of First Century that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Summit that we deemed relevant; (iv) internal financial projections for First Century for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of First Century; (v) internal financial projections for Summit for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of Summit; (vi) the pro forma financial impact of the Merger on Summit based on certain assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and a core deposit intangible, as provided by the senior management of Summit; (vii) the publicly reported historical price and trading activity for First Century and Summit common stock, including a comparison of certain stock market information for First Century and Summit common stock and certain stock indices as well as publicly available information for certain other similar companies the securities of which are publicly traded; (viii) a comparison of certain financial information for First Century and Summit with similar institutions for which publicly available information is available; (ix) the financial terms of certain recent business combinations in the commercial banking industry (on a regional and nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of First Century the business, financial condition, results of operations and prospects of First Century and held similar discussions with certain members of senior management of Summit regarding the business, financial condition, results of operations and prospects of Summit.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by First Century or Summit or their respective representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the respective managements of First Century and Summit that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Century or Summit or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of First Century or Summit. We did not make an independent evaluation of the adequacy of the allowance for loan losses of First Century or Summit, or the combined entity after the Merger and we have not reviewed any individual credit files relating to First Century or Summit. We have assumed, with your consent, that the respective allowances for loan losses for both First Century and Summit are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for First Century for the years ending December 31, 2016 through December 31, 2020, as provided by the senior management of First Century. In addition, in preparing its analyses Sandler O’Neill used internal financial projections for Summit for the years ending December 31, 2016 through

December 31, 2020, as provided by the senior management of Summit. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and a core deposit intangible, as provided by the senior management of Summit. With respect to those projections, estimates and judgments, the respective managements of First Century and Summit confirmed to us that those projections, estimates and judgments, reflected the best currently available projections, estimates and judgments of those respective managements of the future financial performance of First Century and Summit, respectively, and we assumed that such performance would be achieved. We express no opinion as to such projections, estimates or judgments, or the assumptions on which they are based. We have also assumed that there has been no material change in First Century’s or Summit’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that First Century and Summit will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on First Century, Summit or the Merger or any related transaction, and (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that First Century has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of First Century Common Stock or Summit Common Stock at any time or what the value of Summit Common Stock will be once it is actually received by the holders of First Century Common Stock.

We have acted as First Century’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. First Century has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to First Century and Summit and their respective affiliates. We may also actively trade the equity and debt securities of First Century and Summit or their respective affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of First Century in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of First Century as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the adoption of the Agreement and approval of the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of First Century Common Stock and does not address the underlying business decision of First Century to engage in the Merger, the form or structure of the Merger and/or other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for First Century or the effect of any other transaction in which First Century might engage. We also do not express any opinion as to the amount of compensation to be received in the Merger by any First Century or Summit officer, director or employee, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of First Century Common Stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

Appendix C

SECTIONS 31D-13-1301 THROUGH 31D-13-1331 OF THE WEST VIRGINIA BUSINESS CORPORATION ACT

§ W. Va. Code, § 31D-13-1301

§ 31D-13-1301. Definitions

In this article:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive. For purposes of subdivision (4), subsection (b), section one thousand three hundred two of this article, a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two, one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(A) Immediately before the effectuation of the corporate action to which the shareholder objects;

(B) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(C) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two of this article.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

§ 31D-13-1302. Right to appraisal

(a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1) Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four, article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five, article eleven of this chapter;

(2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3) Consummation of a disposition of assets pursuant to section one thousand two hundred two, article twelve of this chapter if the shareholder is entitled to vote on the disposition;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

(5) Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

(1) Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

(A) Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(B) Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

(2) The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

(A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(B) The day before the effective date of the corporate action if there is no meeting of shareholders.

(3) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), subsection (b) of this section at the time the corporate action becomes effective.

(4) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(c) Notwithstanding any other provision of section one thousand three hundred two of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

(d) A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

(1) Was not effectuated in accordance with the applicable provisions of article ten, eleven or twelve of this chapter or the corporation’s articles of incorporation, bylaws or board of directors’ resolution authorizing the corporate action; or

(2) Was procured as a result of fraud or material misrepresentation.

§ 31D-13-1303. Assertion of rights by nominees and beneficial owners

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

(1) Submits to the corporation the record shareholder’s written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

(2) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 31D-13-1320. Notice of appraisal rights

(a) If proposed corporate action described in subsection (a), section one thousand three hundred two of this article is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article. If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section one thousand one hundred five, article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two of this article.

§ 31D-13-1321. Notice of intent to demand payment

(a) If proposed corporate action requiring appraisal rights under section one thousand three hundred two of this article is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§ 31D-13-1322. Appraisal notice and form

(a) If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one of this article. In the case of a merger under section one thousand one hundred five, article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

(1) Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under this subdivision;

(B) A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(C) The corporation’s estimate of the fair value of the shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E) The date by which the notice to withdraw under section one thousand three hundred twenty-three of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

(3) Be accompanied by a copy of this article.

§ 31D-13-1323. Perfection of rights; right to withdraw

(a) A shareholder who receives notice pursuant to section one thousand three hundred twenty-two of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section one thousand three hundred twenty-five of this article. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. Once a shareholder deposits the shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (b) of this section.

(b) A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two of this article, is not entitled to payment under this article.

§ 31D-13-1324. Payment

(a) Except as provided in section one thousand three hundred twenty-five of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

(1) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

(3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this article.

§ 31D-13-1325. After-acquired shares

(a) A corporation may elect to withhold payment required by section one thousand three hundred twenty-four of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.

(b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, notify all shareholders who are described in subsection (a) of this section:

(1) Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four of this article;

(2) Of the corporation’s estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four of this article;

(3) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six of this article;

(4) That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer; and

(5) That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six of this article are deemed to have accepted the corporation’s offer.

(c) Within ten days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§ 31D-13-1326. Procedure if shareholder dissatisfied with payment or offer

(a) A shareholder paid pursuant to section one thousand three hundred twenty-four of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article. A shareholder offered payment under section one thousand three hundred twenty-five of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation’s payment or offer of payment under sections one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

§ 31D-13-1330. Court action

(a) If a shareholder makes demand for payment under section one thousand three hundred twenty-six of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

(b) The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(c) The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

(d) Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five of this article.

§ 31D-13-1331. Court costs and counsel fees

(a) The court in an appraisal proceeding commenced under section one thousand three hundred thirty of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section one thousand three hundred twenty, one thousand three hundred twenty-two, one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article; or

(2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefitted.

(d) To the extent the corporation fails to make a required payment pursuant to section one thousand three hundred twenty-four, one thousand three hundred twenty-five, or one thousand three hundred twenty-six of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Under Article X, Paragraph I of its articles of incorporation, Summit is required under certain circumstances to indemnify each director or officer of Summit or certain of its subsidiaries for liabilities and costs arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of Summit or certain of its subsidiaries. However, a director or officer shall not be indemnified if he or she is adjudged in such suit or proceeding to be liable for negligence or misconduct in performance of a duty owed to the corporation, unless and only to the extent that the applicable court determines in view of all circumstances of the case, that such person is fairly and reasonably entitled to indemnity of expenses. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article X, Paragraph I is set forth below. Reference is made to W Va. Code § 31D-8-851 through § 31D-8-856 which sets forth the indemnification rights permitted under West Virginia law. The full text of the relevant codes are set forth below.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Summit, Summit has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Article X, Paragraph I of the articles of incorporation of Summit contains the following indemnification provision:

Director and Officer Indemnification. Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.

The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.

W. Va. Code § 31D-8-851 through § 31D-8-856 provide:

§31D-8-851. Permissible indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and First Century Bankshares, Inc. (included as Appendix A to the prospectus and proxy statement) and incorporated herein by reference.

3.1	Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. as in effect on the date hereof, (incorporated by reference to Exhibit 3.1 to Summit’s Current Report on Form 10-Q filed March 31, 2006).

3.2	Restated Bylaws of Summit Financial Group, Inc., as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Summit’s Current Report on Form 10-Q filed June 30, 2006).

5.1	Opinion of Bowles Rice LLP, including consent.†

8.1	Tax Opinion of Hunton & Williams LLP, including consent.

8.2	Tax Opinion of Bowles Rice LLP, including consent.

10.1	Form of Support Agreement (included as an exhibit to Appendix A to the prospectus and proxy statement and incorporated herein by reference).

10.2	Form of Voting Agreement (included as an exhibit to Appendix A to the prospectus and proxy statement and incorporated herein by reference).

21	Subsidiaries of Registrant (incorporated herein by reference to Summit Financial Group, Inc.’s Form 10-K for the year ended December 31, 2015).

23.1	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 5.1).†

23.2	Consent of Hunton & Williams LLP (included in Legal Opinion, Exhibit 8.1).

23.3	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 8.2).

23.4	Consent of Arnett Carbis Toothman LLP.

23.5	Consent of Brown Edwards & Company, L.L.P.

24	Powers of Attorney (included in signature page).†

99.1	Form of Proxy Card for First Century.

99.2	Consent of Sandler O’Neill & Partners, L.P.

†	Previously filed

(b) Financial Statement Schedules

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings.

1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by the other items of the applicable form.

2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

6. The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

b. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

7. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorefield, State of West Virginia, on October 25, 2016.

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ H. Charles Maddy, III
H. Charles Maddy, III President and Chief Executive Officer

By:	/s/ Robert S. Tissue
Robert S. Tissue
Chief Financial Officer

By:	/s/ Julie R. Markwood
Julie R. Markwood
Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ H. Charles Maddy, III	President and Chief Executive Officer	October 25, 2016
H. Charles Maddy, III

/s/ Robert S. Tissue	Chief Financial Officer	October 25, 2016
Robert S. Tissue

/s/ Julie R. Markwood	Chief Accounting Officer	October 25, 2016
Julie R. Markwood

*	Director	October 25, 2016
Oscar M. Bean

*	Director	October 25, 2016
J. Scott Bridgeforth

*	Director	October 25, 2016
James M. Cookman

*	Director	October 25, 2016
John W. Crites, II

*	Director	October 25, 2016
Thomas J. Hawse, III

*	Director	October 25, 2016
Gary L. Hinkle

*	Director	October 25, 2016
Jeffrey E. Hott

*	Director	October 25, 2016
Gerald W. Huffman

*	Director	October 25, 2016
George W. Pace

*	Director	October 25, 2016
Charles S. Piccirllo

*	Signed pursuant to Powers of Attorney dated September 7, 2016, included as part of the signature page to the Registration Statement on Form S-4 for Summit Financial Group, Inc. filed September 7, 2016

/s/ H. Charles Maddy, III
H. Charles Maddy, III President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of June 1, 2016, by and between Summit Financial Group, Inc. and First Century Bankshares, Inc. (included as Appendix A to the prospectus and proxy statement and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of Summit Financial Group, Inc. as in effect on the date hereof, (incorporated by reference to Exhibit 3.1 to Summit’s Current Report on Form 8-K dated December 23, 2008 and filed December 31, 2008).

3.2	Restated Bylaws of Summit Financial Group, Inc., as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Summit’s Current Report on Form 8-K dated January 25, 2010 and filed January 29, 2010).

5.1	Opinion of Bowles Rice LLP, including consent.†

8.1	Tax Opinion of Hunton & Williams LLP, including consent.

8.2	Tax Opinion of Bowles Rice LLP, including consent.

10.1	Form of Support Agreement (included as an exhibit to Appendix A to the prospectus and proxy including statement and incorporated herein by reference).

10.2	Form of Voting Agreement (included as an exhibit to Appendix A to the prospectus and proxy including statement and incorporated herein by reference).

21	Subsidiaries of Registrant (incorporated herein by reference to Summit Financial Group, Inc.’s Form 10-K for the year ended December 31, 2015).

23.1	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 5.1).†

23.2	Consent of Hunton & Williams LLP (included in Legal Opinion, Exhibit 8.1).

23.3	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 8.2).

23.4	Consent of Arnett Carbis Toothman LLP.

23.5	Consent of Brown Edwards & Company L.L.P.

24	Powers of Attorney (included in signature page).†

99.1	Form of Proxy Card for First Century.

99.2	Consent of Sandler O’Neill & Partners, L.P.

†	Previously filed.